As filed with the Securities and Exchange Commission on November 10, 2005
                                                     Registration No. 333-110099


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 ON
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CADENCE RESOURCES CORPORATION
                 (Name of Small Business Issuer in its Charter)

                 Utah                                    1311                                87-0306609

    (State or other jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)            Classification Code Number)                Identification No.)


                          William W. Deneau, President
                             3760 North US 31 South
                                  P. O. Box 961
                       Traverse City, Michigan 49685-0961
                                 (231) 941-0073
           (Name, Address and Telephone Number of Principal Executive
                         Offices and Agent for Service)

                                 With a Copy to:
                             Henry I. Rothman, Esq.
                             Timothy I. Kahler, Esq.
                              Troutman Sanders LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000


      Approximate date of commencement of proposed sale to the public: From time to time after this post-effective amendment is declared effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|


      Pursuant to Rule 429 of the Securities Act of 1933, as amended, this registration statement also serves as Post-Effective Amendment No. 2 to the registrant's Registration Statement on Form SB-2, File No. 333-117493, as amended by Post-Effective Amendment No. 1, File No. 333-110099.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated November 10, 2005.

                          CADENCE RESOURCES CORPORATION
                        3,919,540 Shares of Common Stock
                                 $0.01 par value

         We are registering up to 3,919,540 shares of our common stock, 985,265 shares of which are issuable upon exercise of warrants, for sale by certain of our shareholders from time to time. The selling security holders will receive all the proceeds from the sale of the offered shares. See "Selling Shareholders" on page 74 of this prospectus.

         Our common stock is traded on the OTC Bulletin Board under the symbol "CDNR.OB." On November 8, 2005, the last reported bid price of our common stock was $3.55 per share.


         Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 to read about certain risks you should consider before buying shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


         Our principal executive offices are located at 3760 North US 31 South,
P. O. Box 961, Traverse City, Michigan 49685-0961. Our telephone number is (231) 941-0073.

             The date of this Prospectus is                  , 2005.


                                TABLE OF CONTENTS


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
PROSPECTUS SUMMARY................................................................................................1

RISK FACTORS......................................................................................................4

USE OF PROCEEDS..................................................................................................13

FORWARD-LOOKING STATEMENTS.......................................................................................14

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS......................................................13

BUSINESS.........................................................................................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................44

MANAGEMENT.......................................................................................................64

EXECUTIVE COMPENSATION...........................................................................................67

PRINCIPAL SHAREHOLDERS...........................................................................................72

SELLING SHAREHOLDERS ............................................................................................74

PLAN OF DISTRIBUTION.............................................................................................78

RELATED PARTY TRANSACTIONS.......................................................................................79

DESCRIPTION OF SECURITIES........................................................................................81

TRANSFER AGENT AND REGISTRAR.....................................................................................83

LEGAL MATTERS....................................................................................................83

EXPERTS..........................................................................................................83

WHERE YOU CAN FIND MORE INFORMATION..............................................................................84

FINANCIAL STATEMENTS ...........................................................................................F-1

                               PROSPECTUS SUMMARY

         This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission. You should rely on the information provided in this prospectus. Neither we nor the selling security holders listed in this prospectus have authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future.

The Company


         Cadence Resources Corporation is a Utah corporation incorporated on April 7, 1969 to explore and mine natural resources under the name Royal Resources, Inc. In January 1983, we changed our name to Royal Minerals, Inc. In March 1994, we changed our name to Consolidated Royal Mines, Inc. In September 1995, we changed our name to Royal Silver Mines, Inc. On May 2, 2001 we changed our name to Cadence Resources Corporation in connection with a corporate reorganization to focus our operations on oil and gas exploration.

         We acquired Aurora Energy, Ltd. ("Aurora") on October 31, 2005 through the merger of our wholly-owned subsidiary with and into Aurora. As a result of that merger, Aurora became our wholly-owned subsidiary. The acquisition of Aurora will be accounted for as a reverse merger, with Aurora being the acquiring party for accounting purposes. The acquisition of Aurora was pursuant to the Agreement and Plan of Merger dated as of January 31, 2005 (the "Merger Agreement"). In connection with the acquisition of Aurora, we issued an aggregate of 37,512,366 shares of our common stock to the former shareholders of Aurora, and have reserved an additional 10,497,328 shares of our common stock for issuance upon exercise of option or warrants that had been issued by Aurora prior to the acquisition and that were previously exercisable for shares of the common stock of Aurora. Pursuant to the terms of the Merger Agreement our board of directors will be composed of seven individuals, three of whom were directors of Aurora prior to the acquisition and two of whom were directors of Cadence prior to the acquisition. As of November 10, 2005, our Board of Directors consisted of William W. Deneau, the former Chairman and President of Aurora, Howard M. Crosby and Kevin D. Stulp. Messrs. Crosby and Stulp were directors of the Company immediately prior to the acquisition of Aurora. On November 10, 2005, we mailed an information statement to our holders of record of our common stock, par value $0.01 per share, at the close of business on October 28, 2005 pursuant to Section 14(f) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14f-1 promulgated thereunder, in connection with the change of control and composition of our board of directors as contemplated by the Merger Agreement. Eleven days after mailing the information statement on Form 14f-1 to our shareholders, the following four additional directors designated by Aurora management will become directors: Earl V. Young, Gary J. Myles, Richard Deneau and Ronald E. Huff. See Management.

         In addition, as a result of the acquisition, we will revise certain of our accounting principles applicable to our oil and gas properties, and have changed our accounting fiscal year to end on December 31, commencing December 31, 2005. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

         We are engaged in acquiring, exploring, developing, and producing oil and gas properties. We have operations in Wilbarger County, Texas, DeSoto Parish, Louisiana, Eddy County, New Mexico and Alpena County, Michigan. We also have leased interests in western Kansas and southern Texas. Through our subsidiary Aurora, we have an interest in the following productive properties: the Hudson, Treasure Island, Black Bean, Beyer, Blue Spruce, Timm, Devil River, and Paxton Quarry Antrim Shale projects in Michigan; and the Bergsasi oil well and Church Lake oil field in Michigan. We also own a number of non-producing properties described below that are in various stages of development.

         One of our primary goals is to produce gas from lower risk unconventional gas reservoirs such as black shales, coal seams and tight sands, targeting projects where large acreage blocks can be easily evaluated with a series of low cost test wells prior to development investments. To achieve this goal, we have a particular, but not exclusive, focus on the black shales of Michigan and Indiana.

         Historically, we have acquired and then resold (for cash) mineral leases, often with a retained interest. Those mineral leasehold interests in which we or our affiliates currently have an interest are described below. In 2004, we sold 80% of a substantial block of our Michigan Antrim leaseholds and working interests to Samson Resources Company. This transaction with Samson Resources Company is described below in more detail under the caption "Samson Transaction" (the "Samson Transaction"). In 2003, 2004 and 2005, we sold substantial blocks of our Indiana New Albany Shale assets as described below. These sales, and others, were undertaken to generate cash that we could use to continue work on our development plan. Greater detail about the terms of these sales is provided below. Our Aurora subsidiary also has a $30 million credit facility with Trust Company of the West. In addition, during December 2004 and January 2005, we raised an aggregate of $22,312,500 million through the sale of equity and warrants in two private placements, one through our Cadence division and the second through our Aurora subsidiary.

         Our longer term goal is to generate revenues from the sale of oil and gas production sufficient to support ongoing development. Once wells are drilled and in production, the underlying gas reserves will be characterized as proved developed producing reserves, which have greater value than unproven probable reserves. As a general rule, once the underlying reserves are characterized as proved developed producing reserves, the underlying assets can be pledged to support debt financing. We currently have one such financing facility in place. Proved developed producing reserves are also generally more attractive to prospective asset purchasers such as larger oil and gas companies.

            During the year ended September 30, 2004, substantially all of our revenues were derived from our Cadence division's interests in five producing oil wells in Wilbarger County, TX and eleven producing natural gas wells in DeSoto Parish, LA. We received small revenues from our Cadence division's interest in nine producing gas wells in Alpena County, MI and in September 2004 received our first production revenue from a minority interest in a producing well in Eddy County, NM. As of December 31, 2004 our Aurora division had 200 gross (42.35 net) oil and gas wells, 7,956 gross (2,739 net) acres of developed wells and 408,379 gross (276,459 net) acres of undeveloped wells. With the acquisition of Aurora and with the proceeds that we received from the private placements in January 2005, we have greatly expanded our drilling program.

         At the completion of our 2004 fiscal year in September, we were continuing to evaluate the performance of our Cadence division's natural gas wells in DeSoto Parish. Along with our partner, Bridas Energy, we have not made plans to drill additional wells at that location. In the first two fiscal quarters of 2005, we drilled four new wells on our West Electra Lake Unit and a new well on our E lease, all in Wilbarger County, TX, completed the seismic evaluation process on the north block of our Kansas acreage, participated for a working interest in development wells being drilled in Eddy County, NM and participated for a working interest in an exploratory well in Tennessee.

         We plan to drill a total of 150 new wells in the Michigan Antrim Shale during the year 2005. Over 100 such wells have been drilled to date. We believe that with the recent equity financings and our existing credit facilities we will have access to sufficient resources to meet the 2005 goals that are included in our business plan. If the business plan changes in response to new opportunities, we may seek additional financing.

         Our principal executive offices are located at 3760 North US 31 South, P.O. Box 961, Traverse City, Michigan 49685-0961


The Offering


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
         Common stock offered by the selling security holders:      3,497,827

         Common stock outstanding as of November 1, 2005            59,373,693 shares

         Use of Proceeds:                                           We will not receive any of the proceeds
                                                                    from the sale of the shares by the
                                                                    selling security holders.  We may
                                                                    receive proceeds in connection with the
                                                                    exercise of warrants, the underlying
                                                                    shares of which may be sold by the
                                                                    selling security holder under this
                                                                    prospectus.

         Risk Factors:                                              See "Risk Factors" beginning at page 4
                                                                    for a discussion of factors that you
                                                                    should consider before deciding to
                                                                    invest in shares of our common stock.

         OTC Bulletin Board Symbol                                  CDNR.OB

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our common stock.

                          RISKS RELATED TO OUR BUSINESS

THE INTEGRATION OF THE CADENCE AND AURORA BUSINESSES MAY BE COSTLY AND THE FAILURE TO SUCCESSFULLY EFFECT THE INTEGRATION MAY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Our ability to realize some of the anticipated benefits of the acquisition of Aurora will depend in part on our ability to integrate Aurora's operations and Cadence's operations in a timely and efficient manner. The integration process may require significant efforts from each company, although the fact that we do not have offices to dismantle or staff to integrate may make this process easier in this case than is true for many other mergers. Nonetheless, the integration process may distract our management's attention from the day-to-day business of the combined company. If we are unable to successfully integrate the operations of the two companies or if this integration process is delayed or costs more than expected, our business, operating results and financial condition may be negatively impacted.

WE CONTINUE TO EXPERIENCE SIGNIFICANT OPERATING LOSSES.

         We reorganized our business in July 2001 to pursue oil and gas exploration and development opportunities and in October 2005 increased our business activities through the acquisition of Aurora. We have a limited operating history in our current form. Since July 2001, our Cadence division's operating costs have exceeded its revenue in each quarter. Our Cadence division has incurred cumulative net losses of approximately $8,700,000 from June 30, 2001 through September 30, 2004, and we anticipate a net loss at least through 2005. Our Cadence division may not be able to obtain or maintain any level of revenues, natural gas and crude oil reserves or production. If our Cadence division is unsuccessful in these efforts it may never achieve profitability.

         Our Aurora division reported profit from operations during the twelve months ended December 31, 2002 and 2003, and a loss from operations during the twelve months ended December 31, 2004. The loss for the twelve months ended December 31, 2004 was directly attributable to financing expenses and expenses associated with the sale of assets. We also expect that our Aurora division will operate at a loss for the twelve months ended December 31, 2005. Part of the reason for this is an accounting issue associated with the acquisition of Aurora, which required us to amortize Cadence's intangible assets over a period of three years. This will result in a non-cash expense deduction of approximately $1,535,000 on our profit and loss statement for the twelve months ended December 31, 2005. In addition, our Aurora division is drilling many wells in 2005 from which cash flow from production will not be generated until late 2005 or 2006. Our Aurora division may be unable to return to and maintain profitability.

WE MAY BE UNABLE TO MAKE ACQUISITIONS OF PRODUCING PROPERTIES OR PROSPECTS OR SUCCESSFULLY INTEGRATE THEM INTO OUR OPERATIONS.

         Acquisitions of producing properties and undeveloped oil and gas leases have been an essential part of our long-term growth strategy. We may not be able to identify suitable acquisitions in the future or to finance these acquisitions on favorable terms or at all. In addition, we compete against other companies for acquisitions, many of whom have substantially greater managerial and financial resources than us. The successful acquisition of producing properties and undeveloped oil and gas leases require an assessment of such properties' potential oil and gas resources, future oil and gas prices, development costs, operating costs, potential environmental and other liabilities and other factors beyond our control. These assessments are necessarily inexact and their accuracy inherently uncertain. Such a review may not reveal all existing or potential problems, nor will it necessarily permit us to become sufficiently familiar with the properties to fully assess their merits and deficiencies. Significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geological characteristics or geographic location than existing properties. Our acquisitions may not be integrated successfully into our operations and may not achieve desired profitability objectives.

WE DO NOT HAVE COMPLETE MANAGEMENT CONTROL OVER ALL OUR PROPERTIES.

         Our Cadence division does not operate any of the properties in which we have an interest. Our Aurora subsidiary conducts most of its oil and gas exploration, development and production activities in joint ventures with others. In some cases, Aurora acts as operator and retains significant management control. In other cases, Aurora has reserved only an overriding royalty interest and has surrendered all management rights. In still other cases, Aurora has reserved the right to participate in management decisions, but does not have ultimate decision-making authority. As a result of these varying levels of management control, in a large portion of the properties in which we have an interest, we have no control over:

      o     how many wells will be drilled;

      o     the location of wells to be drilled;

      o     the timing of drilling and recompleting of wells;

      o     the field company hired to drill and maintain the wells;

      o     the timing and amounts of production;

      o     the approval of other participants in drilling wells;

      o     development and operating costs;

      o     capital calls on working interest owners; and

      o     negative gas balance conditions.

         These and other aspects of the operation of our properties and the success of our drilling and development activities will in many cases be dependent on the expertise and financial resources of our joint venture partners and third-party operators.

WE MAY LOSE KEY MANAGEMENT PERSONNEL.

         Our current management team has substantial experience in the oil and gas business. We do not have employment agreements with any members of our management team. The loss of any of these individuals could adversely affect our business. If one or more members of our management dies, becomes disabled or otherwise voluntarily terminates employment with us, there is no assurance that a suitable or comparable substitute will be found.

MOST OF OUR AURORA DIVISION'S PROVED RESERVES ARE NOT YET PRODUCING.

         Of our Aurora division's proved reserves at December 31, 2004, approximately 22% are classified as "proved developed non-producing" and approximately 64% are classified as "proved undeveloped." Production revenues from estimated proved developed non-producing reserves will not be realized until some time in the future, after we have installed supporting infrastructure or taken other necessary steps. It will be necessary to incur additional capital expenditures to install this required infrastructure. Production revenues from estimated proved undeveloped reserves will not be realized until after such time, if ever, as we make significant capital expenditures with respect to the development of such reserves, including expenditures to fund the cost of drilling wells and building the supporting infrastructure. The reserve data assumes that we will make significant capital expenditures to develop our reserves. Although we have prepared estimates of the costs associated with developing these reserves in accordance with industry standards, no assurance can be given that our estimates of capital expenditures will prove accurate, that our financing sources will be sufficient to fully fund our planned development activities, or that development activities will be either successful or in accordance with our schedule. We cannot control the performance of our joint venture partners on whom we depend for development of a substantial number of properties in which we have an economic interest and which are included in our reserves. Further, any significant decrease in oil and gas prices or any significant increase in the cost of development could result in a significant reduction in the number of wells drilled. No assurance can be given that any wells will yield commercially viable quantities.

OUR AURORA DIVISION'S CREDIT FACILITY HAS OPERATING RESTRICTIONS AND FINANCIAL COVENANTS THAT LIMIT ITS FLEXIBILITY AND MAY LIMIT ITS BORROWING CAPACITY.

         The TCW Energy credit facility limits the amount of earnings from production that our Aurora division has access to for the properties pledged as collateral on the loan, and has numerous other operational restrictions that limit our Aurora division's flexibility. The credit facility also requires our Aurora division's borrowing subsidiary to maintain certain ratios of collateral asset values to debt and proved developed producing reserves value to debt. If the ratio requirements are not satisfied, curative action may be required, such as repaying a part of the outstanding principal or pledging more assets as collateral, and our Aurora Division's borrowing subsidiary will be unable to draw more funds to use in development.

         The value of the assets held by our Aurora division's borrowing subsidiary will depend on the then current commodity prices for natural gas. If prices drop significantly, our Aurora division may have trouble satisfying the ratio covenants of the credit facility. As noted below, oil and gas prices are volatile. If our Aurora division is unable to make use of this credit facility, it may be difficult to find replacement sources of financing to use for working capital, capital expenditures, drilling, technology purchases or other purposes. Even if replacement financing is available, it may be on less advantageous terms than the TCW Energy, credit facility.

         During the quarter ended June 30, 2005, our Aurora division was in violation of a debt coverage ratio under the TCW facility. The lender has granted Aurora a waiver of this violation. Aurora's recent acquisition of financing from Northwestern Bank may violate the covenants contained in the TCW Energy credit facility. Although the terms of the Northwestern Bank financing are currently being renegotiated to resolve this problem we cannot be certain what the ultimate resolution will be or if the problem will be resolved at all.

SOME OF OUR AURORA'S DIVISIONS BANK ACCOUNTS ARE NOT FULLY INSURED.

         Some of our Aurora division's bank accounts periodically exceed the $100,000 limit of FDIC insurance for deposits. In the unlikely event that Aurora's bank should fail, it is possible that our Aurora division will lose some of its funds on deposit.

OUR DRILLING ACTIVITIES MAY BE UNSUCCESSFUL.

         We cannot predict prior to drilling and testing a well whether the well will be productive or whether we will recover all or any portion of our investment in the well. Our drilling for oil and natural gas may involve unprofitable efforts, not only from dry holes but from wells that are productive but do not produce sufficient quantities to cover drilling and completion costs, and thus which are not economically viable. Our efforts to identify commercially productive reservoirs, such as studying seismic data, the geology of the area and production history of adjoining fields, do not conclusively establish that oil and gas is present in commercial quantities. If our drilling efforts are unsuccessful, our profitability will be adversely affected.

PRODUCTION LEVELS CANNOT BE PREDICTED WITH CERTAINTY.

         Until a well is drilled and has been in production for a number of months, we will not know what volume of production we can expect to achieve from the well. Even after a well has achieved its full production capacity, we cannot be certain how long the well will continue to produce or the production decline that will occur over the life of the well. Estimates as to production volumes and production life are based on studies of similar wells, and therefore speculative and not fully reliable. As a result, our revenue budgets for producing wells may prove to be inaccurate.

PRODUCTION DELAYS MAY OCCUR.

         In order to generate revenues from the sale of oil and gas production from new wells, we must complete significant development activity. Delays in receiving governmental permits, adverse weather conditions, a shortage of labor or parts, and/or dewatering time frames may cause production delays, as discussed below. These delays will mean that we will be delayed in achieving revenues from these new wells.

         Oil and gas producers often compete for experienced and competent drilling, completion and facilities installation vendors and production laborers. The unavailability of experienced and competent vendors and laborers may cause development and production delays.

         From time to time, vendors of equipment needed for oil and gas drilling and production become backlogged, forcing delays in development until suitable equipment can be obtained.

         For each new well, before drilling can commence, we will have to obtain a drilling permit from the state in which the well is located. We will also have to obtain a permit from the United States Environmental Protection Agency for each salt water disposal well. It is possible that for reasons outside of our control, the issuance of the required permits will be delayed, thereby delaying the time at which production is achieved.

         Adverse weather may foreclose any drilling or development activity, forcing delays until more favorable weather conditions develop. This is more likely to occur during the winter and spring months, but may occur at other times of the year.

         Different natural gas reservoirs contain different amounts of water. The actual amount of time required for dewatering with respect to each well cannot be predicted with accuracy. The period of time when the volume of gas that is produced is limited by the dewatering process may be extended, thereby delaying revenue production.

OIL AND GAS PRICES ARE VOLATILE. A SUBSTANTIAL DECREASE IN OIL AND NATURAL GAS PRICES COULD ADVERSELY AFFECT OUR BUSINESS.

         Our revenues, profitability and future growth depend in part on prevailing natural gas and crude oil prices. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital. Lower prices may also reduce the amount of natural gas and crude oil that we can economically produce. It is possible that prices will be low at the time periods in which the wells are most productive, thereby damaging overall returns. It is possible that prices will drop so low that production will become uneconomical. Ongoing production costs that will continue include equipment maintenance, compression and pumping costs. If production becomes uneconomical, we may decide to discontinue production until prices improve.

         Prices for natural gas and crude oil fluctuate widely, as evidenced by the volatility in natural gas prices in response to the war between the United States and Iraq. The prices for oil and natural gas are subject to a variety of factors beyond our control, including:

      o     the level of consumer product demand;

      o     weather conditions;

      o     domestic and foreign governmental regulations;

      o     the price and availability of alternative fuels;

      o     political conditions in oil and gas producing regions;

      o     the domestic and foreign supply of oil and gas;

      o     market uncertainty; and

      o     worldwide economic conditions.

PIPELINE CAPACITY MAY BE INADEQUATE.

         Because of the nature of natural gas development, there may be periods of time when pipeline capacity is inadequate to meet our gas transportation needs. It is often the case that as new development comes on line, pipelines are close to or at capacity. During periods when pipeline capacity is inadequate, we may be forced to reduce production or incur additional expense as existing production is compressed to fit into existing pipelines.

OUR RELIANCE ON THIRD PARTIES FOR GATHERING AND DISTRIBUTION COULD CURTAIL FUTURE EXPLORATION AND PRODUCTION ACTIVITIES.

         The marketability of our production will depend on the proximity of our reserves to and the capacity of, third party facilities and services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or insufficient capacity of these facilities and services could force us to shut-in producing wells, delay the commencement of production, or discontinue development plans for some of our properties, which would adversely affect our financial condition and performance.

THERE IS A POTENTIAL FOR INCREASED COSTS.

         The oil and gas industry has historically experienced periods of rapidly increasing drilling and production costs, frequently during times of increased drilling activity. If significant cost increases occur with respect to our development activity, we may have to reduce the number of wells we drill, which may adversely affect our financial performance.

WE MAY INCUR COMPRESSION DIFFICULTIES AND EXPENSE.

         As production of natural gas increases, more compression is generally required to compress the production into the pipeline. As more compression is required, production costs increase, primarily because more fuel is required in the compression process. Furthermore, because compression is a mechanical process, a breakdown may occur that will cause us to be unable to deliver gas until repairs are made.

UNITIZATION PRESENTS SOME RISKS.

         Some or all of our wells will be unitized with wells owned by other owners within the same field. Because unitization of production combines the operating results of more than one owner of wells, there is a risk that the performance of the wells we do not own will lower our financial performance if the wells we do not own do not perform as well as the wells we do own. In addition, it may be argued that the owners of wells developed later in a field have an advantage because they have more production history upon which to evaluate the investment, they are able to use their money for other purposes before committing their resources to the wells in the field, and they are getting the benefit of all reserves when some of the reserves have already been depleted. Nonetheless, in management's opinion, these risks may be outweighed in some circumstances by the benefit of spreading the costs of infrastructure over a greater number of wells, thereby reducing the costs per well for all owners of wells in the field.

THE FAILURE TO DEVELOP RESERVES COULD ADVERSELY AFFECT OUR PRODUCTION AND CASH FLOWS.

         Our success depends upon our ability to find, develop or acquire oil and gas reserves that are economically recoverable. We will need to conduct successful exploration or development activities or acquire properties containing proved reserves, or both. The business of developing or acquiring oil and gas reserves is capital intensive. We may not be able to make the necessary capital investment to expand our oil and natural gas reserves from cash flows and external sources of capital may be limited or unavailable. Our drilling activities may not result in significant reserves and we may not have continuing success drilling productive wells. Exploratory drilling involves more risk than development drilling because exploratory drilling is designed to test formations for which proved reserves have not been discovered. Additionally, while our revenues may increase if prevailing oil and gas prices increase significantly, our finding costs for reserves also could increase and we may not be able to finance additional exploration or development activities.

THE OIL AND NATURAL GAS RESERVE DATA INCLUDED IN THIS DOCUMENT ARE ESTIMATES BASED ON ASSUMPTIONS THAT MAY BE INACCURATE AND EXISTING ECONOMIC AND OPERATING CONDITIONS THAT MAY DIFFER FROM FUTURE ECONOMIC AND OPERATING CONDITIONS.

         Reservoir engineering is a subjective and inexact process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner and is based upon assumptions that may vary considerably from actual results. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. Information regarding discounted future net cash flows should not be considered as the current market value of the estimated oil and natural gas reserves that will be attributable to our properties. The estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and natural gas, increases or decreases in consumption, and changes in governmental regulations or taxation. The reserve report for Aurora's properties assumes that production will be generated from each well for a period of 40 years. Because production is expected for such an extended period of time, the probability is enhanced that conditions at the time of production will vary materially from the current conditions used to calculate future net cash flows. In addition, the 10% discount factor, which is required by the Financial Accounting Standards Board in Statement of Financial Account Standards No. 69 to be used on calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks that will be associated with our operations or the oil and natural gas industry in general.

WE MAY HAVE DIFFICULTY FINANCING OUR PLANNED GROWTH.

         We have experienced and expect to continue to experience substantial capital expenditure and working capital needs, particularly as a result of our property acquisition and development drilling activities. We may require additional financing, in addition to cash generated from our operations, to fund our planned growth. If our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, additional financing may not be available to us on acceptable terms or at all. If additional capital resources are unavailable, we may be forced to curtail our acquisition, development drilling and other activities or to sell some of our assets on an untimely or unfavorable basis.

WE MAY NOT HAVE GOOD AND MARKETABLE TITLE TO OUR PROPERTIES.

         It is customary in the oil and gas industry that upon acquiring an interest in a non-producing property, only a preliminary title investigation be done at that time and that a drilling title opinion be done prior to the initiation of drilling, neither of which can substitute for a complete title investigation. We have followed this custom and intend to continue to follow this custom in the future. Furthermore, title insurance is not available for mineral leases, and we will not obtain title insurance or other guaranty or warranty of good title. If the title to our prospects should prove to be defective, we could lose the costs that we have incurred in their acquisition, or incur substantial costs for curative title work.

COMPETITION IN OUR INDUSTRY IS INTENSE, AND WE ARE SMALLER AND HAVE A MORE LIMITED OPERATING HISTORY THAN MOST OF OUR COMPETITORS.

         We will compete with major and independent oil and gas companies for property acquisitions and for the equipment and labor required to operate and develop these properties. Most of our competitors have substantially greater financial and other resources than we do. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for exploratory prospects and productive natural gas and oil properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to explore for oil and gas prospects and to acquire additional properties in the future will depend on our ability to conduct operations, to evaluate and select suitable properties and to complete transactions in this highly competitive environment.

OIL AND NATURAL GAS OPERATIONS INVOLVE VARIOUS RISKS.

         The oil and gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of crude oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks. Personal injuries, damage to property and equipment, reservoir damage, or loss of reserves may occur if such a catastrophe occurs, any one of which could cause us to experience substantial losses. In addition, we may be liable for environmental damage caused by previous owners of properties purchased or leased by us.


         Federal and state regulation of oil and gas production and transportation, tax and energy policies, changes in supply and demand and general economic conditions all could adversely affect our ability to produce and market our natural gas and crude oil. Production from gas wells in many geographic areas of the United States, including Louisiana and Texas, has been curtailed or shut-in for considerable periods of time due to a lack of market demand, and such curtailments may continue for a considerable period of time in the future. There may be an excess supply of gas in areas where our operations will be conducted. In such event, it is possible that there will be no market or a very limited market for our production.

         As a result of operating hazards, regulatory risks and other uninsured risks, we could incur substantial liabilities to third parties or governmental entities, the payment of which could reduce or eliminate funds available for exploration, development or acquisitions.


WE LACK INSURANCE THAT COULD LOWER RISKS TO OUR INVESTORS.

            Our Cadence division has procured an errors and omissions policy for its directors and officers, but has not obtained any other insurance policies. Our Cadence division has chosen to rely only on the insurance provided by the well operators, and over which our Cadence division has no control. Our Cadence division's properties are therefore at risk of loss in the event of a catastrophic event.

            Our Aurora division has procured insurance policies for general liability, property/pollution, well control, workers' compensation and automobile, as well as a $5 million excess liability umbrella policy. Nonetheless, the policy limits may be inadequate in the case of a catastrophic loss, and there are some risks that are not insurable. An uninsured loss could adversely affect our financial performance.

WE ARE SUBJECT TO COMPLEX FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS THAT COULD ADVERSELY AFFECT OUR BUSINESS.


         Oil and gas operations are subject to various federal, state and local government laws and regulations, which may be changed from time to time in response to economic or political conditions. Matters that are typically regulated include:

      o     discharge permits for drilling operations;

      o     drilling bonds;

      o     reports concerning operations;

      o     spacing of wells;

      o     unitization and pooling of properties;

      o     environmental protection; and

      o     taxation.

         From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below allowed production capacity to conserve supplies of natural gas and crude oil. We also are subject to changing and extensive tax laws, the effects of which we cannot predict.

         The development, production, handling, storage, transportation and disposal of natural gas and crude oil, by-products and other substances and materials produced or used in connection with oil and gas operations are subject to laws and regulations primarily relating to protection of human health and the environment. The discharge of natural gas, crude oil or pollutants into the air, soil or water may give rise to significant liabilities on our part to the government and third parties and may result in the assessment of civil or criminal penalties or require us to incur substantial costs of remediation.

         Legal and tax requirements frequently are changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. Existing laws or regulations, as currently interpreted or reinterpreted in the future, could harm our business, results of operations and financial condition.

                   RISKS RELATED TO THE OWNERSHIP OF OUR STOCK


WE MAY EXPERIENCE VOLATILITY IN OUR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT YOUR INVESTMENT, AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.


         The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

      o     quarterly variations in operating results;

      o     changes in financial estimates by securities analysts;

      o     changes in market valuations of other similar companies;

      o announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

      o     additions or departures of key personnel;

      o any deviations in net sales or in losses from levels expected by securities analysts; and

      o     future sales of common stock.

         In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.


BECAUSE OUR SECURITIES TRADE ON THE OTC BULLETIN BOARD, YOUR ABILITY TO SELL YOUR SHARES IN THE SECONDARY MARKET MAY BE LIMITED.

         Our shares of common stock have been listed and principally quoted on the Nasdaq OTC Bulletin Board since May 1994. Because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely effect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities. Because our shares are deemed "penny stocks," you may have difficulty selling them in the secondary trading market.

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined in the regulations) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.


A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS OUR STOCK PRICE

         Our shares that are eligible for future sale may have an adverse effect on the market price of our common stock. As of November 1, 2005, there were 59,573,693 shares of our common stock outstanding. As of November 1, 2005 over 31,134,704 shares of our common stock will be freely tradeable without substantial restriction or the requirement of future registration under the Securities Act of 1933, as amended. The majority of the remainder of our outstanding shares, most of which are held by our officers, directors and greater than 5% shareholders, may be sold without registration under the exemption from registration provided by Rule 144 under the Securities Act. However, in connection with the merger of Cadence and Aurora, certain of our officers directors and shareholders have agreed not to sell more than 10% of their respective holdings of our common stock, measured immediately prior to the merger, for a period of 36 months following the merger, representing an aggregate of approximately 770,745 shares of our common stock. In addition, William Deneau, John Miller and John Tucker, our President, Vice President of Exploration & Production and Vice President of Land & Development, respectively, and each of their affiliates, have executed lock-up agreements in which they agree not to sell more than 10% of the shares of our common stock that they receive in the merger for a period of 36 months, representing an aggregate of approximately 974,288 shares of our common stock. In addition, as of November 1, 2005, an additional 11,967,418 shares were subject to outstanding options or warrants or were issuable upon the conversion of our Class A Preferred Shares.

         Sales of substantial amounts of our common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of our common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

WE DO NOT HAVE CUMULATIVE VOTING AND A SMALL NUMBER OF EXISTING SHAREHOLDERS CONTROL CADENCE, WHICH COULD LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF SHAREHOLDER VOTES.


         Our shareholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to our board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our board of directors.

              In connection with the closing of the merger of Cadence and Aurora, certain of our shareholders, including certain former Aurora shareholders who became shareholders of us in connection with the merger, executed and delivered voting agreements pursuant to which they agreed, for a period of 36 months, to vote an aggregate of 22,740,830 of their shares of our common stock in favor of (i) five directors designated by William W. Deneau, who shall initially be William W. Deneau, Earl V. Young, Gary J. Myles, Richard Deneau, and Ronald E. Huff; and (ii) two directors designated by William W. Deneau from among our Board of Directors immediately before the closing of the merger, who shall initially be Howard Crosby and Kevin Stulp. In addition, such shareholders agreed to vote all of their shares of common stock to ensure that the size of our Board of Directors will be set and remain at seven directors. In addition, also in connection with the closing of the merger, certain of our shareholders executed and delivered irrevocable proxies naming, for a period of 36 months, William W. Deneau and Lorraine King as proxies to vote an aggregate of 10,102,286 shares of our common stock held by such shareholders in the manner determined by such proxies. These provisions will limit your ability to influence the outcome of shareholder votes including votes concerning the election of directors, the adoption or amendment of provisions in our articles of incorporation or bylaws and the approval of mergers and other significant corporate transactions for a period of three years following closing of the merger.

OUR ARTICLES OF INCORPORATION CONTAIN PROVISIONS THAT DISCOURAGE A CHANGE OF CONTROL.

         Our articles of incorporation contain provisions that could discourage an acquisition or change of control without our board of directors' approval. Our articles of incorporation authorize our board of directors to issue preferred stock without shareholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to our shareholders.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares owned by the selling security holders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling security holder. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market for Our Common Stock


         Our common stock trades under the symbol CDNR on the Over-the-Counter Bulletin Board Electronic Quotation System maintained by the National Association of Securities Dealers, Inc. Approximately [fifteen] professional market makers hold themselves out as willing to make a market in our common stock. Following is information about the range of high and low bid prices for our common stock for each fiscal quarter in the last two fiscal years and the first two fiscal quarters of the current fiscal year. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

       Quarter Ended                                     High Bid Quotation    Low Bid Quotation
       ------------------------------------              ------------------    -----------------
       September 30, 2003                                     $ 3.55                 $ 1.75

       December 31, 2003                                      $ 3.60                 $ 2.75
       March 31, 2004                                         $ 4.40                 $ 3.00
       June 30, 2004                                          $ 3.75                 $ 1.75
       September 30, 2004                                     $ 2.15                 $ 1.70

       December 31, 2004                                      $ 1.65                 $ 0.98
       March 31, 2005                                         $ 1.70                 $ 1.09
       June 30, 2005                                          $ 2.65                 $ 2.11
       September 30, 2005                                      $3.35                 $ 1.86
       December 31, 2005
       (through October 31, 2005)                             $ 3.90                 $ 3.15


Holders


         As of October 31, 2005, there were 415 holders of record of our common stock, although we believe that there are additional beneficial owners of our common stock who own their shares in "street name."


Dividends

         There have been no cash dividends declared on our common stock since our company was formed. Dividends are declared at the sole discretion of our board of directors. It is not anticipated that any dividends will be declared for the foreseeable future on our common stock.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, supplements to this prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may be made expressly in this document or may be "incorporated by reference" to other documents we have filed with the Securities and Exchange Commission. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus, supplements to this prospectus or documents incorporated by reference.

         These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

      o the quality of our properties with regard to, among other things, the existence of reserves in economic quantities;

      o our ability to increase our production and oil and gas income through exploration and development;

      o the number of locations to be drilled and the time frame within which they will be drilled;

      o     future prices of natural gas and crude oil;

      o     anticipated domestic demand for oil and natural gas; and

      o     the adequacy of our capital resources and liquidity.

         Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or supplements to this prospectus or, in the case of documents incorporated by reference, as of the date of such document.

         We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or supplements to this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements.

                                    BUSINESS


The Company


         Cadence Resources Corporation is a Utah corporation incorporated on April 7, 1969 to explore and mine natural resources under the name Royal Resources, Inc. In January 1983, we changed our name to Royal Minerals, Inc. In March 1994, we changed our name to Consolidated Royal Mines, Inc. In September 1995, we changed our name to Royal Silver Mines, Inc. On May 2, 2001 we changed our name to Cadence Resources Corporation in connection with a corporate reorganization to focus our operations on oil and gas exploration.

          We acquired Aurora Energy, Ltd. ("Aurora") on October 31, 2005 through the merger of our wholly-owned subsidiary with and into Aurora. As a result of that merger, Aurora became our wholly-owned subsidiary. The acquisition of Aurora will be accounted for as a reverse merger, with Aurora being the acquiring party for accounting purposes. The acquisition of Aurora was pursuant to the Agreement and Plan of Merger dated as of January 31, 2005 (the "Merger Agreement"). In connection with the acquisition of Aurora, we issued an aggregate of 37,512,366 shares of our common stock to the former shareholders of Aurora, and have reserved an additional 10,497,328 shares of our common stock for issuance upon exercise of option or warrants that had been issued by Aurora prior to the acquisition and that were previously exercisable for shares of the common stock of Aurora. Pursuant to the terms of the Merger Agreement our board of directors will be composed of seven individuals, three of whom were directors of Aurora prior to the acquisition and two of whom were directors of Cadence prior to the acquisition. As of November 10, 2005, our Board of Directors consisted of William W. Deneau, the former Chairman and President of Aurora, Howard M. Crosby and Kevin D. Stulp. Messrs. Crosby and Stulp were directors of the Company immediately prior to the acquisition of Aurora. On November 10, 2005, we mailed an information statement to our holders of record of our common stock, par value $0.01 per share, at the close of business on October 28, 2005 pursuant to Section 14(f) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14f-1 promulgated thereunder, in connection with the change of control and composition of our board of directors as contemplated by the Merger Agreement. Eleven days after mailing the information statement on Form 14f-1 to our shareholders, the following four additional directors designated by Aurora management will become directors: Earl V. Young, Gary J. Myles, Richard Deneau and Ronald E. Huff. See Management.

         In addition, as a result of the acquisition, we will revise certain of our accounting principles applicable to our oil and gas properties, and have changed our accounting fiscal year to end on December 31, commencing December 31, 2005. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

         We are engaged in acquiring, exploring, developing, and producing oil and gas properties. We have operations in Wilbarger County, Texas, DeSoto Parish, Louisiana, Eddy County, New Mexico and Alpena County, Michigan. We also have leased interests in western Kansas and southern Texas. Through our subsidiary Aurora, we have an interest in the following productive properties: the Hudson, Treasure Island, Black Bean, Beyer, Blue Spruce, Timm, Devil River, and Paxton Quarry Antrim Shale projects in Michigan; and the Bergsasi oil well and Church Lake oil field in Michigan. We also own a number of non-producing properties described below that are in various stages of development.

         One of our primary goals is to produce gas from lower risk unconventional gas reservoirs such as black shales, coal seams and tight sands, targeting projects where large acreage blocks can be easily evaluated with a series of low cost test wells prior to development investments. To achieve this goal, we have a particular, but not exclusive, focus on the black shales of Michigan and Indiana.

         Historically, we have acquired and then resold (for cash) mineral leases, often with a retained interest. Those mineral leasehold interests in which we or our affiliates currently have an interest are described below. In 2004, we sold 80% of a substantial block of our Michigan Antrim leaseholds and working interests to Samson Resources Company. This transaction with Samson Resources Company is described below in more detail under the caption "Samson Transaction" (the "Samson Transaction"). In 2003, 2004 and 2005, we sold substantial blocks of our Indiana New Albany Shale assets as described below. These sales, and others, were undertaken to generate cash that we could use to continue work on our development plan. Greater detail about the terms of these sales is provided below. Our Aurora subsidiary also has a $30 million credit facility with Trust Company of the West. In addition, during December 2004 and January 2005, we raised an aggregate of $22,312,500 million through the sale of equity and warrants in two private placements, one through our Cadence division and the second through our Aurora subsidiary.

         Our longer term goal is to generate revenues from the sale of oil and gas production sufficient to support ongoing development. Once wells are drilled and in production, the underlying gas reserves will be characterized as proved developed producing reserves, which have greater value than unproven probable reserves. As a general rule, once the underlying reserves are characterized as proved developed producing reserves, the underlying assets can be pledged to support debt financing. We currently have one such financing facility in place. Proved developed producing reserves are also generally more attractive to prospective asset purchasers such as larger oil and gas companies.

            During the year ended September 30, 2004, substantially all of our revenues were derived from our Cadence division's interests in five producing oil wells in Wilbarger County, TX and eleven producing natural gas wells in DeSoto Parish, LA. We received small revenues from our Cadence division's interest in nine producing gas wells in Alpena County, MI and in September 2004 received our first production revenue from a minority interest in a producing well in Eddy County, NM. As of December 31, 2004 our Aurora division had 200 gross (42.35 net) oil and gas wells, 7,956 gross (2,739 net) acres of developed wells and 408,379 gross (276,459 net) acres of undeveloped wells. With the acquisition of Aurora and with the proceeds that we received from the private placements in January 2005, we have greatly expanded our drilling program.

         At the completion of our 2004 fiscal year in September, we were continuing to evaluate the performance of our Cadence division's natural gas wells in DeSoto Parish. Along with our partner, Bridas Energy, we have not made plans to drill additional wells at that location. In the first two fiscal quarters of 2005, we drilled four new wells on our West Electra Lake Unit and a new well on our E lease, all in Wilbarger County, TX, completed the seismic evaluation process on the north block of our Kansas acreage, participated for a working interest in development wells being drilled in Eddy County, NM and participated for a working interest in an exploratory well in Tennessee.

         We plan to drill a total of 150 new wells in the Michigan Antrim Shale during the year 2005. Over 100 of such wells have been drilled to date. We believe that with the recent equity financings and our existing credit facility, we will have access to sufficient resources to meet the 2005 goals that are included in our business plan. If the business plan changes in response to new opportunities, we may seek additional financing.


Oil and Natural Gas Operations

DeSoto Parish, Louisiana

         We leased over 4,250 acres in DeSoto Parish (approximately 40 miles south of Shreveport, Louisiana) in the summer of 2001 and throughout 2002. Our acreage is southwest of the Holly Field and southeast of the Bethany Longstreet Field, both extensively drilled and developed since 1996 by Sonat (now El Paso Corporation). In April 2003, we contributed these leases to a joint exploration and development program with Bridas Energy, which has operations in the Texas-Louisiana Gulf Coast area. Under this program, Bridas Energy is the operator of the DeSoto Parish properties. Bridas Energy is a wholly-owned subsidiary of Bridas Corporation, an Argentinean-based private, independent energy company with headquarters in Buenos Aires.


         Under the terms of our joint exploration agreement with Bridas Energy, we assigned Bridas Energy a 55% working interest in all of the acreage constituting the area of mutual interest of our DeSoto Parish leases in return for a cash payment of $50,000. Bridas Energy agreed to fund all costs of drilling, completing and bringing to production the initial test well, the Ardis-Martin Timber #27-1, drilled during June 2003, in Section 27 of this prospect. Upon successful completion of this test well, we conveyed an additional 20% working interest to Bridas Energy in that well and all other leases covering acreage in Section 27, leaving us a 25% working interest in
Section 27. We retain a 45% working interest in all other wells on the leased acreage in this prospect and a lesser working interest in any wells drilled in the area of mutual interest around the leased acreage, depending upon the amount of acreage leased by each respective party in that particular section.

         As of June 30, 2005 we had eleven producing wells in this field. During the month of June 2005, these wells produced an aggregate of 13,247 MCF of natural gas on a net basis to us. At March 31, 2005, twelve wells had produced an aggregate of 16,072 MCF of natural gas on a net basis to us. In May, 2005 one well was removed from production due to low output.

         We decided to impair the carrying value of the Leon Gamble #33-1 and the Eugene Cowdin #27-1 effective as of June 30, 2004, and decided to impair the carrying value of the Adell Thomas, the JB Barr #2 and the Sampson 33-1 as of September 30, 2004.

         As of June 30, 2005, all but two of our producing wells in DeSoto Parish were from the Cotton Valley formation. The Cotton Valley formation lies immediately below the Hosston, with the best sands typically extending to about 10,300 feet. Of the eleven producing wells as of June 30, 2005, we have a 25% working interest and an approximate 20% net revenue interest in three of them, a 45% working interest and an approximate 36% net revenue interest in seven of them, and a 22.5% working interest and an approximate 18% net revenue interest in one of them.


         In May, 2004, the J.B. Barr #28-2 well was drilled to the shallower Paluxy and Rodessa sand formations. This well was drilled to intersect shallower pay which was revealed in the deeper Barr #28-1 well previously drilled in November, 2003. The well was completed in the Paluxy formation and began producing in early July. Although the initial flow rates for this Puluxy well were encouraging, the decline over the first three months was very dramatic, and as of June 30, 2005 the well produced only a net of 302 MCF of gas to our interest.

         The DeSoto Parish properties are located on a major anti-clinorium on the southeast side of the Sabine Uplift. The Sabine Uplift is a large structure that is related to the cretaceous and younger rocks in the established oil and gas fields of northeast Texas and northern Louisiana. In this area, wells from these formations produce approximately 35% to 50% of the well's total anticipated output in the first 24 months of production, with the remainder produced over 12 to 15 years.

         Our drilling and completion costs for these DeSoto Parish wells drilled to the Cotton Valley formation, to the 8/8ths interest, are approximately $1.25 million to $1.3 million per well. Ready access points to both interstate and intrastate gas pipelines are available. We were generally disappointed by the initial performance of these wells but have recently been encouraged that the production rates from the field have somewhat stabilized. We will continue to evaluate the performance of each well, in particular the Hosston formation wells and formulate future development plans in this field.

         Our technical staff has been studying other completion techniques being used successfully by other operators of Hosston wells in the area to assess the application of these techniques to our wells. However, as of the date of this report, no specific recommendations have been made to our management.


Wilbarger County, Texas


         Our property in Texas is located on the Waggoner Ranch, a large, privately-held ranch in Wilbarger County from which oil and gas has been produced since 1910, approximately 50 miles northwest of Wichita Falls, Texas, and 15 miles south of the Oklahoma border. Since October 2001, we have conducted exploration activities on the Waggoner Ranch. The W.T. Waggoner Estate is the operator of all of our wells on the Waggoner Ranch and the sole purchaser of all production from these properties. We logged our first productive well in this field in January 2002. As of June 30, 2005, we owned interests in seven wells on these properties, producing an aggregate of approximately 113 net working interest barrels per day, to the 8/8ths interest, of 35(degree) API sweet crude oil.

         The major geologic feature in this part of north Texas is the Red River Arch, which consists of Permian and Leonardon shales and sands. This structure has historically produced more than 150 million barrels of oil from several geologic features, including the Canyon limestone formation. Our primary targets on this prospect are oil-bearing pinnacle reefs in the Canyon limestone formation, typically located between 3,000 and 3,600 feet. In addition, numerous "stacked" oil-bearing shallower horizons are also known to exist in this area. These zones are also primary targets of our exploration. We are producing oil from two areas of the Ranch: the east side of Electra Lake, referred to as the Virgin Reef Prospect, and the west side of Electra Lake, referred to as the West Electra Lake Prospect.


         The Virgin Reef Leasehold consists of approximately 160 acres. In August 2002, we signed an exploration agreement with the Waggoner Ranch on 1,000 acres in the West Electra Lake Prospect, with a surrounding 1/2 mile area of mutual interest, from which our current production comes. The West Electra Lake Leasehold currently consists of an aggregate of 532 acres under lease and a 1/2 mile area of mutual interest surrounding such acreage.

         Because of the shallow nature of the wells in this area, prospect, drilling and completion costs have ranged between approximately $160,000 and $180,000 per well, on an 8/8ths basis. The typical production profile of wells in the Lower Milham Sand formation is a steady decline of approximately 15% per year. Wells producing from the Canyon formation are expected to decline at rates approaching 25% per year.

         We have two producing wells on the Virgin Reef Prospect, the #1A in which we have a 60% working interest and a 45.6% net revenue interest and the #1B well, in which we have 100% working interest and a 76% net revenue interest. The #1A well was logged in January 2002 and showed four pay zones between 2,400 feet and 3,002 feet. This well is currently producing from the Lower Milham Sand at a depth of approximately 2,500 feet. We have already produced this well from the deeper Canyon formation zones and re-completed the well in the Lower Milham zone. One more zone in this well remains to be completed. This well produced an average of approximately 50 net working interest barrels per day during September 2004. The #1B well produced only a nominal 5.5 net working interest barrels of oil per day during April 2004, and by September 2004 was producing only a nominal rate of oil.

         In August 2002, we began developing the West Electra Lake Prospect. We logged our first well in the first quarter of calendar 2003. We have three producing wells in this prospect, all of which are producing from the upper Milham Sand at a depth of approximately 2,600 feet. The first well, the West Electra Lake #1, in which we have a 45% working interest and a 34.2% net revenue interest, has 10 feet of net pay. The West Electra Lake #2 and #3 wells, in which we have a 50% working interest and a 38% net revenue interest, were both drilled in June 2003 and encountered 10 feet and 11 feet of net pay, respectively, in the same zone. These three wells are subject to Texas Railroad Commission production limits and during September 2004, produced at the rate of an aggregate of approximately 72 barrels of oil per day, which is below the maximum allowable rate of an aggregate of 120 barrels of oil per day, with the pumps operating for only eight hours per day. At this time we expect that rate of production to continue for at least the next two years, subject to normal decline. Drilling and completion costs for the wells on the West Electra Lake Prospect have ranged from approximately $160,000 to $220,000 per well, on an 8/8th basis.


         In December 2004 we commenced a program to drill three more wells on the West Electra Lake unit. The first well was logged on December 7th, and indicated the expected Milham pay interval, as well as an unexpected 12 feet of pay in the Saddle Creek formation at about 1700 feet. The second new well was logged on December 18, 2004 and encountered some ten feet of net pay in the Upper Milham formation. Both of these wells have been completed as of January 31, 2005. Four new wells were drilled in March and April, 2005 in the West Electra Lake area. As of June 30, 2005, three of these new wells are producing commercial quantities of oil. The 4th well encountered shows of natural gas, but as there is no gas pipeline in the area, this well has been capped. We drilled four more development wells in the West Electra Lake area during September and October of 2005.


         We have drilled three non-commercial wells on the Virgin Reef and West Electra Leases. In May, 2002 we drilled the #2A well which targeted the lower Milham Sand formation. This well was only marginally productive, so we converted it to a saltwater disposal well. In December, 2002 we drilled the #2B well which targeted a reef prospect in the Canyon limestone formation. The #2B well was a dry hole. In July, 2004 we drilled the 1D and encountered only a sub economic pay in the Dyson sand. The well was therefore plugged and abandoned.

         In December 2002, we began participating in a natural gas drilling program in Alpena County, Michigan. As of June 30, 2004, we had a 22.5% working interest (before payout, 20% after payout), 18% net revenue interest (before payout, 16% after payout), in ten producing wells in Alpena County. Production commenced from this field in June 2003, and our ten producing wells produced at an average aggregate rate of approximately 90 MCF per day during June 2005 and received an average price of $5.72 per MCF. See `Antrim Shale' subsection below".


New Mexico

         In June 2004, we participated for a 20% working interest, 15% net revenue interest, in the Santa Nina Prospect in Eddy County, NM. This prospect was developed by and is operated by SDX Resources of Midland, TX, an experienced operator with over 20 years of operational experience in the Permian Basin. The well was completed in July 2004, with an initial flow rate in excess of 50 barrels of oil per day, plus natural gas. The well was produced for some 40 days, and then shut in to allow a gas pipeline to be attached. This work is in process. We received our first production check for this well in October 2004.


         Early in 2004, we announced that we had signed an agreement with SDX Resources for an option to participate for up to a 25% working interest, 20% net revenue interest, in up to 17 development wells in a project called the Sparkplug Unit. These wells will be offsetting existing production in the San Andreas and Yeso formations to a maximum depth of about 5,000 feet. Drilling on the initial development well, in which we elected to take a 20% working interest, commenced on December 16, 2004. Initial results indicate multiple pay horizons in the San Andreas formation and the well was completed in February 2005.


Tennessee


         In August 2004 we acquired a 25% equity ownership in TN Oil Company, which owns leases covering some 1500 acres prospective for oil in central and north central Tennessee. Subsequent to the end of the fiscal year, we elected to participate for 100% of the working interest in a well being drilled by TN Oil, as operator, to a depth of some 1700 feet. This well targeted oil production from the Murfreesboro and Knox formations. The well was spudded in December 2004. Based upon the well logs, our geologists determined that this well was non-commercial and elected to plug the well.


Western Kansas


         Our newest oil exploration project is in the Anadarko Basin in Lane and Ness Counties, Kansas. In June 2004, we completed our first leasing program in the area, consisting of approximately 26,000 acres. We have a 100% working interest and an approximate 83% net revenue interest in these leases. During September and October 2004, we completed a three dimensional seismic shooting program on the 13,000 acres which constitute the Cadence North Block. We will acquire 3-D seismic data on the remainder of the acreage prior to making a decision to drill any test wells. We plan to use a local third-party operator to develop these prospects, and we currently expect to begin drilling on the acquired acreage during the 2005 fiscal year. As the project moves into the exploratory drilling and operational phases, we expect to contract out drilling and operations to experienced local operators in the State of Kansas. During the quarter ended June 30, 2005, we drilled our first two exploratory wells on the north block of its Kansas acreage. The first test well did not encounter commercial quantities of oil, and was plugged as a dry hole. The second well has been in production for the last 60 days and has produced commercially viable quantities of oil.


Southern Texas


We have completed the leasing of 58 acres in Matagorda County, Texas, on a salt dome prospect. One well has been tested and it was determined to be a commercially viable oil well. We expect the drilling and completion costs on this well to range from approximately $200,000 to $215,000. Operations will be contracted for with third parties experienced in this part of Texas.

Antrim Shale Operations

         Antrim Shale is a black shale that underlies the entire Michigan Basin. The shale is very thick (140 to over 200 feet) and has a high percentage organic content (15% to over 20%). Due to the nature of the natural fractures in the Antrim Shale, production will vary from well to well.

         The productive, fractured trend for the Antrim Shale runs across the northern portion of the Michigan Basin from Lake Huron to Lake Michigan (160 miles). Gas wells have been drilled and produced in the Antrim Shale from depths of 250 feet down to 1,500 feet. Almost every well drilled in the Antrim Shale has been put into production, although as noted above, levels of production vary from well to well. Nearly 8,000 wells are currently producing in the Antrim Shale. In recent years, 200 to 300 wells have been drilled annually. It is expected that a similar number of wells will be drilled in 2005.

         The gas produced from the Antrim Shale is a combination of thermogenic and biogenic gas. At shallower depths the gas is primarily biogenic due to the presence of microbes in the low to medium saline waters. The low-density pay zones in the Antrim Shale are over 100 feet thick. Methane gas is continuously being generated by anaerobic bacteria that feed on CO2, organic material, and the heavier thermogenic gases stored in the shale.

         The Antrim Shale gas adsorbs to organic material in a similar manner to coal seams. Water in the natural fractures of the shale provides a trapping mechanism to hold the gas in place. As the water is produced to the surface, lowering the fluid and pressure in the reservoir, gases are released from the organic material and are produced to the surface. At depths of less than 1,500 feet, the gas-in-place is typically 90% methane or greater, with the balance being CO2 and some heavier thermogenic gases.

         The oldest Antrim Shale gas field was drilled in the 1940s. It is still in production today. The production curve for the shale typically contains a peak rate of gas occurring after the first two years of production when the shale reservoir has been thoroughly de-watered. Peak rate production usually continues for some time. Cash values of production may be better five years or more into the life of a well than in the first six months of production, since dewatering takes up to two years to complete. After the water is off the formation and the gas is able to fully release from the shale into the well bore, the rate of production will typically begin to decline hyperbolically to a slow 2% to 3% exponential decline per year.

         We have identified the Michigan Antrim Shale as an area with natural fractures using a variety of diagnostic tests, including a review of production trends, fracture imaging logs and geological mapping. In management's opinion, based upon performance information from almost 8,000 wells in similar circumstances, areas with natural fractures in shale have good production potential.

We currently plan to focus much of our development activity over the next few years in the Michigan Antrim Shale. If sufficient capital is procured, we plan to drill up to 620 wells in the Michigan Antrim Shale over the next four years. Management believes that so long as our existing credit facility remains available and increases as production increases, we will have sufficient financing to achieve this goal. However, changes in circumstances could necessitate more financing than currently contemplated, such as greater than budgeted costs or lower than expected production or gas prices. Other variables that will affect our ability to achieve our goals include unexpected drilling results, delays in testing and drilling, difficulties in acquiring leases, and new opportunities that cause management to change focus. Any one of these variables could cause actual results to differ materially from our current business plan.

Samson Transaction

         On May 14, 2004, we entered into a Purchase and Sale Agreement ("PSA") and Exploration Agreement with Samson Resources Company ("Samson") with respect to a substantial portion of our Michigan Antrim Shale properties. Pursuant to the PSA, we assigned to Samson 80% of our interest in the following assets:

      o Our working interests in all of our producing wells and related leaseholds in the Michigan Antrim comprising a total of 116 permitted wells, 66 of which had been drilled, and approximately 6,521 proved developed producing net leasehold acres.

      o Our interest in approximately 15,000 acres of undeveloped leaseholds in the Michigan Antrim. We did not include all of our Michigan Antrim leaseholds in this transaction, but limited this assignment to leases within an Area of Mutual Interest ("AMI") located generally in Alcona and Alpena Counties and the eastern 3/4ths of Montmorency County.

      o Our interest in an approximately 3.5 mile long pipeline that services the producing wells assigned, including equipment, leases, easements and permits.

      o Our interest in material contracts, such as marketing, transportation and gas treatment contracts, development agreements, unitization agreements, and equipment leases that relate to the assigned acreage.

         Samson paid us $6,433,890 for these assets. With respect to the wells and leaseholds for which we served as operator, Samson was appointed as a replacement operator. The assignment was given a March 1, 2004 effective date.

         The Exploration Agreement addresses development within the AMI with respect to leases that are jointly owned or jointly acquired by both us and Samson. The Exploration Agreement generally provides as follows:

      o Lease maintenance and acquisition expenses will be paid 80% by Samson and 20% by us.

      o Samson will be designated as the operator, but will hire us to conduct or oversee pre-drilling activities and operations for wells drilled in the AMI. We will specifically be responsible for lease acquisition; staking and surveying of wells to be drilled; regulatory and administrative matters such as well permitting, pipeline permitting and compliance with bonding requirements; title review and title curative; surface/access negotiations and settlements; and location preparation. Samson will pay us $750 per well drilled for these activities, an expense to which we are not required to contribute.

      o Samson is responsible for the receipt and distribution of all revenues.

      o For the first 150 wells drilled pursuant to the Exploration Agreement, Samson will pay 88% of the actual cost to drill and complete, and we will pay 12%. This includes costs for gathering and surface equipment that are included in the Authority for Expenditure ("AFE") prepared by Samson. This is called a "promoted" share. Samson's obligation is, however, capped at 110% of the estimated drilling and completion costs for the well as reflected in the AFE.

      o From the 151st well forward, Samson will pay 80% of the development costs and we will pay 20%.

      o The working interest for each well will be owned 80% by Samson and 20% by us. All operating costs, costs associated with compression, treatment (such as CO2 removal), processing or road use/access, and expenses associated with pipeline, gathering or surface facilities not included in the AFE for the well, will track the working interest percentages. Revenue participation will also track the working interest percentages.

      o Each party has a preferential right to purchase (right of first refusal) that applies if the other party seeks to assign its interest in a lease or well within the AMI.

         As of June 30, 2005, approximately 74 wells have been drilled under the Exploration Agreement. Of these, 25 are producing, 43 are not yet in production, 3 are salt water disposal wells, and 3 were plugged and abandoned.

CDX Transaction

         In January 2002, we sold the leases for several Antrim prospects to CDX Gas, LLC ("CDX"). This included approximately 6,569 acres in the Black Bear prospect; 3,606 acres in the Huron prospect; 4,328 acres in the Long Lake prospect; and 4,140 acres in the Almira prospect. We retained a carried working interest. In 2004, we entered into a Farmout Agreement with CDX with respect to an area of mutual interest that included much of the acreage we had sold to CDX. Since then, we have reached an agreement in principal with CDX to rescind the Farmout Agreement, and in its place, to effectuate an exchange, pursuant to which CDX will assign to us all of CDX's interest (including reversionary interests) in Michigan Antrim Shale properties, including the Black Bear and Almira-Long Lake properties. In return, we will assign to CDX all of our interest (including reversionary interests) in the CDX Indiana and Kentucky New Albany Shale properties, including the Corydon, Dumada-Loogootec, Maria Creek, Orleans, Jordan and Hogback properties. The assignments necessary to implement this exchange are in the process of being drafted.

Samson Antrim Projects

         As of June 30, 2005, we own the following properties in the Michigan Antrim Shale, which are part of the Samson joint venture.

      o The Treasure Island Antrim Project is located in Alpena County, Michigan, and consists of approximately 2,373 acres. This project currently has 26 wells. Twenty-two of these wells are producing commercial rates of gas. Two of these wells have been plugged and abandoned. One Salt Water Disposal Well has also been drilled. One well is not yet in production. Production from the initial wells in the project began in October 2003. Gas is transported on the DTE Alpena LP Pipeline and sold into the Alpena Gaylord line. The project is expected to have a production life of approximately 30 to 40 years. We currently own an 18% working interest.

      o The Black Bean Antrim Project is located in Alpena County, Michigan, and consists of approximately 4,385 acres. This project is currently divided into four separate projects, as described below. Gas from this project is sold through the Paxton Quarry facility into the Thunder Bay Pipeline. The project is expected to have a producing life of approximately 30 to 40 years.

      o Black Bean #1 currently has 16 drilled wells. Twelve of these wells have been completed and are producing commercial rates of gas. Two wells have been plugged and abandoned, and one Salt Water Disposal Well has been drilled. One well is not yet in production. Our business plan contemplates that five additional wells, in addition to those currently permitted, will be drilled as part of Black Bean #1. We and our affiliates currently own approximately a 15.5% working interest in the Black Bean #1 project.

      o Black Bean #2 currently has two drilled wells. They are not yet in production. Two more wells have been permitted, but have not yet been drilled. Our business plan contemplates that five additional wells in addition to those currently permitted, will be drilled as part of Black Bean #2. We currently hold approximately a 28.72% working interest in Black Bean #2.

      o Black Bean #3 currently has four drilled wells. They are not yet in production. One more well has been permitted, but has not yet been drilled. We currently hold approximately a 29.22% working interest in Black Bean #3.

      o Black Bean #4 does not yet have any wells that have been drilled. No specific drilling plans have yet been proposed. We will hold approximately a 20.00% working interest in Black Bean #4.

      o The Beyer Antrim Natural Gas Field Project is located in Alpena, Michigan. It consists of approximately 2,575 acres. This project currently has 18 drilled wells. Fifteen are producing commercial rates of gas. One well has been plugged and abandoned. One well is not yet in production. One Salt Water Disposal Well has also been drilled. Two additional wells have been permitted but not yet been drilled. Our business plan contemplates that, in addition to those wells currently permitted, one more well will be permitted and drilled. Production began in this field in February 2002. Gas is sold through the Paxton Quarry Facility into the Thunder Bay Pipeline. The project should have a production life of approximately 30 years. We and our affiliates currently own a 7.639% working interest in this project.

      o The Paxton Quarry Antrim Project is located in Alpena County, Michigan, and consists of approximately 2,485 acres. Currently, 18 wells have been drilled. Fifteen wells have been completed and are producing commercial rates of gas. Two of the wells have been plugged and abandoned. One of the wells is a Salt Water Disposal Well. Production from this field began in November 1998. Gas is sold into the Thunder Bay Pipeline. The project should have a production life of approximately 30 years. We own a 19.8% working interest in this project.

      o The Clear Lake Project is located in Alpena County, Michigan, and consists of approximately 4,148 acres. Two wells have been drilled in this project. They are not yet in production. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

      o The Discard Project is located in Alpena County, Michigan, and consists of approximately 1,512 acres. One well has been drilled in this project. It is not yet in production. Four more wells have been permitted, but have not yet been drilled. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

      o The Gehrke Project is located in Alpena County, Michigan, and consists of approximately 2,698 acres. Seventeen wells have been drilled in this project. None of them are yet in production. Eight more wells have been permitted, but have not yet been drilled. Our business plan contemplates that five more wells in addition to the wells currently permitted will be drilled as a part of this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

      o The Green Bean #1 Project is located in Alpena County, Michigan, and consists of approximately 1,656 acres. No wells have yet been drilled in this project, but five wells have been permitted. Our current business plan contemplates that a total of 13 wells will be drilled in this project. Gas will be sold into the Paxton Quarry Facility and then into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

      o The Green Bean #2 Project is located in Alpena County, Michigan, and consists of approximately 980 acres. One well has been drilled in this project. It is not yet in production. Three more wells have been permitted, but have not yet been drilled. Our current business plan contemplates that a total of 12 wells will ultimately be drilled in this project. Gas will be sold into the Paxton Quarry Facility and then into the Thunder Bay Pipeline. We currently hold a 39.22% working interest in this project.

      o The Leeseberg #1 Project is located in Alpena County, Michigan, and consists of approximately 429 acres. No wells have yet been drilled in this project, but three wells have been permitted. Our current business plan contemplates that a total of seven wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

      o The Leeseberg #2 Project is located in Alpena County, Michigan, and consists of approximately 1,094 acres. No wells have yet been drilled in this project, but one well has been permitted. Our current business plan contemplates that a total of five wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

      o The Mackinaw #1 Project is located in Alpena County, Michigan, and consists of approximately 1,421 acres. No wells have yet been drilled in this project, but two wells have been permitted. Our current business plan contemplates that a total of 12 wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

      o The Mackinaw #2 Project is located in Alpena County, Michigan, and consists of approximately 2,915 acres. Nine wells have been drilled in this project. They are not yet in production. Seven more wells have been permitted, but have not yet been drilled. Our current business plan contemplates that a total of 18 wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

      o The Mt. Mohican Project is located in Alcona County, Michigan, and consists of approximately 15,201 acres. Three wells have been drilled in this project. They are not yet in production. Eight more wells have been permitted, but have not yet been drilled. Our current business plan contemplates that a total of 61 wells will be drilled in this project. The pipeline to be used has not yet been determined. We currently hold a 20% working interest in this project.

      o The Nicholson Hill #1 Project is located in Alpena County, Michigan, and consists of approximately 569 acres. Two wells have been drilled in this project. They are not yet in production. Two more wells have been permitted, but have not yet been drilled. Our current business plan contemplates that a total of five wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

      o The Nicholson Hill #2 Project is located in Alpena County, Michigan, and consists of approximately 2,976 acres. One well has been drilled. It is not yet in production. Our current business plan contemplates that a total of 11 wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

      o The Nicholson Hill #3 Project is located in Alpena County, Michigan, and consists of approximately 1,494 acres. One well has been drilled. It is not yet in production. Our current business plan contemplates that a total of 11 wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

      o The Northwest Michigan Project is located in Benzie County, Michigan, and consists of approximately 41,266 acres. Two wells have been drilled, one of which has been plugged and abandoned. The other well is not in production. No further wells are currently scheduled to be drilled in this project, but the plans could change in the future.

      o The Sequin Project is located in Alpena County, Michigan, and consists of approximately 1,779 acres. Seventeen wells have been drilled. Thirteen of these wells are producing commercial quantities of gas, one well has been plugged and abandoned, one well is a salt water disposal well, and two wells are not yet in production. We currently hold a 20% working interest in this project.

Hudson Antrim Project

         The Hudson Antrim Project is located in Charlevoix County, Michigan. It is being developed in a joint venture with Oilfield Investments, Ltd. ("Oilfield"), an affiliate of O.I.L. Energy Corp. This project is currently divided into seven separate units, as described below. Gas produced from this project will initially flow to the central production and processing facility owned by Hudson Pipeline & Processing Co., LLC. Information as of June 30, 2005 follows:

      o The Hudson 34 unit is comprised of approximately 1,435 acres, and to date has two salt water disposal wells, 20 wells producing commercial quantities of gas, one well not yet in production, and one well that has been plugged and abandoned. An additional seven wells have been permitted but are not yet drilled. We hold a 46.58% working interest before payout and a 45.33% working interest after payout. Oilfield is the operator.

      o The Hudson SW unit is comprised of approximately 1,122 acres, and to date has one saltwater disposal well, 13 wells producing commercial quantities of gas, and 1 well not yet in production. An additional 16 wells have been permitted, but are not yet drilled. We hold a 37.54% working interest before payout and a 36.54% working interest after payout. Oilfield is the operator.

      o The Hudson NE unit is comprised of approximately 1,312 acres, and to date has 1 salt water disposal well, 12 wells that are producing commercial quantities of gas, one well that has been plugged and abandoned, and four gas wells that are not yet in production. Three additional wells have been permitted, but are not yet drilled. We hold a 48.54% working interest before payout and a 47.29% working interest after payout. We are the operator.

      o The Hudson NW unit is comprised of approximately 1,981 acres. Five wells have been drilled in this unit, none of which are yet in production. One is a salt water disposal well. An additional 16 wells have been permitted, but are not yet drilled. Our current business plan contemplates that a total of 25 wells will be drilled in this unit. We hold a 76.08% working interest before payout. We are the operator.

         The table below demonstrates the results of operations of the above projects from January 1, 2005 through June 30, 2005:

GROSS PROJECT PRODUCTION
---------------------------------------------------------------------------------------------

Production       Hudson      # of    Hudson     # of    Hudson     # of     Total     Total
Month              34       Wells      SW      Wells      NE      Wells     MCF's     Wells
---------------------------------------------------------------------------------------------
January-05        25,475      17           -      -           -       -     25,475        17
February-05       24,875      17       5,981      2           -       -     30,856        19
March-05          25,343      17      10,345     10           -       -     35,688        27
April-05          24,081      17      16,540     13       6,794       8     47,415        38
May-05            22,265      18      23,854     13      29,796      11     75,915        42
June-05           24,965      21      26,222     13      36,336      11     87,523        45
---------------------------------------------------------------------------------------------
TOTALS           147,004              82,941             72,926            302,872
=============================================================================================

NET COMPANY PRODUCTION
----------------------------------------------------------------------------------------
                          # of              # of               # of              Total
Production     Hudson     Net     Hudson    Net     Hudson     Net     Total      Net
Month            34      Wells      SW     Wells      NE      Wells    MCF's     Wells
----------------------------------------------------------------------------------------
January-05     10,164      7          -     -             -     -      10,164        7
February-05     9,396      7      1,826     1             -     -      11,222        8
March-05        9,706      7      3,181     3             -     -      12,887       10
April-05        9,223      7      5,085     4         2,671     3      16,979       14
May-05          8,528      7      9,004     4        11,801     4      29,333       15
June-05         9,562      8      8,062     4        14,391     4      32,014       16
----------------------------------------------------------------------------------------
TOTALS         56,579            27,158              28,862           112,599
========================================================================================

         Three of the Hudson units are comprised of approximately 2,319 acres calculated on a joint basis. It is too early to determine the breakout among the three units. These three units are as follows:

      o The Hudson 13 unit - Three wells have been permitted in this unit, but have not yet been drilled. Our current business plan contemplates that a total of 10 wells will be drilled in this unit. We hold a 31% working interest before payout and a 30% working interest after payout in this unit. We are the operator.

      o The Hudson West unit - No wells have yet been permitted or drilled in this unit. Our current business plan contemplates that a total of 15 wells will be drilled in this unit in 2005 and 2006. Oilfield is the operator. It is too early to determine our working interest percentage in this unit.

      o The Hudson 19 unit - No wells have yet been permitted or drilled in this unit. Our current business plan contemplates that three wells will be drilled in this unit in 2005. Oilfield is the operator. It is too early to determine our working interest percentage in this unit.

Other Antrim Projects

         Information on other Michigan Antrim drilling projects as of June 30, 2005 follows:

      o The 1500 Antrim Mio Project is located in Oscoda County, and consists of approximately 15,898 acres. One well has been drilled in the project. It is not yet in production. A salt water disposal well has also been drilled. Five more wells have been permitted, but have not yet been drilled. Our current business plan contemplates that a total of 18 wells will be drilled in this project. The pipeline to be used has not yet been determined. We hold a 50% working interest in this project. We are the operator.

      o The Blue Chip Project is located in Montmorency County, Michigan, and consists of approximately 1,784 acres. No wells have yet been drilled in this project, but five wells have been permitted. Our current business plan contemplates that a total of eight wells will be drilled in this project. Gas will be sold into the MichCon Wet Header Pipeline. We hold a 100% working interest in this project, and we are the operator.

      o The Arrowhead Project is located in Montmorency County, Michigan, and consists of approximately 3,683 acres. No wells have yet been drilled in this project, but 19 wells have been permitted. Our current business plan contemplates that a total of 24 wells will be drilled in this project. Gas will be sold into the MichCon Wet Header Pipeline. We currently hold a 100% working interest in this project before payout and an 80% working interest after payout. We are the operator.

      o The 400 Antrim Project is located in Cheboygan County, Michigan, and consists of approximately 2,859 acres. No wells have yet been drilled or scheduled to be drilled in this project. We hold a 100% working interest in this project, and we are the operator.

      o Undeveloped acreage - We have acquired mineral rights for prospects that are being held for development in future years. As of June 30, 2005, this involved approximately 21,524 gross acres in 20 prospects at varying working interest percentages.

New Albany Shale Operations

         The New Albany Shale is found in the Illinois Basin, much of which is located in the state of Indiana. The New Albany Shale is at least 100 feet thick throughout Indiana, with proven producing pay zones throughout. The shale is capped by a very thick, dense, gray-green shale (Borden Shale). The play covers 6,000,000 acres.

         In the New Albany Shale, a well commonly produces water along with the gas. It was learned in the early 1900's that a simple open-hole completion in the very top of the shale would yield commercial gas wells that would last for many years, even while producing some water. Vertical fractures in the shale feed the gas flow at the top of the shale. The potential of these wells was seldom realized in the early to mid twentieth century, as the production systems for handling the water were limited. However, with current technology, the water can be dealt with cost effectively. As a result, the water produced can be kept off of the shale, allowing better rates of gas production. Utilizing the success of simple completions and modern water production systems, long-term production of natural gas is achieved.

         Current recoverability of gas from vertical wells to the black shale is estimated typically at 15% to 20% of gas-in-place. On a well-to-well basis, this recoverability varies depending on the natural fracture intensity associated with each well bore. Production volumes from the black shale are related mostly to the ability to desorb gas from the shale. Removing the hydrodynamic trap on the shale is the key to producing shale gas. This is accomplished with a large sump drilled downward from the lowest point in the well bore. Water is produced to the surface for disposal in approved salt water disposal wells with electric submersible pumps. As the water pressure in the fractures is removed from the shale, the gas begins to release through open natural fractures. The lower the producing pressure of the well bore, the greater its capacity to produce gas. We utilize production systems that keep the pressure low from the reservoir to the sales line. Included in development plans are drilling under balanced whenever possible, producing gas from wells at low pressures and designing pipeline and facility systems to operate at less than 250 pounds of pressure. This will also be the maximum pressure maintained through our CO2 reduction units.

         Significant research and study has been conducted to evaluate the producibility of the New Albany Shale. In cooperation with the Gas Research Institute, we combined resources and data with 11 other industry partners in a shale gas producibility consortium lasting almost two years (concluded in 1999). The consortium identified critical differences and similarities of the New Albany Shale play to other shale plays. Reserve studies were conducted on behalf of the consortium by Schlumberger Holditch & Associates ("Schlumberger"), a third party engineering firm, for both vertical producing wells and horizontal wells. With the conclusions of the consortium, we have established a development concept for the New Albany Shale, which has been confirmed by recent test wells. Numerous interstate pipelines intersect the New Albany Shale acreage in which we hold working interests and residual overriding royalty interests.

         We continue to actively explore opportunities in the New Albany Shale. Although we have sold off large portions of the leases we have acquired to joint venture partners, we continue to aggressively lease new projects, which we plan to develop once management has an opportunity to learn from our joint venture partners what geological work and drilling methods are most efficient in this area. In many cases, when we have sold leases in the New Albany Shale, we have retained a carried working interest or overriding royalty interests as described in more detail below.

Wiser Oil Transaction

         In a joint venture with the Wiser Oil Company ("Wiser"), we acquired approximately 10,143 acres of leasehold in Pike County, Indiana, in the New Albany Shale play. In 2003, we drilled three horizontal wells in the Pike project. We have now transferred operations to Wiser, but have retained working interests and carried working interests, as follows:

         Test Wells: 21.25% working interest
         First 50 Subsequent Wells:
         Before Payout - NRI 87.5% or greater: 29.125% working interest (of which 7.875% is carried by Wiser to the point of the sales meter) Before Payout
- NRI below 87.5%: 26.125% working interest (of which 4.875% is carried by Wiser to the point of the sales meter) After Payout: 31% working interest

         After First 50 Subsequent Wells: carried working interest is reduced from a proportionate 10% to a proportionate 7.5%

         "Payout" means the first day of the month following the point that 100% of costs associated with the well or group of wells flowing through one sales meter has been recouped out of net revenues.

         Since entering into this joint venture arrangement no significant new development activity has occurred. The number of acres of leaseholds in the project is now approximately 8,536. Wiser has recently been sold to Forest Corporation. We are currently in negotiation with Forest Corporation to expand the scope of the joint venture.

Quicksilver Transactions

         In February 2003, we sold two major blocks of mineral leases and related assets to Quicksilver Resources, Inc. of Fort Worth, Texas ("Quicksilver"). We sold our interests in the Georgetown Fault, Corydon, Organ Creek, Graben, M-J, J-L and Orleans Projects to Quicksilver. We delivered an 80% net revenue interest for these leases. To the extent we owned more than an 80% net revenue interest before the assignment, we retained the balance as an overriding royalty interest.

Wabash Joint Venture

         We entered into a joint venture with Wabash Energy Partners, L.P. ("Wabash"), to acquire and develop mineral leases for the New Albany Shale gas play in Indiana. The joint venture is governed by a Development Agreement that we entered into with Wabash on December 6, 2003. The Development Agreement generally calls for us to acquire mineral leases, the working interests for which will be owned 80% by Wabash and 20% by us and others. We currently own 17.5%. Of this amount, 11% is required to pay our allocated portion of the development costs directly. Six and one-half percent owned by us, together with 2.5% owned by others, may borrow their portion of the development costs from Wabash for an aggregate of up to $6,000,000. The loans will bear interest at the rate of 6.75% per year and will be secured by a first priority lien on the borrower's interest in the project. The borrowers will be required to dedicate 85% of any net operating cash flow from the wells in the joint venture to retire principal and interest on the loans. The loans are to fund development costs, not lease acquisition costs. Each participant is required to fund its portion of lease acquisition costs.

         This joint venture currently covers approximately 69,982 acres. Phase I had a budget of $1,250,000 for lease acquisition costs. Wabash paid us $12.50 per acre as a fee to cover our overhead and management of the leasing. One-third of the $12.50 per acre fee ($4.125 per acre), less actual overhead and management costs is shared with the consultant who facilitated putting the parties together into the transaction. For Phase I, the fee totaled $650,000. The fee terminates when the total fee paid reaches $750,000. After the fee terminates, we will receive a monthly administrative fee not to exceed $6,000 per month. The parties have now moved into Phase II.

         To date, the focus of the joint venture activity has been on acquiring leaseholds. We have acquired almost 70,000 acres out of the 100,000 acres that the parties hope to ultimately acquire. No wells have yet been drilled. The Development Agreement does not require Wabash to proceed with development of this acreage, but merely establishes the terms in the event that Wabash decides to proceed. There is a provision for any party to opt in or out of drilling for any specific well. Wabash will serve as the operator for all of the wells drilled that it participates in.

         The Development Agreement has a provision that allows us or Wabash to initiate a sale of the working interests in the joint venture. The initiating party will state a value for the sale. The responding party will then choose to either buy the initiating party's working interest at the stated price, or sell its own working interest to the initiating party at the stated price.

El Paso Transactions

         On November 4, 2003, we entered into an Assignment Agreement with El Paso Production Company ("El Paso") on behalf of the Company and Aurora Operating, L.L.C., under which we agreed to assign to El Paso the mineral leases for approximately 90,000 acres located in Dubois, Knox, Martin and Daviess Counties in Indiana (the "Dumada AMI"). These acres fall within the potential New Albany Shale gas development region. The Assignment Agreement also reserves to El Paso the right to require us to exercise an option that we have with respect to the mineral leases owned by Highway Resources, Inc., and resell them to El Paso at our acquisition price.

         With respect to all mineral leases acquired by El Paso under the Assignment Agreement, we have retained a 5% carried working interest in the first 50 wells drilled, including salt water disposal wells, horizontal pilot wells, and wells drilled for the purpose of taking core samples, in addition to wells drilled for the purpose of taking gas production. With respect to wells drilled for the purpose of gas production, El Paso must bear the expenses for our 5% working interest associated with drilling, testing, completing and connecting the well to the lease sales meter, but we must bear our expenses associated with costs and expenses incurred after connection to the lease meter, plus all costs associated with catastrophic events. With respect to salt water disposal wells, El Paso must bear the expenses for our 5% working interest associated with drilling, casing, stimulating, testing, equipping of and first successful injection of water into the well, and we must bear our associated costs and expenses after the first successful injection of salt water into the well. With respect to wells drilled for the purpose of taking core samples, El Paso must bear all of the expenses for our 5% working interest. Starting with the 51st well, we must bear 5% of all costs and expenses.

         El Paso will own 100% of all gathering systems, flow lines, facilities, appurtenance and equipment it installs down stream of the lease meter. We must bear our 5% of costs associated with compression treatment, gathering and transportation charges related to gas and water produced.

         El Paso agreed to drill three horizontal pilot wells and three salt water disposal wells in the Dumada AMI subject to a $2,225,000 expense cap. It has agreed to make a good faith effort to lease a minimum of 50,000 net acres within the Dumada AMI to support this drilling commitment, subject to a $1,000,000 expense cap. In late 2004 El Paso notified us that it has now satisfied this commitment.

         Through June 30, 2005, El Paso had drilled seven gas wells in the Dumada AMI. These wells are waiting on pipeline installation and are not yet in production. The total acres leased in the El Paso Dumada AMI as of June 30, 2005 is approximately 160,802.

         The Assignment Agreement provided that after drilling the pilot wells, El Paso had until January 3, 2005 to decide whether to retain some or all of the mineral leases in the Dumada AMI we had previously assigned to it. On December 30, 2004, El Paso notified us of its election to retain all of the leases. The retention election was closed on January 6, 2005, at which time, El Paso paid us $7,321,000.

         On July 9, 2004, we entered into a separate Purchase and Sale Agreement with El Paso concerning 8,843.38 gross and net leasehold acres located in Daviess County, Indiana. These are the leases originally owned by Highway Resources, Inc. addressed in the original Assignment Agreement. El Paso acquired an undivided 95% working interest in these leases, and we retained a 5% working interest. El Paso paid us $349,829, which is the same price that we paid Highway Resources, Inc. for the leases.

CDX Transaction

         In 2001 and 2002, we sold leasehold acreage to CDX from the New Albany Shale formation. That includes: approximately 33,217 acres in Breckinridge and Meade Counties, Kentucky; approximately 13,967 acres in the Maria Creek project located in Knox and Sullivan Counties, Indiana; approximately 1,723 acres in Harrison County, Indiana; approximately 11,918 acres in the Loogootee project located in Daviess, Dubois and Martin Counties, Indiana; and approximately 39,800 acres in Washington and Floyd Counties, Indiana. In each case, we retained a 5% carried working interest before payout and an additional 15% carried working interest after payout. As noted above, we are in the process of effectuating an exchange with CDX, pursuant to which we will give up our entire interest in these projects in return for receiving an assignment of all of CDX's interest in certain Michigan Antrim Shale properties.

Knox Gas Development Project

         In February 2005, we entered into a Development Agreement with Horizontal Systems, Inc. of Casey, Illinois ("HSI"). This agreement has since been amended twice to expand the area of mutual interest to which it applies. It now applies to most of Knox County, Indiana, with limited specified exceptions, and is called the Knox Gas Development Project. Under this Development Agreement, we will own 75% of the working interest in the project and HSI will own 25%. Neither party will retain overriding royalties. We are responsible for acquiring all of the leases in the project area, but will acquire them in HSI's name. HSI will initially be the operator, though we have retained the right to assume operations, in our discretion. For the first 25 wells drilled, we will pay 75% of costs plus 10%. Thereafter, we will be responsible for only 75% of costs. The Development Agreement provides that at least two horizontal wells will be drilled in the project in 2005. As of June 30, 2005, one of these wells had been drilled, but is not yet in production, and 12,255 acres of leasehold had been acquired.

Other New Albany Shale Projects

         We have acquired other mineral rights in New Albany Shale projects that are being held for development in future years. As of June 30, 2005, we have acquired 102,603 acres of leasehold in 13 different fields in the New Albany Shale at a 100% working interest.

Crossroads Project

         Henry County, Ohio was the site of oil and gas exploration in 1885, 1975 and 1985. Each time gas was found with some oil. Because there was no pipeline to transport gas to market from this area, the 1985 effort was abandoned by the operator. In 1995, Crossroads Pipeline Company converted a 20-inch oil transport line that runs through Henry County into a natural gas transport line. This opened the area to natural gas exploration and production.

         In 1998, we began leasing land in Henry County for what is known as the Crossroads Project. In July 1998, three exploratory wells that had previously been drilled were drilled out again and tested. In January 1999, we initiated development by drilling out an additional four pre-existing wells and acquiring four producing wells. There are currently 10 wells. They are shut-in pending funding for further development. We have an additional leasehold targeting an area with potential of more than 200 wells. We originally owned 76% of the leasehold and working interests in this acreage.

         On March 31, 2004, we entered into a Development Agreement with Oil & Gas Engineering GmbH, an Austrian Company ("OGE") with respect to the Crossroads project. OGE purchased all of our interest in this project. OGE agreed to expend $2,600,000 developing the project, subject to certain limitations. OGE immediately advanced us $94,000 to be used for getting the existing wells back in production. The remainder of the $2,600,000 will be spent only as supported by seismic analysis to develop another seven wells. OGE's obligation to expend funds will cease at the time the Crossroads project is producing at least 2,000 MCF per day, even if the full $2,600,000 has not yet been expended. If either this minimum production level has not been achieved or the full $2,600,000 has not been expended by March 1, 2006, all of the assets will be reassigned to us.

         Although OGE will be in control of all decision making with respect to the exploration and development of the wells in the Crossroads project, OGE is required to subcontract to us the actual field operations, unless we decide we do not want to continue in this role. Until OGE receives net revenue from production from the Crossroads Project in the amount of the committed funds actually expended by OGE, OGE will receive 90% of net revenues and we will receive 10%. Thereafter, OGE will receive 75% of net revenues and we will receive 25%. If the project is abandoned and shut in, OGE will pay up to $500,000 of the associated costs, and we will pay for anything over $500,000, if any. Since this agreement was entered into on March 31, 2004 until recently, only minimal development activity had occurred. We have now drilled a salt water disposal well. In June 2005, gas plant operations were started, with nominal production to date as the 10 shut-in wells are being brought back into production.

The Eastern Group

         In December 1997 we acquired from Jet Exploration, Inc. ("Jet") small interests in Antrim shale wells in three projects located in Alcona County, Michigan. We have a 2.3% working interest before payout and 3.68% after payout in the Devil River Project where 10 wells began producing in November of 1998. We have a 1.5% working interest in the Blue Spruce Project, which began producing in September 1997 and has 16 producing gas wells and one salt water disposal well. We own a 1.8% working interest before payout and 3.18% after payout in the Timm Project that started producing in August of 1998 and has 21 wells producing. The majority interest owner and Operator of these projects is Petroleum Development Corporation of West Virginia. These wells are producing a positive cash flow to us.

Beregsasi Reef Feild

         The Beregsasi is a one-well field located in Sterling Heights, Michigan. West Bay Exploration is the operator. The well is producing oil and gas from the Niagaran formation. Production began in August 1999. We own a 9% working interest.

Church Lake Field

         The Church Lake Field is a six-well oil field in the Richfield formation in northern Michigan which produces an average of 32 barrels of oil per day. Petroleum Development Corporation is the operator of this field and major interest holder. We have a 17.5% working interest in the 3rd through the 16th wells and a 22.5% working interest in an additional five wells.

Miscellaneous Well Interests

         We acquired small interests in numerous fields in 2000. We do not serve as operator for any of these interests. They generate an overall positive cash flow to us.

Drilling Funds

         We have acted as promoter and manager for three drilling funds, as follows:

      o Aurora Investments, LLC was formed in 2001. Membership interests totaling $954,000 were sold to 15 investors. Aurora Investments, LLC purchased a 41.63% working interest in 14 natural gas wells drilled in the Beyer Antrim project in Alpena County, Michigan. As a result of the Samson Transaction, the working interest was reduced to 1.98%. We have accepted a distribution of our prorated share of the working interests in the leases owned by Aurora Investments, LLC. As a result, we no longer have an equity interest in Aurora Investments, LLC. However, we continue to serve as manager of Aurora Investments, LLC, and are entitled to receive a fee equal to $300 per net well per month as compensation for overseeing operations and production.

      o Beyer Antrim Company, L.L.C. was formed in 2002. A membership interest totaling $650,000 was sold to one outside investor. Beyer Antrim Company, L.L.C. purchased a 16.14% working interest in 14 natural gas wells drilled in the Beyer Antrim project in Alpena County, Michigan. As a result of the Samson Transaction, the working interest was reduced to .71%. We have accepted a distribution of our prorated share of the working interests in the leases owned by Beyer Antrim Company, L.L.C. As a result, we no longer have an equity interest in Beyer Antrim Company, L.L.C. However, we continue to serve as a manager of Beyer Antrim Company, L.L.C., and are entitled to receive a fee equal to $300 per net well per month as compensation for overseeing operations and production.

      o Aurora Natural Gas Production, LLC was formed in 2002. Membership interests totaling $455,000 were sold to 13 investors. Aurora Natural Gas Production, LLC purchased a 17% working interest in 10 natural gas wells in the Black Bean #1 Antrim project located in Alpena County, Michigan. As a result of the Samson Transaction, the working interest was reduced to 0.60%. We have accepted a distribution of our prorated share of the working interests in the leases owned by Aurora Natural Gas Production, LLC. As a result, we no longer have an equity interest in Aurora Natural Gas Production, LLC. However, we continue to serve as manager of Aurora Natural Gas Production, LLC, and are entitled to receive a fee equal to $300 per net well per month as compensation for overseeing operations and production.

Financing Subsidiary

         Aurora Antrim North, L.L.C. ("AAN") is a wholly-owned subsidiary of our Aurora subsidiary. It is the borrower under the TCW Energy, et al. credit facility, and holds those assets pledged as collateral under the credit facility. These assets include all of our Michigan Antrim Shale properties located in Alcona, Alpena, Charlevoix, Cheboygan, Montmorency, and Otsego Counties, and an interest in the Hudson Pipeline & Processing Co., LLC, as described below.

Other Subsidiaries and Affiliates

         Aurora Operating, L.L.C. ("AOC"), owns an interest in approximately 56,000 acres of New Albany Shale leasehold interests in Martin, Daviess and Dubois Counties, Indiana. Our Aurora subsidiary originally owned a 71% membership interest, with the balance owned by 11 unrelated limited liability company members. On November 21, 2003, we sold a portion of our membership interest to Wabash Energy Partners, L.P. ("Wabash"), resulting in Wabash holding a 20% membership interest while we continue to own a 51% membership interest. We received $100,000 from Wabash as a purchase price for the 20% membership interest. Under the Membership Interest Purchase Agreement, Wabash is not entitled to receive cash distributions or dividends from AOC, nor can it be required to contribute capital to AOC, for a period of two years. Starting at the two-year anniversary of the sale, and ending at the five-year anniversary of the sale, we have a call option to repurchase the 20% membership interest from Wabash at a price of $100,000, and Wabash has a put option to force us to repurchase the 20% membership interest at a price of $100,000.

         Aurora Production, L.L.C. is the nominal owner of a number of override interests in the New Albany Shale projects. These assets have been assigned to Indiana Royalty Trustory, L.L.C. by letter agreement, but lease assignments have not yet been recorded. Our Aurora subsidiary owns a 51% membership interest in Aurora Production, L.L.C. for purposes of voting, but receive only 50% of net revenue distributions. The balance is owned by LaVanway Capital & Trade Corporation. All operations of Aurora Production, L.L.C. ceased as of December 31, 2003. As we acquire new interests in New Albany Shale projects, we are acquiring them in the name of our Aurora subsidiary, and not through Aurora Production, L.L.C.

         Indiana Royalty Trustory, L.L.C. ("IRT") owns an overriding royalty in the amount of 2.5% on approximately 60,000 acres in the New Albany Shale in Indiana. Certain assets are also in the process of being assigned from Aurora Production, L.L.C., as described above. Our Aurora subsidiary owns a 50% membership interest in IRT. The balance is owned by LaVanway Capital & Trade Corporation.

         Hudson Pipeline & Processing Co., LLC ("Hudson") owns a facility plant, pipeline, rights-of-way and meter used by nearby Antrim wells, and processes the gas produced from those wells. AAN owns a 48.75% membership interest in this limited liability company. The balance is owned by O.I.L. Energy Corp. ("OIL"), and Major Pipeline, LLC. After Hudson receives revenues equal to 125% of the amount spent on construction of the pipeline by AAN and OIL, Major Pipeline, LLC will receive an increased ownership percentage, and AAN's interest will drop to 47.50%.

         Geopetra Partners. LLC ("Geopetra") is a limited liability company engaged primarily in the identification and evaluation for acquisition of oil and gas properties and interests in entities which hold such properties and interests, identification and evaluation of areas to be explored and developed for the production of oil and gas, and providing consulting services to its members in connection with other oil and gas properties and interests, operations and activities. Geopetra was formed on April 1, 2005. Our Aurora subsidiary owns a 30% interest in Geopetra for which we paid $14,000. To date, Geopetra's operations have not been significant.

Oil and Gas Reserves

         The following table presents information regarding proved reserves of oil attributable to our Cadence division's interests in producing properties in Wilbarger County, Texas, and De Soto Parish, LA as of September 30, 2004. The information regarding reserves is based on proved reserves reports prepared by Ralph E. Davis Associates, Inc., Houston, Texas, independent petroleum engineers. The following report (and table) do not include information on our interests in gas wells located in Alpena County, MI as no engineering study has been undertaken of these wells as of the date of this report. Ralph E. Davis's audit was based upon review of production histories and other geological, economic, ownership and engineering data we provided. All of the reserves presented in the following table are proved, developed reserves.

         Estimates of our future net revenues from proved reserves are discounted to present value using an annual discount rate of 10% (the PV-10 Value), using oil and gas prices in effect as of the dates of such estimates, held constant throughout of the life of the properties. Proved reserves as of September 30, 2004 were estimated based upon the spot price on September 30, 2004, of West Texas intermediate crude oil at Cushing, Oklahoma which was $49.51 per barrel. The unit gas price used of $5.44 per MMBTU was the spot price on September 30, 2004 at the Henry Hub in Louisiana.

         The following table contains estimates of future net revenues presented on the basis of unescalated prices and costs and their PV-10 Value. We deducted operating costs, development costs and certain production-related taxes to arrive at the estimated future net revenues. We calculated future net revenues based on an estimated 4.5 year life of these reserves. We made no provision for income taxes. The estimates of future net revenues and their present value differ in this respect from the standardized measure of discounted future net cash flows contained in the supplemental information to this report which is calculated after provision for future income taxes.

                                                       Cadence Division Revenues
                                                       -------------------------
                                                                                 FUTURE NET INCOME
                          ESTIMATED NET RESERVES        WEIGHTED AVERAGE     --------------------------
 PROVED RESERVES           (MBBLS/MMCF)                  PRICE ($BBL/MCF)     UNDISCOUNTED         PV-10
 ----------------          ------------                 ----------------     ------------         -----
Producing Oil                  29.9                        $49.51
Producing Gas                 585.7                         $5.44
Producing Oil & Gas                                                           $3,346,900       $2,803,100

         The following table presents information regarding proved reserves of gas attributable to our Aurora division's Michigan Antrim Shale projects as of December 31, 2004. This information is based on a reserve report prepared by Data & Consulting Services, a division of Schlumberger Technology Corporation of Pittsburgh, Pennsylvania. According to this report, over 86% of our proved reserves are classified as either "proved developed non-producing" or "proved undeveloped." The following reserve report (and table) do not include information on the New Albany Shale gas reserves located in Indiana, the gas reserves associated with the Crossroads project located in Ohio, or any oil reserves. No reserve report has been prepared for these properties.

         The following reserve report is prepared using the assumption that each well will produce for 40 years. Antrim Shale wells generally produce for extended periods of time. As noted above, the oldest Antrim Shale field in Michigan was drilled in the 1940s and it is still in production today. Estimates of our future net revenues from proved reserves are discounted to present value using an annual discount rate of 10% (the PV-10 Value), using gas prices in effect as of the date of the estimate held constant throughout the life of the properties. For the table below, except for the Alpena Beyer Unit, the Value of the reserves was calculated based on the spot price at which we sold our gas on December 31, 2004, which was $6.195 per MCF. For the Alpena Beyer Unit, the calculation was based on an existing contract price of $4.00 per MCF in 2004, $4.37 per MCF in 2005, and $5.00 per MCF for all later years.

                           AURORA SUBSIDIARY RESERVES

                             Proved(1)     Proved(1)                           Total
                            Developed(2)  Developed(2)      Proved(1)          Proved
                             Producing    Non-Producing   Undeveloped(2)      Reserves
                             ---------    -------------   --------------      --------
Estimated remaining net         4,818.71      7,701.00        22,429.70        34,949.41
   reserves (mmscf)
Undiscounted future net      $21,814,860   $29,719,820      $77,015,290     $128,549,960
   income before taxes
Future net income before     $ 8,130,430   $12,987,160      $26,890,550     $ 48,008,140
   taxes with PV-10
   discount

(1) Proved reserves are those quantities of gas which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be commercially recoverable from known reservoirs and under current economic conditions, operating methods, and government regulations.

(2) Developed reserves are expected to be recovered from existing wells. Undeveloped reserves are expected to be recovered: (a) from new wells on undrilled acreage; (b) from deepening existing wells to a different reservoir; or (c) where relatively large expenditure is required to recomplete an existing well or install production or transportation facilities for primary or improved recovery projects.

         The report also places an estimated net present value on our interest in the Hudson Unit Pipelines at $2,503,490.

         For purposes of calculating collateral coverage, our loan agreement with TCW Energy, et al., requires the use of a formula that is based in part on historical monthly averages instead of year-end prices. The reserve report prepared using this formula shows total proved reserves valued at $43,795,180. Because of the inherent uncertainty in predicting future oil and gas prices, the present value of reserve assets cannot be determined with certainty.

Production Information

         The following tables summarize sales volumes, sales prices, and production cost information for our Cadence division's net oil and gas production for the two-year period ended September 30, 2004. "Net" production is production that is owned by our Cadence division directly or indirectly and is produced to our interest after deducting royalty, and other similar interests. This table includes information from production from the oil wells in Wilbarger County, Texas, and from gas wells in De Soto Parish, Louisiana and from Alpena County, Michigan.

                               Cadence Production

Oil Production                     Twelve months Ended September 30,
                                        ----------------------------
                                            2004             2003
                                        -----------      -----------
Total Net Revenues                      $   837,305      $   337,355
Net Sales Volume (Bbls.)                     25,887           11,447
Average Sales Price (per Bbl.)          $     36.11      $     29.47
Average Production Cost (per Bbl.)      $      2.61      $      8.26

Gas Production                     Twelve Months Ended September 30,
                                        ------------------------
                                            2004            2003
                                        -------------      ------
Total Net Revenues                      $   1,704,142      $    0
Net Sales Volume (mcf)                         37,571           0
Average Sales Price (per mcf.)          $        5.69      $    0
Average Production Cost (per mcf.)      $        1.12      $    0

         The following tables summarize sales volumes, sales prices, and production cost information for our Aurora division's net oil and gas production for the two-year period ended December 31, 2004. "Net" production is production that is owned by our Aurora division directly or indirectly and is produced to Aurora's interest after deducting royalty and other similar burdens. This table includes information about natural gas production from the Hudson, Treasure Island, Black Bean, Beyer, Blue Spruce, Timm, Devil River and Paxton Quarry Antrim Shale projects in Michigan and oil production from the Bergsasi well and the Church Lake field in Michigan.

                                Aurora Production

Gas Production                                 Twelve Months Ended December 31
--------------                                -------------------------------
                                                2004                   2003
                                              --------               --------
Net Revenues
       Michigan                               $726,333               $810,424
       Indiana                                   7,076                 87,537
       Total                                  $733,409               $897,961

Net Sales Volume (mcf)
       Michigan                                149,502                192,787
       Indiana                                   1,739                 21,665
       Total                                   151,241                214,452

Average Sales Price (per mcf)                  $4.91                  $4.27(2)
Average Production Cost (per mcf)              $3.51(1)               $3.00(2)

Oil Production                                Twelve Months Ended December 31
--------------                                -------------------------------
                                                2004                   2003
                                              --------               --------
Total Net Revenues (Michigan)                 $226,600               $196,650
Net Sales Volume (Bbls) (Michigan)               4,798                  6,953

Average Sales Price (per Bbl)                  $47.22                $26.10(2)
Average Production Cost (per Bbl)              $18.65(1)             $12.65(2)

(1) The average gas production cost for 2004 is increased due to additional operating expenses incurred in one particular project area which was shut-in most of the year. If this project was removed from the calculation, the average production cost per mcf would be $3.14. The Paxton Quarry field has higher production costs than the average because it was acquired from another operator and is in need of repairs. Additional wells are not expected to be added to this field. Production costs in other fields are expected to decline on a per-mcf basis as more wells are put on line. Accordingly, management expects the average production costs to decline to below $3.14 per mcf over time, consistent with the industry average from other operators who operate wells in the Michigan Antrim.

(2) The 2003 numbers for average sales price and average production cost are approximate, based on estimated sales volumes. The software our Aurora division used in 2003 did not record per-unit sales volume.

Oil and Gas Wells

         The following table sets forth the number of gross and net productive wells owned by our Cadence division on the stated dates.

                                        Oil Wells                     Gas Wells                 Total Wells
                                --------------------------    --------------------------    ---------------------
September 30, 2004
       Gross(1)                              6.00                          10.00                       16.0
       Net(2)                                3.70                           2.30                        6.0

September 30, 2003
       Gross(1)                              5.00                           0                          5.00
       Net(2)                                3.50                           0                          3.50

(1) Gross wells are the total wells in which a working interest is owned.

(2) Net wells are the sum of fractional working interests owned in gross wells.

         The following table sets forth the number of gross and net productive wells owned by our Aurora division on the stated dates.

                                Oil Wells        Gas Wells         Total Wells
                              --------------   ---------------    --------------
December 31, 2004
         Gross(1)                 8.00             192.00             200.00
         Net(2)                   1.86             40.49              42.35

December 31, 2003
        Gross(1)                  8.00             105.00             113.00
        Net(2)                    1.86              42.8              44.66

(1) Gross wells are the total wells in which a working interest is owned.

(2) Net wells are the sum of fractional working interests owned in gross wells.

(3) The increase in gross wells with a corresponding decrease in net wells from 2003 to 2004 was attributable largely to the sale of 80% of the leaseholds in the Michigan Antrim to Samson during 2004, as described above.

(4) Most of the productive wells our Aurora division owned at December 31, 2004 were drilled during the third and fourth quarters of 2004, and saw little actual production during the year. Using a weighted average approach for the time of actual production, our Aurora division had 10.6 net wells in actual production for the entire 2004 year.

         All of our Aurora division's productive wells are located in Michigan.

Oil and Gas Acreage

         The following table sets forth our Cadence division's acreage position as of September 30, 2004.

                                                Developed(1)                              Undeveloped(2)
                                     -----------------------------------    ------------------------------------------
                                           Gross               Net                 Gross                   Net
                                     ------------------    -------------    ---------------------   ------------------
Louisiana                                    1280                320                2970                  1336
Texas                                         625                392                1000                   500
Michigan                                      640                144                   0                     0
Kansas                                          0                  0                2270                  2270
Tennessee                                       0                  0                   0                     0
New Mexico                                     80                 16                1200                   300
                                     ------------------    -------------    ---------------------   ------------------
             Total                           2625                872                7440                  4406
                                     ==================    =============    =====================   ==================


(1) The number of acres which are allocated or assignable to producing wells or wells capable of production.

(2) Lease acreage on which wells have not been participated in or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.


         The following table sets forth the number of acres of oil and gas leases owned by our Aurora division at December 31, 2004. These are rounded to whole numbers.

                                Developed(1)                     Undeveloped(2)
                        -----------------------------    -------------------------------
                           Gross             Net             Gross             Net
                        -------------    ------------    --------------    -------------
Gas
       Michigan            7,956            2,739           100,324           52,799
       Indiana               --              --             284,576          214,487
       Ohio                  --              --             15,350            1,044
       Illinois              --              --              1,632            1,632
       Kentucky              --              --              6,497            6,497
                        -------------    ------------    --------------    -------------
       Total               7,956            2,739           408,379          276,459

Oil (Michigan)             280.0            47.6              --                --

(1) "Developed" refers to the number of acres which are allocated or assignable to producing wells or wells capable of production.

(2) "Undeveloped" refers to lease acreage on which wells have not been developed or completed to a point that would permit the production of commercial quantities of oil or natural gas regardless of whether such acreage contains proved reserves.

Drilling Activities

         The following table sets forth our Cadence division's drilling results for the twelve months ended September 30, 2004, and 2003:

 Fiscal                                            Gross Wells                                         Net Wells
  Year         Type of Well       Total   Productive(2)  Dry(3)    Abandoned(4)       Total     Productive      Dry      Abandoned
----------    ----------------    ------- -------------- -------- ---------------   ---------- -------------- -------- -------------
2004          Exploratory(1)         2            1          1            0             3.0          2          1.0            0
              Development(1)        11            7          2            2             4.3          2.5        0.9          0.9

2003          Exploratory(1)         2            1          1            0             1             .5         .5            0
              Development(1)        13           12          1            0             4.3          3.8         .5            0


(1) An exploratory well is a well drilled either in search of a new, as yet undiscovered oil or gas reservoir or to greatly extend the known limits of a previously discovered reservoir. A development well is a well drilled within the presently proved productive area of an oil or gas reservoir, as indicated by reasonable interpretation of available data, with the objective of completing in that reservoir.

(2) A productive well is an exploratory or development well found to be capable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

(3) A dry well is an exploratory or development well that is not a producing well.

(4) An abandoned well is a well that has either been plugged or has been converted to another use. We have converted this Texas well to a salt water disposal well. Two of the DeSoto Parish wells produced limited quantities of gas for a time, but are no longer producing any gas and are considered abandoned for the purposes of this table.


         The following table sets forth our Aurora division's drilling results for the twelve months ended December 31, 2004 and 2003. The table does not include salt water disposal wells drilled. In 2004, our Aurora division drilled 6 gross and 2.39 net salt water disposal wells. In 2003, our Aurora division drilled 1.00 gross and 0.07 net salt water disposal wells.

Fiscal                                           Gross Wells                                        Net Wells
Year         Type of Well        Total   Productive(2)  Dry (3) Abandoned(4)       Total   Productive(2) Dry(3)   Abandoned(4)
---------- -----------------    -------- -------------- ------- --------------    -------- ------------- -------- --------------
2004       Exploratory(1)
              Michigan            --          --          --         --             --          --         --          --
              Indiana             --          --          --         --             --          --         --          --
              Total               --          --          --         --             --          --         --          --

           Development(1)
              Michigan            87          84          3          --            26.24      25.06       1.18         --
              Indiana              4          --          --          4            0.20         --         --         0.20
              Total               91          84          3           4            26.44      25.06       1.18        0.20

2003       Exploratory(1)
              Michigan            --          --          --         --             --          --         --          --
              Indiana             --          --          --         --             --          --         --          --
              Total               --          --          --         --             --          --         --          --

           Development(1)
              Michigan            27          27          --         --            5.06        5.06        --          --
              Indiana             --          --          --         --             --          --         --          --
              Total               27          27          --         --            5.06        5.06        --          --

(1) An exploratory well is a well drilled either in search of a new, as yet undiscovered oil or gas reservoir or to greatly extend the known limits of a previously discovered reservoir. A development well is a well drilled within the presently proved productive area of an oil or gas reservoir, as indicated by reasonable interpretation of available data, with the objective of completing in that reservoir.

(2) A productive well is an exploratory or development well found to be capable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

(3) A dry well is an exploratory or development well that is not a producing well.

(4) An abandoned well is a well that has either been plugged or has been converted to another use.

Drilling Techniques and Arrangements

         For gas wells, our Aurora division uses a production system that is designed to achieve low pressure on the wells, pipelines, facilities and reservoir. This is done by keeping natural fractures open to the well bore, and by using low-pressure gas processing near well sites. Using this low-pressure production approach, our Aurora division seeks to increase the recoverability of gas production that would otherwise be held in the reservoir.

         Our Aurora division usually uses a simple proven completion procedure. This procedure involves drilling through several pay zones, setting and cementing casing, and drilling a rat-hole, which is used for gas-water separation. The use of specially designed cement around the casing helps avoid plugging off natural fractures. Imaging logs are used to identify which zones are best fractured and will yield commercial gas production.

         In order to contain costs, our Aurora division tries to keep facilities for gas processing decentralized. Salt water disposal wells are drilled close to the compression facilities, central to each field's wells. Skid mounted separators that can be easily downsized are used at the site of the salt water disposal wells. The localized disposal of water reduces power demand. Different reservoirs contain different amounts of water. Aurora cannot accurately predict the actual amount of time required for dewatering with respect to each well. The period of time when the volume of gas that is produced is limited by the dewatering process could be as much as two years, thereby delaying revenue production.

         Skid mounted compressors are used by our Aurora division in a series to maximize compression to the transportation line. Our Aurora division will also seek to maintain low pressure in the gathering systems. Gas will be drawn at low wellhead pressure using a five and one-half inch or seven inch production casing.

         One strategy that our Aurora division uses to minimize costs is to minimize the use of land surface. This is accomplished by using small well sites in open areas near roads, and by not building central processing facilities, but instead using localized facilities as described above. Truck mounted drilling rigs may be used. Our Aurora division may use other drilling, completion and operating procedures if, in management's opinion, these alternative procedures will produce a higher rate of gas from the shale.

         Our Aurora division's gas wells will be drilled by outside drilling companies under contracts that have not yet been finalized. Management believes that there is currently enough capacity available in the areas in which Aurora is working that it would not have a problem finding one or more drilling companies available to meet its time schedule for drilling wells. However, over time, circumstances could change as development activity in the industry picks up.

         The availability of experienced and competent drilling, completion and facilities installation production laborers and vendors could affect the timing of when the wells are completed and producing revenues. If there is a shortage of field workers, it will take longer to begin to generate revenues from new wells. From time to time, the oil and gas industry also experiences equipment shortages, resulting in back orders for needed equipment. If this occurs before the wells are drilled, completed and put into production, it will take longer for the wells to begin to generate revenues.

         The oil and gas industry has historically experienced periods of rapidly increasing drilling and production costs, frequently during times of increased drilling activities. If significant cost increases occur with respect to our development activity, we may have to reduce the number of wells we drill.

         After the wells are completed and put into production, we may decide that additional work needs to be done beyond routine maintenance. It is frequently the case that at some point in the life of a well additional work may be appropriate in order to increase production, such as reworking, recompletion, deepening or sidetracking of existing wells; or the installation of secondary tertiary or other enhanced recovery methods. We reserve the right to engage in production-enhancing operations of this type, even if it results in a temporary reduction in cash flow.

Sale and Production

         We use different strategies for gas sales depending on the location of the field and the local markets. In some locations, we use proprietary CO2 reduction units to process its own gas and sell it to nearby local markets. In other cases, we connect to nearby high pressure pipelines. We are not currently aware of any problems with pipeline availability. However, because of the nature of natural gas development, there may be periods of time when pipeline capacity is inadequate to meet its transportation needs. It is often the case that as new development comes on line, pipelines are close to or at capacity before new pipelines are built.

         During periods when pipeline capacity is inadequate, if we are relying on pipeline transportation, we may be forced to reduce production or incur additional expense as existing production is compressed to fit into existing pipelines. As production increases, more compression is generally required to compress the production into the pipeline. As more compression is required, production costs increase, primarily because more fuel is required in the compression process. Furthermore, because compression is a mechanical process, a breakdown may occur that will prevent the delivery of gas until repairs are made.

         We rely heavily on the spot markets to sell our gas. As a result, there is no assurance at what price we will be able to sell our gas. Only approximately 30% of the gas that is consumed in Michigan is produced in Michigan. As a result, gas produced in Michigan typically receives a premium above the New York Mercantile Exchange spot market price.

         We entered into a Base Contract for Short Term Sale and Purchase of Natural Gas dated September 1, 2001 with CMS Marketing, Services and Trading Company, now called CMS Energy Resource Management Company ("CMS"). Under this agreement, in return for a fee of $0.25 per MCF, CMS agreed to act as our sales agent for gas produced from the meter points at Ant. Paxton Quarry and W. Sanborn 23A. These meter points service the Beyer, Black Bean #1, Paxton Quarry and Treasure Island projects. This contract has since been assigned to Samson. The first 500 MCF of gas sold under this CMS contract was sold to Michigan Consolidated at a price of $4.0050 per MCF. This contract extends through December 31, 2005. To date, this is our only long term gas sales contract. We have ample production to meet our commitment to Michigan Consolidated under this contract. The balance of the gas is nominated either weekly or monthly and sold on a gas daily or monthly price, depending on the best interest of the project.

         Our Aurora division has entered into a second Base Contract for the Sale and Purchase of Natural Gas with CMS, dated January 3, 2005. Under this contract, in return for a fee of $0.25 per MCF, CMS has agreed to act as our sales agent for gas produced from our various Michigan properties. Because we are not currently selling gas from any of the properties we operate, this contract is not being utilized though it remains in force. We anticipate that this Base Contract will most likely be used in connection with the Black Bear, 1500 Antrim, and/or the Hudson projects, once we begin producing gas from these properties.

         Prices for gas and oil fluctuate fairly widely based on supply and demand. Supply and demand are influenced by weather, foreign policy and industry practices. For example, demand for gas has increased in recent years due to a trend in the power plant industry to move away from using oil and coal as a fuel source, to using gas, because gas is a cleaner fuel. Nonetheless, in light of historical fluctuations in prices, there can be no assurance at what price we will be able to sell our gas and oil. It is possible that gas prices will be low at the time periods in which the wells are most productive, thereby damaging overall returns. It is possible that prices will drop so low that production will become uneconomical. Ongoing production costs that will continue include equipment maintenance, compression and pumping costs. If production becomes uneconomical, we may discontinue production until prices improve.

Unitization of Production

         The production of some or all of our wells may be unitized (connected by agreement) with the production from wells it has already drilled or from wells drilled by other owner/operators in the same fields. Any subsequent wells drilled within the fields may also be unitized with existing wells, including our wells. Typically, we only unitize a well that we have drilled or a well that we have has purchased from other companies.

         If other companies are involved, the method used for the unitization will be to add together all of the acquisition and development costs from each of the participants within the field, and then calculate the working interest percentage of each participant based on the percentage of total costs that were contributed by that participant. Thus, working interest percentages will be recalculated each time a well or a group of wells are put into production. All costs are included in this calculation, including costs for infrastructure development as well as drilling costs.

         The unitization of wells reduces the risk associated with any specific well in which we own a working interest. In addition, the sharing of infrastructure costs, such as the cost of the salt water disposal wells, should result in a lower per-well operating expense for all of the wells in the field. In fields with multiple owners where wells are being unitized, there may be certain disadvantages to earlier investors when a field is unitized

Credit Facilities

TCW

         On August 12, 2004 our Aurora division closed on a line of credit facility with TCW Energy, et al. ("TCW"). At closing, Aurora was given an initial credit availability of $10,000,000. As the assets in Aurora become proved reserves the credit availability was increased, up to a maximum of $30,000,000. On June 10, 2005 we drew an additional $10,000,000 in credit, and on September 30, 2005, we drew the final $10,000,000 in credit. The current principal balance outstanding is $30,000,000.

         The TCW credit facility bears interest at a fixed rate of 11.5% per annum on the outstanding principal balance, calculated and payable in arrears. Interest payments are due on the second to last business day of each March, June, September and December (each a "Quarterly Payment Date"). The credit facility matures on September 30, 2009, at which time any outstanding principal is due and payable. Beginning on September 29, 2005, and on each Quarterly Payment Date thereafter, AAN is required to make a principal payment equal to 75% of adjusted net cash flow from the assets serving as collateral for the credit facility. In the event of default, this increases to 100%. So long as AAN is not in default and is in compliance with the financial covenants, ANN is allowed to distribute to us 25% of the adjusted net cash flow, plus $300,000 annually to fund general and administrative expenses.

         At the closing of the financing, Aurora conveyed to TCW a 4% overriding royalty interest net to Aurora's interest, in all of Aurora's existing oil and gas leases in the counties of Alcona, Alpena, Charlevoix, Cheboygan, Montmorency and Otsego in the State of Michigan. Additionally, Aurora is required to convey a 4% overriding royalty interest, net to its interest, in any new leases acquired in these counties while the loan is outstanding. The overriding royalty interest conveyed to TCW will not bear any operation, transportation, marketing, compression or similar charges except for those expenses paid to parties not affiliated with Aurora.

         The notes issued to TCW may be prepaid after August 15, 2006, but a prepayment penalty will be imposed for prepayments made prior to August 15, 2008. TCW has been granted observer rights to the board of managers of Aurora. Aurora is required to provide TCW with a semi-annual engineering report. Aurora is required to pay an affiliate of TCW a 1.5% origination fee for each advance taken. During the quarter ended June 30, 2005, we were in violation of a debt coverage ratio under the TCW facility. The lender has granted us a waiver of this violation. When we took the last draw on September 30, 2005, we were no longer in violation of the debt coverage ratio.

Northwestern Bank Line of Credit

         On October 12, 2005, our Aurora division entered into a $7,500,000 line of credit promissory note with Northwestern Bank of Traverse City, Michigan ("Northwestern Bank"). To date, our Aurora division has made two draws on the line of credit, one draw on October 21, 2005 in the amount of $1,000,000 and a second draw on November 1, 2005 in the amount of $2,700,000.

         The Northwestern Bank line of credit matures on October 15, 2006. It carries interest at Wall Street Prime, initially 6.75% per year. Interest is payable monthly. Principal is payable at maturity, subject to the Northwestern Bank's right to accelerate the due date in the event of default. The loan is secured by the personal guaranties of William W. Deneau, Thomas W. Tucker and John V. Miller, Jr. It is also secured by all of the personal property of JetX, L.L.C., a company that is owned in equal shares by Messrs. Deneau, Tucker and Miller. It is also secured by all of the personal property of Aurora. This may include a junior lien on the reserves on which TCW holds a first priority lien. We have agreed that the indebtedness to TCW will at no time exceed 55% of the total modified NPV 10 reserves held as collateral by TCW. We are also required to provide Northwestern Bank a revised independent reserve study every six months during the time the loan is outstanding, with the next report due no later than January 31, 2006. We are required to maintain a collateral coverage ratio not to exceed 1.2, as calculated twice per year.

         This credit facility may violate covenants in the TCW credit facility by granting to Northwestern Bank a second position on collateral held by TCW. The terms of the Northwestern Bank financing are currently being renegotiated to resolve this problem. We cannot be certain how this problem will be resolved or if it will be resolved at all.

Mortgage Loan

         On September 19, 2005, our Aurora division obtained an office condominium mortgage loan from Northwestern Bank in the amount of $2,950,000. The repayment schedule is monthly interest only for three successive months starting on November 1, 2005, and beginning on February 1, 2006, principal and interest in 32 monthly payments of $21,969. The loan bears interest at the rate of 6.5% per year. The maturity date is October 1, 2008. The loan proceeds were used to purchase the office condominium and to pay for interior improvements to the premises. The mortgage loan is secured by the personal guaranties of William
W. Deneau, Thomas W. Tucker, and John V. Miller, Jr.

Insurance

         The oil and gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of crude oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks. Personal injuries, damage to property and equipment, reservoir damage, or loss of reserves may occur if such a catastrophe occurs, any one of which could cause us to experience substantial losses. In addition, we may be liable for environmental damage caused by previous owners of properties we purchase or lease.

         Our Aurora division maintains insurance for potential losses at the level management deems reasonable. However, certain risks of loss are either uninsurable or not economically insurable. An uninsured loss may hurt our financial performance and condition. We currently have the following insurance coverage which is effective until December 31, 2005:

                POLICY TYPE                                           LIMIT
-------------------------------------------- --------------------------------------------------------
Worker's Compensation & Employment           Worker's Compensation; Statutory Employer's Liability
Liability                                    - $1,000,000
-------------------------------------------- --------------------------------------------------------
General Liability                            Each occurrence - $1,000,000;
                                             Damages to Rented Premises - $100,000;
                                             Medical Exp - $10,000;
                                             Personal & Adv. Injury - $1,000,000;
                                             General Aggregate - $2,000,000;
                                             Products-Comp -$2,000,000
-------------------------------------------- --------------------------------------------------------
Automobile                                   $1,000,000 per occurrence
-------------------------------------------- --------------------------------------------------------
Excess/Umbrella Liability                    $5,000,000 per occurrence and aggregate
-------------------------------------------- --------------------------------------------------------
Property/Pollution                           $1,059,600 (property coverage);
                                             $1,000,000 (pollution limit)
-------------------------------------------- --------------------------------------------------------
Well Control                                 $2,000,000 limit
-------------------------------------------- --------------------------------------------------------

Employees

         As of November 1, 2005, we have [31] full time employees and one part time employee. We are not a party to any collective bargaining agreements.

Non Oil and Gas Properties

         In addition to the properties described above, our principal office is located at 3760 North U.S. 31 South, Traverse City, Michigan, in a facility leased from South 31, L.L.C. Our current lease is through March 31, 2007 and is for approximately 5,000 square feet of office space. Rent is currently $8,700 per month, and includes all utilities, taxes, insurance and building maintenance.

         On September 19, 2005, we purchased a commercial condominium unit in the Copper Ridge Professional Center Five. This condominium project is located in Traverse City, Michigan. Our space is approximately 14,645 square feet on the second floor of the building, plus common areas and 15 covered parking spaces. Interior improvements are still under way. We expect to move our offices into this space by approximately the first week of December, 2005.

         With respect to the existing lease with South 31, L.L.C. that runs through March 31, 2007, management expects that we will be released from that lease at the time we are ready to move to our new offices. However, no formal release has yet been executed.

         We also have non-oil and gas mineral rights in a number of properties, although we do not presently consider them to be material to its business on a going forward basis.

Service Mark

         We have been granted a service mark registration (Registration No. 2,214,144) from the United States Patent and Trademark Office for the Aurora logo. The registration date is December 29, 1998, and the registration is valid for 10 years. We do not own any other patents, trademarks, licenses, franchises or concessions.

Legal Proceedings

There are no currently threatened or pending claims against us.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         You should read the following discussion in conjunction with our financial statements, together with the notes to those statements, included elsewhere in this report. The following discussion contains forward-looking statements that involve risks, uncertainties, and assumptions such as statements of our plans, objectives, expectations, and intentions. Our actual results may differ materially from those discussed in these forward-looking statements because of the risks and uncertainties inherent in future events.

Overview

         Cadence Resources Corporation is a Utah corporation incorporated on April 7, 1969 to explore and mine natural resources under the name Royal Resources, Inc. In January 1983, we changed our name to Royal Minerals, Inc. In March 1994, we changed our name to Consolidated Royal Mines, Inc. In September 1995, we changed our name to Royal Silver Mines, Inc. On May 2, 2001 we changed our name to Cadence Resources Corporation in connection with a corporate reorganization to focus our operations on oil and gas exploration.

         As a result of our change from a mineral exploration company to an oil and gas exploration company in 2001, our Board determined to write-off and dispose of our inventory of mineral properties to the greatest extent possible. Because mineral properties at the exploration stage have limited marketability, and because our management does not have the extensive time it would take to attempt to reach the limited number of buyers for our properties, we have not been successful at disposing of our properties in outright arms' length sales, but have chosen to write-down the carrying value of a substantial majority of our properties to zero, or to sell the properties to other entities controlled by our management in non-arms' length transactions.

Recent Developments

         On January 31, 2005, Cadence entered into a purchase agreement (the "Purchase Agreement") with twenty two accredited investors (each of whom is listed on the schedules of purchasers to the purchase agreement) pursuant to which the investors purchased 7,810,000 shares of common stock and warrants to purchase 14,050,000 shares of common stock at an exercise price of $1.75 per share for $9,762,500. The Nathan A. Low Family Trust dated 4/12/96 and Bear Stearns as Custodian for Nathan A. Low Roth IRA, both of which are controlled by Nathan Low, a greater than 10% holder of Cadence's common stock, invested in Cadence pursuant to the Purchase Agreement. Sunrise Securities Corporation, an affiliate of Nathan Low, received a commission equal to $926,250 and a warrant to purchase 2,186,000 shares of common stock for services rendered as the placement agent in the transaction. In May, 2005 the Company filed a registration statement on Form S4 which seeks to register the shares to be exchanged to the Aurora stockholder in exchange for shares of the Company and describes in greater detail the reasons for the transaction and the business of Aurora.

         We acquired Aurora Energy, Ltd. ("Aurora") on October 31, 2005 through the merger of our wholly-owned subsidiary with and into Aurora. As a result of that merger, Aurora became our wholly-owned subsidiary. The acquisition of Aurora will be accounted for as a reverse merger, with Aurora being the acquiring party for accounting purposes. The acquisition of Aurora was pursuant to the Agreement and Plan of Merger dated as of January 31, 2005 (the "Merger Agreement"). In connection with the acquisition of Aurora, we issued an aggregate of 37,512,366 shares of our common stock to the former shareholders of Aurora, and have reserved an additional 10,497,328 shares of our common stock for issuance upon exercise of option or warrants that had been issued by Aurora prior to the acquisition and that were previously exercisable for shares of the common stock of Aurora. Pursuant to the terms of the Merger Agreement our board of directors will be composed of seven individuals, three of whom were directors of Aurora prior to the acquisition and two of whom were directors of Cadence prior to the acquisition. As of November 10, 2005, our Board of Directors consisted of William W. Deneau, the former Chairman and President of Aurora, Howard M. Crosby and Kevin D. Stulp. Messrs. Crosby and Stulp were directors of the Company immediately prior to the acquisition of Aurora. On November 10, 2005, we mailed an information statement to our holders of record of our common stock, par value $0.01 per share, at the close of business on October 28, 2005 pursuant to Section 14(f) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14f-1 promulgated thereunder, in connection with the change of control and composition of our board of directors as contemplated by the Merger Agreement. Eleven days after mailing the information statement on Form 14f-1 to our shareholders, the following four additional directors designated by Aurora management will become directors: Earl V. Young, Gary J. Myles, Richard Deneau and Ronald E. Huff. See "Management."

                                CADENCE DIVISION

Capital Resources and Liquidity

         From our reorganization in mid-2001 until the date of this report, we have funded our operations principally through the private sale of equity securities, borrowings from officers, directors and shareholders, and borrowings from third party individuals and we expect this to continue to be the case for at least the remainder of 2005. In February 2004, we borrowed $410,000 in short term notes from three directors and a company of which two officers and directors are also affiliated. These notes bore interest at the rate of 12% per annum, and were repaid in full in April, 2004.

         On April 2, 2004, we issued $6,000,000 of senior secured notes to seven individual investors. Each $50,000 principal amount of the notes was accompanied by warrants to purchase 6,375 shares of our common stock, or an aggregate of 765,000 shares, at a price of $4.00 per share. The warrants expire on April 2, 2007. During this reporting period these secured notes were repaid in full. In conjunction with early repayment of the notes, the exercise price of the warrants was lowered to $1.25.


         We realized net proceeds of $941,900 from the sale of our common stock and warrants during fiscal year 2002, net proceeds of approximately $4,830,000 from the sale of our common stock, preferred stock and warrants during the year ended September 30, 2003. Additionally, we received net proceeds of $288,500 from the sale of common stock and exercise of warrants during the year ended September 30, 2004.


         In the periods ended September 30, 2002, 2003 and 2004, we received approximately $86,000, $16,000 and $14,000 respectively from the sale of investments in various public companies. The sales of these investments were made to fund our working capital needs. Prior to our refocus upon the exploration and development of oil and gas properties, we would from time to time make investments in public companies. These investments were passive in nature and were generally relatively small. Given our focus on oil and gas, future investments of this nature are likely to be limited to opportunities that are of some strategic value to our core oil and gas business and are likely to be less passive in nature.

         In our 2001 fiscal year, we borrowed $125,000 from Howard Crosby, (an officer and shareholder of ) and $10,000 from Dotson Exploration, a related party which is 48% owned by Messrs. Crosby and Ryan. These amounts were repaid in fiscal 2002 for cash of $45,000, and 300,000 shares of our common stock. In fiscal 2002, we had no net borrowings, and in the year ended September 30, 2003, we had total borrowings of $600,000, of which $140,000 was repaid in cash. As of September 30, 2003, $50,000 was owed to Nathan Low Family Trust, a shareholder of , $85,000 was owed to Mr. Crosby, $25,000 was owed to Kevin Stulp and $300,000 was owed to CGT Management Ltd. All of such amounts were repaid by in October of 2003. During the year ended September 30, 2004, we borrowed $410,000 in short-term notes from certain of our officers, directors, and other insiders , as well as $1,000,000 of non-interest bearing short-term notes received in late March 2004. These liabilities were repaid in full in April 2004.

         On January 31, 2005, we entered into a share purchase agreement with twenty-two accredited investors pursuant to which the investors purchased 7,810,000 shares of common stock and common stock warrants enabling the warrant holders to purchase 14,050,000 shares of common stock at an exercise price of $1.75 per share. The aggregate proceeds from the security sales were $9,762,500 before commissions. The proceeds of this financing were used in part to retire the April 2, 2004 debt financing and all accrued interest thereon.

         We spent $144,000 in fiscal 2002, $321,000 in fiscal 2003 and $530,167 in fiscal 2004 for oil and gas lease expenses and lease operating expenses. In the same periods we spent $134,000, $145,000, and $308,000, respectively, for oil and gas drilling, production and operating expenses. Historically, we have obtained professional oil and gas geologic and engineering services solely on a consulting basis. We spent approximately $934,000 in fiscal 2002, $591,000 in fiscal 2003 and $424,873 in fiscal 2004, for consulting services in various disciplines.

         During fiscal 2002, 2003 and 2004, we purchased fixed assets in the amounts of $172,000, $183,000 and $980,000, respectively. These expenditures were primarily related to the purchase of well equipment, including pipelines, tanks, casings and pumping units.


         As of June 30, 2005, we had cash and cash equivalents of approximately $1,657,209. We anticipate funding most of our near-term operating and administrative overhead for our Cadence division out of revenues from the sale of our Texas oil production and Louisiana and Michigan gas production.

Results of Operations

For the periods ended June 30, 2005 and 2004

Revenues

         During the quarter ended June 30, 2005, revenues from the sale of oil and gas totaled approximately $635,027, from production from our wells in Texas, Louisiana and Michigan. This revenue came from the sale of oil from our wells in Texas for revenues of $274,676. The balance of our revenues of $360,351 came from the sale of natural gas from our wells in Louisiana and Michigan, plus a small amount from our New Mexico property.

         Comparing this to the net revenue from the quarter ended June 30, 2004 of $638,513, approximately $205,526 came from the sale of oil produced from our Texas properties, and the balance of $432,987 came from the sale of natural gas at our Michigan and Louisiana natural gas properties.

Expenses

         Our expenses during this reporting period for 2005 and 2004 break into two general categories: corporate and administrative overhead and expenses from oil and gas operations. Our overall general and administrative expenses include officer compensation, rent, travel, audits and legal fees associated with SEC filings, directors fees, investor relations and related consulting fees, stock transfer fees and other items associated with the costs of being a public entity. Expenses from oil and gas operations include consulting fees for technical and professional services related to oil and gas activities, leases, drilling expenses, exploration expenses, depletion, depreciation and amortization of oil and gas properties and related equipment, and other expenses related to the procurement and development of oil and gas properties.

         The following table is a comparison of our Cadence division's two general categories of expenses for the quarters ended June 30, 2005 and June 30, 2004, and the percentages each of these categories comprise of total expenses:

------------------------------------------------------------------------------------------------------
                                          Quarter Ended June 30,
------------------------------------------------------------------------------------------------------
                                                           % of 2005                       % of 2004
                                             2005        Total Expenses     2004        Total Expenses
------------------------------------------------------------------------------------------------------
Corporate and Administrative Overhead     $  259,351          21.01%     $  674,473          63.15%
------------------------------------------------------------------------------------------------------
Expenses from Oil and Gas Operations      $  975,186          78.99%     $  393,605          36.85%
------------------------------------------------------------------------------------------------------
Total Expenses                            $1,234,537          100.0%     $1,068,078          100.0%
                                          ==========          =====      ==========          =====
------------------------------------------------------------------------------------------------------

         When comparing the same reporting periods on a year over year basis, our corporate and administrative expenses decreased from 2004 to 2005 by approximately $415,122, principally because of decreased expenses and commissions associated with financing of the Company as well as decreased costs associated with the issuance of options to Officers and Directors of the Company.

         The comparable year to year increases in oil and gas related expenditures are summarized in the following table, which reflects the major expense categories for expenses from oil and gas operations for fiscal 2005 and 2004.

------------------------------------------------------------------------------------------------------------------
                                                                   Quarterly Period Ended June 30,
------------------------------------------------------------------------------------------------------------------
                                                                2005                              2004
------------------------------------------------------------------------------------------------------------------
                                                                       % of Total                      % of Total
                                                      2005               Expenses          2004          Expenses
------------------------------------------------------------------------------------------------------------------
       Exploration and drilling                     $ 13,113              1.34%          $  6,758         1.72%
------------------------------------------------------------------------------------------------------------------
       Depreciation, depletion and amortization     $693,152             71.08%          $189,133        48.05%
------------------------------------------------------------------------------------------------------------------
       Oil and gas lease expenses                   $151,811             15.57%          $103,010        26.17%
------------------------------------------------------------------------------------------------------------------
       Oil and gas lease operating expenses         $ 49,999              5.13%          $  4,090         1.04%
------------------------------------------------------------------------------------------------------------------
       Oil and gas consulting                       $ 65,000              6.66%          $ 25,500         6.48%
------------------------------------------------------------------------------------------------------------------
       Oil and gas production costs                 $  2,111              0.22%          $ 65,114        16.54%
------------------------------------------------------------------------------------------------------------------
Total Expenses from oil and gas operations          $975,186             100.0%          $393,605        100.0%
                                                    ========             =====           ========        =====
------------------------------------------------------------------------------------------------------------------

         Oil and gas lease expenses and lease operating expenses increased by $644,584 from the 2004 reporting period. The largest increase in oil and gas related expenses came in the category of depreciation, depletion and amortization, which increased by $504,019 from the prior year, and as a percentage, increased from 57.58% to 71.23% of the total.

For the Years ended September 30, 2004 and 2003

Revenues

         During the year ended September 30, 2004, revenues from the sale of oil and gas totaled approximately $2,541,447, primarily from production from our Cadence division's wells in Texas, Louisiana and Michigan. This revenue came from the sale of 25,887 net barrels of oil at an average price of $36.11 per barrel from 's wells in Texas and 37,517 MCF of natural gas at an average price of $5.83 per MCF from our wells in Louisiana and Michigan. Revenues from oil and gas exploration of $337,355 were received in the comparable period of fiscal 2003. This revenue came from the sale of 11,447 net barrels of oil at an average price of $29.47 per barrel. There was no production from our wells in Louisiana or Michigan in fiscal 2003. We also realized a cash receipt of $50,000 in April 2003 from Bridas Energy upon transfer of drilling and production rights in our leasehold acreage in DeSoto Parish, Louisiana that we are currently exploring with them on a joint basis.


Expenses

         Our expenses during fiscal 2003 and 2004 break into two general categories: corporate and administrative overhead and expenses from oil and gas operations. Our overall general and administrative expenses include officer compensation, rent, travel, audits and legal fees associated with SEC filings, directors fees, investor relations and related consulting fees, stock transfer fees and other items associated with the costs of being a public entity. Expenses from oil and gas operations include consulting fees for technical and professional services related to oil and gas activities, leases, drilling expenses, exploration expenses, depletion, depreciation and amortization of oil and gas properties and related equipment, and other expenses related to the procurement and development of oil and gas properties.


         The following table is a comparison of out two general categories of our Cadence division's expenses for the years ended September 30 2004 and 2003, and the percentages each of these categories comprise of total expenses:

                                                                    YEAR ENDED SEPTEMBER 30,
                                               -----------------------------------------------------------------
                                                           2004                                2003
                                               ---------------------------         -----------------------------
                                                                  % of 2004                           % of 2003
                                                                    Total                               Total
                                                 2004             Expenses           2003             Expenses
                                               ----------         --------         ----------         ----------
Corporate and Administrative Overhead          $2,551,269             41.2%        $1,446,756             71.3%
Expenses from Oil and Gas Operations           $3,643,666             58.8%           583,393             28.7%
                                               ----------         --------         ----------         ----------
Total Expenses                                 $6,194,935            100%          $2,030,149            100.0%

         Our Cadence division's general and administrative expenses increased from fiscal 2003 to fiscal 2004 by approximately $1,104,000, principally because of increased legal costs paid to outside counsel in connection with the filing of two separate SB-2 registration statements during the course of the fiscal year. These registration statements also substantially increased the amounts paid to outside accountants as well.


         The comparable year to year increases in oil and gas related expenditures are summarized in the following table, which reflects the major expense categories for expenses from oil and gas operations for fiscal 2004 and 2003 These expenses increased over six-fold from the prior year, primarily as a result of the decision to impair the carrying value of five wells drilled in Desoto Parish during the fiscal year.


                                                                     YEAR ENDED SEPTEMBER 30,
                                               -----------------------------------------------------------------
                                                           2004                                2003
                                               ---------------------------         -----------------------------
                                                                  % of Total                          % of Total
                                                 2004             Expenses           2003             Expenses
                                               ----------         --------         ----------         ----------
     Exploration and drilling                  $  134,452              3.7%        $  109,968             18.8%
     Depreciation, depletion and amortization   2,663,695             73.1%            57,310              9.8%
     Oil and gas lease expenses                   565,148             15.5%           302,204             51.8%
     Oil and gas production costs                 174,836              4.8%            34,577              6.0%
     Oil and gas lease operating expenses               0              0.0%            19,334              3.3%
     Oil and gas consulting                       105,535              2.9%            60,000             10.3%
                                               ----------         --------         ----------         ----------
Total Expenses from oil and gas operations     $3,643,666            100%          $  583,393            100.0%

         Although Cadence division's exploration and drilling expenses and oil and gas lease expenses increased by some $24,000 from the 2003 fiscal year, by far the largest increase in oil and gas related expenses came in the category of depreciation, depletion and amortization, which increased by over $2,600,000 from the prior year, and as a percentage increased from 9.8% to 73.1% of the total. This was due primarily to the decision by us to impair the carrying value of two De Soto Parish gas wells at June 30th, and to impair the value of three more De Soto Parish gas wells as of September 30, as well as a downward adjustment in the total gas reserves as determined by Ralph E Davis and Associates, the independent petroleum engineers.


Recent Accounting Pronouncements

         There have been no recently issued accounting pronouncements which we expect to have a material effect on our consolidated financial position or results of operations.

                                 AURORA DIVISION

Overview

         As of June 30, 2005, most of our Aurora division's proved reserves were natural gas produced from the Michigan Antrim Shale. Its Michigan activities have allowed it to develop operational and technical experience in the drilling, development and production of the Michigan Antrim Shale. In addition to the Michigan properties, our Aurora division has an extensive leasehold position in several New Albany Shale projects in Indiana.

         For 2005, our Aurora divisions's plan is to continue to focus on the development of its existing Michigan properties by participating in the drilling of an additional 100 new wells. In the first half of 2005, our Aurora division participated in the drilling of 50 new wells in Michigan. The goal is to drill 150 new wells during 2005. Because of the frost laws in Michigan, drilling in the spring is restricted. In 2005, the frost laws were lifted on April 21. Since that date, the pace of drilling has increased, and management believes that the 150 well goal for the year 2005 continues to be achievable. Our Aurora division also plans to participate in drilling at least three horizontal wells in the Indiana New Albany Shale. With the infusion of additional equity received in the first quarter of 2005, management expects that our Aurora divison will be able to implement its development plan to begin realizing production by developing its current extensive leasehold position.

RECENT DEVELOPMENTS

         On January 31, 2005, Aurora entered into a Securities Purchase Agreement (the "Purchase Agreement") with six accredited investors pursuant to which the investors purchased 5,020,000 shares of common stock and warrants to purchase 1,900,000 shares of common stock at an exercise price of $2.50 per share for $12,550,000. Of this amount, 600,000 shares and $1,500,000 had been issued in December 2004, and were rolled into this financing under the Purchase Agreement. The issuance of these 600,000 shares was reflected in the December 31, 2004 financial statements. In connection with this financing, for services rendered as the placement agent, Sunrise Securities Corporation received a commission in the form of 552,200 shares of Aurora common stock, plus warrants to purchase 502,000 shares of Aurora common stock at an exercise price of $2.50 per share. The par value of $552 assigned to this transaction was netted against additional paid in capital.

         On January 3, 2005 El Paso Corporation exercised an option to purchase 95% of the working interest in certain New Albany Shale acreage in Indiana. As a result of this transaction Aurora received gross proceeds in the amount of $7,373,737. After deducting a distribution to subsidiary members of $805,000 and an additional $1,000,000 set aside for the subsidiary's share of anticipated future drilling expense, approximately $5,500,000 of net proceeds was retained by Aurora.

         Aurora was acquired by Cadence on October 31, 2005 through the merger of our wholly-owned subsidiary with and into Aurora. As a result of that merger, Aurora became our wholly-owned subsidiary. The acquisition of Aurora will be accounted for as a reverse merger, with Aurora being the acquiring party for accounting purposes. The acquisition of Aurora was pursuant to the Agreement and Plan of Merger dated as of January 31, 2005 (the "Merger Agreement"). In connection with the acquisition of Aurora, Cadence issued an aggregate of 37,512,366 shares of its common stock to the former shareholders of Aurora, and has reserved an additional 10,497,328 shares of our common stock for issuance upon exercise of options or warrants that had been issued by Aurora prior to the acquisition and that were previously exercisable for shares of the common stock of Aurora.

         As of June 30, 2005, our Aurora division had paid off several of the liabilities reflected on the December 31, 2004 balance sheet, including the $350,000 short term bank borrowing and all but one of the related party notes payable. Additionally, as of June 30, 2005, all remaining outstanding shares of Aurora preferred stock were converted to Aurora common stock.

Capital Resources and Liquidity

         To date, our Aurora division has funded its operations principally through the private sale of equity securities, borrowings from officers, directors and shareholders, and borrowings from third parties.

         From its inception through June 30, 2005, our Aurora division has generated revenue from three primary sources: (1) Proceeds from the sale to third parties of leasehold and/or working interests in various oil and gas projects; (2) Producing natural gas and oil from the economic interests owned by our Aurora division; and (3) management fees paid by certain joint ventures partners to our Aurora division for lease management services provided within certain project areas. To date, the allocation between these three categories has been evenly distributed as our Aurora division worked to secure its acreage position for drilling and development. Our Aurora division is now positioned to focus its efforts on drilling and development of existing leasehold to significantly increase its income from producing natural gas.

Cash Flow - Years Ended December 31, 2004 and 2003

         Cash flow from operations for 2004 and 2003 include net operating income from the production and sale of oil and natural gas (production revenue less production expense) of $345,673 and $174,173 respectively. Additional sources of income from operations in 2004 and 2003 are summarized as follows;

Other Income Summary             2004                2003
                              ----------          ----------
Management Fees               $  883,687          $1,521,676
Operator Revenue                 309,148             311,054
Miscellaneous Income                                  88,555
                              ----------          ----------
                              $1,192,835          $1,921,285

         These sources of income were used to cover our Aurora division's 2004 and 2003 general and administrative expenses of $2,057,333 and $1,464,736; interest expense of $392,402 and $416,690 respectively and taxes in 2004 of $75,000.

         Cash flows from investing activities for 2004 and 2003 include $1,902,537 and $8,475,080 respectively of proceeds received from various sales of working interest and project interests.

         Cash used in investing activities for 2004 and 2003 primarily included the purchase of leasehold and working interests, drilling and development costs, lease fund investor payments, and purchase of office computers and other equipment. A summary of these expenditures by category by year is as follows:

                                                             2004                 2003
                                                         -----------          -----------
Purchase of leasehold and working interests              $ 3,433,794          $ 1,590,025
Drilling and development costs ($3,720,227 not
    amortizable as of 12/31/04 waiting fracture
    treatments and hookup)                                 6,725,869            6,395,001

Investment in Subsidiary                                     230,396                   --
Advances on Notes Receivable                                 155,096                   --
Other property and equipment                                  74,166               20,317
                                                         -----------          -----------

                                                         $10,619,321          $ 8,005,343

         The leasehold and working interest purchases reflect our Aurora division investment in acreage over the last two years to execute its drilling and development plan. The drilling and development costs in 2004 represent expenditures for Aurora's 20% share of the drilling of approximately 50+ Antrim wells in its joint venture project with Samson and its approximate 50% of 30+ Antrim wells in the Hudson project. The drilling and development costs in 2003 represent expenditures for the Treasure Island, Black Bean and Pike projects as well as certain pipeline construction expenditures.

         As of December 31, 2004 and 2003, our Aurora division's total capitalization was as follows:

                                             2004             2003
                                          -----------      -----------
Short term bank borrowings                $   350,000      $        --
Reserve base lending                                0          498,675
Obligations under capital lease                21,486          996,789
Related party notes payable                 3,018,531        3,241,847
Other notes payable                                 0          307,935
Mezzanine financing                        10,000,000        4,200,400
                                          -----------      -----------
Total Debt                                $13,390,017      $ 9,245,646
Stockholders' equity                        6,246,304        4,503,648
                                          -----------      -----------
Total Capitalization                      $19,636,321      $13,749,294

         Cash flows provided by financing activities for 2004 primarily include the advance of $10,000,000 from mezzanine financing, cash received in exchange for common stock issuance of $2,920,000, short term bank borrowings of $350,000, a $10,466 distribution from a subsidiary disposition, and advances from related parties of $154,118.

         Cash flows provided by financing activities for 2003 primarily include the advance of $4,200,400 from mezzanine financing sources, the advance of $498,676 from reserve base financing, $880,000 in proceeds from capital lease obligations, $114,844 third party investor capital contribution and $307,935 in net proceeds from other notes payable.

         Cash flows used for financing activities for 2004 and 2003 include the following payments:

                                          2004                2003
                                       ----------          ----------

Repayment of obligations under
    capital lease                         128,278             338,938
Financing loan origination fee            294,544                  --
Lease fund investor payments                   --           2,007,965
Distributions to minority members          41,347           1,274,793
Repayment of advances from
     related parties                      504,546                  --
Other notes payable                       307,935           248,098
Repayment of short term bank borrowing        --           1,250,000
                                       ----------          ----------
Total Cash used for financing
                                       $1,276,650          $5,119,785
                                       ----------          ----------

         Both the Wells Fargo mezzanine facility in the amount of $4,200,400 and the reserve bank borrowings of $498,676 were paid off with the sales proceeds received as part of the May 2004 sales transaction to a joint venture partner for an 80% interest in certain Antrim projects.

Cash Flow - Six Months Ended June 30, 2005 and 2004

         Cash flow from operations for the six months ended June 30, 2005 and June 30, 2004, includes net operating income from the production and sale of oil and natural gas (production revenue less production expense) of $444,949 and $293,220, respectively. Our Aurora division also reported net revenues of $12,397 for the period ended June 30, 2005 from a pipeline subsidiary. Additional sources of income from operations for these periods are summarized as follows:

Other Income Summary                           6/30/05           6/30/04
                                          -------------    --------------
Management fees                               $345,252          $894,454
Operator revenue                                 4,359            51,210
Miscellaneous income                                              68,104
                                          -------------    --------------

                                              $349,611        $1,013,768
                                          -------------    --------------

         These sources of income were used to cover our Aurora division general and administrative expenses for those periods of $1,126,397 and $1,025,712 respectively; and interest expenses of $222,077 and $273,303 respectively.

         Cash flows from investing activities for the six months ended June 30, 2005 and June 30, 2004 include $7,373,737 and $1,551,591 respectively, of cash proceeds received from various sales of working interest and project interests. Additionally, in 2005 our Aurora division received $85,000 in cash in full payment of a loan the Company had made to a shareholder.

         Cash used in investing activities for the six months ended June 30, 2005 and June 30, 2004 were $15,404,953 and $2,127,086 respectively. This investing activity included the purchase of leasehold and working interests, drilling and development costs, purchase of office computers and other equipment, payments for merger costs, advances on notes receivable, and investments in two subsidiaries, the Hudson Pipeline and Processing Company, LLC ("HPPC") and GeoPetra Partners, LLC. A summary of these expenditures by category by period is as follows:

                                                  June 30, 2005    June 30, 2004
                                                  -------------    -------------
Purchase of leasehold and working interests          $3,489,182       $2,062,565
Drilling and development costs                        4,267,495               --
Drilling and development costs - producing wells     $6,691,175               --
Other property and equipment                             73,958           44,521
Capital expenditures - building                          31,716               --
Payments for capitalized merger costs                   263,092               --
Advances on notes receivable                             72,379           20,000
Investments in GeoPetra Partners                         14,000               --
Investment in Hudson Pipeline                           501,956               --
                                                 --------------   --------------
Total cash used for investing                       $15,404,953       $2,127,086
                                                 --------------   --------------

         The leasehold and working interest purchases reflect our Aurora division's investment in acreage during the first six months of 2005 and 2004 to execute its drilling and development plan. The drilling and development costs in the six months ended June 30, 2005 represent expenditures primarily for our Aurora division's share of the drilling three units in the Hudson project area. The costs incurred in the six months ending June 30, 2004 represent expenditures for lease acquisitions so that our Aurora division could begin its 2004 drilling program in the last quarter of 2004.

         As of June 30, 2005, our Aurora division's total capitalization was as follows:

                                               June 30, 2005
                                           ------------------
Short term bank borrowings                       $        --
Obligations under capital lease                       17,418
Related party notes payable                           69,833
Mezzanine financing                               20,000,000
                                           ------------------

Total Debt                                       $20,087,251
Stockholders' equity                              16,489,967
                                           ------------------
Total Capitalization                             $36,577,218

         Cash flows provided by financing activities during the six months ended June 30, 2005 included cash received in the amount of $11,025,000 in exchange for common stock issuance, net advances from the Mezzanine credit facility of $9,850,000, and miscellaneous refunds from lease investors in the amount of $20,177. Cash flows provided by financing activities during the six months ended June 30, 2004 include the advance of $241,000 from Mezzanine financing, $22,500 in cash received in exchange for common stock issuance, $86,650 net proceeds received from a related party note, and $10,783 cash proceeds received from disposition of a subsidiary.

         Cash flows used for financing activities for the six months ended June 30, 2005 and June 30, 2004 include the following payments.

                                           6/30/05               6/30/04
                                        ---------------      --------------
Payments on short-term bank borrowings      $  350,000            $     --
Obligations under capital lease                  4,068              80,498
Related party notes payable (net)            2,948,698              11,333
Payments to lease fund owners                       --             132,950
Other notes payable                                 --             307,935
Dividends paid on Preferred Stock               44,340                  --
Distributions to minority members              805,000              65,080
                                        ---------------      --------------
                                            $4,152,106            $597,796
                                        ---------------      -------------

Capital Resources

         Our Aurora division's credit facility with the Trust Company of the West ("TCW") is described above. It is subject to semi-annual re-determination and certain other re-determinations based upon several factors. The borrowing base is impacted by, among other factors, the fair value of our Aurora division's oil and gas reserves that are pledged to TCW. Changes in the fair value of our Aurora division's oil and gas reserves are caused by changes in prices for natural gas and crude oil, operating expenses and the results of drilling activity. A significant decline in the fair value of these reserves could reduce its borrowing base. A borrowing base reduction could limit our Aurora division's ability to carry out its capital expenditure programs and possibly require the repayment of a portion of its current credit facility. During the quarter ended June 30, 2005, our Aurora division was in violation of a debt coverage ratio under the TCW facility. The lender has granted our Aurora division a waiver of this violation.

         Our Aurora division's management believes that its capital resources are adequate to meet the requirements of our Aurora division's business. Our Aurora division management that our Aurora division's 2005 capital expenditure budget of approximately $55,000,000 will be funded by cash flow from operations, credit facility utilization and the issuance of common stock. In January 2005, our Aurora division received two significant cash infusions, which will be available for current year budgeted expenditures, including an infusion of over $5,500,000 from the net proceeds received from El Paso upon the exercise of its option for certain New Albany Shale properties and $11,050,000 from the issuance of common stock to private investors. In June 2005, our Aurora division received a net advance on its Mezzanine credit facility of $9,850,000. As new business opportunities arise, management may decide to seek additional equity investment or debt financing.

         There is no assurance that any desired increase in available credit will be realized. If capital resources are inadequate or unavailable, our Aurora division may curtail its acquisition, development and other activities or in severe cases, be forced to sell some of its assets on an untimely or unfavorable basis.

Results of Operation

Revenues

         Our Aurora division generates revenue primarily from the following sources: sale of oil and gas; providing lease project management services; providing administrative overhead services for certain producing properties; and the sale of certain leasehold projects.

Revenues - Years Ended December 31, 2004 and 2003

         A comparative summary of the composition of our Aurora divisions revenue by source for the years ended December 2004, and 2003 is as follows:

                                                            2004                               2003
                                                 ---------------------------       -----------------------
                                                                     % of                            % of
                                                   Amount            Total          Amount           Total
                                                 ----------       ----------       ----------     --------
Oil and gas sales                                $  960,011               44%      $1,094,612         19%
Lease management fee                                883,687               40%       1,521,676         26%
Administrative fee for producing properties         309,148               14%         311,054          5%
Gain on sale of properties                               --               --        2,814,222         48%
Interest income                                      47,678                2%           8,478          --
Miscellaneous income                                     --               --           88,555          2%
                                                 ----------       ----------       ----------      -------
                                                 $2,200,524              100%      $5,838,597         100%
                                                 ==========       ==========       ==========      =======

         Total revenues in 2004 were $2,200,524 a decrease of $3,638,073 due primarily to the following: A one time sale and disposition of a subsidiary's assets in 2003 which resulted in a gain of $2,814,222, a decrease in management fees of $637,989 and a one time miscellaneous income of $88,555. The decrease in management fees is due to our Aurora division 's shift from leasehold acquisitions through various joint ventures to the development of these leased properties to produce natural gas.

Gas, Oil and Related Product Sales

         During the year ended December 31, 2004, revenues from the sale of oil and gas totaled approximately $960,000 primarily from the production from Michigan oil and gas properties. This revenue was generated from the sale of 149,502 net MCF of natural gas at an average price of $4.91 per MCF from wells in the Michigan Antrim and 4,798 net barrels of oil at an average price of $47.22 per barrel from wells also located in Michigan.

         The total revenues in 2004 from gas, oil and related product sales decreased about 12%. This net decrease is the result of the sale of certain Indiana projects in 2003 which decreased 2004 production revenues. Additionally the sale of 80% of our Aurora division 's reserves in certain Michigan Antrim Properties as of March 1, 2004 further reduced production revenues. The properties sold included leases in the Beyer, Paxton Quarry, Black Bean and Treasure Island projects. This resulted in a decrease of 80% of production revenues from these projects from March 2004 to December 2004. However this decrease was offset by higher prices in 2004, and approximately $300,000 of additional production revenues from the Treasure Island project which included an entire 12 months of revenues and $63,000 production revenue from the Hudson project drilled in 2004. A summary of oil and gas revenue sources by project area in 2004 and 2003 is as follows:

                              2004            2003
                          ----------      ----------
Michigan Antrim           $  960,011      $1,007,081
New Albany Shale                  --          87,530
Ohio Trenton Project              --              --
                          ----------      ----------
                          $  960,011      $1,094,611

         In 2004 most of the revenue generated from gas and oil sales came from our Aurora division 's interest in the Beyer, Black Bean, Paxton Quarry, Treasure Island, Hudson, Eastern Group, and Church Lake Field projects. There were also minor overriding royalties received from certain New Albany Shale projects.

Other Revenues

         In addition to the oil and gas production revenue, in prior years our Aurora division has received revenue and cash flow from three other sources: management fees from the administration of certain lease projects; overhead fees charged for the administration of certain producing properties; and the sale of interests in certain oil and gas projects.

         A summary of these other sources of revenue for 2004 and 2003 is as follows:

                                                   2004          2003
                                               ----------    ----------
Lease Management fee                           $  883,687    $1,521,676
Administrative fee for producing properties       309,148       311,054
Gain on sale of properties                             --     2,814,222
                                               ----------    ----------
                                               $1,192,835    $4,646,952

         As noted above, a significant decrease in management fees occurred from 2003 to 2004 resulting in a net reduction totaling $637,989. This trend is expected to continue as our Aurora division shifts from the management of leasehold acquisition projects through various joint ventures to the development of these leased properties to produce natural gas.

         Revenues from the administration of producing properties remained steady from 2003 to 2004. This revenue source is expected to increase steadily as our Aurora division begins to operate the new wells it will drill. Of the 150+ wells currently slated for drilling in 2005, our Aurora division expects to provide the operations for at least 50%.

         Generally, the proceeds from the sale of oil and gas properties results in additional cash flow to our Aurora division. It does not, however, necessarily increase our Aurora division 's revenue. This is because our Aurora division employs the full cost method of accounting for its oil and gas properties. The proceeds received from the sale of certain properties in 2003 resulted in the one time recording of net income because it was the result of a complete disposition of all the assets of one of our Aurora division's subsidiaries. In 2004 our Aurora division received in excess of $7,000,000 from three separate sales of interest in oil and gas properties to third parties that were credited to the cost pool and not reflected in our Aurora division's revenues.

Revenues - Three Months Ended June 30, 2005 and 2004.

         A comparative summary of the composition of our Aurora division's revenue by source for the three months ended June 30, 2005 and 2004 is as follows:

                                             June 30, 2005                  June 30, 2004
                                       ---------------------------    ---------------------------
                                                         % of                            % of
                                          Amount          Total          Amount          Total
                                       -------------     --------     --------------    ---------
Oil and gas sales                          $719,285           77%          $247,675          31%
Other income                                118,285           13%           550,326          69%
Equity income of non-consolidated
    investee                                 26,806            3%                --           --
Interest income                              71,245            7%             1,345           --
                                       -------------    ----------    --------------    ---------
                                           $935,621          100%          $799,346         100%

         Total revenues for the second quarters of 2005 were $935,621, an increase of $136,275 or a 17% net increase from the prior year second quarters due to the following. Production revenues increased by approximately $470,000 or 190%. This was due to increased drilling activity in early 2005, which resulted in an increased number of wells that were generating additional production revenue. A decrease in other income between the two periods was due largely to the reduction in management fees received by our Aurora division. The decrease in management fees is due to our Aurora division's shift from leasehold acquisitions through various joint ventures to the development of these leased properties to produce natural gas. This decrease was offset in part by an increase in interest income of $69,900 generated on the funds raised in the private equity transaction described above, and by revenues generated from the HPPC subsidiary.

Gas, Oil and Related Product Sales

         During the three months ended June 30, 2005, revenues from the sale of oil and gas totaled approximately $719,285 primarily from production from Michigan oil and gas properties. This revenue was generated from the sale of 94,531.33 net MCF of natural gas at an average price of $6.96 per MCF from wells in the Michigan Antrim and 1,312.00 net barrels of oil at an average price of $16.80 per barrel from wells also located primarily in Michigan.

         A summary of oil and gas revenue sources by project area for the three months ended June 30, 2005 and 2004 is as follows:

                           6/30/05            6/30/04
                      ---------------    ---------------
Michigan Antrim             $696,750           $247,675
New Albany Shale              22,535                 --
                      ---------------    ---------------
                            $719,285           $247,675
                      ---------------    ---------------

         For the quarter ended June 30, 2005, nearly 75% of our Aurora division's revenues were generated from the Hudson 34, Hudson SW and Hudson NE units of the Hudson project, which went on line in December 2004, February 2005 and late April 2005, respectively. The remaining production revenue generated from gas sales came from our Aurora division 's interest in the Beyer, Black Bean, Paxton Quarry, Treasure Island, Eastern Group, and Church Lake Field projects. There were also minor overriding royalties received from certain New Albany Shale projects.

         For the quarter ended June 30, 2004, production revenue generated from gas sales came from our Aurora division's interest in the Beyer, Black Bean, Paxton Quarry, Treasure Island, Eastern Group, and Church Lake Field projects.

Other Revenues

         In addition to oil and gas production revenue, our Aurora division also generates revenue primarily from three other sources: management fees from the administration of certain lease projects; overhead fees charged for the administration of certain producing properties; and the sale of interests in certain oil and gas projects.

         A summary of these other sources of revenue for the three months ended June 30, 2005 and June 30, 2004 are as follows:

Other Income Summary                           6/30/05           6/30/04
                                            --------------    --------------
Lease Management fees                            $117,926          $489,611
Administrative fee for producing properties           359            21,126
Miscellaneous income                                   --            39,589
                                            --------------    --------------
                                                 $118,285          $550,326
                                            --------------    --------------

         The decrease in lease management fees is the result of our Aurora division shifting its efforts from joint venture leasing activity, which generated these fees, to development of its leasehold interests for its own account. This trend is expected to continue with our Aurora division replacing these lease management fee revenues with gas production revenue as the drilling projects are completed. The decrease in well administration overhead from last year's second quarter is due to the 2004 sale to Samson which resulted in Samson taking over operations of certain producing wells. Some of this administrative revenue will be replaced in late 2005 from new wells our Aurora division will operate in 2005. The miscellaneous income has not been significant.

         In the first quarter of 2005, our Aurora division also received approximately $5,500,000 in net proceeds from the sale of certain New Albany Shale acreage in Indiana to El Paso Corporation. These proceeds were credited to the cost pool, and are not reflected in our Aurora division 's revenues.

Revenues - Six Months Ended June 30, 2005 and 2004.

         A comparative summary of the composition of our Aurora division's revenue by source for the six months ended June 30, 2005 and 2004 is as follows:

                                             June 30, 2005                   June 30, 2004
                                       --------------------------     ---------------------------
                                                        % of                            % of
                                          Amount          Total          Amount           Total
                                       -------------    ----------    -------------     ----------
Oil and gas sales                        $1,097,906           68%          $676,798           40%
Other income                                349,611           22%         1,013,768           60%
Equity income of subsidiary                  12,397            --                --            --
Interest income                             165,910           10%             2,649            --
                                       -------------    ----------    --------------    ----------
                                         $1,625,824          100%        $1,693,215          100%

         Total revenues for the six months ended June 30, 2005 were $1,625,824, a decrease of approximately $67,000 or a 4% net reduction from the prior year six months ended June 30, 2004 due to the following. Production revenues increased by approximately $420,000, representing a 62% increase from the prior year. This was due to increased drilling activity in early 2005, which resulted in an increased number of wells generating natural gas production revenue. A decrease in other income between the two periods was due largely to the reduction in management fees received by our Aurora division. The decrease in management fees is due to our Aurora division's shift from leasehold acquisitions through various joint ventures to the development of these leased properties to produce natural gas. This decrease was offset in part by the increase in interest income of $163,261 generated on the funds raised in the private equity transaction described above, and by $12,397 in revenues generated from the HPPC subsidiary.

Gas Oil and Related Product Sales

         During the six months ended June 30, 2005, revenues from the sale of oil and gas totaled approximately $1,097,906 primarily from production from Michigan oil and gas properties. This revenue was generated from the sale of 147,899.06 net MCF of natural gas at an average price of $6.55 per MCF from wells in the Michigan Antrim and 2,763.95 net barrels of oil at an average price of $46.60 per barrel from wells also located primarily in Michigan.

         A summary of oil and gas revenue sources by project area for the six months ended June 30, 2005 and 2004 is as follows:

                        6/30/05            6/30/04
                     ---------------    ---------------
Michigan Antrim          $1,075,371           $675,697
New Albany Shale             22,535              1,101
                     ---------------    ---------------
                         $1,097,906           $676,798
                     ---------------    ---------------

         For the six months ended June 30, 2005, nearly 69% of our Aurora division's revenues were generated from the Hudson 34, Hudson SW and Hudson NE units of the Hudson project, which went on line in December 2004, February 2005 and late April 2005, respectively. The remaining production revenue generated from gas sales came from our Aurora division 's interest in the Beyer, Black Bean, Paxton Quarry, Treasure Island, Eastern Group, and Church Lake Field projects. There were also minor overriding royalties and working interest revenues received from certain New Albany Shale projects.

         For the six months ended June 30, 2004, production revenue generated from gas sales came from our Aurora division's interest in the Beyer, Black Bean, Paxton Quarry, Treasure Island, Eastern Group, and Church Lake Field projects.

Other Revenues

         In addition to oil and gas production revenue, our Aurora division also generates revenue primarily from three other sources: management fees from the administration of certain lease projects; overhead fees charged for the administration of certain producing properties; and the sale of interests in certain oil and gas projects.

         A summary of these other sources of revenue for the six months ended June 30, 2005 and June 30, 2004 is as follows:

Other Income Summary                              6/30/05        6/30/04
                                               --------------  -------------
Lease Management fees                               $345,252       $894,454
Administrative fee for producing properties            4,359         51,210
Miscellaneous income                                      --         68,104
                                               --------------  -------------
                                                    $349,611     $1,013,768
                                               --------------  -------------

         The decrease in lease management fees is the result of our Aurora division shifting its efforts from joint venture leasing activity, which generated these fees, to development of its leasehold interests for its own account. This trend is expected to continue with our Aurora division replacing these lease management fee revenues with gas production revenue as the drilling projects are completed. The decrease in well administration overhead from last year's first six months is due to the 2004 sale to Samson which resulted in Samson taking over operations of certain producing wells. Some of the administrative revenue will be replaced in late 2005 from new wells our Aurora division will operate in 2005. The miscellaneous income has not been significant.

         In the first six months of 2005, our Aurora division also received approximately $5,500,000 in net proceeds from the sale of certain New Albany Shale acreage in Indiana to El Paso Corporation. These proceeds were credited to the cost pool, and are not reflected in our Aurora division's revenues.

Expenses

         Our Aurora division's expenses break into five general categories:
General and Administrative; Production and Lease Operating; Depreciation and Amortization; Interest; and Taxes.

         Our Aurora division's general and administrative expenses include officer and employee compensation, rent, travel, audit, tax and legal fees, office supplies, utilities, insurance, other consulting fees and office related expense. Expenses from oil and gas operations include services related to producing oil and gas, such as severance taxes, post production costs (including transportation), and lease operating expenses.

Expenses - Years Ended December 31, 2004 and 2003

         The following table is a comparison of our Aurora division 's general categories of expenses for the years ended December 31, 2004 and 2003, and the percentages each of these categories comprise of the total expenses:

                                                       Years Ended December 31,

                                    ----------------------------------------------------------
                                                   % of 2004                        % of 2003
                                                     Total                            Total
                                       2004         Expenses           2003          Expenses
                                    ----------      ----------       ----------      ----------
General and Administrative          $2,057,333              62%      $1,464,736            49%
Production and lease operating         614,338              18%         920,439            31%
Depreciation and amortization          203,249               6%         188,623             6%
Interest                               392,402              12%         416,690            14%
Taxes                                   75,000               2%             --            --
                                    ----------      ----------       ----------      ----------
Total Expenses                      $3,342,322             100%      $2,990,488           100%

         Our Aurora division's general and administrative expenses increased from 2003 to 2004 by approximately $592,000. This was due to increased compensation expense with the addition of new staff, commissions paid for the sale of common stock, and legal costs paid to outside counsel in connection with the Private Placement Memorandum dated May 2004, the sale of properties to Samson and certain land related issues that arose in obtaining the TCW mezzanine financing.

         Production and lease operating expenses were $614,338 in 2004 compared to $920,439 in 2003. The decrease was the result of a reduction in monitoring and operating costs in the Crossroads Project of $150,000. Additionally the sale of 80% of certain proved reserves to Samson effective March 1, 2004 reduced the operating expenses proportionately for the year.

         Interest expense from 2004 to 2003 remained steady despite the increase in the year end outstanding mezzanine financing ($10,000,000 versus $4,200,400). In 2004 the $4,000,000 balance from the prior year end was paid off in May 2004 and additional funds from the new mezzanine facility were not used until late September 2004. As a result, our Aurora division went over 4 months in 2004 without paying any interest. Our Aurora division Management does not expect such a hiatus in interest expense in 2005.

         Depreciation and amortization expense remained steady from 2003 to 2004 as the long term nature of the Antrim shale reserves generates a steady decline over the life of the well (38+ years). Additionally, much of the development costs in 2004 were not yet amortizable due to the fact that over 70 wells that were drilled in 2004 await infrastructure and will not produce gas until 2005.

Expenses - Three months ended June 30, 2005 and 2004

         The following table is a comparison of our Aurora division's general categories of expenses for the three-month periods ended June 30, 2005 and 2004, and the percentages each of these categories comprise of the total expenses:

                                                                Quarters Ended June
                                       --------------------------------------------------------------
                                                        % of Total                       % of Total
                                          6/30/05         Expenses         6/30/04        Expenses
                                       -------------    ------------    -------------    ------------
General and Administrative                 $627,348             50%         $585,108             71%
Production and lease operating              378,200             30%          131,069             16%
Depreciation and amortization                59,027              5%            9,431              1%
Interest                                    189,067             15%          100,262             12%
                                       -------------    ------------    -------------    ------------
Total Expenses                           $1,253,642            100%         $875,870           $100%

         Our Aurora division's general and administrative expenses increased from the three months ended June 30, 2004 to the three months ended June 30, 2005 by approximately $42,000. The increase in general and administrative expenses is due to the increase in personnel added to accommodate Aurora's continued growth as it hires additional personnel to oversee the drilling program and additional accounting staff to meet SEC filing requirements.

         Production and lease operating expenses were $378,200 for the three months ended June 30, 2005 compared to $131,069 for the three months ended June 30, 2004. This increase was due to additional producing wells on line at the end of the quarter ended June 30, 2005. The increase of approximately 189% in production costs is closely approximate to the 190% increase in related revenues.

         Depreciation and amortization expenses were higher for the three months ended June 30, 2005 compared to the three months ended June 30, 2004, due to the increased capitalized costs subject to depletion. Additionally, there were no drilling or completion related costs in the first six months of 2004 subject to amortization.

         The increase in interest expense in the second quarter of 2005 compared to the second quarter of 2004, is due to increased drilling activity in 2005, which resulted in an increased amount of outstanding Mezzanine debt from approximately $4,200,000 outstanding until May 2004, to $20,000 at June 30, 2005. Interest in the first quarter of 2005 was capitalized. As wells were put into production during the second quarter of 2005, this interest was expensed. Limited drilling activity in the first quarter of 2004 resulted in all interest being recorded as an expense.

Expenses - Six months ended June 30, 2005 and 2004

         The following table is a comparison of our Aurora division's general categories of expenses for the six-month periods ended June 30, 2005 and 2004, and the percentages each of these categories comprise of the total expenses:

                                                               Six Months Ended June
                                       --------------------------------------------------------------
                                                        % of Total                        % of Total
                                         6/30/05         Expenses         6/30/04          Expenses
                                       -------------   ------------     --------------   ------------
General and Administrative               $1,126,396             48%        $1,025,712            60%
Production and lease operating              652,957             28%           383,578            23%
Depreciation and amortization               117,504              5%            18,862             1%
Interest                                    222,077              9%           273,303            16%
Taxes                                       237,697             10%                --             --
                                       -------------    ------------    --------------   ------------
Total Expenses                           $2,356,631            100%        $1,701,455           100%

         Our Aurora division's general and administrative expenses increased from the six months ended June 30, 2004 to the six months ended June 30, 2005 by approximately $100,000. The increase in general and administrative expenses is due to the increase in personnel added to accommodate our Aurora division 's continued growth as it hires additional personnel to oversee the drilling program and additional accounting staff as it prepares to meet SEC filing requirements.

         Production and lease operating expenses were $652,957 for the six months ended June 30, 2005 compared to $383,578 for the six months ended June 30, 2004, resulting in an increase of 70%. This increase was due to additional producing wells in 2005, and is not proportionate to the increase in revenue (62%) due to additional costs incurred in the first six months of 2005 on a non-operated well for site cleanup which added approximately $30,000 to the total lease operating costs. Tubing repairs of approximately $9,000 were also incurred on a separate non-operated well.

         Depreciation and amortization expense increased from the six months ended June 30, 2004 to the six months ended June 30, 2005 due to the increased capitalized costs subject to depletion. Additionally, there were no drilling or completion related costs in the first six months of 2004 subject to amortization. The reduction in interest expense in the six months ending June 30, 2005 compared to the six months ending June 30, 2004 is due to capitalizing of interest costs in 2005 during the drilling and development phase. Limited drilling activity in the first two quarters of 2004 resulted in all interest being recorded as an expense.

Critical Accounting Policies

         Aurora's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The reported financial results and disclosures were determined using significant accounting policies, practices and estimates described in the Notes to Consolidated Financial Statements. Our Aurora division's management believes that the reported financial results are reliable and the ultimate actual results will not differ materially from those reported. Uncertainties associated with the methods, assumptions and estimates underlying our Aurora division 's critical accounting measurements are discussed below.

Oil and Gas

         As stated above, our Aurora division employs the full cost method of accounting for its oil and gas production assets. Under the full cost method, all costs associated with the acquisition, exploration and development of oil and gas properties are capitalized. The sum of net capitalized costs and estimated future development and dismantlement costs is depleted on the equivalent unit-of-production basis using proved oil and gas reserves as determined by independent petroleum engineers.

         With respect to the cost ceiling test, net capitalized costs are limited to the lower of unamortized cost net of related deferred tax or the cost center ceiling. The cost center ceiling is defined as the sum of (i) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on unescalated year-end prices and costs; (ii) the cost of properties not being amortized; (iii) the lower of cost or market value of unproved properties included in the costs being amortized; less (iv) income tax effects related to differences between the book and tax basis of the oil and gas properties.

         The cost ceiling test is affected by a decrease in net cash flow from reserves due to higher operating or finding costs or reduction in market prices for natural gas and crude oil. These changes can reduce the amount of economically producible reserves. If the ceiling falls below the capitalized cost for the cost pool, our Aurora division would be required to report an impairment of the cost center's oil and gas assets at the reporting date.

         Investments in unproven properties and major development projects are not amortized until proven reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that one or more of the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. Because our Aurora division accounts for its oil and gas production assets on the full cost method, the fair value of the assets recorded on our Aurora division's balance sheet may vary significantly from amounts reported on the balance sheets.

Income Taxes

         Our Aurora division and its wholly owned subsidiaries used to file a combined tax return prior to the merger. The remaining subsidiaries each file separate tax returns. Taxable income and losses of subsidiaries not included in the combined tax return are passed directly to the shareholders or members. Consequently, in the consolidated financial statements, income taxes are not provided for on taxable income or losses allocated to interests in subsidiaries that are not wholly owned by our Aurora division.

         Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and federal income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes arise from temporary basis differences principally related to intangible drilling costs incurred in connection with the development of oil and gas properties, depreciation and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         Due primarily to the deductibility of intangible drilling costs, allowable under current federal income tax law, as of December 31, 2004 our Aurora division had net operating loss carry-forwards of approximately $4,241,000, which expire beginning in 2018 through 2023. These may offset future federal taxable income, if any. However, due to the uncertainty of our Aurora divisions ability to utilize these net operating losses, no asset has been recorded in the consolidated financial statements.

Recent Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share-Based Payment" (SFAS 123R), which is a revision of SFAS 123 and supersedes APB Opinion No. 25. SFAS 123R requires all share-based payments to employees, including grants to employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Pro forma disclosure of the income statement effects of share-based payments is no longer an alternative. SFAS 123R is effective for all share-based awards granted on or after July 1, 2005. In addition, companies must also recognize compensation expense related to any awards that are not fully vested as of the effective date. Compensation expense for the unvested awards will be measured based on the fair value of the awards previously calculated in developing the pro forma disclosures in accordance with the provision of SFAS
123. our Aurora division is currently assessing the impact of adopting SFAS 123R on its consolidated financial statements.

Controls and Procedures

         There has been no change in our Aurora division's internal control over financial reporting during the six months ended June 30, 2005 that has materially affected or is likely to materially affect our Aurora division's internal control over financial reporting.

Off Balance Sheet Arrangements

         Our Aurora division has no off-balance sheet arrangements, special purpose entities, financing partnerships or guarantees.

                                   MANAGEMENT

         The following table sets forth the name, age and position of each of our executive officers and directors as of November 1, 2005

Name                                Age       Position(s) with the Company
----                                ---       ----------------------------
William W. Deneau                    61       President, Chairman of Board of Directors
Howard M. Crosby                     53       Vice Chairman of Board of Directors
Lorraine M. King                     40       Chief Financial Officer
John V. Miller, Jr.                  47       Vice President of Exploration and Production
Thomas W. Tucker                     63       Vice President of Land and Development
John P. Ryan                         43       Secretary
Kevin D. Stulp                       49       Director
Ronald E. Huff                       50       Director (1), Treasurer
Richard Deneau                       59       Director (1)
Gary J. Myles                        60       Director (1)
Earl V. Young                        64       Director (1)

-------------------

(1) Incoming director, effective November 21, 2005 (eleven days after mailing the information statement on Form 14f-1 to our shareholders).

         To the best of our knowledge, except as set forth below, none of the incoming directors is currently a director or, or holds any position with us or has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. To the best of our knowledge, none of the designees has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

            William W. Deneau has served as Cadence's President and Chairman of the Board of Directors since October 2005. Mr. Deneau became an employee of Aurora at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora's stock on April 22, 1997. From April 1997 to October 2005, Mr. Deneau was responsible for managing Aurora's affairs and officially became a Director of Aurora on June 25, 1997 and the President of Aurora on July 17, 1997. Since 1987, Mr. Deneau has also been the President, a Director, and the sole owner of White Pine Land Services, Inc. of Traverse City, Michigan. Prior to March 1, 1997, White Pine Land Services, Inc. was a 35-member company engaged in the business of providing real estate services to oil and gas companies. On March 1, 1997, White Pine Land Services, Inc. sold its business to a newly formed corporation, White Pine Land Company. White Pine Land Services, Inc. continues to exist for the purpose of managing its investments.

            Howard Crosby has served as Cadence's Vice Chairman of the Board of Directors since October 2005 and as a Director since February 1994. From February 1994 to October 2005 Mr. Crosby served as Cadence's President and from January 1998 until October 2005 he served as Cadence's Treasurer. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. Mr. Crosby received a B.A. degree from the University of Idaho. Mr. Crosby is also an officer and director of White Mountain Titanium Corporation., a publicly traded mining exploration company, High Plains Uranium, Inc., Sundance Diamonds Corporation, Dotson Exploration Company and Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines Company), all of the latter being privately held companies.

            Lorraine M. King has served as Cadence's Chief Financial Officer since October 2005. Ms. King became an employee of Aurora on May 29, 2001 and from March 2003 to October 2005 served as Chief Financial Officer of Aurora. From November 1, 1992 through May 4, 2001, Ms. King served as Chief Financial Officer of Wepco Energy, LLC, another independent gas producer based in Traverse City, Michigan. Ms. King began her career in public accounting with BDO Seidman, where she spent four years as a tax manager working primarily with oil and gas clients.

            John V. Miller has served as Cadence's Vice President of Exploration and Production since October 2005. Mr. Miller became an employee of Aurora at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora's stock on April 22, 1997. From April 1997 to October 2005, he was responsible for overseeing exploration and development activities for Aurora. From June 1997 to October 2005 he served as a Director of Aurora and from July 1997 to October 2005 he served as Vice President of Exploration and Production of Aurora. In 1994, Mr. Miller joined Jet Exploration, Inc. of Traverse City, Michigan as a Vice President with responsibility for getting Jet Exploration, Inc. into the shale gas play in Michigan and Indiana. He was the driving force behind the establishment of Jet/LaVanway Exploration, L.L.C. and its effort in southern Indiana. Mr. Miller left the position with Jet Exploration, Inc. to join Aurora. From 1988 to 1994, Mr. Miller worked for White Pine Land Services, Inc. of Traverse City, Michigan, as a land manager.

            Thomas W. Tucker, has served as Cadence's Vice President of Land and Development since October 2005. Mr. Tucker became an employee of Aurora at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora's stock on April 22, 1997. From April 1997 to October 2005 he has been responsible for overseeing land development activities for Aurora. From June 1997 to October 2005 he served as a Director of Aurora and from July 1997 to October 2005 he served as Vice President of Land and Development of Aurora. Mr. Tucker founded Jet Oil Corporation with his father in 1982. After his father's death, Mr. Tucker founded Jet Exploration, Inc. in 1987. Mr. Tucker has been the President of Jet Exploration, Inc. since its inception. Jet Exploration, Inc. no longer takes on any new projects, and its existing projects are being allowed to run out their course.

            John P. Ryan, served as a Director of Cadence from April 1997 to October 2005 and has served as Cadence's Secretary since 1998. From September 1996 to October 2005 he served as Cadence's Vice President of Corporate Development. Mr. Ryan is a degreed mining engineer. From August, 2000 to the present, he has served as a Director and the Chief Financial Officer of Trend Mining Company, a publicly traded mineral exploration and development company and since February 2004 he has served as an officer and director of White Mountain Titanium Corporation, a publicly traded mining exploration company. Other companies with which Mr. Ryan holds an officer and/or director position include Bio-Quant, Inc., Nevada-Comstock Mining Company, High Plains Uranium, Inc., GreatWall Gold Corporation, Sundance Diamonds Corporation, TN Oil Co., and Dotson Exploration Company. Many of these companies have only minimal activity and require only a small amount of Mr. Ryan's time. Mr. Ryan is a former U.S. Naval Officer and obtained a B.S. in Mining Engineering from the University of Idaho and a Juris Doctor from Boston College Law School.

            Kevin D. Stulp, has served as a Director of Cadence since March 1997. Since August 1995, Mr. Stulp has variously worked as consultant with Forte Group, on the board of the Bible League, and is active with various other non-profit organizations. From December 1983 to July 1995, Mr. Stulp held various positions with Compaq Computer Corporation, including industrial engineer, new products planner, manufacturing manager, director of manufacturing and director of worldwide manufacturing reengineering. Mr. Stulp holds an M.B.A. and B.S.M.E. in Mechanical Engineering, both from the University of Michigan, and a B.S.M.E. from Calvin College, Grand Rapids, Michigan.

            Ronald E. Huff, CPA, has served as Cadence's Treasurer since October 2005 and has been appointed as a Director of Cadence effective November 21, 2005. Mr. Huff is currently the Chief Financial Officer and Vice President of Finance for Visual Edge Technology, Inc., a position he has held since 2004. Visual Edge Technology, Inc. is a California holding company engaged in acquiring imaging companies. From 1999 to 2004, Mr. Huff was a Principal and Founder of TriMillennium Ventures, LLC, a private equity investment company located in the Columbus, Canton, Akron, Cleveland, Ohio corridor. Mr. Huff worked for Belden & Blake

Corporation from 1986 to 1999 as its Chief Financial Officer and was also its President from 1997 to 1999. Belden & Blake Corporation acquires properties, explores for and develops oil and gas reserves and markets natural gas, primarily in the Appalachian and Michigan Basins. It went through a successful initial public offering in 1992, and was acquired by Texas Pacific Group in 1997. From 1983 to 1986 Mr. Huff was the Chief Accounting Officer of Zilkha Petroleum, from 1980 to 1983 he was a financial analyst for Southern Natural Resources, a natural gas marketing company, and from 1977 to 1980 he was a corporate accountant with Transco Companies Incorporated. Mr. Huff has agreed to chair Cadence's Audit Committee.

            Richard Deneau, has been appointed as a Director of Cadence effective November 21, 2005. Mr. Deneau retired from Anchor Glass Container Corporation ("Anchor") in 2004, where he served as a Director and President from 1997 to 2004. He was also the Chief Operating Officer from 1997 to 2002, and the Chief Executive Officer from 2002 until his retirement. Anchor, which is publicly traded and listed on NASDAQ, is the third largest glass container manufacturer in the United States, with annual revenues of about $750 million. When Richard Deneau joined Anchor, it was a financially troubled company. He designed and implemented strategies to turn its financial performance around. One of the strategies involved a Chapter 11 bankruptcy filing in April, 2002. The purpose of this filing was to provide assurance to a new investor that all prior claims had been extinguished. At Anchor's request, the court issued an order allowing Anchor to continue to pay its creditors in normal course, all creditors were paid in full, and Anchor came out of bankruptcy in August, 2002. Prior to working for Anchor, Richard Deneau served in management at Ball Foster Glass Container Corp., American National Can, Foster Forbes Glass and First National Bank of Lapeer. He served as an auditor with Ernst & Ernst after graduating from Michigan State University in 1968. Richard Deneau is the brother of William Deneau, who is the President, CEO and a Director of Aurora.

            Gary J. Myles, has been appointed as a Director of Cadence effective November 21, 2005. From June 1997 to October 2005 Mr. Myles served as a Director of Aurora. He is currently Vice President of the northern Michigan region of Fifth Third Mortgage Company (previously Old Kent Mortgage Company), a wholly owned subsidiary of Fifth Third Bank (previously Old Kent Financial Corporation). He is the Affiliate Consumer Manager of Fifth Third Mortgage Company for the northern region of Michigan, and is based in Traverse City, Michigan. Mr. Myles has been with Fifth Third Mortgage Company and its predecessor, Old Kent Mortgage Company, since July 1988. Mr. Myles also owns Foster Care, Ltd., a closely held company for which he serves as a Director, President and Treasurer.

            Earl V. Young, has been appointed as a Director of Cadence effective November 21, 2005. From March 2001 to October 2005 Mr. Young served as Director of Aurora. He is currently President of Earl Young & Associates of Dallas, Texas, which he founded in 1999. From 1996 to 1999, Mr. Young was the Senior Vice President of Corporate Development for American Mineral Fields, Inc. of Dallas, Texas. From 1993 to 1996, Mr. Young was a principal in Young & Lowe, which offered business consulting services to small capitalization companies. Prior to 1993, Mr. Young was involved in the investment banking business. He is President of the US/Madagascar Business Council headquartered in Washington, D.C. and a Director of the Corporate Council on Africa in Washington D.C. Mr. Young was a gold medalist in the Summer Olympic Games in 1960 in track, has served as President of the Southwest Chapter of Olympians, and was the founding chairman of the Olympians for Olympians Relief Committee.

         To our knowledge, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.


Indemnification

         Our bylaws provide that our directors and officers will be indemnified to the fullest extent permitted by the Utah Corporation Code. However, such indemnification does not apply to acts of intentional misconduct, a knowing violation of law, or any transaction where an officer or director personally received a benefit in money, property, or services to which the director was not legally entitled.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Board of Directors' Meetings and Committees

         During the fiscal year ended September 30, 2005, our audit and compensation committees consisted of Messrs. Christian, DeHekker and Stulp. As a result of the resignations of Messrs. Christian and DeHekker from the our Board of Directors, Mr. Stulp is the sole remaining member of these committees. We intend to establish new audit, compensation and nominating committees promptly. It is anticipated that these new committees will consist of the following directors: Audit Committee: Ronald E. Huff (Chair), Gary J. Myles and Earl V. Young; Compensation Committee: Howard Crosby, Kevin Stulp and Earl V. Young; Nominating and Governance Committee: Gary J. Myles, Howard Crosby and Kevin Stulp.

Nominations for Directors

               Upon the establishment of a Nominating and Governance, our Board will adopt a formal policy regarding qualifications of director candidates. Currently, in evaluating director nominees, our Board considers a variety of factors, including the appropriate size of our Board of Directors; the needs of our company with respect to the particular talents and experience of our directors; the knowledge, skills and experience of nominees, including experience in the oil and gas industry, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our Board; experience with accounting rules and practices; and the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

              To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

              During the fiscal year ended September 30, 2005, our Board of Directors met six times, and our Audit and Nominating Committees each met twice. No director attended fewer than 75% of the meetings of our Board or of each committee of which he was a member.

              Our Board of Directors does not currently provide a process for securityholders to send communications to our Board of Directors as our management believes that until this point it has been premature given the limited liquidity of our common stock to develop such processes.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

            Prior to the date of the merger of Cadence and Aurora, the Company's executive officers functioned as executive officers of, and were compensated by, Cadence or Aurora, as the case may be. The following sets forth the annual and long-term compensation for services in all capacities to Cadence for the fiscal years ended September 30, 2005, 2004 and 2003 paid to our Chief Executive Officer ("CEO") and the other executive officer who was serving as an executive officer at the end of the last completed fiscal year. Messrs. Crosby and Ryan served as President and Treasurer, Vice President and Secretary, respectively, of Cadence prior to the merger of Cadence and Aurora. This compensation information relates to compensation received by the named executive officer while employed by Cadence prior to the merger of Cadence and Aurora.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term Compensation
                                                                                 ---------------------------
                                                                                            Awards
                                                                                 ---------------------------
                                                Annual Compensation                               Securities
                                         ---------------------------------       Restricted       Underlying
Name and Principal Position              Year       Salary ($)       Bonus         Stock         Options/SARs
---------------------------              ----       ----------       -----         -----         ------------
Howard M. Crosby
Chief Executive Officer                  2005         133,775         --           30,000           50,000
                                         2004          61,500         --             --               --
                                         2003          62,500(1)      --           80,000             --

John P. Ryan
Vice President and Secretary             2005         142,425         --           30,000           50,000
                                         2004          70,336         --             --               --
                                         2003          62,500 (2)     --           80,000             --

(1) The cash portion of Mr. Crosby's salary for fiscal 2003 was $62,500, of which he received $18,000 in fiscal 2003, payment of the remaining $44,500 having been deferred until after the end of fiscal 2003. In addition, he received 80,000 shares of Cadence common stock, 20,000 per quarter. These were valued at 50% of the closing price at the end of the quarter for which the shares were awarded: $17,000 for the first quarter, $14,500 for the second quarter, $17,000 for the third quarter and $32,500 for the fourth quarter, for a total of $80,500 in stock compensation and $143,500 in total compensation.

(2) The cash portion of Mr. Ryan's salary for fiscal 2003 was $62,500. In addition, he received 80,000 shares of Cadence common stock, 20,000 per quarter. These were valued at 50% of the closing price at the end of the quarter for which the shares were awarded: $17,000 for the first quarter, $14,500 for the second quarter, $16,500 for the third quarter and $32,500 for the fourth quarter, for a total of $80,500 in stock compensation and $143,500 in total compensation.

    OPTION GRANTS IN LAST FISCAL YEAR (OCTOBER 1, 2004 - SEPTEMBER 30, 2005)

                             Number Of       % Of Total                                       Potential Realizable
                             Securities        Options                                          Value at Assumed
                             Underlying      Granted To                                       Annual Rate of Stock
                              Options       Employees In      Exercise       Expiration      Price Appreciation For
NAME                        Granted (1)    The Fiscal Year     Price            Date               Option Term
----                        -----------    ---------------     -----            ----         -----------------------
                                                                                                 5%          10%
                                                                                             ---------      --------
Howard M. Crosby                  50,000                50     $1.21      January 7, 2008     $110,259      $144,896
John P. Ryan                      50,000                50     $1.21      January 7, 2008     $110,259      $144,896

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END
                     AND FISCAL YEAR-END OPTION VALUES TABLE

         The following table contains information concerning the number of shares acquired and value realized from the exercise of options by the named executive officers during fiscal 2004 and the number of unexercised options held by the named executive officers at September 30, 2005.

                             NUMBER OF SHARES OF COMMON STOCK
                              UNDERLYING UNEXERCISED OPTIONS
                                       AT YEAR END                 VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                                   (SEPTEMBER 30 2005)                 AT YEAR END (SEPTEMBER 30 2005) (1)
                            ----------------------------------          ----------------------------------
         NAME               EXERCISABLE          UNEXERCISABLE          EXERCISABLE          UNEXERCISABLE
         ----               -----------          -------------          -----------          -------------
Howard M. Crosby             50,000                   --                 $107,000                 --

John P. Ryan                 50,000                   --                 $107,000                 --

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option.

         We have no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees, but our Board of Directors may recommend one or more such programs for adoption in the future.

Compensation of Directors

         All directors are reimbursed for out-of-pocket expenses in connection with attendance at meetings of the Board of Directors. We have in the past compensated our directors in cash and in shares of our common stock, and have generally in the past granted options to Directors upon joining the Board. During the fiscal year ended September 30, 2005, each non-employee director received (1) $5,000 per quarter of completed service, (2) 4,000 restricted shares of common stock for each year of service on any committee of the Board of Directors, (3) $2,500 for any committee of which they chair; and each Director (employee or non employee) was entitled to an option to purchase 50,000 shares of Company Common Stock on the anniversary of his appointment to the Board. Board members may be granted additional stock options pursuant to Board recommendation and approval. We also have in the past paid our non-employee directors $1,600 for each board meeting they attend in person and $750 for each telephonic meeting and employee directors $600 for each board meeting they attend in person.

         During the fiscal year ended September 30, 2005, Messrs. Christian, DeHekker and Stulp, the three non-employee directors, each received options to purchase 50,000 shares of our common stock at an exercise price of $1.42 per share, and Messrs. Crosby and Ryan, the employee directors, each received options to purchase 50,000 shares of our common stock at an exercise price of $1.21 per share. Also for the 2005 fiscal year, Messrs. Christian, Crosby, DeHekker, Ryan and Stulp each received 15,000 shares of our common stock per quarter for the first three quarters of 2005 as compensation for the service on the board of directors. Messrs. DeHekker and Stulp received an additional 4,000 shares of our common stock for their service on a committee of the board of directors.

         In addition, subsequent to September 30, 2005, each of Messrs. Christian, DeHekker and Ryan, the resigning directors, received warrants to purchase an aggregate of 37,500 shares of our common stock, consisting of a warrant to purchase 12,500 shares of our common stock for a purchase price of $2.53 per share, a warrant to purchase 12,500 shares of our common stock for a purchase price of $2.23 per share, a warrant to purchase 12,500 shares of our common stock for a purchase price of $3.28 per share.

         There are no contractual arrangements with any member of our Board of Directors.

Bonuses and Deferred Compensation

         We do not have any bonus, deferred compensation or retirement plan.

Stock Options

         In February, 2004 the Board adopted the 2004 Stock Option and Stock Award Plan which was approved by the shareholders in May, 2004 and under which up to 1,000,000 shares of Company Common Stock could be awarded as share awards or options and based upon merit of work performed as well as a retention tool. As of September 30, 2005, 625,500 shares or options have been awarded under this plan, of which 400,000 options are currently outstanding and exercisable.


         Prior to the 2004 Stock Option and Stock Award Plan, our Board of Directors chose to make option or warrant awards to select officers, directors, consultants, or shareholder/investors in order to induce them to assist it in implementing its business plan and to provide long term additional incentive. These options or warrants, as awarded, were not awarded pursuant to a plan but were specific individual awards with varying terms and conditions. In some instances, the Board of Directors reserved the right to cancel these awards for non-performance or other reasons, or established a vesting schedule pursuant to which the award is earned.


Employment Contracts, Termination of Employment and Change of Control
Arrangements

         There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in the Summary Compensation Table above, that would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the us or our subsidiaries, or any change in control of us, or a change in the person's responsibilities following a change of control.

Compensation Committee

               Compensation Philosophy. The philosophy of our Compensation Committee for the fiscal year ended September 30, 2005 was to provide competitive levels of compensation that are appropriate given the performance and commitment of our executive officers compared with similarly situated executives in the oil and gas industry; link management's pay to the achievement of our annual and long-term performance goals; and assist us in attracting and retaining qualified management. However, because of the limited number of companies that can be compared to us in terms of stage of resource development, net income, and similar items, a significant amount of subjectivity was involved in the decisions of the Compensation Committee.

               Base Salaries. Base salaries for management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management services, including a comparison of base salaries for comparable positions at comparable companies within the oil and gas industry. Annual salary adjustments are determined by evaluating the competitive marketplace, our performance of, the performance of the executive, and any increased responsibilities assumed by the executive. The Committee believes the base salaries of executive officers are at or below those of similarly situated executives in the oil and gas industry.

               Bonus Arrangement. To encourage and reward outstanding corporate and individual performance, we from time to time considers awarding merit bonuses to its executive officers, based on our operating results and the achievement of certain defined major business objectives.

         Compensation of Chief Executive Officer. The amount of the Chief Executive Officer's compensation for the fiscal year ended September 30, 2005 was determined in accordance with the principles discussed in the foregoing paragraphs and was based upon a subjective evaluation by the Committee of the leadership demonstrated by Mr. Crosby during the fiscal year.

Audit Committee

              The audit committee: (i) appoints the Company's independent auditors and monitors the independence of our independent auditors; (ii) reviews our policies and procedures on maintaining its accounting records and the adequacy of its internal controls; (iii) reviews management's implementation of recommendations made by the independent auditors and internal auditors; (iv) considers and pre-approves the range of audit and non-audit services performed by independent auditors and fees for such services; and (v) reviews and votes on all transactions between the Company and any of its officers, directors or other affiliates.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of November 1, 2005, certain information regarding the ownership of voting securities of Cadence by each stockholder known to our management to be (i) the beneficial owner of more than 5% of our outstanding Common Stock, (ii) our directors, (iii) our current executive officers and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

              Unless otherwise specified, the address of each of the persons set forth below is in care of Cadence Resources Corporation, 3760 North US 31 South, P.O. Box 961, Traverse City, Michigan, 49685-0961.

          Name and Address               Amount and Nature of       Percent of Outstanding
       of Beneficial Owner (1)          Beneficial Ownership              Shares
       -----------------------          --------------------              ------
Howard M. Crosby                           1,477,808 (2)                  2.49%

John P. Ryan                               1,006,124 (3)                  1.69%

Kevin D. Stulp                               527,500 (4)                  0.89%

Nathan A. Low Roth IRA and affiliates      5,052,142 (5)                  8.47%
641 Lexington Avenue
New York, New York 10022

Thomas Kaplan                              3,090,992 (6)                  5.14%
154 West 18th Street
New York, New York 10011

Rubicon Master Fund (7)                    8,000,000 (8)                 13.47%
c/o Rubicon Fund Management LLP
P103 Mount Street
London W1K 2TJ, UK

Crestview Capital Master, LLC              4,000,000(9)                   6.50%
95 Revere Drive, Suite A
Northbrook, Illinois, 60062

William W. Deneau                          4,212,500 (10)                 7.02%

Gary J. Myles                                259,998 (11)                 0.44%

Earl V. Young                                386,204 (12)                 0.65%

Richard Deneau                                 --                          --

Ronald E. Huff                                 --                          --

John V. Miller, Jr.                        3,289,762 (13)                 5.49%

Thomas W. Tucker                           2,240,620 (14)                 3.74%

Lorraine M. King                             360,000 (15)                 0.60%

All executive officers and directors      13,754,816 (16)                23.00%
as a group (11 persons)

--------------------

(1) Addresses are only given for holders of more than 5% of the outstanding common stock of Cadence.

(2) Includes 270,000 shares of our common stock held by Crosby Enterprises, Inc., 40,000 shares of our common stock owned by the Crosby Family Living Trust, 130,000 shares of our common stock owned by CORK Investments, Inc. and options to purchase 50,000 shares of our common stock.

(3) Includes options currently exercisable for 50,000 shares of our common stock and warrants currently exercisable for 37,500 shares of our common stock; 172,875 shares of our common stock owned by Nancy Martin-Ryan; 45,000 shares of our common stock owned by John Ryan as custodian for Karen Ryan; 45,000 shares of our common stock owned by John Ryan as custodian for Patrick Ryan; 150,000 shares of our common stock owned by J.P. Ryan Company, Inc.; and 87,500 shares of our common stock owned by Andover Capital Corporation.

(4) Includes options currently exercisable for 50,000 shares of our common stock and warrants currently exercisable for 100,000 shares of our common stock, 2,750 shares of our common stock owned by the Kevin Dale Stulp IRA and 1,750 shares of our common stock owned by the Kevin and Marie Stulp Charitable Remainder Unitrust of which Mr. Stulp is a co-trustee.

(5) Based on information included in an amendment to Schedule 13D/A filed with the SEC on November 10, 2005, Nathan A. Low has the sole power to vote or direct the vote of, and the sole power to direct the disposition of, the shares held by the Nathan A. Low Roth IRAs and the shares held by him individually, which total 4,034,767 shares of our common stock, which includes 108,375 shares of our common stock issuable upon exercise of warrants. Although Nathan A. Low has no direct voting or dispositive power over an aggregate 1,017,375 shares of our common stock held by Lisa Low as trustee for the Nathan A. Low Family Trust and as custodian for the Neufeld minor children, he may be deemed to beneficially own those shares because his wife, Lisa Low, is the trustee of the Family Trust and custodian for the Neufeld children. Similarly, Nathan A. Low may be deemed to beneficially own those shares of our common stock underlying options and warrants (a total of 157,375 shares of our common stock) held for the benefit of his children, because his wife has sole voting and dispositive power over such shares. Therefore, Nathan A. Low reports shared voting and dispositive power over 5,052,142 shares of our common stock. . Does not include warrants to purchase 1,714,000 shares of our common stock, which warrants were acquired January 31, 2005

(6) Consists of 480,811 shares of our common stock owned by LCM Holdings LDC; 480,811 shares of our common stock owned by Electrum Resources, LLC; and 1,329,370 shares of our common stock owned by Electrum Capital, LLC. Does not include warrants to purchase 800,000 shares of our common stock, which warrants were acquired January 31, 2005.

(7) Pursuant to investment agreements, each of Rubicon Fund Management Ltd., a company organized under the laws of the Cayman Islands, which we refer to in this footnote as Rubicon Fund Management Ltd., and Rubicon Fund Management LLP, a limited liability partnership organized under the laws of the United Kingdom, which we refer to in this footnote as Rubicon Fund Management LLP, Mr. Paul Anthony Brewer, Mr. Jeffrey Eugene Brummette, Mr. William Francis Callanan, Mr. Vilas Gadkari, Mr. Robert Michael Greenshields and Mr. Horace Joseph Leitch III, share all investment and voting power with respect to the securities held by Rubicon Master Fund. Mr. Brewer, Mr. Brummette, Mr. Callanan, Mr. Gadkari, Mr. Greenshields and Mr. Leitch control both Rubicon Fund Management Ltd. and Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Mr. Brewer, Mr. Brummette, Mr. Callanan, Mr. Gadkari, Mr. Greenshields and Mr. Leitch disclaim beneficial ownership of these securities.

(8) Based on Form 3 - Initial Statement of Beneficial Ownership of Securities filed with the SEC by Rubicon Master Fund on April 13, 2005. Does not include warrants to purchase 8,000,000 shares of our common stock, which warrants were acquired January 31, 2005.

(9) Does not include warrants to purchase 2,160,000 shares of our common stock, which warrants were acquired January 31, 2005.

(10) Includes options currently exercisable for 600,000 shares of our common stock.

(11) Includes options currently exercisable for 199,998 shares of our common stock.

(12) Includes options currently exercisable for 199,998 shares of our common stock.

(13) Includes options currently exercisable for 600,000 shares of our common stock.

(14) Includes options currently exercisable for 600,000 shares of our common stock.

(15) Includes options currently exercisable for 160,000 shares of our common stock.

(16) Includes options and warrants currently exercisable for an aggregate of 2,597,497 shares of our common stock.


                              SELLING SHAREHOLDERS

         We issued to the selling shareholders the common stock and the options and warrants to purchase common stock that are covered by this prospectus pursuant to private placements in (i) October 2002, (ii) April through June 2003, (iii) September 2003, (iv) October 2003 and (v) April 2, 2004 (the "April Private Placement").


         This prospectus relates to the resale from time to time of up to a total of o shares of our common stock by the selling shareholders identified in this prospectus. We filed a registration statement, of which this prospectus constitutes a part, in order to permit the selling shareholders to resell to the public the shares of our common stock in connection with this transaction.


         The options being registered on behalf of American Friends of Ohr Somayach, American Friends of Yeshiva D'Mir, American Friends of Shalva, American Friends of Yad Ezra, Marcia Kucher, Lisa Low as custodian for Daniel Low, Michael Low, Gabriel Low and Chantal Low and Jason Lyons are exercisable at a price of $2.50 per share and expire in September 2008. These options may be exercised on a cashless basis at any time. The options being registered on behalf of Proteus Capital Corp. are exercisable at a price of $1.75 per share and expire on June 18, 2007.



         In the April Private Placement, Cadence sold 120 units at the price of $50,000 per unit to seven accredited investors for an aggregate sales price of $6,000,000. Each unit consisted of a senior secured note in the principal amount of $50,000 and a warrant to purchase 6,375 shares of our common stock, exercisable at $4.00 per share. On January 31, 2005, we entered into an agreement with the investors in the April Private Placement pursuant to which we paid off the notes in full and reduced the exercise price of the warrants to $1.25.


         The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders as of October o, 2005, the number of shares of common stock being offered by the selling shareholders, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder's percentage ownership of Cadence common stock if all the shares in the offering are sold. The calculation of the shares beneficially owned does not take into account the limitation on more than 4.99% beneficial ownership contained in the terms of the warrants of the April Private Placement (as discussed in note 1 to the table). The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately under this prospectus. To prevent dilution to the selling security holders, the following numbers may change because of adjustments to reflect stock splits, stock dividends or similar events involving our common stock.


         None of the selling shareholders have, nor within the past three years have had, any position, office or other material relationship with us or any of our predecessors or affiliates, except that that (i) Guma Aguiar was an officer and director of Cadence, and Ellen Aguiar is Guma Aguiar's mother (ii) Thomas Kaplan, a 5% shareholder of Cadence, is a principal of LCM Holdings, LDC, (iii) Nathan A. Low, a 5% shareholder of Cadence, is the husband of Lisa Low, the father of Daniel Low, Michael Low, Gabriel Low and Chantal Low, and the son of Ruth Low, formed the Nathan Low Family Trust for the benefit of his family and is the beneficiary of the Nathan A Low Roth IRA, and (iv) Derek Caldwell is an employee of Sunrise Securities Corporation, which is controlled by Nathan A. Low, and has performed institutional investor relations services for Cadence. Mr. Low also acted as a finder for Cadence in the April Private Placement described above and has done so in prior placements, for which he was compensated by Cadence.

                                                                                                               Percent of
                                                      Shares of Common                                         Class Owned
                                                           Stock            Shares of         Beneficial          After
                                                        Beneficially         Common        Ownership After     Offering if
                                                       Owned Prior to        Stock         Offering if All     All Shares
               Selling Shareholders                       Offering         to be Sold      Shares are Sold      are Sold
               --------------------                       --------         ----------      ---------------      --------
Moshe Azouley                                            227,500(1)         227,500 (1)              0              0
Lisa Low as Custodian For Gabriel S. Low UNYGMA        6,766,142(2)          57,375(3)       6,329,392             10.7%
Nathan A Low                                           6,766,142(4)         207,500(4)       6,329,392             10.7%
Bear Stearns as Custodian For Nathan A. Low Roth
IRA (5)                                                6,766,142             31,875(3)       6,329,392             10.7%
Ruth Low                                                  58,250(6)          58,250(6)               0              0
Omicron Capital (7)                                      127,500(3)         127,500(3)               0              0
Portside Growth and Opportunity Fund (8)                 195,300(8)         195,300(8)               0              0
Smithfield Fiduciary LLC (9)                             655,000(9)         655,000(9)               0              0
Ellen Aguiar                                             461,283            300,000            161,283              1.1%
American Friends of Ohr Somayach (10)                     11,860             11,860                  0              0
American Friends of Shalva (11)                           10,280             10,280                  0              0
American Friends of Yad Ezra (12)                         20,000             20,000                  0              0
American Friends of Yeshiva D'Mir(13)                     20,000             20,000                  0              0
B* Capital(14)                                            10,000             10,000                  0              0
Balestra Capital Partners, L.P.(15)                       25,900             25,900                  0              0
Michael S. Berlin                                         40,000             40,000                  0              0
Merlin Bingham                                             5,180              5,000                180              *
Derek Caldwell                                            60,000             34,000             26,000              *
Concorde Bank Limited (16)                                15,000             15,000                  0              0
Robert Darbee                                             10,000             10,000                  0              0
David A. Dayton and Carol Dayton                           7,000              7,000                  0              0
Robert Denison                                            55,000             50,000              5,000              *
Buzz Fairchild                                            10,000             10,000                  0              0
Carol Gatewood IRA (17)                                   25,000             25,000                  0              0
Floyd E. Hambleton                                        91,250             20,000             71,250              *
Stephen M. Harris                                         25,000             25,000                  0              0
Joy A. Henshel                                             5,000              5,000                  0              0
James H. Harris, MD PSP Trust (18)                        10,000             10,000                  0              0
Joseph Klein III 10% Charitable Remainder Unitrust        12,000             12,000                  0              0
Marcia Kucher                                                500 (19)           500 (19)             0              0
LCM Holdings, LDC (20)                                   480,811            160,000            320,811              2.3%
Nathan Leight                                             13,200             13,200                  0              0
John S. Lemak                                            100,000            100,000                  0              *
Lisa Low, as custodian for Daniel Low                  6,766,142(21)          5,000 (21)     6,329,392             10.7%
Lisa Low, as custodian for Michael Low                 6,766,142(22)         70,000 (22)     6,329,392             10.7%
Lisa Low, as custodian for Gabriel Low                 6,766,142(23)         10,000 (23)     6,329,392             10.7%
Lisa Low, as custodian for Chantal Low                 6,766,142(24)         15,000 (24)     6,329,392             10.7%
Nathan Low Family Trust, DTD 4/12/96                   6,766,142(25)         40,000 (25)     6,329,392             10.7%
Jason Lyons                                                  500                500                  0              0
Scott Mager                                              100,000            100,000                  0              0
James E. McDowell and Janet L. McDowell                   10,000             10,000                  0              0
Scott Notowitz and Shari Notowitz                         25,000 (26)        25,000 (26)             0              0

                                                                                                               Percent of
                                                      Shares of Common                                         Class Owned
                                                           Stock            Shares of         Beneficial          After
                                                        Beneficially         Common        Ownership After     Offering if
                                                       Owned Prior to        Stock         Offering if All     All Shares
               Selling Shareholders                       Offering         to be Sold      Shares are Sold      are Sold
               --------------------                       --------         ----------      ---------------      --------
Paul Papi                                                 20,000             20,000                  0              0
Michael Pisani                                            20,000             20,000                  0              0
Proteus Capital Corp. (27)                               317,000             50,000            267,000              1.8%
Michael Ritger                                             5,000              5,000                  0              0
William J. Ritger                                        258,334            250,000              8,334              *
Elaine Roberts Investment Trust (28)                      25,000             25,000                  0              0
Seaside Partners, L.P.(29)                                40,000             40,000                  0              0
Sherleigh Associates Inc. PSP (30)                        80,000             80,000                  0              0
Joyce Stump                                               10,000             10,000                  0              0
Joseph A. Tedesco                                         10,000             10,000                  0              0
Charles Wafer                                             50,000             50,000                  0              0
Michael H. Weiss                                         180,000            180,000                  0              0
Wallis W. Wood                                             3,000              3,000                  0              0
Winton Capital Holdings Ltd. (31)                          6,000              6,000                  0              0
York Global Value Partners, L.P. (32)                     63,854             63,854                  0              0
York Select L.P. (33)                                    203,566            203,566                  0              0
York Select Unit Trust (34)                              127,580            127,580                  0              0
          Totals                                     ------------------  ---------------  ------------------  -------------
                                                      11,109,709          3,919,540          7,189,250            15.9%


---------------
*      Less than 1%.


(1) Shares of common stock beneficially and to be sold includes warrants to purchase 127,500 shares of our common stock as to which footnote 3, below, applies.
(2) Includes 2,370,367 shares of common stock beneficially owned by Nathan A. Low, as described in footnote 4, below. (3) Consists of warrants to purchase our common stock. The terms of the warrants provide that no selling shareholder may exercise warrants for common stock if such exercise would result in such selling shareholder beneficially owning more than 4.99% of our outstanding common stock. Accordingly, while all shares that are issuable to a selling shareholder upon exercise of the warrants are included in the number of shares being offered in the table, shares which a selling shareholder is prevented from acquiring as a result of these provisions are not shown as beneficially owned. Unless otherwise indicated, each selling shareholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholder.
(4) Based upon information included in amendment number 6 to a Schedule 13D filed with the SEC on November 9, 2005. Nathan A. Low has the sole power to vote or direct the vote of, and the sole power to direct the disposition of, the shares held by the Nathan A. Low Roth IRA and the shares held by him individually, which total 2,230,367 shares of common stock, which includes 76,500 shares of common stock underlying warrants. Shares of common stock beneficially owned and to be sold includes 76,500 shares of common stock underlying warrants as to which footnote 3, above, applies. Although Nathan A. Low has no direct voting or dispositive power over the 40,000 shares of common stock held by the Nathan A. Low Family Trust, he may be deemed to beneficially own those shares because his wife is the trustee of the Trust. Similarly, Nathan A. Low may be deemed to beneficially own those shares of common stock underlying options and warrants (a total of 157,375 shares of common stock) held for the benefit of his minor children because his wife has sole voting and dispositive power over such shares. Therefore, Nathan A. Low reports shared voting and dispositive power over 197,375 shares of common stock, which includes including 100,000 shares of common stock underlying options to purchase common stock and 57,375 shares of common stock underlying warrants to purchase common stock.
(5) Based upon information included in amendment number 6 to a Schedule 13D filed with the SEC on November 9, 2005. We have been advised by the selling shareholder that its controlling person is Nathan A. Low.
(6) Includes warrants to purchase 38,250 shares of our common stock as to which footnote 3, above, applies.
(7)    Bruce Bernstein is the controlling person of Omicron Capital.
(8) Ramius Capital Group, LLC ("Ramius Capital") is the investment adviser of Portside Growth & Opportunity Fund ("Portside") and consequently has voting control and investment discretion over securities held by Portside. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S& Co., LLC, the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs.
       Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares. Shares of common stock beneficially owned and to be sold includes warrants to purchase 127,500 shares of our common stock as to which footnote 3, above, applies.

(9) Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield Fiduciary LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC. Includes warrants to purchase 255,000 shares of our common stock as to which footnote 3, above, applies.
(10) Shares of common stock beneficially owned and to be sold consists of 11,860 shares of common stock issuable upon exercise of options. We have been advised by the selling shareholder that its controlling person is Nota Schieller.
(11) Shares of common stock beneficially owned and to be sold consists of 10,280 shares of common stock issuable upon exercise of options. We have been advised by the selling shareholder that its controlling person is Leo Klein.
(12) Shares of common stock beneficially owned and to be sold consists of 20,000 shares of common stock issuable upon exercise of options. We have been advised by the selling shareholder that its controlling person is Zvi Waldman.
(13) Shares of common stock beneficially owned and to be sold consists of 20,000 shares of common stock issuable upon exercise of options. We have been advised by the selling shareholder that its controlling person is Mordechai Grunwald.
(14) We have been advised by the selling shareholder that its controlling person is Geannine Charriere.
(15) We have been advised by the selling shareholder that its controlling person is James Melcher.
(16) We have been advised by the selling shareholder that its controlling person is Remy Chapentier.
(17) We have been advised by the selling shareholder that its controlling person is Carol Gatewood.
(18) We have been advised by the selling shareholder that its controlling person is James H. Harris.
(19)   Consists of 500 shares of common stock issuable upon exercise of options.
(20) We have been advised by the selling shareholder that its controlling person is Thomas Kaplan.
(21) Includes 2,422,742 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Michael Low, Gabriel Low and Chantal Low. Number of shares to be sold consists of common stock issuable upon exercise of options.
(22) Includes 2,357,742 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Daniel Low, Gabriel Low and Chantal Low. Number of shares to be sold consists of common stock issuable upon exercise of options.
(23) Includes 2,417,742 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Michael Low, Daniel Low and Chantal Low. Number of shares to be sold consists of common stock issuable upon exercise of options.
(24) Includes 2,412,742 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Michael Low, Gabriel Low and Daniel Low. Number of shares to be sold consists of common stock issuable upon exercise of options.
(25) Includes 2,387,742 shares of common stock beneficially owned by Nathan A. Low Roth IRA, Nathan A. Low, and Lisa Low as custodian for Daniel Low, Michael Low, Gabriel Low and Chantal Low. We have been advised by the selling shareholder that its controlling person is Nathan A. Low.
(26) Includes 12,500 shares of common stock issuable upon exercise of warrants.
(27) We have been advised by the selling shareholder that its controlling person is Douglas Newby. Shares of common stock beneficially owned includes an options to purchase 50,000 shares of common stock and an option to purchase 250,000 shares of common stock which is owned by Douglas Newby individually. Number of shares to be sold consists of common stock issuable upon the exercise of an option.
(28) We have been advised by the selling shareholder that its controlling person is Elaine Roberts.
(29) We have been advised by the selling shareholder that its controlling person is Bill Ritger.
(30) We have been advised by the selling shareholder that its controlling person is Jack Silver.
(31) We have been advised by the selling shareholder that its controlling person is Marc Belzberg.
(32) We have been advised by the selling shareholder that its controlling person is James G. Dinan.
(33) We have been advised by the selling shareholder that its controlling person is James G. Dinan.
(34) We have been advised by the selling shareholder that its controlling person is James G. Dinan.



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

                              PLAN OF DISTRIBUTION

         The selling shareholders may, from time to time, sell any or all of their shares of common stock issued upon exercise of the warrants issued pursuant to the April 2004 private placement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.


         The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.


         The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.


         Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

         The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

         The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) of the Securities or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.



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

         The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have advised us that they have acquired their securities in the ordinary course of business and they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

         In connection with the April Private Placement, we paid a finder's fee consisting of $300,000 and warrants to purchase 76,500 shares of our common stock, exercisable at $4.00 per share, to Nathan A. Low. We agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         In connection with the September and October 2003 private placements we paid finder's fees of (i) $376,565, and options to purchase 167,140 shares of common stock at $2.50 per share, expiring on September 30, 2008, to Sunrise Securities Corporation, (ii) 11,000 shares of common stock to Nathan A. Low,
(iii) $6,250 to Grosvenor Capital, Ltd. of London, England, and (iv) $5,000 to David Nahmias. We agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders.

                           RELATED PARTY TRANSACTIONS


         Messrs. Crosby and Ryan collectively own in excess of 40% of the stock of Dotson Exploration Company and they are the sole officers and directors of Dotson. Dotson owns 109,000 shares of Cadence's shares of common stock. During fiscal year 2002 and the first quarter of fiscal year 2003, Cadence repaid Dotson a loan in the amount of $10,000 and Cadence made two loans to Dotson, one for $35,000 and one for $20,000, each at an interest rate of 10% per annum. Dotson transferred to Cadence marketable securities of the common stock of two unaffiliated companies, Enerphaze Corporation and The Williams Companies, valued by our Board of Directors at $33,380 as partial payment of the amount loaned. During the nine months ended June 30, 2003, Dotson repaid the $20,000 loan in cash. Of the total amount of principal and interest Dotson owed Cadence, $[57,100], the amount of $[3,720] remained outstanding at September 30, 2005, which amount is payable on demand and bears interest at 10% per annum.


         In 2002, Nathan Low, a Cadence Resources major shareholder, and Cadence decided to form a limited partnership to acquire and develop oil and natural gas properties. Low planned to seek investors to invest as limited partners in the partnership. On August 8, 2002, Cadence formed Cadence Resources Limited Partnership, with Cadence as the sole general partner. Low had not brought any investors to the partnership by the time the partnership was ready to acquire oil and gas interests. Therefore, Low elected to provide the initial funding, $250,000, for the first prospect, in the form of the purchase of a limited partnership interest in the partnership. Cadence paid Sunrise Securities Corporation, an entity controlled by Low, a finders' fee on this funding. Also, on August 1, 2002, Sunrise Securities Corporation, together with Low and his assigns, the limited partnership and Cadence entered into the Side Letter Agreement of Certain Terms of Limited Partnership Drawdown Facility, a $20 million funding agreement. This was intended to provide further equity investments in the partnership. It was structured so that the Low parties had the option, but not the obligation, to provide capital contributions to the partnership. In partial consideration for entering into the drawdown facility, the Low parties were given a right of first refusal to provide funding for any drilling project contemplated by the partnership.


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

         Cadence and Low have agreed in principal as to the termination of the drawdown facility, the repurchase of Low's limited partnership interest for $250,000, dissolution of the partnership and related matters and in October 2003, Low received $250,000 from Cadence for the repurchase. The following description of the transactions with regard to the partnership should be read in light of the foregoing disclosure.

         In the formation of the partnership, Cadence contributed $12,500 to the partnership and Low, the limited partner, contributed $250,000 in cash. A portion of the $250,000 was used to advance the drilling on the West Electra Lake #1 well. For example, $24,552 was spent on seismic acquisition and processing which covered the Virginia Reef #2B well and also the West Electra Lake #1 well acreage. Also $26,105 of the limited partnership funds was spent on the leasing of the West Electra Lake Prospect as well as $16,077 on preparatory costs for the West Electra Lake #1 well. Prior to the limited partner's request for repayment of the limited partner's contribution (see below), Cadence had granted the limited partner a 5% working interest in the #1 West Electra Lake well. However, the limited partner has agreed to convey his working interest in the West Electra Lake #1 well to Cadence as part of the buyout of his limited partnership interest by Cadence.

         Low also advanced $300,000 to the partnership to explore natural gas interests in Michigan in the Black Bean Unit. As an inducement for this advance, Cadence issued Low 120,000 shares of common stock valued at $210,000. As an additional inducement to making the $300,000 advance, Low was granted a 2.25% working interest in each well in the Black Bean Unit in Michigan that was drilled using the $300,000 until "unitized well payout," the point at which the partnership receives 100% of its contribution back in the form of revenues from the well unit. After unitized well payout, Low's working interest in these wells will be reduced to a 2.00% working interest. Cadence has repaid the $300,000 loan.



         Cadence issued approximately 1,721,400 shares of its common stock in September and October 2003 in a brokered private placement. It paid sales commissions of $376,565 in cash and options to purchase 162,140 shares for $2.50 per share to a broker, Sunrise Securities Corporation, a company owned by Nathan Low. It also issued 11,000 shares of Cadence common stock valued at $2.90 per share to Nathan Low in connection with the private placement.


         On March 31, 2004, Cadence borrowed $250,000 from Howard Crosby, $70,000 from Glenn DeHekker, a former director of Cadence, $50,000 from Dotson Exploration Company and $20,000 from Kevin Stulp, a director of Cadence, at an interest rate of 12%. Such amounts were repaid by Cadence in April 2004.


         On April 2, 2004, Cadence sold 120 units consisting of a note in the principal amount of $50,000 and a warrant to purchase 6,375 shares of Common Stock, exercisable at $4.00 per share and expiring on April 2, 2007, for an aggregate sales price of $6,000,000. As compensation for his services in connection with this private placement, Cadence paid Nathan A. Low, a 5% beneficial owner of Cadence's common stock, $300,000 and issued him a warrant to purchase 76,500 shares of Common Stock, exercisable at $4.00 per share, and expiring on April 2, 2007. In addition, Lisa Low, as custodian for Gabriel S. Low, purchased nine units in the offering and Bear Stearns as Custodian for Nathan A. Low Roth IRA purchased five units in the offering. Lisa Low is Mr. Low's spouse, Gabriel S. Low is Mr. Low's child, and Mr. Low is the controlling person of the Nathan A. Low Roth IRA.

         In August, 2004 Cadence purchased 500,000 shares of the common stock of TN Oil Co., a Delaware corporation for $50,000. Mr. Ryan is an officer and director of TN Oil Co. TN Oil Co. has obtained oil and gas leases in the State of Tennessee, one of which was assigned to Cadence in November, 2004 in exchange for a commitment to drill a test well on the subject leased property. The test well was drilled in December, 2004 and was unsuccessful.


         On January 31, 2005, Cadence entered into a purchase agreement (the "Purchase Agreement") with twenty two accredited investors pursuant to which the investors purchased 7,810,000 shares of common stock and warrants to purchase 14,050,000 shares of common stock at an exercise price of $1.75 per share for $9,762,500. The Nathan A. Low Family Trust dated 4/12/96 and Bear Stearns as Custodian for Nathan A. Low Roth IRA, both of which are controlled by Nathan Low, a greater than 10% holder of Cadence's common stock, invested in Cadence pursuant to the Purchase Agreement. Sunrise Securities Corporation, an affiliate of Nathan Low, received a commission equal to $976,250 and a warrant to purchase 2,186,000 shares of Cadence's common stock for services rendered as the placement agent in the transaction.

         On January 31, 2005, Cadence entered into an agreement with the seven accredited investors in its April 2004 private placement pursuant to which the Company was permitted to repay the $6,000,000 in notes held by such investors without any prepayment penalties in exchange for the exercise price of the warrants to purchase 765,000 shares of common stock issued in the April 2004 private placement being reduced from $4.00 per share to $1.25 per share. $5,000,000 of the notes were repaid in cash and $1,000,000 of the notes were converted into common stock and warrants of Cadence pursuant to the Purchase Agreement. Nathan Low, a greater than 10% holder of Cadence's common stock, and Lisa Low, Nathan Low's wife, as Custodian for Gabriel S. Low UNYGMA were two of the eight accredited investors involved in this transaction. In connection with this transaction, the exercise price of the warrants to purchase 76,500 shares of common stock held by Nathan A. Low, who acted as a finder in the April 2004 private placement, were also reduced to $1.25 per share.


              Our Aurora subsidiary leases its office and storage space from South 31, L.L.C. William W. Deneau and Thomas W. Tucker each own one-third of South 31, L.L.C. The storage building contains four other storage units that are leased to unrelated third parties at the same rate that our Aurora subsidiary pays.

              Messrs. Deneau, Tucker and Miller, who are officers and directors of our Aurora subsidiary, are all involved as equity owners in numerous corporations and limited liability companies that are active in the oil and gas business. Existing affiliations involving co-ownership of projects in which our Aurora subsidiary is active, are itemized below.

              Messrs. Deneau, Tucker and Miller own equal shares in JetX, LLC, an exploration company that owns a 10% working interest in the Treasure Island project.

              Mr. Miller has an ownership interest in Miller Resources, Inc., Miller Resources 1994-1, and Miller Resources 1996-1, which own working interests of 1%, 0.5% and 1% respectively, in the Beyer project. Mr. Miller also has an ownership interest in Energy Ventures, LLC, which owns a .75% working interest in the Black Bean project.

              Messrs. Deneau, Tucker and Miller own Jet Exploration, Inc. which owns an approximate 1% working interest in the Beregasi well.

              It is probable that on occasion, we will find it necessary or appropriate to deal with other entities in which Messrs. Deneau, Tucker and Miller have an interest.

              On September 7, 2004, the Patricia A. Deneau Trust, DTD 10/12/95, borrowed $100,000 from our Aurora subsidiary to purchase shares of Aurora common stock from an Aurora stockholder. This trust is controlled by William W. Deneau. The loan was evidenced by an unsecured demand promissory note bearing interest at the rate of 4.5% per year. The promissory note has been repaid in full. The shares purchased by the trust were subsequently sold by the trust to Ms. King.


                            DESCRIPTION OF SECURITIES


         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of November 1, 2005 we had 59,373,693 shares of common stock issued and outstanding. Only one class of preferred stock is issued and outstanding. Included below is a summary description of only those warrants held by selling shareholders and we have not described any of our other outstanding warrants.


Common Stock


         The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of our common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.


Preferred Stock


         Our Board of Directors may, without shareholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. Our Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by shareholders.

         Our Board of Directors has authorized the issuance of 2,500,000 shares of Class A Preferred Shares. As of October o, 2005, there were 34,950 shares of our Class A Preferred Shares outstanding. Our Class A Preferred Shares are entitled to a 15% annual dividend, paid quarterly, the right to convert each share of our Class A Preferred Stock into one share of our common stock at a price of $1.50 per share, provided that certain conditions are met. Our Class A Preferred Shares mature seven years from the date of issuance. At maturity, our Class Preferred Shares will be redeemed for cash or common stock at our option in an amount equal to the amount paid by the investors for the shares plus any accrued and unpaid dividends. If shares of common stock are to be issued at maturity, the conversion price shall be determined by the average closing bid price for the 20 trading days prior to the maturity date


         No other classes of preferred stock are outstanding.

Warrants


         The warrants being registered on behalf of Moshe Azouley, Lisa Low as Custodian For Gabriel S. Low UNYGMA, Nathan A Low, Bear Stearns as Custodian For Nathan A. Low Roth IRA, Ruth Low, Omicron Capital, Portside Growth and Opportunity Fund and Smithfield Fiduciary LLC are exercisable at $1.25 per share and expire on April 2, 2007. The warrants may be exercised in whole or in part, subject to the limitations provided in the warrants. Any warrant holders who do not exercise their warrants prior to the conclusion of the exercise period will forfeit the right to purchase the shares of common stock underlying the warrants and any outstanding warrants will become void and be of no further force or effect. If at any time while any of the warrants are outstanding, Cadence issues common stock, or securities convertible into common stock to any person at a price per share of common stock less than the exercise price of the warrants, the exercise price of the warrants will be reduced pursuant to a formula as provided in the warrant. In addition, in the event of a merger, consolidation, or sale of all or substantially all the assets of Cadence, the holder of the warrant has the right to receive a warrant substantially similar to the warrant or, at the option of the holder of the warrant, an amount in cash equal to the value of the warrant. If a dividend is declared on our common stock, the exercise price of the warrant will be reduced in accordance with the terms of the warrant and the number of shares of common stock the warrant is exercisable for will be proportionately increased. If we were to offer any securities to its holders of common stock as a class, the holder of the warrant would be entitled purchase such number of securities as if the warrant holder were a holder of common stock.


         Holders of the warrants have no voting rights of a shareholder, no liquidation preference and no dividends will be declared on the warrants.


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

Options

         The options being registered on behalf of American Friends of Ohr Somayach, American Friends of Yeshiva D'Mir, American Friends of Shalva, American Friends of Yad Ezra, Marcia Kucher, Lisa Low as custodian for Daniel Low, Michael Low, Gabriel Low and Chantal Low and Jason Lyons are exercisable at a price of $2.50 per share and expire in September 2008. These options may be exercised on a cashless basis at any time. The options being registered on behalf of Proteus Capital Corp. are exercisable at a price of $1.75 per share and expire on June 18, 2007.

         The options may be exercised in whole or in part, subject to the limitations provided in the options. Any option holders who do not exercise their options prior to the conclusion of the exercise period will forfeit the right to purchase the shares of common stock underlying the options and any outstanding options will become void and be of no further force or effect. Holders of the options have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the options.

Election and Removal of Directors

         Each of our directors serves for a term of one year or until his successor is elected and qualified if there is no annual meeting. At each annual meeting of shareholders, the successors to the then current directors whose terms are expiring are elected to serve for one-year terms. Directors may be removed at any special meeting of our shareholders upon a vote of two-thirds of the outstanding shares of stock entitled to vote for directors. Holders of our common stock and preferred stock vote together for directors, with each share of preferred stock having a number of votes equal to the number of shares of common stock into which it could then be converted.

Shareholder Meetings

         Our bylaws provide that special meetings of shareholders may be called by our board of directors. In addition, upon the request of shareholders holding one-fifth of the voting power of all shareholders, the Secretary of our company is required to call a meeting of the shareholders. Finally, if no annual meeting of shareholders has taken place for a period of more than eighteen months, any shareholder may call a meeting of the shareholders of our company.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is OTC Stock Transfer, 231 E. 2100 South, Suite #3, Salt Lake City, Utah 84115. Its telephone number is (801) 485-5555 and facsimile is (801) 486-0562.

                                  LEGAL MATTERS


         The validity of the shares of common stock offered in this prospectus has been passed upon for us by Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.


                                     EXPERTS


          Cadence's financial statements for the years ending September 30, 2004, 2003 and 2002 appearing in this prospectus have been audited by the accounting firm of Williams & Webster, P.S., independent registered public accounting firm, 601 West Riverside, Suite 1970, Spokane, Washington 99201. The Cadence financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting. Aurora's financial statements for the years ending December 31, 2004 and 2003 appearing in this prospectus have been audited by the accounting firm of Rachlin Cohen & Holtz LLP, independent registered public accounting firm, Suntrust International Center, One SE Third Ave, Tenth Floor, Miami, Florida 33131. The Aurora financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting.

          The reference to the report of Ralph E. Davis Associates, Inc. Consultants - Petroleum and Natural Gas, located in Houston, Texas, contained herein with respect to the proved reserves of Cadence's oil wells in Texas, the estimated net revenue from such proved reserves, and the discounted present values of such estimated future net revenue, is made in reliance upon the authority of such firms as experts with the respect to such matters. Similarly, the reference to the report of Data & Consulting Services, a division of Schlumberger Technology Corporation of Pittsburgh, Pennsylvania, with respect to the Aurora reserves in the Michigan Antrim Shale, the estimated net revenues from the reserves and the discounted present values of the estimated future net revenue, is made in reliance upon the authority of this firm as an expert with respect to these matters.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to Cadence Resources Corporation and the shares of common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports, proxy statements or information statements, and other information with the SEC. These reports can also be reviewed by accessing the SEC's Internet site.

         You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement Filed on Form SB-2 of which this prospective is a part, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                          Index to Financial Statements

Cadence Financial Statements for the fiscal year ended September 30, 2004
       Report of Independent Registrered Public Accounting Fiirm.................................................F-2
       Balance Sheets as of September 30, 2004, 2003 and 2002....................................................F-3
       Statements of Operations and Comprehensive Loss for the years ended
              September 30, 2004, 2003 and 2002..................................................................F-5
       Statement of Stockholder's Equity.........................................................................F-6
       Statements of Cash Flows for the years ended September 30, 2004, 2003 and 2002............................F-9
       Notes to the Financial Statements.........................................................................F-11

Cadence Financial Statements for the nine months ended June 30, 2005
       Balance Sheets as of June 30, 2005 and June 30, 2004 and 2003.............................................F-38
       Statements of Operations and Comprehensive Loss for the
              nine month period ended June 30, 2005, 2004 and 2003...............................................F-40
       Statements of Cash Flows for the nine month period ended June 30, 2005, 2004 and 2003.....................F-41
       Notes to the Financial Statements.........................................................................F-43

Pro Forma Financial Statements
       Balance Sheets as of June 30, 2005........................................................................F-47
       Statement of Operations for the six month period ended June 30, 2005......................................F-48
       Statements of Operations for the year ended December 31, 2004.............................................F-49

Aurora Financial Statements for the fiscal year ended December 31, 2004
       Report of Independent Registrered Public Accounting Fiirm.................................................F-53
       Balance Sheets as of December 31, 2004 and 2003...........................................................F-54
       Statements of Operations for the years ended
              December 31, 2004 and 2003.........................................................................F-55
       Statement of Stockholder's Equity and Minority Interest...................................................F-56
       Statements of Cash Flows for the years ended December 31, 2004 and 2003...................................F-57
       Notes to the Financial Statements.........................................................................F-58

Aurora Financial Statements for the six months ended June 30, 2005
       Balance Sheets as of June 30, 2005........................................................................F-86
       Statements of Operations afor the
              six month period ended June 30, 2005 and 2004 .....................................................F-87
       Statements of Cash Flows for the six month period ended June 30, 2005 and 2004............................F-88
       Notes to the Financial Statements.........................................................................F-89

The Board of Directors
Cadence Resources Corporation
Walla Walla, Washington

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have audited the accompanying balance sheets of Cadence Resources Corporation as of September 30, 2004, 2003 and 2002, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadence Resources Corporation as of September 30, 2004, 2003 and 2002, and the results of its operations, stockholders equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
January 4, 2005

                         CADENCE RESOURCES CORPORATION
                                 BALANCE SHEETS

                                                                      September 30,
                                                       -------------------------------------------
                                                           2004            2003            2002
                                                       -----------     -----------     -----------
ASSETS

     CURRENT ASSETS
         Cash                                          $ 1,922,993     $ 3,619,345     $    40,011
         Oil & gas revenue receivable                      335,407          84,575          26,123
         Receivable from working interest owners                --          12,873          16,037
         Notes receivable                                    8,720           3,720          13,078
         Prepaid expenses                                   39,410           5,925          27,500
         Other current assets                                  425             425             431
                                                       -----------     -----------     -----------
              TOTAL CURRENT ASSETS                       2,306,955       3,726,863         123,180
                                                       -----------     -----------     -----------

     OIL AND GAS PROPERTIES, USING
         SUCCESSFUL EFFORTS ACCOUNTING
         Proved properties                               5,731,108         590,747          48,694
         Unproved properties                               505,501         833,836          78,997
         Wells and related equipment and facilities        855,562         202,886          67,374
         Support equipment and facilities                  506,427         151,963         105,108
         Prepaid oil and gas leases                        456,219         395,973         177,177
         Less accumulated depreciation, depletion,
              amortization and impairment               (3,911,939)        (61,611)         (4,312)
                                                       -----------     -----------     -----------
              TOTAL OIL AND GAS PROPERTIES               4,142,878       2,113,794         473,038
                                                       -----------     -----------     -----------

     PROPERTY AND EQUIPMENT
         Furniture and equipment                             4,785           1,660           1,440
         Less accumulated depreciation                      (1,949)         (1,451)         (1,440)
                                                       -----------     -----------     -----------
              TOTAL PROPERTY AND EQUIPMENT                   2,836             209              --
                                                       -----------     -----------     -----------

     OTHER ASSETS
         Investments                                       238,088         394,454         448,793
         Mineral properties available for sale             197,406         246,757         246,757
                                                       -----------     -----------     -----------
              TOTAL OTHER ASSETS                           435,494         641,211         695,550
                                                       -----------     -----------     -----------

     TOTAL ASSETS                                      $ 6,888,163     $ 6,482,077     $ 1,291,768
                                                       ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                                 BALANCE SHEETS

                                                                                September 30,
                                                               ----------------------------------------------
                                                                   2004             2003             2002
                                                               ------------     ------------     ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

      CURRENT LIABILITIES
          Accounts payable                                     $    358,588     $    584,866     $    119,923
          Revenue distribution payable                               32,387           68,929           14,835
          Payable to related party                                  300,000          550,000            2,500
          Deferred working interest                                      --               --           22,184
          Accrued compensation                                           --           94,920           66,261
          Accrued interest - related party                            3,548           15,752               --
          Interest payable - secured notes                            1,233               --               --
          Notes payable - related party                                  --          460,000               --
                                                               ------------     ------------     ------------
               TOTAL CURRENT LIABILITIES                            695,756        1,774,467          225,703
                                                               ------------     ------------     ------------

      LONG-TERM DEBT
          Secured notes, net of discount                          5,071,147               --               --
                                                               ------------     ------------     ------------

      COMMITMENTS AND CONTINGENCIES                                      --               --               --
                                                               ------------     ------------     ------------

      REDEEMABLE PREFERRED STOCK                                     59,925           59,925               --
                                                               ------------     ------------     ------------

      STOCKHOLDERS' EQUITY
          Common stock, $0.01 par value; 100,000,000 shares authorized,
               12,892,327, 12,512,827, and 6,866,210 shares issued and
               outstanding,
               respectively                                         128,923          125,128           68,662
          Additional paid-in capital                             18,995,458       18,343,422       13,291,965
          Stock options                                           1,642,614        1,210,704          626,790
          Stock warrants                                            794,512           51,375          233,334
          Accumulated deficit                                   (20,035,605)     (14,863,687)     (12,906,132)
          Accumulated other comprehensive loss                     (464,567)        (219,257)        (248,554)
                                                               ------------     ------------     ------------
               TOTAL STOCKHOLDERS' EQUITY                         1,061,335        4,647,685        1,066,065
                                                               ------------     ------------     ------------
      TOTAL LIABILITIES AND STOCKHOLDERS'
          EQUITY                                               $  6,888,163     $  6,482,077     $  1,291,768
                                                               ============     ============     ============

   The accompanying notes are an integral part of these financial statements.

                         CADENCE RESOURCES CORPORATION
                 STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                   Years Ended September 30,
                                                     ----------------------------------------------
                                                         2004             2003             2002
                                                     ------------     ------------     ------------
REVENUES
     Oil and gas sales                               $  2,541,447     $    337,355     $     56,608
     Sale of drilling and production rights                    --           50,000               --
                                                     ------------     ------------     ------------
            Total Revenues                              2,541,447          387,355           56,608
                                                     ------------     ------------     ------------

OPERATING AND ADMINISTRATIVE EXPENSES
     Depreciation, depletion and amortization           2,663,695           57,310            4,312
     Officers' and directors' compensation                725,485          528,727          152,510
     Consulting                                           319,338          531,137          934,254
     Oil and gas lease expenses                           565,148          302,204          131,812
     Oil and gas consulting                               105,535           60,000               --
     Exploration and drilling                             134,452          109,968          128,974
     Oil and gas production costs                         174,836           34,577            5,305
     Lease operating expenses                                  --           19,334           12,279
     Other general and administrative                   1,506,446          386,892          144,192
                                                     ------------     ------------     ------------
         Total Expenses                                 6,194,935        2,030,149        1,513,638
                                                     ------------     ------------     ------------

LOSS FROM OPERATIONS                                   (3,653,488)      (1,642,794)      (1,457,030)
                                                     ------------     ------------     ------------

OTHER INCOME (EXPENSE)
     Interest income                                       18,874              136            1,034
     Interest expense and loan fees                      (302,955)        (227,978)          (5,872)
     Partnership income (loss)                                 --          (15,200)          10,000
     Gain (loss) on debt forgiveness                           --           (4,699)           6,109
     Other income                                          11,172               --               --
     Loss on sale of investment                            (9,156)              --               --
     Loss on disposition and impairment of assets      (1,236,365)         (67,020)         (29,890)
                                                     ------------     ------------     ------------
         Total Other Income (Expense)                  (1,518,430)        (314,761)         (18,619)
                                                     ------------     ------------     ------------

LOSS BEFORE TAXES                                      (5,171,918)      (1,957,555)      (1,475,649)

INCOME TAXES BENEFIT                                           --               --           66,040
                                                     ------------     ------------     ------------

LOSS FROM CONTINUING OPERATIONS                        (5,171,918)      (1,957,555)      (1,409,609)

GAIN (LOSS) FROM DISCONTINUED OPERATIONS
     Gain (loss) from mining operations (net of
         income taxes)                                         --               --          264,158
                                                     ------------     ------------     ------------

NET LOSS                                               (5,171,918)      (1,957,555)      (1,145,451)

OTHER COMPREHENSIVE INCOME (LOSS)
     Unrealized gain (loss) in market value of
         investments                                     (245,311)          29,297          (98,392)
                                                     ------------     ------------     ------------

COMPREHENSIVE LOSS                                   $ (5,417,228)    $ (1,928,258)    $ (1,243,843)
                                                     ============     ============     ============

LOSS PER COMMON SHARE BASIC AND DILUTED:
     Net loss from continuing operations             $      (0.41)    $      (0.21)    $      (0.28)
     Net gain (loss) from discontinued operations              --               --             0.05
                                                     ------------     ------------     ------------
NET LOSS PER COMMON SHARE                            $      (0.41)    $      (0.21)    $      (0.23)
                                                     ============     ============     ============

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING,
     BASIC AND DILUTED                                 12,715,619        9,348,374        4,965,179
                                                     ============     ============     ============

   The accompanying notes are an integral part of these financial statements.

                         CADENCE RESOURCES CORPORATION
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                               Common Stock
                                        --------------------------   Additional
                                            Number                     Paid-in          Stock         Stock        Accumulated
                                          of Shares      Amount        Capital         Options       Warrants         Deficit
                                        -----------   ------------   ------------   ------------   ------------   ------------
Balance,
     September 30, 2001                   2,453,890   $     24,539   $ 12,198,855   $         --   $         --   $(11,760,681)

Shares issued for cash at $0.24
     to $0.50 per share                     783,000          7,830        234,070             --             --             --

Shares issued to officer for debt
     at $0.30 per share                     300,000          3,000         87,000             --             --             --

Shares  issued  to  officers,
     consultants and others for
     services, accrued compensation
     and prepaid expenses at $0.30
     to $0.38 per share                     589,184          5,892        205,775             --             --             --

Shares issued for cash with warrants
     attached at $0.30 per share          2,333,336         23,333        443,333             --        233,334             --

Shares issued to officer for
     reimbursement of expenses
     paid for Company at $1.03
     per share                                6,800             68          6,932             --             --             --

Shares issued for investment at
     $0.30 per share                        400,000          4,000        116,000             --             --             --

Options issued to directors and
     consultants for services                    --             --             --        626,790             --             --

Net loss for the year ended
     September 30, 2002                          --             --             --             --             --     (1,145,451)

Unrealized loss on market value
     of investments                              --             --             --             --             --             --
                                        -----------   ------------   ------------   ------------   ------------   ------------
Balance
     September 30, 2002                   6,866,210   $     68,662   $ 13,291,965   $    626,790   $    233,334   $(12,906,132)

                                          Accumulated
                                             Other           Total
                                          Comprehensive    Stockholders'
                                             Loss            Equity
                                         --------------  --------------
Balance,
     September 30, 2001                  $   (150,162)   $    312,551

Shares issued for cash at $0.24
     to $0.50 per share                            --         241,900

Shares issued to officer for debt
     at $0.30 per share                            --          90,000

Shares  issued  to  officers,
     consultants and others for
     services, accrued compensation
     and prepaid expenses at $0.30
     to $0.38 per share                            --         211,667

Shares issued for cash with warrants
     attached at $0.30 per share                   --         700,000

Shares issued to officer for
     reimbursement of expenses
     paid for Company at $1.03
     per share                                     --           7,000

Shares issued for investment at
     $0.30 per share                               --         120,000

Options issued to directors and
     consultants for services                      --         626,790

Net loss for the year ended
     September 30, 2002                            --      (1,145,451)

Unrealized loss on market value
     of investments                           (98,392)        (98,392)
                                         --------------  --------------
Balance
     September 30, 2002                  $   (248,554)   $  1,066,065

   The accompanying notes are an integral part of these financial statements.

                         CADENCE RESOURCES CORPORATION
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                Common Stock
                                          ------------------------   Additional
                                            Number                     Paid-in        Stock          Stock        Accumulated
                                           of Shares      Amount       Capital       Options        Warrants        Deficit
                                          ----------   -----------  ------------   ------------   -------------   -------------
Balance
     September 30, 2002                    6,866,210   $    68,662  $ 13,291,965   $    626,790   $    233,334    $(12,906,132)

Shares issued for cash with warrants
     attached at an average of $0.52
     per unit                                212,500         2,125        56,500             --         51,375              --

Shares issued to officers, directors
     and others for services at $0.78
     to $1.80                                496,500         4,965       535,710             --             --              --

Shares issued for loan consideration
     at $1.08 per share                      220,000         2,200       204,800             --             --              --

Shares issued for exercise of options
     at $0.75 per share                      100,000         1,000       142,100        (68,100)            --              --

Shares issued from exercise of
     warrants                              1,956,984        19,569       213,765             --       (233,334)             --

Shares issued for cash at $0.80 to
     $2.50 per share, net of
     financing fee of $347,850             2,525,183        25,252     4,216,347             --             --              --

Options issued for financing                      --            --      (429,671)       429,671             --              --

Shares issued for related party loan
     fee at $1.00 per share                  120,000         1,200       118,800             --             --              --

Conversion of shares of Celebration
     for shares of Cadence
     common stock                             14,250           143          (143)            --             --              --

Options issued to consultants for
     services                                     --            --            --        222,343             --              --

Miscellaneous adjustment                       1,200            12           (12)            --             --              --

Dividends paid on preferred stock                 --            --        (6,739)            --             --              --

Net loss for the year ended
     September 30, 2003                           --            --            --             --             --      (1,957,555)

Unrealized gain on market value of
     investments (unaudited)                      --            --            --             --             --              --
                                          ----------   -----------  ------------   ------------   ------------    ------------

     Balance, September 30, 2003          12,512,827   $   125,128  $ 18,343,422   $  1,210,704   $     51,375    $(14,863,687)
                                          ==========   ===========  ============   ============   ============    ============

                                          Accumulated
                                             Other           Total
                                          Comprehensive    Stockholders'
                                             Loss            Equity
                                         --------------  --------------
Balance
     September 30, 2002                     $   (248,554)   $  1,066,065

Shares issued for cash with warrants
     attached at an average of $0.52
     per unit                                         --         110,000

Shares issued to officers, directors
     and others for services at $0.78
     to $1.80                                         --         540,675

Shares issued for loan consideration
     at $1.08 per share                               --         207,000

Shares issued for exercise of options
     at $0.75 per share                               --          75,000

Shares issued from exercise of
     warrants                                         --              --

Shares issued for cash at $0.80 to
     $2.50 per share, net of
     financing fee of $347,850                        --       4,241,599

Options issued for financing                          --              --

Shares issued for related party loan
     fee at $1.00 per share                           --         120,000

Conversion of shares of Celebration
     for shares of Cadence
     common stock                                     --              --

Options issued to consultants for
     services                                         --         222,343

Miscellaneous adjustment                              --              --

Dividends paid on preferred stock                     --          (6,739)

Net loss for the year ended
     September 30, 2003                               --      (1,957,555)

Unrealized gain on market value of
     investments (unaudited)                      29,297          29,297
                                            ------------    ------------

     Balance, September 30, 2003            $   (219,257)   $  4,647,685
                                            ============    ============

   The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                              Common Stock
                                       ---------------------------   Additional
                                          Number                       Paid-in          Stock          Stock         Accumulated
                                         of Shares       Amount        Capital         Options        Warrants         Deficit
                                       ------------   ------------   -------------  ------------   -------------   -------------
Balance
     September 30, 2003                  12,512,827   $    125,128   $ 18,343,422   $  1,210,704   $     51,375    $(14,863,687)

        273,900             --
     at $2.50 per share                     110,000          1,100        273,900             --             --              --

Shares issued for services at
     $0.88 to $2.50 per share                99,500            995        143,960             --             --              --

Shares issued for officer and
     director fees at $0.76 to $2.23
     per share                              120,000          1,200        183,200             --             --              --

Share issued for exercise of
     warrants @ $1.35 per share              10,000            100         15,500             --         (2,100)             --

Shares issued for financing expense
     at $0.76 per share                      15,000            150         11,475             --             --              --

Shares issued for repayment of
     related party loan at $1.00 per
     share                                   25,000            250         24,750             --             --              --

Options issued for financing fees                --             --             --         71,910             --              --

Options issued to officers and
     directors for services                      --             --             --        360,000             --              --

Dividends paid                                   --             --           (749)            --             --              --

Deferred financing cost                          --             --             --             --        745,237              --

Net loss for the year ended
     September 30, 2004                          --             --             --             --             --      (5,171,918)

Unrealized loss on market value
     of investments                              --             --             --             --             --              --

                                       ------------   ------------   ------------   ------------   ------------    ------------
     Balance September  30, 2004         12,892,327   $    128,923   $ 18,995,458   $  1,642,614   $    794,512    $(20,035,605)
                                       ============   ============   ============   ============   ============    ============

                                          Accumulated
                                             Other           Total
                                          Comprehensive   Stockholders'
                                              Loss           Equity
                                         --------------  --------------
Balance
     September 30, 2003                  $   (219,257)   $  4,647,685

Issuance of common stock for cash
     at $2.50 per share                            --         275,000

Shares issued for services at
     $0.88 to $2.50 per share                      --         144,955

Shares issued for officer and
     director fees at $0.76 to $2.23
     per share                                     --         184,400

Share issued for exercise of
     warrants @ $1.35 per share                    --          13,500

Shares issued for financing expense
     at $0.76 per share                            --          11,625

Shares issued for repayment of
     related party loan at $1.00 per
     share                                         --          25,000

Options issued for financing fees                  --          71,910

Options issued to officers and
     directors for services                        --         360,000

Dividends paid                                     --            (749)

Deferred financing cost                            --         745,237

Net loss for the year ended
     September 30, 2004                            --      (5,171,918)

Unrealized loss on market value
     of investments                          (245,310)       (245,310)

                                         ------------    ------------
     Balance September  30, 2004         $   (464,567)   $  1,061,335
                                         ============    ============

   The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                         Year Ended
                                                                        September 30,
                                                       ----------------------------------------------
                                                            2004              2003           2002
                                                       -------------     -------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                          $  (5,171,918)    $ (1,957,555)   $ (1,145,451)
     Adjustments to reconcile net loss to net cash
         used by operating activities:
             Loss (gain) on sale of investments                9,156           67,020         (29,890)
             Impairment of long-lived assets               1,236,365               --              --
             Partnership loss                                     --           15,200              --
             Loss (gain) from mining operations                   --               --        (330,198)
             Gain (loss) on debt forgiveness                      --            4,699              --
             Depreciation, depletion and amortization      2,663,695           57,310           4,312
             Issuance of common stock for services           144,955          540,675         211,667
             Issuance of common stock for
                   expenses                                  196,025               --           7,000
             Amortization of deferred financing fees         279,919               --              --
             Issuance of common stock for  loan
                  repayment                                   25,000               --              --
             Issuance of common stock for loan
                   consideration                                  --          327,000              --
             Issuance of stock options for
                  services                                   360,000          222,343         626,790
             Issuance of stock options for
                  financing fees                              71,910               --              --
             Investment given for services                        --           14,700              --
     Changes in assets and liabilities:
             Oil & gas revenue receivable                   (250,832)         (58,452)        (26,123)
             Receivable from working interest owners          12,873            3,164         (16,037)
             Notes receivable                                 (5,000)           6,058         (30,000)
             Prepaid expenses                                (33,485)          21,575         (26,225)
             Deposit                                              --                6              (6)
             Prepaid mineral leases                               --         (218,796)        (95,022)
             Accounts payable                               (226,278)           1,082         (38,934)
             Revenue distribution payable                    (36,542)          54,094          14,835
             Deferred working interest                       (22,184)          22,184
             Accrued expenses                                (94,920)          28,659          50,261
             Interest payable                                (12,204)          15,752              --
             Interest payable-secured notes                    1,233               --              --
             Payable to related parties                     (550,000)          (2,500)             --
                                                       -------------     ------------    ------------
         Net cash provided (used) by
            operating activities                          (1,380,048)        (880,150)       (800,837)
                                                       -------------     ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of investments                                (112,360)         (32,795)        (33,889)
     Purchase and development of proved and
         unproved properties                              (4,542,760)        (629,383)       (127,691)
     Purchase of fixed assets                               (981,660)        (182,587)       (172,482)
     Sale of investments                                      14,420           16,614          86,326
                                                       -------------     ------------    ------------
         Net cash provided (used) by
            investing activities                          (5,622,360)        (828,151)       (247,736)
                                                       -------------     ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock for cash                       288,500        4,728,324         708,566
     Issuance of redeemable preferred stock                       --           59,925              --
     Issuance of warrants for cash                                --           46,125         233,334
     Payments of preferred stock dividends                      (749)          (6,739)             --
     Proceeds from secured notes payable                   5,920,000               --              --
     Proceeds from notes payable and loans payable           115,000          600,000              --
     Payments of notes payable                            (1,016,695)        (140,000)        (45,000)
                                                       -------------     ------------    ------------
         Net cash provided by
            financing activities                           5,306,056        5,287,635         896,900
                                                       -------------     ------------    ------------
         Net increase (decrease) in cash               $  (1,696,352)    $  3,579,334    $   (151,673)
                                                       -------------     ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                          Year Ended
                                                                         September 30,
                                                         ------------------------------------------
                                                             2004            2003           2002
                                                         -----------     -----------    -----------
Net increase (decrease) in cash (balance forward)        $(1,696,352)    $ 3,579,334    $  (151,673)

Cash, beginning of period                                  3,619,345          40,011        191,684

                                                         -----------     -----------    -----------
Cash, end of period                                      $ 1,922,993     $ 3,619,345    $    40,011
                                                         ===========     ===========    ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:

      Income taxes paid                                  $        --     $        --    $        --
      Interest paid                                      $        --     $        --    $        --

NON-CASH INVESTING AND FINANCING
      ACTIVITIES:

      Common stock issued for services rendered,
           accrued compensation and prepaid expenses     $   144,955     $   540,675    $   211,667
      Common stock issued for exchange of debt           $    25,000     $        --    $    90,000
      Common stock issued in exchange for investments    $        --     $        --    $   120,000
      Common stock issued for reimbursement
           of expenses paid                              $   196,025     $        --    $     7,000
      Common stock issued for loan consideration         $        --     $   327,000    $        --
      Investment received for mining claims              $        --     $        --    $   350,000
      Investment received for note receivable            $        --     $        --    $    15,000
      Investment given for related party receivable      $        --     $        --    $     8,231
      Investment given for consulting services           $        --     $    14,700    $        --
      Stock options issued for services                  $   360,000     $   222,343    $   626,790
      Stock options issued for financing fees            $    71,910     $   429,671    $        --
      Exchange of unproved property leases for
           interest in limited partnership               $        --     $        --    $     2,700
      Stock issued for exercise of warrants              $        --     $   233,334    $        --
      Issuance of accounts payable to related party
           for financing fees                            $   300,000     $        --    $        --

   The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

         Cadence Resources Corporation (formerly Royal Silver Mines, Inc.) hereinafter ("Cadence" or "the Company") was incorporated in April of 1969 under the laws of the State of Utah primarily for the purpose of acquiring and developing mineral properties. The Company changed its name from Royal Silver Mines, Inc. to Cadence Resources Corporation on May 2, 2001 upon obtaining approval from its shareholders and filing an amendment to its articles of incorporation. The Company shall be referred to as "Cadence" or "Cadence Resources Corporation" even though the events described may have occurred while the Company's name was "Royal Silver Mines, Inc." The Company has elected a September 30 fiscal year-end.

On July 1, 2001, Cadence developed a plan for acquisition, exploration and development of oil and gas properties and accordingly began a new exploration stage as an energy project development company. Prior to this, Cadence conducted its business as a "junior" mineral resource company, meaning that it intended to receive income from property sales or joint ventures of its mineral projects with larger companies. The Company continues to hold several mineral properties, which are described in Note 3.

Celebration Mining Company ("Celebration"), a wholly owned subsidiary of Cadence, was incorporated for the purpose of identifying, acquiring, exploring and developing mining properties. Celebration was organized on February 17, 1994 as a Washington corporation. Celebration has not yet realized any revenues from its operations.

On August 8, 1995, Cadence and Celebration completed an agreement and plan of reorganization whereby the Company issued 207,188 shares of its common stock and 72,750 warrants in exchange for all of the outstanding common stock of Celebration. Pursuant to the reorganization, the name of the Company was changed to Royal Silver Mines, Inc. Immediately prior to the agreement and plan of reorganization, the Company had 118,773 common shares issued and outstanding.

The acquisition was accounted for as a purchase by Celebration of Cadence, because the shareholders of Celebration controlled the Company after the acquisition. Therefore, Celebration is treated as the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of Cadence in the exchange as the market value approximated the net carrying value. Cadence is the acquiring entity for legal purposes and Celebration is the surviving entity for accounting purposes.

As a result of the Company's entering a new exploration stage on July 1, 2001, the Company elected to dispose of its mineral properties and has accordingly reclassified those remaining properties, which total $197,406 at September 30, 2004, as other assets. The Company has not determined whether these mineral exploration properties contain ore reserves that are economically recoverable, and is in the process of disposing of these properties. The ultimate realization of the Company's investment in these properties cannot be determined at this time and, accordingly, no provision for any asset impairment that may result in the event the

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

         Company is not successful in selling these properties has been made in the accompanying financial statements. See Note 3.

The costs of prepaid oil and gas leases ($456,219 and $395,973, respectively) included in the accompanying balance sheets as of September 30, 2004 and September 30, 2003 are principally related to natural gas properties. The Company has not determined whether the properties in Kansas or New Mexico contain economically recoverable gas reserves. The ultimate realization of the Company's investment in oil and gas properties in these locations is dependent upon finding and developing economically recoverable reserves, the ability of the Company to obtain financing or make other arrangements for development and upon future profitable production. The ultimate realization of the Company's investment in these oil and gas properties cannot be determined at this time and, accordingly, no provision for any asset impairment that may result in the event the Company is not successful in developing these properties, has been made in the accompanying financial statements. The Company has completed reserve studies on its properties located in Texas and Louisiana.

The Company was in the exploration stage through most of the year ending September 30, 2002. During the fourth quarter of the year ended September 30, 2002, the Company entered a very brief development stage and has since been considered an operating company. For the years ending September 30, 2002, the Company's auditors expressed a going concern qualification on the Company's audited financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Cadence Resources Corporation is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" and SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At September 30, 2004 and for the periods covered in these statements, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Environmental Remediation and Compliance Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate. Expenditures resulting from the remediation of existing conditions caused by past operations that do not contribute to future revenue generations are expensed. Liabilities are recognized when environmental assessments indicate that remediation efforts are probable and the costs can be reasonably estimated.

Estimates of such liabilities are based upon currently available facts, existing technology and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors, and include estimates of associated legal costs. These amounts also reflect prior experience in remediating contaminated sites, other companies' clean-up experience and data released by The Environmental Protection Agency or other organizations. Such estimates are by their nature imprecise and can be expected to be revised over time because of changes in government regulations, operations, technology and inflation. Recoveries are evaluated separately from the liability and, when recovery is assured, the Company records and reports an asset separately from the associated liability. At September 30, 2004, the Company had no accrued liabilities for compliance with environmental regulations.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Fair Value of Financial Instruments
The carrying amounts for cash, receivables, deposits, payables, and advances from related parties approximate their fair value.

Fair Value Standards
The Company has adopted the fair value accounting rules to record all transactions in equity instruments for goods or services.

Impaired Asset Policy
The Company adopted Statement of Financial Accounting Standards No. 144 titled "Accounting for Impairment of Disposal of Long-Lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amount whenever events or changes in circumstances indicate that an asset may not be recoverable. Because of write-downs and write-offs taken in 2004 and in prior years, the Company does not believe any further adjustments are needed to the carrying value of its assets at September 30, 2004. See Note 3.

Investments
Investments, principally consisting of equity securities of private and small public companies, are stated at current market value.

Loss Per Share
Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the year. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time they were outstanding. Outstanding warrants were not included in the computation of diluted loss per share because their inclusion would be antidilutive.

Mineral Properties
Costs of acquiring, exploring and developing mineral properties are capitalized by project area. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves. At September 30, 2004, 2003, and 2002 the cost of the Company's mineral properties are included in other assets in the

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mineral Properties (continued)
accompanying financial statements, as the Company has changed its focus from minerals exploration to oil and gas.

Mineral properties are periodically assessed for impairment of value and any losses are charged to operations at the time of impairment.

Should a property be abandoned, its capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Oil and Gas Properties
The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proven property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proven property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any unrecorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Principles of Consolidation
The financial statements include those of the Cadence Resources Corporation and Celebration Mining Company. All significant inter-company accounts and transactions have been

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation (continued)
eliminated. The financial statements are not considered consolidated statements since Cadence Resources Corporation was the successor by merger to Celebration Mining Company.

Provision For Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation." This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123 (SFAS 123). This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company has determined that there would be no impact to its financial statements from the adoption of this statement, as it presently reports under the standards of SFAS 123.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company as the Company maintains no inventory.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that there was no impact on the Company's financial statements from the adoption of this statement.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued) accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the financial position or results of operations of the Company.

In December 2002, the Financial Accounting Standards Board, issued Statement of Financial Accounting Standards, No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"). SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002. The Company currently reports stock issued to employees under the rules of SFAS No.
123. Accordingly there is no change in disclosure requirements due to SFAS No. 148.

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (hereinafter "FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. The provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not have any entities that require disclosure or new consolidation as a result of adopting the provisions of FIN 46.

In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others" (hereinafter "FIN 45"). FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and do not have an impact on the financial statements of the Company. The Company does not anticipate issuing any guarantees which would be required to be recognized as a liability under the provisions of FIN 45 and thus does not expect the adoption of this interpretation to have an impact on its results of operations or financial position.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassifications
Certain amounts from prior periods have been reclassified to conform with the current period presentation. These reclassifications have resulted in no changes to the Company's accumulated deficit and net losses presented.

Revenue Recognition
Cadence began producing revenues during July 2002. Oil and gas revenues are recorded using the sales method. Under this method, the Company recognizes revenues based on actual volumes of oil and gas sold to purchasers.

NOTE 3 - MINERAL PROPERTIES

Over the last three years, the Company's mineral properties have for the most part been disposed of or written off as the Company's focus and direction have shifted to oil and gas production.

Utah Property
The Company has elected to retain its 25% undivided interest in the Vipont Mine located in northwest Utah. This interest was carried on the Company's books at $246,757 at September 30, 2003 and 2002. During the year ended September 30, 2004, the Company elected to reduce the interest's carrying value to $197,406 in order to better reflect its market value. This asset is included in "other assets" on the Company's balance sheet.

Mineral Properties in North Idaho
At September 30, 2004, the Company, directly and through its subsidiary, Celebration Mining Company, held unpatented mining claims in the Coeur d'Alene Mining District in distinct groups called the South Galena Group, Moe Group, Rock Creek Group and Palisades Group. The Company has undertaken only minimal exploration and development work on these properties, such as general geological reconnaissance and claim-staking activities. All of these claims have been written off as permanently impaired.

In September 2000, the Company, through its wholly owned subsidiary Celebration Mining Company, entered into a five-year lease agreement with an affiliated company, Oxford Metallurgical, Inc.("Oxford") on its eight-claim Palisades Group property. The lease called for a semi-annual payment of $3,000, or alternatively, the semi-annual payment of 10,000 shares of the common stock of Oxford. Oxford had the right to explore and potentially develop the property under certain conditions. This lease was rescinded during the year ended September 30, 2002.

Other Domestic Properties
In the fourth quarter of the year ended September 30, 2001, the Company elected to write off all of its interests in mineral properties except for the ViPont Mine, Kil Group Claims and West

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 3 - MINERAL PROPERTIES (Continued)

Other Domestic Properties (continued)
Mullan Group Claims. The net effect of this write down was to record a loss on asset impairment of $432,090 during the year ended September 30, 2001.

On October 31, 2001, the Company sold its Kil Group and West Mullan Group claims to Caledonia Silver-Lead Mines, Inc., an affiliated company. The combined sale price for these claims was 3,501,980 shares of the common stock of Caledonia, having an estimated market value of $0.10 per share and valued at $350,198. The net effect of the transaction was a gain of $330,198. See Note 5.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets of five to ten years. Depreciation expense for the years ended September 30, 2004, 2003, and 2002 was $92,158, $21,222 and $4,303, respectively.

NOTE 5 - INVESTMENTS

The Company's investment securities are classified as available for sale securities which are recorded at fair value on the balance sheet as investments. The change in fair value during the period is excluded from earnings and recorded net of tax as a component of other comprehensive income. The Company has no investments which are classified as trading securities.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 5 - INVESTMENTS (Continued)

At September 30, 2004, 2003, and 2002, the market values of stock investments were as follows:

                                            2004        2003        2002
                                          --------    --------    --------
Elite Logistics, Inc.                     $    204    $    656    $  2,950
Ashington Mining Company                     5,709       5,709       5,709
Cadence Resources Corp. LP                      --          --      15,200
Enerphaze Corporation                          655       5,400       5,400
Exhaust Technology                              --          --       2,244
Integrated Pharmaceuticals, Inc.            27,984       9,406          --
Metalline Mining Company                     1,605         925          --
Nevada-Comstock (formerly Caledonia
  Silver-Lead Mines, Inc.)                  12,000           0     350,198
Rigid Airship Tech                             310         310          --
Sterling Mining Co.                             --          --       4,859
The Williams Companies, Inc.                    --          --       6,800
Trend Mining Company                        27,083      24,483      54,567
Western Goldfields, Inc.                   102,148     351,373         866
TN Oil Co                                   50,000          --          --
White Mtn Titanium                           9,940          --          --
Other investments                              450         610          --
                                          --------    --------    --------
Total                                     $238,088    $394,454    $448,793
                                          ========    ========    ========

The carrying value of these shares are reevaluated at each reporting period and adjustments, if appropriate, are made to the carrying value of these securities. Of all the aforementioned investments owned by the Company at September 30, 2004, only Trend Mining Company, Metalline Mining Company, Western Goldfields, Inc., White Mtn Titanium, and Integrated Pharmaceuticals are public companies with a trading market.

Other information regarding the Company's investments follows:

Enerphaze Corporation
In October 2001, the Company received 8,000 shares of Enerphaze Corporation common stock in payment of a $15,000 note receivable. In January and February 2002, the Company received 65,000 shares of Enerphaze Corporation common stock in exchange for 400,000 shares of the Company's common stock. No gain or loss was recognized on these transactions.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 5 - INVESTMENTS (Continued)

Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines, Inc.) The Company on October 31, 2001 received 3,501,980 shares of the $0.10 par value common stock of Caledonia Silver-Lead Mines, Inc. (an affiliated company) in exchange for its Kil Group and West Mullan Group claims. The stock received was recorded at its par value of $350,198 which, in the opinion of management, approximates its fair value. At September 30, 2003, this investment was written off to reflect the mining company's dormancy. In the year ended September 30, 2004, the Company's investment in the mining company increased to $12,000 as funds were advanced to cover annual filing fees on patented mining claims.

TN Oil Company
In August 2004, the Company acquired a 25% equity ownership in TN Oil Company, which owns oil leases in central and north central Tennessee.

Western Goldfields, Inc.
In 2002, the Company exchanged fully depreciated mining equipment for shares of a privately held business, Calumet Mining Company, which was eventually acquired by Western Goldfields, Inc. Upon completion of the acquisition, the Company received 160,000 shares of Western's common stock. During 2003, the Company acquired an additional 21,200 shares of Western stock for $24,730. At September 30, 2004, the fair market value of the Company's holdings in Western was $102,148.

Cadence Resources Corporation Limited Partnership On August 8, 2002, the Company formed a limited partnership in the State of Washington whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. In connection with the formation of the Partnership, the Company agreed to contribute $12,500 and its leasehold interest in an oil well ("2B", which ultimately was a dry hold) in Wilbarger County, Texas and the limited partner contributed $250,000 in cash. The entity, Cadence Resources Corporation Limited Partnership (hereinafter "CRCLP" or "the Partnership") was formed to invest in oil and gas properties in Texas and Louisiana. The limited partner's interest was purchased by the Company in a transaction with an effective date of September 30, 2003, at which time the Company held all of the general partner interests and limited partner interests in the Partnership. See Note 13.

NOTE 6 - COMMON STOCK

During the year ended September 30, 2004, the Company issued 219,500 shares of its common stock to officers, directors and consultants for services valued at $329,355, 25,000 shares in repayment of a related party loan of $25,000, 15,000 shares for financing expense valued at $11,625, 110,000 shares for cash proceeds of $275,000. Warrants previously issued were exercised for 10,000 shares at $1.35 per share.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 6 - COMMON STOCK (Continued)

During the year ended September 30, 2003, the Company sold 212,500 "units" to investors at prices ranging from $0.50 to $0.80 per unit in a private placement. Each unit consists of one share of common stock and one warrant exercisable at $1.35 per common share for three years. Sales of these units generated cash proceeds of $110,000. Warrants previously issued (2,320,175) were exercised for 1,956,984 shares of common stock in "cashless" redemptions. (See Note 9.) During this same period the Company sold 2,625,183 shares of its common stock for $4,316,599 net of expenses of $347,850. The Company also issued 496,500 shares of its common stock to officers, directors and consultants for services valued at $540,675 and 220,000 shares for loan consideration valued at $207,000. In addition, the Company issued to a related party an additional 120,000 shares valued at $120,000 as an inducement for a loan. The value of this inducement was used to reduce the payable to related party.

During the year ended September 30, 2002, the Company issued 589,184 shares of its common stock to officers, consultants and others for services and prepaid expenses valued at $211,667, 400,000 shares of its common stock for an investment, 6,800 shares of its common stock to an officer for reimbursement of expenses valued at $7,000 and 300,000 shares of its common stock to an officer in payment of a note payable. These transactions were valued in accordance with a plan for stock issuance previously approved by the board of directors. The Company also sold 783,000 shares of its common stock for $241,900.

During the year ended September 30, 2002, the Company also sold 2,333,336 "units" to investors, two officers of the Company and another entity under common control at $0.30 per unit in a private placement. Each unit consists of one share of common stock and one warrant exercisable at $0.30 per common share for five years. Sales of these units generated cash proceeds of $700,000. Two officers of the Company and another entity under common control invested $50,000 in these common stock units. (See Note 9.)

NOTE 7 - REDEEMABLE PREFERRED STOCK

On April 23, 2001, the Company's board of directors authorized 20,000,000 shares of preferred stock with a par value of $0.01 per share and rights and preferences to be determined. No shares were issued and outstanding as of September 30, 2002. During the year ended September 30, 2003, the Company issued 34,950 shares of its preferred stock to investors at prices ranging from $1.50 to $2.00 per share for aggregate proceeds of $59,925. The shares are convertible to common stock at a price of $1.50 per share under certain terms and conditions. At September 30, 2003, the shares carried a preferred dividend of 15% per annum. During the year ended September 30, 2004, the dividend feature was discontinued because certain conditions, which required the payment of dividends, were considered satisfied.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 7 - REDEEMABLE PREFERRED STOCK (Continued)

The Class A shares mature seven years from the date of issuance. At maturity, the Class A shares will be redeemed for cash or common stock at Cadence's option in an amount equal to the amount paid by the investors for the shares plus any accrued and unpaid dividends. If shares of common stock are to be issued at maturity, the conversion price shall be determined by the average closing bid price for the 20 trading days prior to the maturity date.

At September 30, 2004, the Company had no accrued dividends payable to preferred shareholders.

NOTE 8 - COMMON STOCK OPTION AND AWARD PLAN

In January 1992, the shareholders of Cadence approved a 1992 Stock Option and Stock Award Plan under which up to ten percent of the issued and outstanding shares of the Company's common stock could be awarded based on merit or work performed. As of September 30, 2004, only 638 shares of common stock had been awarded under the Plan.

The Company has a stock-based compensation plan whereby the Company's board of directors may grant common stock to its employees and directors. Over the years, a total of 72,750 options have been granted under the plan. These options have been forfeited and none have been exercised through the year ending September 30, 2004. The old existing options are attributed to the merger of Celebration Mining Company with Royal in August 1995.

The Company's board of directors has made option awards to select officers, directors, consultants and shareholder/investors. These common stock options were not awarded pursuant to a qualified plan and carry various terms and conditions. The Company granted a total of 750,000 common stock options at an average exercise price of $1.08 per share during the year ended September 30, 2002 and granted 287,140 common stock options at an average exercise price of $2.23 during the year ended September 30, 2003.

During the year ended September 30, 2004, the Company issued 400,000 stock options to two directors and one officer with an exercise price of $3.73. These options were granted upon the acceptance by the individual of the position of officer and/or director and the approval of the Company's qualified stock option plan at its April 2004 annual shareholders meeting. The Company also granted during the year ended September 30, 2004 an option to purchase 76,500 shares of stock to a shareholder valued at $71,910 as a fee for his services in relation to finding investors for the senior secured notes. See Note 9 and Note 12.

All options granted were exercisable immediately. The Company's board of directors has reserved the right to cancel these awards for non-performance or other reasons.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 8 - COMMON STOCK OPTION AND AWARD PLAN (Continued)

The fair value of each option granted during the year ended September 30, 2002 was estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value during fiscal 2002: risk-free interest rate of 5%, volatility of 100%, expected life of 3 to 5 years, and no expected dividends. The value of these options in the amount of $626,790 was included in operating expense in the financial statements. The following assumptions were made in estimating fair value during the year ended September 30, 2003: risk-free interest rate of 3% to 4%, volatility of 106% to 337%, expected life of 4 to 5 years and no expected dividends. The value of these options in the amount of $222,343 was included in the Company's statement of operations for 2003. The following assumptions were made in estimating fair value during the year ended September 30, 2004: risk free interest rate of 4%, volatility of 39%, expected life of three years and no expected dividends. The value of these options, in the aggregate amount of $431,910, was included in the Company's statement of operations for 2004.

The value of options issued in 2003 for financing fees in the amount of $429,671 was deducted against additional paid-in capital, as a cost of selling common stock.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 8 - COMMON STOCK OPTION AND AWARD PLAN (Continued)

Following is a summary of the stock options during the years ended September 30, 2004, 2003, and 2002:

                                                                         Weighted
                                                            Number       Average
                                                             of          Exercise
                                                           Options        Price
                                                         -----------    -----------
Outstanding at 10/1/2001                                     60,000     $    18.60
Granted                                                     750,000           1.08
Exercised                                                        --             --
                                                         ----------     ----------
Expired or forfeited                                        (60,000)         18.60
                                                         ----------     ----------
Outstanding at 9/30/2002                                    750,000     $     1.08
                                                         ==========     ==========
Options exercisable at 9/30/2002                            750,000     $     1.08
                                                         ==========     ==========
Weighted average fair value of options granted during
   the year ended 9/30/2002                              $     0.84
                                                         ==========

Outstanding at 10/1/2002                                    750,000     $     1.08
Granted                                                     287,140           2.23
Exercised                                                  (100,000)         (0.68)
Expired or forfeited                                             --             --
                                                         ----------     ----------
Outstanding at 9/30/2003                                    937,140     $     1.47
                                                         ==========     ==========
Options exercisable at 9/30/2003                            937,140     $     1.47
                                                         ==========     ==========

Weighted average fair value of options granted
   during the year ended 9/30/2003                       $     2.27

                                                            937,140     $     1.47
Granted                                                     476,500           3.77
Exercised                                                        --             --
Expired or forfeited                                             --             --
                                                         ----------     ----------
Outstanding at 9/30/2004                                  1,413,640     $     2.25
                                                         ==========     ==========
Options exercisable at 9/30/2004                          1,413,640     $     2.25
                                                         ==========     ==========
Weighted average fair value of options granted
   during the year ended 9/30/2004                       $     0.91
                                                         ==========

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 8 - COMMON STOCK OPTION AND AWARD PLAN (Continued)

                                                         Weighted Average
Exercise Date                        Number of Shares    Price per Share
-------------                        ----------------    ---------------
On or before June 21, 2005              200,000                $1.50
On of before August 1, 2005              50,000                $1.50
On or before March 1, 2007              700,000                $2.45
On or before April 2, 2007               76,500                $4.00
On or before July 8, 2007               100,000                $1.35
On or before June 18, 2007               50,000                $1.70
On or before June 1, 2007                75,000                $2.00
On or before September 30, 2008         162,140                $2.50

In July 2003, 100,000 of the outstanding options were exercised for the purchase of 100,000 shares of the Company's common stock.

Prior to April 2001, a total of 72,750 options were granted by the board to officers, directors and other consultants. As shown above, the 60,000 options remaining were forfeited during the fiscal year ending September 30, 2002.

The following table gives information about the Company's common stock that may be issued upon the exercise of options under all of the Company existing stock option plans as of September 30, 2004.

                                                Remaining
 Exercise    Number of    Weighted Average   Contractual Life      Number      Weighted Average
  Prices      Options     Exercise Price        (in years)       Exercisable   Exercise Price
---------   ----------    ----------------   ----------------   -----------    --------------
   $0.75      300,000      $ 0.75                2.42              300,000       $0.75
    1.35      100,000        1.35                2.75              100,000        1.35
    1.50      200,000        1.50                0.75              200,000        1.50
    1.50       50,000        1.50                0.83               50,000        1.50
    1.70       50,000        1.70                2.75               50,000        1.70
    2.00       75,000        2.00                2.67               75,000        2.00
    2.50      162,140        2.50                4.00              162,140        2.50
3.73-4.00     476,500        3.77                2.50              476,500        3.77
            ---------      ------               ------           ---------      -------
            1,413,640      $ 2.25                                1,413,640       $2.25
            =========      ======                                =========      =======

Stock Award Plan
During the year ended September 30, 2001, the Company's board of directors approved the issuance of 15,000 shares of the Company's common stock per quarter to each entitled director as compensation for service to the Company and 5,000 shares of the Company's common stock per quarter to officers in addition to their salaried compensation for services.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 9 - WARRANTS

During the year ended September 30, 2002, the Company issued 2,333,336 shares of stock with 2,333,336 warrants attached. These warrants were valued at $233,334 using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest rate is 5%, volatility is 100% and expected life is 5 years. These warrants may be used in a cashless exercise to purchase 2,333,336 shares of the Company's common stock at $0.30 per share. The warrants remain exercisable through April 15, 2007. During the year ended September 30, 2003, all of these warrants were exercised in cashless exercises in accordance with the terms of the warrants and 1,956,984 shares of the Company's common stock were then issued to the warrant holders. As of the date of these financial statements, none of these warrants remain outstanding and exercisable.

During the year ended September 30, 2003, the Company issued 212,500 shares of stock with 212,500 warrants attached, and 25,000 warrants related to a July 2002 purchase. The warrants were valued at $51,375 using the Black-Scholes Option Price Calculation. The following assumptions were made is estimating fair value: risk free interest rate is 5%, volatility is 100% and expected life is 3 years. These warrants may be used to purchase 237,500 shares of the Company's common stock at $1.35 per share. The warrants remain exercisable through October 15, 2005. As of the date of these financial statements, all but 10,000 of these warrants remain outstanding and exercisable.

During the year ended September 30, 2004, the Company issued certain noteholders warrants to purchase a total of 765,000 shares of common stock, exercisable at $4.00 per share, expiring in three years. Both the number of warrants and the exercise price are adjustable, dependent upon certain future equity transactions of the Company. The warrants were valued at $745,237 using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk-free interest rate is 5%, volatility is 100%, and expected life is three years.

NOTE 10 - OIL AND GAS PROPERTIES

The Company's oil and gas producing activities are subject to laws and regulations controlling not only their exploration and development, but also the effect of such activities on the environment. Compliance with such laws and regulations may necessitate additional capital outlays, affect the economics of a project, and cause changes or delays in the Company's activities. The Company's oil and gas properties are valued at the lower of cost or net realizable value.

Louisiana
During the fourth quarter of the year ended September 30, 2001, the Company began leasing acreage in a natural gas field in Desoto Parish, Louisiana. As of the date of these financial statements, the Company has leased over 4,250 acres. At September 30, 2004 and September 30, 2003, Louisiana leases of $42,711 and $350,675, respectively, are included in the attached

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 10 - OIL AND GAS PROPERTIES (Continued)

Louisiana (continued)
financial statements as part of unproved properties. Under the terms of a joint operating agreement with Bridas Energy USA, Bridas commenced drilling wells, 13 of which were completed and of these 11 are producing at September 30, 2004. The Company has various working interests in and net revenue interests in the wells drilled. Bridas is the operator of all of Cadence's properties in Louisiana.

Texas
During the year ended September 30, 2002, the Company acquired an exploration permit and lease option agreement for an oil well project in Wilbarger County, Texas known as the Waggoner Ranch Project. During the quarter ended March 31, 2002 under the terms of a joint operating agreement with the W.T. Waggoner Estate, Waggoner drilled an initial test well. By September 30, 2004, Waggoner had drilled a total of eight wells in Wilbarger County, of which five were producing oil. The W.T. Waggoner Estate is the operator of all of Cadence's properties in Wilbarger County and the sole purchaser of all production from these properties.

During the year ended September 30, 2002, the Company sold 40% of the working interest in its initial well in this area (known as the "1A" well) to private investors and two officers of the Company for $210,000. The Company's initial cost in the portion of the prospect sold totaled $3,200.

During February 2003, the Company completed the West Electra Lake Well on the Waggoner Ranch Project. The Company entered into a 45% working interest joint operating agreement with the Waggoner Ranch for the operations conducted on this acreage. In the quarter ending September 30, 2003, the Company drilled and completed two additional wells on the West Electra Lake joint venture operating area on the Waggoner Ranch. The Company owns a 50% working interest in these last two wells.

At September 30, 2004 and 2003, prepaid oil and gas leases relating to Texas property of $6,500 and $4,500, respectively, are included in the attached financial statements.

Michigan
In December 2002, the Company began participating in a natural gas drilling program in Alpena County, Michigan with Aurora Energy, Ltd. As of September 30, 2004, Cadence had a 22.5% working interest (before payout, 20% after payout), 18% net revenue interest (before payout, 16% after payout), in ten producing wells in Alpena County. Production commenced from this field in June 2003. Aurora is the operator of all of Cadence's properties in Alpena County. At September 30, 2004, Michigan leases totaling $96,375 are included in the attached financial statements as unproved property.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 10 - OIL AND GAS PROPERTIES (Continued)

Kansas
During the year ended September 30, 2003, and 2004, the Company leased over 26,000 acres of land in the Anadarko Basin in west central Kansas. No drilling has commenced on any of this acreage. Cadence holds a 100% working interest and 82% net revenue interest in these leases.

At September 30, 2004, $253,213 of leases in Kansas are included in the attached financial statements as unproved property.

New Mexico
At September 30, 2004, $57,420 of leases in New Mexico are included in the attached financial statements as unproved property.

In June 2004, the Company began participating for a 20% working interest and 15% net revenue interest in the Santa Nina Prospect in Eddy County. Earlier in the year, the Company signed an agreement with SDX Resources to participate for up to a 25% working interest and 20% net revenue interest in up to 17 development wells in a project called the Sparkplug Unit.

NOTE 11 - NOTES PAYABLE - RELATED PARTIES

All of the Company's notes payable are considered short-term. At September 30, 2004, notes payable consisted of the following:

                                                                           2004             2003
                                                                       -------------    -------------
Nathan Low Family Trust (a shareholder of the Company),
secured by assignment of
a prorata interest in gas producing
properties located in Alpena County,
Michigan, interest at 8%, dated February 24,
2003, originally due
on April 4, 2003, extended to December 31, 2003                        $          --    $      50,000

Kevin Stulp (a  shareholder of the  Company),interest
at 8%, dated February 24, 2003, originally due on
April 5, 2003, extended to December 31, 2003                                      --           25,000

Howard Crosby (an officer and shareholder of the
Company), interest at 8%, dated
February 24, 2003, originally due
on April 5, 2003, extended to December 31, 2003                                   --           25,000

Howard Crosby (an officer and shareholder of the
Company), unsecured, interest
at 5%, dated January 9, 2003,
originally due on February 28, 2003,
extended to December 31, 2003                                                     --           60,000

CGT Management Ltd., unsecured, interest at 10%, dated
July 16, 2003 (paid in full October 2, 2003)                                      --          300,000

                                                                       -------------    -------------
Total                                                                  $          --    $     460,000
                                                                       =============    =============

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 11 - NOTES PAYABLE - RELATED PARTIES (Continued)

NOTE 12 - LONG-TERM DEBT

In April 2004, the Company completed a private placement of $6,000,000 of senior secured notes from a group of institutional and individual lenders. A financing fee of $380,000 was paid in connection with securing of this debt. This financing fee has been recorded as a discount on long-term debt, and will be written off ratably over the life of the debt. For the period ending September 30, 2004, $70,000 of this financing fee was written off. These notes accrue interest at the rate of 10% per year (subject to increase under certain conditions), payable quarterly, with the principal due and payable on March 31, 2006. The Company is obligated however, to make principal repayments equivalent to 10% of the principal amount of the notes on each of September 30 and December 31 of 2005 if the Company's weighted average share price falls below $5.00 per share at such times. The notes are secured by all of the assets of Cadence.

As part of the private placement, the noteholders received warrants to purchase a total of 765,000 shares of common stock, exercisable at $4 per share, expiring in three years. Both the number of warrants and the exercise price per share are adjustable, dependent upon certain future equity transactions of the Company. The value of the warrants upon issuance of $745,237 has been recorded as a discount on long-term debt, and will be written off ratably over the life of the debt. For the period ended September 30, 2004, $186,309 of this discount was written off. Additionally, a related party was granted 76,500 options valued at $71,910 as a finders fee related to these notes.

NOTE 13- COMMITMENTS AND CONTINGENCIES

Litigation
The Company was a defendant in a lawsuit alleging that the Company failed to transfer common stock in exchange for a mining property interest. In June 1999, Box Elder County Superior Court rejected the plaintiff's lawsuit and let stand the Company's countersuit alleging fraudulent misrepresentation. Although the plaintiff filed an appeal (regarding the originally filed lawsuit), the Utah Supreme Court rejected the appeal in a judgment rendered on July 31, 2001.

The Company's countersuit, which sought both full title to the aforementioned mineral property and compensatory damages as well as punitive damages, was rejected in a jury trial in October 2002. Although the Company filed an appeal, it expects the jury verdict will stand. As a result, the Company has and will continue to hold an undivided 25% interest in the Vipont Mine. See Note 3.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 13- COMMITMENTS AND CONTINGENCIES (Continued)

Environmental Issues
The Company is engaged in oil and gas exploration and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company's acquisition of existing or previously drilled wells, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated.

The Company could incur significant costs, including cleanup costs resulting from a release of hazardous material, third-party claims for property damage and personal injuries fines and sanctions, as a result of any violations or liabilities under environmental or other laws. Changes in or more stringent enforcement of environmental laws could also result in additional operating costs and capital expenditures. In the course of routine oil and natural gas operations, surface spills and leaks, including casing leaks, of oil or other materials do occur, and the Company may incur costs for waste handling and environmental compliance.

The Company was previously engaged in exploration of mineral properties. These properties are classified as assets from discontinued operations or were previously written off as permanently impaired. Although the Company has discontinued the exploration of mineral properties, the possibility exists that environmental cleanup or other environmental restoration procedures could remain to be completed or be mandated by law, causing unpredictable and unexpected liabilities to arise. At the date of this report, the Company is not aware of any environmental issues related to any of its assets from discontinued operations.

Capital Commitments
At September 30, 2004, the Company's future capital commitments are dependent upon the Company's decision to proceed with additional well development. See
Note 10. No accruals have been made in the accompanying financial statements for these amounts.

Lease Commitments
The Company began leasing office facilities in Walla Walla, Washington commencing in June 2001. After a three-year lease with monthly payments of $400 expired in June 2004, the Company began a month to month tenancy, again paying $400 per month. Total rent paid for this office space during the year ended September 30, 2003 and 2002 was $4,800.

The Company began leasing additional office space in Hilton Head Island, South Carolina in August 2003. The one-year lease calls for monthly rental payments of $550. For the year ended September 30, 2004, the Company expended $4,967 for this rental space.

Cadence Resources Corporation Limited Partnership On August 8, 2002, the Company formed a limited partnership in the State of Washington whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. The entity, Cadence Resources Corporation Limited

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued)

Cadence Resources Corporation Limited Partnership (continued) Partnership ("CRCLP" or the "Partnership") was formed to invest in oil and gas properties in Texas and Louisiana.

In connection with the formation of the Partnership, the Company agreed to contribute $12,500 in cash and its leasehold interest in an oil well ("2B", which ultimately was a dry hole) in Wilbarger County, Texas and the limited partner contributed $250,000 in cash.

Effective September 30, 2003, Cadence purchased the limited partner's interest in the Partnership and thereby terminated the limited partner's security interest in the equipment and fixtures affixed to wells 1A and 1B in Wilbarger County, Texas. In this transaction, Cadence made a cash payment of $250,000 in October 2003 to the limited partner and received, from the limited partner his 5% working interest in the West Electra Lake #1 oil well in Wilbarger, Texas.

In connection with the aforementioned transaction, Cadence also repaid in October 2003 to the limited partner the unsecured sum of $300,000. These funds were previously advanced to the Partnership in June 2003 for the exploration of natural gas interests in the Black Bean Unit in Michigan in return for the limited partner's receiving 120,000 shares of Cadence stock and a working interest in each well drilled in the unit. Upon repayment of the $300,000 advance, the limited partner's working interest in each well drilled in the Black Bean Unit was fixed at 2%.

Consulting Commitments
In June 2002, the Company entered into an agreement with Memphis Consulting Group ("Memphis") for financial consulting and public relations services beginning on August 1, 2002 through August 1, 2003. The agreement called for monthly payments of $3,000, and an initial 50,000 stock options exercisable through August 1, 2005 at $1.50 per share. See Note 8. This agreement was terminated during the quarter ended March 31, 2003.

In September 2001, the Company entered into a consulting agreement with American Financial Group for promotion to investors. The agreement called for monthly payments of $2,000 to cover all expenses, 20,000 shares of the Company's common stock (which were issued in October 2001) and an override of 2.5% of monies raised in private placements from referrals or directed business. The agreement was terminated during the quarter ended March 31, 2003.

In June 2003, the Company entered into a corporate advisory agreement with Proteus Capital Corp. calling for a monthly fee of $3,000 in cash and 2,000 restricted shares of the common stock of the Company. Additionally, Proteus received an option for 50,000 shares exercisable at $1.75 for a period of four years, such shares bearing certain registration rights should the Company file a registration statement on behalf of other shareholders.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued)

Consulting Commitments (continued)
Lucius C. Geer, a consultant to the Company who manages its acquisition, exploration and production operations, has entered into several agreements with Cadence and has contractually received a 2% overriding royalty interest in oil, gas and mineral leases in Wilbarger County, Texas and a 1% overriding royalty interest in oil and gas leases in Desoto Parish, Louisiana.

Effective August 1, 2003, Cadence agreed to pay Mr. Geer $7,500 per month plus an overriding royalty interest of 2% of the sales price received for all oil, gas and minerals from leases which Geer acquires for Cadence. Effective August 1, 2004, the agreement with Mr. Geer was changed to increase the monthly fee from $7,500 to $10,000.

Other Commitments
The Company entered into an exploration agreement with the W.T. Waggoner Estate (Waggoner) and its trustees on August 1, 2002. This agreement calls for exploration of the West Electra Lake Project located in Wilbarger County, Texas. See Note 10.

On August 13, 2002, the Company entered into a public relations retainer agreement for one year whereby the Company agreed to issue 60,000 shares of its common stock during this period for services received. The agreement also calls for reimbursement of expenses incurred pursuant to terms of this agreement. This agreement was terminated in the quarter ending September 30, 2003.

NOTE 14 - RELATED PARTY TRANSACTIONS

At September 30, 2004 and 2003, the Company had related party accounts payable outstanding in the amounts of $300,000 and $550,000, respectively. At September 30, 2004 and 2003, the Company had related party notes payable outstanding in the amounts of $0 and $460,000, respectively.

In February 2004, the Company borrowed $250,000 from an officer, a total of $95,000 from two directors, and $50,000 from Dotson Exploration Company, a related entity. All of these borrowings were repaid by Cadence in April 2004.

In January 2004, Cadence hired Mr. Douglas Newby as a Vice President; Mr. Newby is the president and owner of Proteus Capital Corp., with whom the Company has a consulting agreement. See Note 13.

During the year ended September 30, 2002, the Company sold several mineral properties located in Shoshone County, Idaho to Caledonia Silver-Lead Mines, Inc., later renamed Nevada-Comstock Mining Company. Two officers of the Company collectively own 2.4% of this entity and Cadence owns 35%.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 14 - RELATED PARTY TRANSACTIONS (Continued)

Two officers of the Company collectively own in excess of 40% of the stock of Dotson Exploration Company and are the sole officers and directors of Dotson. Dotson owns 109,000 shares of the Company's common stock. During fiscal year 2002 and the first quarter of fiscal year 2003, Cadence repaid Dotson a loan in the amount of $10,000 and made two new loans to Dotson, one for $35,000 and one for $20,000, each at an interest rate of 10% per annum. Dotson transferred to Cadence marketable securities in the form of common stock of two unaffiliated companies, Enerphaze Corporation and The Williams Companies, Inc., valued by Cadence's board of directors at $33,380, as partial payment of the amount loaned. During the nine months ended June 30, 2003, Dotson repaid the $20,000 loan in cash. At September 30, 2004 and 2003, Dotson owed Cadence $3,720, which amount is payable on demand and bears interest at 10% per annum.

Because Dotson Exploration Company, Oxford Metallurgical, Inc. and Nevada-Comstock Mining Company are controlled by two officers of Cadence, these transactions cannot be considered to be the product of an arms-length negotiation.

During fiscal 2003, the Company's president made two loans to Cadence. One loan in December 2002 was in the principal amount of $70,000, bearing interest at 5% and the other loan made in February 2003 was in the principal amount of $50,000 bearing interest at a rate of 8%. Cadence issued 14,000 shares of its common stock valued at $10,920, as an inducement to making the $70,000 loan and 20,000 shares valued at $15,600, as an inducement to making the $50,000 loan. Cadence repaid $60,000 and has agreed to issue 4,000 shares of its common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. Cadence repaid $25,000 of the $50,000 loan in cash and issued 25,000 shares of its common stock in the year ending September 30, 2004 to repay the remaining $25,000 principal amount.

In February 2003, a Company director made a bridge loan to Cadence in the principal amount of $50,000, bearing interest of 8% per annum. Cadence issued 20,000 shares of its stock valued at $15,600 as an inducement for the director to make the loan. Cadence repaid $25,000 of the $50,000 loan in 2003 and settled the remaining amount in 2004 with common stock. In July 2003, the director exercised a warrant to purchase 100,000 shares of common stock at $0.75 per share.

On August 8, 2002, the Company formed a limited partnership whereby the Company became the managing general partner and an outside individual investor (a Company shareholder) became the initial limited partner. During the year ended September 30, 2003, the limited partner advanced $300,000 to the limited partnership in exchange for an unsecured note, which was repaid in October 2003.

In October 2002, the Nathan A. Low Roth IRA and various entities controlled by Thomas Kaplan, shareholders of Cadence, exercised warrants in separate cashless transactions whereby each party surrendered a total of 175,676 shares of common stock valued at $325,000 to exercise warrants for the acquisition of 1,083,334 shares of Cadence common stock.

                          CADENCE RESOURCES CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 14 - RELATED PARTY TRANSACTIONS (Continued)

In April 2002, Mr. Crosby purchased 83,334 Cadence investment units and Mr. Ryan purchased 43,334 Cadence investment units at $0.30 per unit consisting of one share of common stock and one warrant exercisable at $0.30. The warrants contained a provision which allowed cashless exercise when and if Cadence common stock traded at or above $1.50 per share. Also, in April 2002, Cadence issued to Mr. Ryan 6,800 shares of its common stock in repayment of 6,800 Cadence shares owned by Mr. Ryan that he had transferred to third parties to pay Cadence invoices.

In January 2002, Cadence transferred 41,667 shares of the common stock it owned in Trend Mining Company, of which Mr. Ryan is a director, to Mr. Ryan in payment of past due salary of $16,000. Further, in October 2001, Mr. Ryan transferred marketable securities of Enerphaze Corporation valued at $90,000 to Cadence in exchange for 300,000 shares of Cadence, which shares are held by J.P. Ryan Company, Inc. (which is held 100% by John Ryan), Andover Capital Corporation (which is held 100% by John Ryan), and Dotson Exploration Company.

In October 2001, Cadence issued 200,000 shares of its common stock to Mr. Crosby for cash in the amount of $60,000. On January 15, 2002, Cadence issued 100,000 shares of its common stock to Mr. Crosby in payment of a loan made to Cadence in the principal amount of $30,000 in November 2001. On January 22, 2002, Mr. Crosby made an additional loan of $30,000 bearing interest at 8% for which Cadence issued him 15,000 shares valued at $4,500 as an inducement to making the loan.

Other related party transactions are disclosed in Notes 3, 5, 6, and 11.

NOTE 15 - INCOME TAXES

At September 30, 2004, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $5,672,000 as indicated below. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2004.

The significant components of the deferred tax asset at September 30, 2004, 2003 and 2002 were as follows:

                                         2004          2003          2002
                                      ----------    ----------    ----------
Net operating loss carryforwards      $4,317,000    $2,829,000    $1,423,000
Stock options and warrants issued        623,000       622,000       172,000
Section 1231 loss carryforwards          146,000       151,000        89,000
Capital loss carryforwards               586,000     1,532,000       887,000
                                      ----------    ----------    ----------
Total deferred tax asset               5,672,000     5,134,000     2,571,000
Less valuation allowance               5,672,000     5,134,000     2,571,000
                                      ----------    ----------    ----------
Net deferred tax asset                $       --    $       --    $       --
                                      ==========    ==========    ==========

At September 30, 2004, the Company has net operating loss carryforwards of approximately $12,700,000, which expire in the years 2009 through 2024. In addition, the Company has net Section 1231 loss carryforwards of approximately $432,000, which expire in 2006, and net capital loss carryforwards of approximately $1,700,000, which expire in the years 2005 through 2009. The change in the allowance account from September 30, 2003 to September 30, 2004 was $538,000, which was primarily due to the Company's operating and capital losses and the expiration of Section 1231 and capital losses.

The Company may have had a control change as defined under the Internal Revenue Code, because of new stock issuances and changes in ownership. The effect of such control changes has not been calculated but may limit the future use of net operating losses.

NOTE 16 - SUBSEQUENT EVENTS

Aurora Energy, Ltd.
On November 19, 2004, the Company announced that it had signed a letter of intent establishing a 60-day period in which to conduct due diligence and negotiate terms for acquisition of all of the outstanding common stock of Aurora Energy, Ltd., a privately held company based in Traverse City, Michigan, in exchange for shares of common stock of Cadence. The Company and Aurora Energy, Ltd. are currently negotiating terms of the proposed transaction.

                          CADENCE RESOURCES CORPORATION
                                 BALANCE SHEETS

                                                          June 30,               September 30,
                                                            2005          ----------------------------
                                                         (Unaudited)         2004              2003
                                                         -----------      -----------      -----------
ASSETS
     CURRENT ASSETS
          Cash                                           $ 1,657,209      $ 1,922,993      $ 3,619,345
          Oil & gas revenue receivable                       517,823          335,407           84,575
          Receivable from working interest owners                 --               --           12,873
          Notes receivable                                    23,720            8,720            3,720
          Prepaid expenses                                   496,837           39,410            5,925
          Other current assets                                   425              425              425
                                                         -----------      -----------      -----------
              TOTAL CURRENT ASSETS                         2,696,014        2,306,955        3,726,863
                                                         -----------      -----------      -----------

     OIL AND GAS PROPERTIES, USING
          SUCCESSFUL EFFORTS ACCOUNTING
          Proved properties                                6,303,405        5,731,108          590,747
          Unproved properties                                673,125          505,501          833,836
          Wells and related equipment and facilities       1,066,423          855,562          202,886
          Support equipment and facilities                   538,107          506,427          151,963
          Prepaid oil and gas leases                         413,085          456,219          395,973
          Less accumulated depreciation, depletion,
              amortization and impairment                 (6,101,065)      (3,911,939)         (61,611)
                                                         -----------      -----------      -----------
              TOTAL OIL AND GAS PROPERTIES                 2,893,080        4,142,878        2,113,794
                                                         -----------      -----------      -----------

     PROPERTY AND EQUIPMENT
          Furniture and equipment                              4,785            4,785            1,660
          Less accumulated depreciation                       (2,450)          (1,949)          (1,451)
                                                         -----------      -----------      -----------
              TOTAL PROPERTY AND EQUIPMENT                     2,335            2,836              209
                                                         -----------      -----------      -----------

     OTHER ASSETS
          Investments                                        907,039          238,088          394,454
          Mineral properties available for sale              197,406          197,406          246,757
                                                         -----------      -----------      -----------
              TOTAL OTHER ASSETS                           1,104,445          435,494          641,211
                                                         -----------      -----------      -----------

     TOTAL ASSETS                                        $ 6,695,874      $ 6,888,163      $ 6,482,077
                                                         ===========      ===========      ===========

        See accompanying condensed notes to interim financial statements.

                          CADENCE RESOURCES CORPORATION
                                 BALANCE SHEETS

                                                           June 30,              September 30,
                                                            2005          ----------------------------
                                                         (Unaudited)         2004              2003
                                                         -----------      -----------      -----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
      CURRENT LIABILITIES
          Accounts payable                               $    257,776     $    358,588     $    584,866
          Revenue distribution payable                         34,620           32,387           68,929
          Payable to related party                                 --          300,000          550,000
          Accrued dividends payable                            13,490               --               --
          Accrued compensation                                 22,500               --           94,920
          Interest payable                                         --            4,781           15,752
          Notes payable                                            --               --          460,000
                                                         ------------     ------------     ------------
              TOTAL CURRENT LIABILITIES                       328,386          695,756        1,774,467
                                                         ------------     ------------     ------------

      LONG-TERM LIABILITIES
              Secured notes, net of discount                       --        5,071,147               --
                                                         ------------     ------------     ------------

      COMMITMENTS AND CONTINGENCIES                                --               --               --
                                                         ------------     ------------     ------------

      REDEEMABLE PREFERRED STOCK                               59,925           59,925           59,925
                                                         ------------     ------------     ------------

      STOCKHOLDERS' EQUITY (DEFICIT)
          Common stock, $.01 par value; 100,000,000
              shares authorized, 20,702,327,
              12,892,327 and 12,512,827 shares
              issued and outstanding, respectively            207,023          128,923          125,128
          Additional paid-in capital                       24,004,243       18,995,458       18,343,422
          Stock options                                     1,642,614        1,642,614        1,210,704
          Stock warrants                                    4,480,387          794,512           51,375
          Accumulated deficit                             (23,525,705)     (20,035,605)     (14,863,687)
          Accumulated other comprehensive income (loss)      (500,999)        (464,567)        (219,257)
                                                         ------------     ------------     ------------
              TOTAL STOCKHOLDERS' EQUITY (DEFICIT)          6,307,563        1,061,335        4,647,685
                                                         ------------     ------------     ------------

      TOTAL LIABILITIES AND STOCKHOLDERS'
          EQUITY (DEFICIT)                               $  6,695,874     $  6,888,163     $  6,482,077
                                                         ============     ============     ============

        See accompanying condensed notes to interim financial statements.

                          CADENCE RESOURCES CORPORATION
                            STATEMENTS OF OPERATIONS

                                                            Three Months Ended                        Nine Months Ended
                                                                 June 30                                   June 30
                                                 ---------------------------------------   ---------------------------------------
                                                     2005          2004          2003          2005          2004          2003
                                                 (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)
                                                 -----------   -----------   -----------   -----------   -----------   -----------
REVENUES
      Oil and gas sales net of production taxes  $    635,027  $    638,513  $    110,955  $  1,783,287  $  1,886,265  $    188,780
                                                 ------------  ------------  ------------  ------------  ------------  ------------

GENERAL AND ADMINISTRATIVE EXPENSES
      Depreciation, depletion and amortization        693,152       189,133        19,234     2,189,626       731,417        36,365
      Officers' and directors' compensation            45,006       254,950        55,000       193,988       344,950       273,477
      Consulting                                           --        10,040       378,015        67,986       150,553       477,670
      Professional fees                               116,229       223,935        59,782       462,638       664,371       109,210
      Oil and gas lease expenses                      151,811       103,010        26,568       443,150       326,522        86,015
      Oil and gas consulting                           65,000        25,500            --       135,000        68,000            --
      Oil and gas production costs                      2,111        65,114            --         5,698       137,764            --
      Exploration & drilling                           13,113         6,758        74,438       174,482        18,758        74,438
      Lease operating expenses                         49,999         4,090       146,561       182,126         7,748       188,740
      Other general and administrative                 98,116       185,548        46,473       518,748       380,751       108,898
                                                 ------------  ------------  ------------  ------------  ------------  ------------
           Total expenses                           1,234,537     1,068,078       806,071     4,373,442     2,830,834     1,354,813
                                                 ------------  ------------  ------------  ------------  ------------  ------------

OPERATING LOSS                                       (599,510)     (429,565)     (695,116)   (2,590,155)     (944,569)   (1,166,033)
                                                 ------------  ------------  ------------  ------------  ------------  ------------

OTHER INCOME (EXPENSES)
      Interest income                                     299         8,154            10        10,169        12,347           136
      Interest expense                                     --      (253,944)       (5,629)     (210,134)     (264,257)      (88,630)
      Partnership loss                                     --            --        (6,732)           --            --       (15,200)
      Miscellaneous income                                 --         4,037            --           846         9,192            --
      Loss on repayment of debt                            --            --        (1,699)     (660,559)           --        (1,699)
      Loss on sale of investments                          --            --            --            --      (588,102)      (67,020)
      Gain (loss) on disposition and
        impairment of assets                               --      (587,382)       (2,428)      (40,267)           --            --
                                                 ------------  ------------  ------------  ------------  ------------  ------------
           Total other income (expense)                   299      (829,135)      (16,478)     (899,945)     (830,820)     (172,413)
                                                 ------------  ------------  ------------  ------------  ------------  ------------

LOSS BEFORE TAXES                                    (599,211)   (1,258,700)     (711,594)   (3,490,100)   (1,775,389)   (1,338,446)

INCOME TAX BENEFIT                                         --            --            --            --            --            --
                                                 ------------  ------------  ------------  ------------  ------------  ------------

NET INCOME (LOSS)                                    (599,211)   (1,258,700)     (711,594)   (3,490,100)   (1,775,389)   (1,338,446)

OTHER COMPREHENSIVE INCOME (LOSS)
      Unrealized gain (loss) on market value of
           investments                                (38,162)      (22,850)      211,715       (48,416)     (233,442)      253,047
                                                 ------------  ------------  ------------  ------------  ------------  ------------

COMPREHENSIVE INCOME (LOSS)                      $   (637,373) $ (1,281,550) $   (499,879) $ (3,538,516) $ (2,008,831) $ (1,085,399)
                                                 ============  ============  ============  ============  ============  ============

NET LOSS PER COMMON SHARE
      BASIC AND DILUTED                          $      (0.03) $      (0.10) $      (0.08) $      (0.20) $      (0.14) $      (0.15)
                                                 ============  ============  ============  ============  ============  ============

WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES OUTSTANDING,
      BASIC AND DILUTED                            20,702,327    12,741,660     9,463,691    17,231,216    12,678,605     8,976,820
                                                 ============  ============  ============  ============  ============  ============

        See accompanying condensed notes to interim financial statements.

                          CADENCE RESOURCES CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                            Nine Months Ended
                                                                               June 30
                                                               -----------------------------------------
                                                                  2005           2004           2003
                                                               (Unaudited)    (Unaudited)    (Unaudited)
                                                               -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income (loss)                                       $(3,490,100)   $(1,775,389)   $(1,338,446)
       Adjustments to reconcile net loss to net cash
            used by operating activities:
                 Loss (gain) on sale of investments                 40,267          6,204         65,220
                 Impairment of long lived assets                        --        581,899
                 Loss on repayment of debt                         660,559
                 Partnership loss                                       --                        15,200
                 Gain on debt forgiveness                               --                         1,699
                 Amortization of deferred financing fees           268,294        103,155
                 Depreciation, depletion and amortization        2,189,626        731,535         36,365
                 Issuance of common stock for services                  --        107,555        271,200
                 Issuance of common stock for expenses                  --        169,200
                 Issuance of common stock for loan
                    consideration                                       --                        78,000
                 Issuance of stock options for
                   consulting fees                                      --                       222,343
                 Investment given for services                          --                         7,200
       Changes in assets and liabilities:
                 Oil & gas revenue receivable                     (182,416)      (473,868)         2,701
                 Receivable from working interest owners                --                         3,164
                 Prepaid expenses                                 (457,427)      (131,300)        22,500
                 Note receivable                                   (15,000)         1,575          3,058
                 Other current assets                                            (109,610)
                 Deposits                                                                              6
                 Prepaid mineral leases                             43,134                        73,925
                 Deferred working interest                                                       (22,184)
                 Accounts payable                                 (100,812)       362,474         12,975
                 Revenue distribution payable                        2,233        (19,967)          (850)
                 Interest payable                                   (4,781)        (2,617)         6,733
                 Accrued expenses                                   22,500        (46,755)        38,100

                                                               -----------    -----------    -----------
            Net cash provided (used) by operating activities    (1,023,923)      (495,909)      (501,091)
                                                               -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of investments                                    (788,854)       (18,685)       (10,147)
       Sale of investments                                          43,205         23,440         16,614
       Purchase of fixed assets                                   (242,541)      (679,705)       (54,872)
       Purchase of proved and unproved properties                 (739,921)    (4,814,609)      (169,210)
       Purchase of mineral leases                                       --                       (47,500)
                                                               -----------    -----------    -----------
            Net cash provided (used) by investing activities    (1,728,111)    (5,489,559)      (265,115)
                                                               -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Payments of notes payable                                (5,000,000)    (1,050,000)      (140,000)
       Proceeds from notes payable                                                115,000        300,000
       Payments of notes payable to related party                 (300,000)
       Payments of preferred stock dividends                            --         (2,249)        (4,290)
       Proceeds from secured notes payable                              --
       Proceeds from secured notes payable                              --                     5,920,000
       Issuance of redeemable preferred stock for cash                  --                        59,925
       Issuance of common stock and warrants for cash            7,786,250                       110,000
       Issuance of common stock units for cash                          --        286,400        480,000
                                                               -----------    -----------    -----------
            Net cash provided by financing activities            2,486,250      5,269,151        805,635
                                                               -----------    -----------    -----------
            Net increase (decrease) in cash                    $  (265,784)   $  (716,317)   $    39,429
                                                               -----------    -----------    -----------

        See accompanying condensed notes to interim financial statements.

                          CADENCE RESOURCES CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                         Nine Months Ended
                                                                            June 30
                                                            -----------------------------------------
                                                               2005           2004           2003
                                                            (Unaudited)    (Unaudited)    (Unaudited)
                                                            -----------    -----------    -----------
Net increase (decrease) in cash (balance forward)           $  (265,784)   $  (716,317)   $    39,429

Cash, beginning of period                                     1,922,993      3,619,345         40,011

                                                            -----------    -----------    -----------
Cash, end of period                                         $ 1,657,209    $ 2,903,028    $    79,440
                                                            ===========    ===========    ===========

Supplemental cash flow disclosure:

        Income taxes paid                                   $        --    $        --    $        --
        Interest paid                                       $   150,000    $        --    $        --

Non-cash investing and financing activities:

        Common stock issued for services rendered
             and accrued compensation                       $        --    $    97,175    $   271,200
        Common stock issued for loan consideration          $        --    $        --    $    78,000
        Investment given for consulting services            $        --    $        --    $     7,200
        Issuance of common stock for loan repayment         $ 1,000,000    $        --    $        --
        Common stock issued for related party payable       $        --    $        --    $   120,000
        Investment given for accrued compensation           $        --    $        --    $     7,500
        Stock options issued for services                   $        --    $        --    $   222,343
        Payable to related party issued for fixed assets,
               proved and unproved properties               $        --    $        --    $   299,000

        See accompanying condensed notes to interim financial statements.

                          CADENCE RESOURCES CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  June 30, 2005

NOTE 1 - BASIS OF PRESENTATION

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements for the year ended September 30, 2004. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company's financial position and results of operations.

Operating results for the nine month period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending September 30, 2005.

NOTE 2 - STOCKHOLDERS' EQUITY

On January 31, 2005, Cadence entered into a purchase agreement with twenty-two accredited investors pursuant to which the investors purchased 7,810,000 shares of common stock and common stock warrants enabling the warrant holders to purchase 14,050,000 shares of common stock at an exercise price of $1.75 per share. The aggregate proceeds from the security sales were $9,762,500 before commissions.

NOTE 3 - LONG-TERM DEBT

In April 2004, the Company completed a private placement of $6,000,000 of senior secured notes from a group of institutional and individual lenders. A financing fee of $80,000 was paid in connection with the securing of this debt. This financing fee has been recorded as a discount on long-term debt, and will be written off ratably over the life of the debt. For the period ending March 31, 2005, $10,000 of this financing fee was written off. These notes payable accrue interest at the rate of 10% per year (subject to increase under certain conditions), payable quarterly, with the principal due and payable on March 31, 2006. The Company is obligated however, to make principal repayments equivalent to 10% of the principal amount of the notes on each of September 30 and December 31 of 2005 if the Company's weighted average share price falls below $5.00 per share at such times. The notes are secured by all of the assets of Cadence.

                          CADENCE RESOURCES CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  June 30, 2005

As part of the private placement, the noteholders received warrants to purchase a total of 765,000 shares of common stock, exercisable at $4 per share, expiring in three years. Both the number of warrants and the exercise price per share are adjustable, dependent upon certain future equity transactions of the Company. The value of the warrants upon issuance of $745,237 has been recorded as a discount on long-term debt, and will be written off ratably over the life of the debt. For the three months ended March 31, 2005, $93,155 of this discount was written off. Additionally, a related party was granted 76,500 options valued at $71,910 as a finders fee related to these notes.

On January 31, 2005, Cadence entered into an agreement with the seven accredited investors (each of whom signed the agreement in its April 2004 private placement) pursuant to which the Company was permitted to repay the $6,000,000 in notes held by such investors without any prepayment penalties in exchange for the exercise price of the warrants to purchase 765,000 shares of common stock issued in the April 2004 private placement being reduced from $4.00 per share to $1.25 per share. As part of this transaction, $5,000,000 of the notes were repaid in cash and $1,000,000 of the notes were converted into common stock and warrants of Cadence (see Note 2). Additionally, all deferred financing costs associated with these notes were written off, resulting in a loss on repayment of debt in the amount of $660,559. As of June 30, 2005, the Company has no long term debt outstanding.

NOTE 4 - REDEEMABLE PREFERRED STOCK

September 30, 2002. During the year ended September 30, 2003, the Company issued 34,950 shares of its preferred stock to investors at prices ranging from $1.50 to $2.00 per share for aggregate proceeds of $59,925. The shares are convertible to common stock at a price of $1.50 per share under certain terms and conditions. At September 30, 2003 the shares carried a preferred dividend of 15% per annum.

The Class A preferred shares mature seven years from the date of issuance. At maturity, the Class A preferred shares will be redeemed for cash or common stock at Cadence's option in an amount equal to the amount paid by the investors for the shares plus any accrued and unpaid dividends. If shares of common stock are to be issued at maturity, the conversion price shall be determined by the average closing bid price for the 20 trading days prior to the maturity date.

                          CADENCE RESOURCES CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  June 30, 2005

At June 30, 2005, the Company had $13,490 of accrued dividends payable to preferred shareholders.

NOTE 5 - SUBSEQUENT EVENTS

On November 19, 2004, the Company signed a letter of intent establishing a 60 day exclusivity period in order to conduct due diligence and negotiate terms for acquisition of all of the outstanding shares of Aurora Energy, Ltd., a privately held company based in Traverse City, Michigan in exchange for shares of common stock of Cadence. On January 31, 2005, Cadence, Aurora Acquisition Corp., a wholly owned subsidiary of Cadence, and Aurora entered into a definitive merger agreement providing for the acquisition of all of the outstanding shares and options of Aurora by Cadence. The closing is conditioned upon, among other things, obtaining approval of Aurora's shareholders and the shares of Cadence's common stock being issued to Aurora's shareholders being registered on a Form S-4 registration statement. Upon consummation of the merger, (i) Cadence will issue two shares of its common stock for each share of Aurora common stock, (ii) all options and warrants to purchase Aurora common stock will become options or warrants to receive shares of Cadence common stock, and (iii) Aurora will become a wholly owned subsidiary of Cadence. It is contemplated by the parties that if this effort is successfully consummated, Cadence will relocate its operational headquarters to Aurora's offices in Traverse City and the board of directors and management of Cadence will be significantly restructured.

On May 11, 2005, the Company filed Form S-4, registering up to 48,297,694 shares of its common stock, 10,205,328 shares of which are issuable upon exercise of options, for issuance to the shareholders and option holders of Aurora Energy, Ltd. pursuant to the agreement and plan of merger between Cadence, Aurora Acquisition Corp., Cadence's wholly owned subsidiary, and Aurora Energy, Ltd.

                          CADENCE RESOURCES CORPORATION
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been prepared to reflect the effect of the proposed merger between Cadence Resources Corporation (Cadence) and Aurora Energy, Ltd. (Aurora). The June 30, 2005 condensed consolidated pro forma financial statements include Cadence's balance sheet as of June 30, 2005 and the results of its operations for the nine months ended June 30, 2005 and Aurora's balance sheet as of June 30, 2005 and the results of its operations for the six months ended June 30, 2005. The historical financial data of Cadence and Aurora used in the December 31, 2004 pro forma condensed consolidated statements of operations have been derived from Aurora's audited financial statements presented for the twelve months ended December 31, 2004 and from Cadence's annual report on Form 10-K for the twelve months ended September 30, 2004.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on combined results. The pro forma financial statements of operations assume that the combination occurred at the beginning of the periods presented in the statements. All intercompany accounts and transactions have been eliminated.

This information is provided to aid in the analysis of the financial aspects of the merger. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Cadence and Aurora, included elsewhere in this prospectus.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only. The financial results may have been different had the companies always been combined. Because the plans for these activities have not yet been finalized, we are not able to reasonably quantify the costs for such activities. You should not rely on the pro forma condensed consolidated financial statements as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

                          CADENCE RESOURCES CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30,2005

                                                                                       Pro Forma Adjustments             Combined
                                               Cadence             Aurora         (See detailed summary in Note (g))    Pro Forma
                                                                                       DR                CR              Balance
                                          ----------------  -----------------     --------------------------------------------------
ASSETS
    CURRENT ASSETS
        Cash and cash equivalents         $     1,657,209   $     13,516,466   $                  $                 $    15,173,675
        Accounts receivable                       517,823          2,344,992                                              2,862,815
        Other Current Assets                      520,982            260,378                                                781,360
                                          ----------------  -----------------  -----------------  ----------------  ----------------
           TOTAL CURRENT ASSETS                 2,696,014         16,121,836                  -                 -        18,817,850
    OIL AND GAS PROPERTIES
        FULL COST                                       -         22,738,895         14,708,813            32,489        37,415,219
    OIL AND GAS PROPERTIES
        SUCCESSFUL EFFORTS                      2,893,080                  -             32,489         2,925,569                 -
    PROPERTY AND EQUIPMENT, NET                     2,335            189,241                  -                 -           191,576
    OTHER ASSETS
        Goodwill                                        -                  -         16,277,096                 -        16,277,096
        Identifiable Intangibles (net)                  -                  -          4,605,000           639,583         3,965,417
        Other assets                            1,104,445          1,484,360            633,251           750,000         2,472,056
                                          ----------------  -----------------  -----------------  ----------------  ----------------
    TOTAL ASSETS                          $     6,695,874         40,534,332   $     36,256,649   $     4,347,641   $    79,139,214
                                          ================  =================  =================  ================  ================

LIABILITIES AND STOCKHOLDERS' EQUITY
    CURRENT LIABILITIES
        Accounts payable and accrued
          expenses                        $       292,396   $      3,713,746   $              -   $             -         4,006,142
        Notes payable - related party                                      -                  -                 -                 -
        Other Liabilities                          35,990            252,191                  -                 -           288,181
                                          ----------------  -----------------  -----------------  ----------------  ----------------
           TOTAL CURRENT LIABILITIES              328,386          3,965,937                  -                 -         4,294,323

    LONG-TERM DEBT                                      -         20,078,428                  -                 -        20,078,428
                                          ----------------  -----------------  -----------------  ----------------  ----------------
    MINORITY INTEREST IN NET ASSETS
        OF SUBSIDIARIES                                 -                  -                  -                 -                 -
                                          ----------------  -----------------  -----------------  ----------------  ----------------

    REDEEMABLE PREFERRED STOCK                     59,925                  -                  -                 -            59,925
                                          ----------------  -----------------  -----------------  ----------------  ----------------
    STOCKHOLDERS' EQUITY
        Common stock                              207,023             19,046              6,000           367,878           587,947
        Additional paid-in capital             30,127,244         19,351,780         27,007,643        35,238,520        57,709,901
        Accumulated deficit                   (23,525,705)        (2,880,859)         3,009,643        26,325,896        (3,090,311)
        Accumulated other comprehensive loss     (500,999)                 -                  -                 -          (500,999)
                                          ----------------  -----------------  -----------------  ----------------  ----------------
           TOTAL STOCKHOLDERS' EQUITY           6,307,563         16,489,967         30,023,286        61,932,294        54,706,538
                                          ----------------  -----------------  -----------------  ----------------  ----------------
    TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY              $     6,695,874   $     40,534,332   $     66,279,935   $    66,279,935   $    79,139,214
                                          ================  =================  =================  ================  ================

       See accompanying notes to unaudited pro forma financial statements.

                          CADENCE RESOURCES CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          SIX MONTHS ENDED JUNE 30,2005

                                                                                              Pro Forma                  Combined
                                                  Cadence (1)          Aurora                 Adjustments                 Proforma
                                                                                         DR               CR
                                               ----------------   ---------------    ------------    -------------   ---------------
REVENUES
     Oil and gas sales                          $    1,783,287     $   1,097,906                                      $   2,881,193
     Project management fees                                 -           345,252                                            345,252
     Other income                                            -            16,756                                             16,756
                                               ----------------   ---------------    ------------    -------------   ---------------
            Total Revenues                           1,783,287         1,459,914               -                -         3,243,201
                                               ----------------   ---------------    ------------    -------------   ---------------

OPERATING AND ADMINISTRATIVE EXPENSES
     Depreciation, depletion and amortization        2,189,626           117,504         913,407                          3,220,537
     Officers' and directors' compensation             193,988                 -                                            193,988
     Consulting & other professional services          530,624                 -                                            530,624
     Oil and gas lease expenses                        443,150                 -                          443,150                 -
     Oil and gas consulting                            135,000                 -                          135,000                 -
     Exploration and drilling                          174,482                 -                          174,482                 -
     Production and lease operating expenses           187,824           652,957                                            840,781
     State Taxes                                                         237,697                                            237,697
     Other general and administrative                  518,748         1,126,396                                          1,645,144
                                               ----------------   ---------------    ------------    -------------   ---------------
        Total Expenses                               4,373,442         2,134,554         913,407          752,632         6,668,771
                                               ----------------   ---------------    ------------    -------------   ---------------

LOSS FROM OPERATIONS                                (2,590,155)         (674,640)        913,407          752,632        (3,425,570)
                                               ----------------   ---------------    ------------    -------------   ---------------

OTHER INCOME (EXPENSE)
     Interest income                                    10,169           165,910                                            176,079
     Interest expense and loan fees                   (210,134)         (222,077)                                          (432,211)
     Other income                                          846                 -                                                846
     Loss on repayment of debt                        (660,559)                -                                           (660,559)
     Loss on disposition and impairment
       of assets                                       (40,267)                -                                            (40,267)
                                               ----------------   ---------------    ------------    -------------   ---------------
        Total Other Income (Expense)                  (899,945)          (56,167)              -                -          (956,112)
                                               ----------------   ---------------    ------------    -------------   ---------------

LOSS BEFORE MINORITY INTEREST ALLOCATION
     AND INCOME TAX PROVISION                       (3,490,100)         (730,807)        913,407          752,632        (4,381,682)

MINORITY INTEREST IN LOSS OF SUBSIDIARIES                    -            (6,190)              -                -            (6,190)
                                               ----------------   ---------------    ------------    -------------   ---------------

LOSS BEFORE INCOME TAX PROVISION                    (3,490,100)         (736,997)        913,407          752,632        (4,387,872)

INCOME TAX PROVISION                                         -                 -                                                  -
                                               ----------------   ---------------    ------------    -------------   ---------------

NET LOSS                                        $   (3,490,100)    $    (736,997)        913,407          752,632     $  (4,387,872)
                                               ================   ===============    ============    =============   ===============

PROFORMA LOSS PER SHARE, basic and diluted                                                                            $       (0.07)
                                                                                                                     ===============

(1) Cadence, nine months ended June 30, 2005

       See accompanying notes to unaudited pro forma financial statements.

                          CADENCE RESOURCES CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2004

                                                                                              Pro Forma                 Combined
                                                  Cadence (1)          Aurora                Adjustments                Proforma
                                                                                          DR            CR
                                              -----------------   ---------------     ------------  ------------   ----------------
REVENUES
     Oil and gas sales                         $     2,541,447     $     960,011                                    $    3,501,458
     Project management fees                                 -           883,687                                           883,687
     Other income                                            -           309,148                                           309,148
                                              -----------------   ---------------     ------------  ------------   ----------------
            Total Revenues                           2,541,447         2,152,846                -             -          4,694,293
                                              -----------------   ---------------     ------------  ------------   ----------------

OPERATING AND ADMINISTRATIVE EXPENSES
     Depreciation, depletion and amortization        2,663,695           203,249        1,723,975                        4,590,919
     Officers' and directors' compensation             725,485                 -                                           725,485
     Consulting                                        319,338                 -                                           319,338
     Oil and gas lease expenses                        565,148                 -                        565,148                  -
     Oil and gas consulting                            105,535                 -                        105,535                  -
     Exploration and drilling                          134,452                 -                        134,452                  -
     Production and lease operating expenses           174,836           614,338                                           789,174
     Taxes                                                   -            75,000                                            75,000
     Other general and administrative                1,506,446         2,057,333                                         3,563,779
                                              -----------------   ---------------     ------------  ------------   ----------------
         Total Expenses                              6,194,935         2,949,920        1,723,975       805,135         10,063,695
                                              -----------------   ---------------     ------------  ------------   ----------------

LOSS FROM OPERATIONS                                (3,653,488)         (797,074)       1,723,975       805,135         (5,369,402)
                                              -----------------   ---------------     ------------  ------------   ----------------

OTHER INCOME (EXPENSE)
     Interest income                                    18,874            47,678                                            66,552
     Interest expense and loan fees                   (302,955)         (392,402)         794,706                       (1,490,063)
     Other income                                       11,172                 -                                            11,172
     Loss on sale of investment                         (9,156)                -                                            (9,156)
     Loss on disposition and impairment
       of assets                                    (1,236,365)                -                                        (1,236,365)
                                              -----------------   ---------------     ------------  ------------   ----------------
         Total Other Income (Expense)               (1,518,430)         (344,724)         794,706             -         (2,657,860)
                                              -----------------   ---------------     ------------  ------------   ----------------

LOSS BEFORE MINORITY INTEREST ALLOCATION
     AND INCOME TAX PROVISION                       (5,171,918)       (1,141,798)       2,518,681       805,135         (8,027,262)

MINORITY INTEREST IN LOSS OF SUBSIDIARIES                    -            38,087                                            38,087
                                              -----------------   ---------------     ------------  ------------   ----------------

LOSS BEFORE INCOME TAX PROVISION                    (5,171,918)       (1,103,711)       2,518,681       805,135         (7,989,175)

INCOME TAX PROVISION                                         -                 -                                                 -
                                              -----------------   ---------------     ------------  ------------   ----------------

NET LOSS                                       $    (5,171,918)    $  (1,103,711)       2,518,681       805,135     $   (7,989,175)
                                              =================   ===============     ============  ============   ================

PROFORMA LOSS PER SHARE
     Including effect of
     subsequent stock issuances                                                                                     $        (0.14)
                                                                                                                   ================

     Excluding effect of
     subsequent stock issuances                                                                                     $        (0.19)
                                                                                                                   ================

(1) Year ended September 30, 2004

       See accompanying notes to unaudited pro forma financial statements.

                          CADENCE RESOURCES CORPORATION
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

NOTE 1 - MERGER AGREEMENT

On January 31, 2005, Cadence Resources Corporation (Cadence) entered into a definitive merger agreement with Aurora Energy, Ltd. (Aurora) whereby Cadence will acquire 100% of the outstanding stock and options of Aurora. Consideration in this transaction will consist of the issuance of two shares of common stock of Cadence for every one share of outstanding stock of Aurora, and the issuance of two options for the purchase of stock in Cadence for each option outstanding of Aurora.

The Aurora stockholder group will receive the largest portion of the voting rights, will have the majority number of members of the board of directors, and will dominate senior management. Accordingly, under FAS 141, Aurora is treated as the acquirer for accounting purposes and, accordingly, reverse acquisition accounting has been applied to this business combination. As the registrant, the equity structure of Cadence remains the equity structure of the ongoing entity.

The merger will be accounted for as a reverse acquisition application of the purchase method of accounting by Cadence, with Aurora treated as the accounting acquirer. As such, for purposes of these unaudited pro forma financial statements, the purchase price assigned to this transaction is equal to $41,546,351 determined as follows:

Fair value of Cadence's common stock outstanding at January 31, 2005:
$33,951,817

Fair value of Cadence's stock options outstanding at January 31, 2005 536,210

Fair value of Cadence's warrants outstanding at January 31, 2005 7,058,324

Total purchase price $ 41,546,351

The $33,951,816 is computed as 20,702,327 shares of Cadence multiplied by $1.64 (per share sales price of Cadence common stock as reported on the OTC Bulletin Board as of January 31, 2005).

The accompanying pro forma financial statements contain adjustments to characterize the transactions of Cadence as those of Aurora for the periods presented. The Aurora pro forma statements of operations are presented for the twelve months ended December 31, 2004 and six months ended June 30, 2005. The Cadence pro forma statements of operations are presented for the twelve months ended September 30, 2004 and the nine months ended June 30, 2005

The pro forma balance sheet is presented at June 30, 2005 for Aurora and Cadence. In compiling this balance sheet, the $41,546,351 purchase price has been allocated as follows:

                                                                                                     Cadence
                                                 Balances         Fair Value        Adjusted         Activity         Balances
Book Value of Cadence Assets                     1/31/2005       Adjustments        Balances         2/1-6/30          6/30/05
----------------------------                     ------------------------------------------------------------------------------
     Current Assets                               8,600,202                         8,600,202       (5,904,188)       2,696,014
     Oil & Gas Properties, Property & Equip       3,653,613       11,353,113       15,006,726         (758,198)      14,248,528
     Investments                                    938,955          633,521        1,572,476               --        1,572,476
     Mineral rights                                 197,406                           197,406          (31,916)         165,490
     Non Compete                                                   3,265,000        3,265,000                         3,265,000
     Proprietary Business Relationship                             1,340,000        1,340,000                         1,340,000
     Goodwill                                                     16,277,096       16,277,096                        16,277,096
                                                                                           --                                --
Less: Liabilities as of 6/30/05                                                            --                                --
-------------------------------
     Accounts payable and accrued expenses         (400,154)                         (400,154)          71,768         (328,386)
     Notes Payable-Long Term                     (4,252,476)                       (4,252,476)       4,252,476               --
     Other Liabilities                                   --                                --                                --
     Redeemable Preferred Stock                     (59,925)                          (59,925)                          (59,925)

Other Adjustments:                                                                                                           --
------------------
     Cadence activity from date of merger                                                                                    --
            through June 30, 2005                        --                                          2,370,058        2,370,058
-------------------------------------------------------------------------------------------------------------------------------
             Total Purchase Price allocated       8,677,621       32,868,730       41,546,351               --       41,546,351
===============================================================================================================================

NOTE 2 - SUMMARY OF PRO FORMA ADJUSTMENTS

PRO FORMA ADJUSTMENTS - June 30, 2005

(a) To reclassify the working interest in properties owned by Aurora and purchased by Cadence. Additionally, reclassification of the depletion and/or amortization of the property have been completed to the proper owner.

(b) To increase the outstanding shares of Aurora on a two-for-one basis in accordance with the definitive merger agreement and to adjust par value of the revised outstanding shares of common stock of Aurora to the par value of Cadence.

(c) To eliminate the accumulated deficit of Cadence to additional paid-in capital as part of the value of the acquisition upon merger.

(d) To reflect the fair value at January 31, 2005, the date of the definitive merger agreement, the shares outstanding in Cadence were multiplied the per share sales price as listed on the OTC Bulletin Board as of January 31, 2005 ($1.64), with the resulting increase in value allocated between oil and gas properties, other investments, goodwill and other intangible assets. Amortization has been computed in the accompanying pro forma as follows; $4,605,000 of estimated intangible assets amortized over 36 months (estimated useful life of the other intangible assets) for a total of $639,583 in amortization expense.

(e) To conform the oil and gas properties owned by Cadence to the full cost method as used by Aurora, the accounting acquirer. Note, the oil and gas exploration and intangible drilling expenses of Cadence under the successful efforts method have been adjusted to give pro forma effect to conform to the treatment of these expenditures under the full cost method used by Aurora. The net addition to oil and gas properties in converting from successful efforts to full cost is $430,132 and is recorded on the balance sheet as an addition to the oil and gas properties and adjustment to net deficit.

The table below sets out in detail the effect of changing to full cost by period to highlight the amounts reflected in the statements of operations for the period ended June 30, 2005 and December 31, 2004.

---------------------------------------------------------------------------------------------------------------------------
                                                     2005             2004           2003         2002           Totals
---------------------------------------------------------------------------------------------------------------------------
Net exploration costs added back                    752,632          805,136       422,172      260,786          2,240,726

Net adjustment to depletion, depreciation and
  amortization and impairment under respective
  methods                                          (273,824)      (1,323,975)     (192,718)     (20,076)        (1,810,594)

---------------------------------------------------------------------------------------------------------------------------
Net Change in asset value                           478,808         (518,839)      229,454      240,710            430,132
---------------------------------------------------------------------------------------------------------------------------

(f) To eliminate the investment in Aurora by Cadence.

PRO FORMA ADJUSTMENTS-December 31, 2004

(a) Depreciation, depletion and amortization are adjusted as follows:

(1)  Estimated amortization computed on the
original value assigned to intangible assets of $2,000,000 over
5 years.  This is adjusted in the 6/30/05
for the final valuation. (see (d) above)                      $      400,000

(2) Convert from successful efforts to
full cost.(see table in (e) above)                                  1,323,975
                                                              ---------------

Total Additional to Depreciation, depletion and amortization  $    1,723,975

(b) Interest expense and loan fees are adjusted to reflect the amortization of debt discount of $794,706 included as a subsequent event at 12/31/04. This adjustment is not reflected in the 6/30/05 pro forma statements of operations as they were included in Cadence's 6/30/05 statement of operations totals.

(g) The effects of the above transactions are summarized as follows:

BALANCE SHEET ACCOUNT                                                                 Note Ref            AMOUNT
                                                                                      --------            ------
(1) OIL AND GAS PROPERTIES (NET) USING FULL COST
     Beginning Balance (combined companies)                                                           $ 22,738,895
     Reclassification of working interest in properties owned by Aurora
        and purchased by Cadence,                                                        (a)               528,503
     Reclassification of depletion and/or amortization associated with
       above reclassification of working interest                                        (a)               (32,489)
     Estimated allocation of purchase price to oil and gas properties
       based on fair value of unproved Cadence properties                                (d)            11,353,113
     Reclassification of Cadence properties from successful efforts to full cost         (e)             2,397,066
     Record upward net adjustment from successful efforts to full cost                   (e)               430,131
                                                                                                -------------------
       Total pro forma adjustments to oil and gas properties under full cost                            14,676,324
                                                                                                -------------------
     Ending pro forma balance                                                                         $ 37,415,219
                                                                                                ===================

(2) OIL AND GAS PROPERTIES (NET) USING SUCCESSFUL EFFORTS
     Beginning Balance (combined companies)                                                           $  2,893,080
     Reclassification of working interest in properties owned by Aurora
        and purchased by Cadence,                                                        (a)              (528,503)
     Reclassification of depletion and/or amortization associated with
       above reclassification of working interest                                        (a)                32,489
     Reclassification of Cadence properties from successful efforts to full cost         (e)            (2,397,066)
                                                                                                -------------------
         Total pro forma adjustments to oil and gas properties under successful efforts               $ (2,893,080)
                                                                                                -------------------
     Ending pro forma balance                                                                         $          -
                                                                                                ===================

(3)  GOODWILL
     Beginning Balance (combined companies)                                                           $          -
     Estimated allocation of purchase price to goodwill based on
        estimated fair value                                                             (d)            16,277,096
                                                                                                -------------------
     Ending pro forma balance                                                                         $ 16,277,096
                                                                                                ===================

(4) OTHER INTANGIBLE ASSETS (NET)
     Beginning Balance (combined companies)                                                                      -
     Estimated allocation of purchase price to intangibles based on
        estimated fair value                                                             (d)             4,605,000
     Amortization expense ($4,605,000 estimated intangibles over 36 months)              (d)              (639,583)
                                                                                                -------------------
     Ending pro forma balance                                                                            3,965,417
                                                                                                ===================

(5) OTHER ASSETS
     Beginning Balance (combined companies)                                                              2,588,805
     Estimated allocation of purchase price to other investments based on
        estimated fair valuation                                                         (d)               633,251
     Eliminate Cadence investment in Aurora Stock                                        (f)              (750,000)
                                                                                                -------------------
     Ending pro forma balance                                                                            2,472,056
                                                                                                ===================

(6) COMMON STOCK
     Beginning Balance (combined companies)                                                                226,069
     Issuance of Cadence Stock for Aurora Stock on a 2-for 1 basis                       (b)                19,046
     Adjust par value of revised outstanding shares of common stock of Aurora
        to par value of Cadence                                                          (b)               348,832
     Remove the investment in Aurora by Cadence                                          (f)                (6,000)
                                                                                                -------------------
     Total pro forma adjustments                                                                           361,878
                                                                                                -------------------
     Ending pro forma balance                                                                              587,947
                                                                                                ===================

(7) ADDITIONAL PAID IN CAPITAL
     Beginning Balance (combined companies)                                                             49,479,024
     Issuance of Cadence Stock for Aurora Stock on a 2-for 1 basis                       (b)               (19,046)
     Adjust par value of revised outstanding shares of common stock of Aurora
        to par value of Cadence                                                          (b)              (348,832)
     To close the accumulated deficit of Cadence                                         (c)           (25,895,765)
     Record net purchase price after allocation to Cadence net assets
           ($41,546,351 - $6,307,563)                                                    (d)            35,238,520
     Remove the investment in Aurora by Cadence                                          (f)              (744,000)
                                                                                                -------------------
     Total pro forma adjustments                                                                         8,230,877
                                                                                                -------------------
     Ending pro forma balance                                                                           57,709,901
                                                                                                ===================

(8) ACCUMULATED DEFICIT
     Beginning Balance (combined companies)                                                             26,406,564
     To close the accumulated deficit of Cadence                                         (c)           (25,895,765)
     Adjust for Cadence 2/1/05-6/30/05 activity after allocation of net 1/31/05 assets   (d)             2,370,060
     Record 5 months amortization on intangible assets ($4,605,000 over 36 months)       (d)               639,583
     Record upward net adjustment from successful efforts to full cost                   (e)              (430,131)
                                                                                                -------------------
     Total pro forma adjustments                                                                       (23,316,253)
                                                                                                -------------------
     Ending pro forma balance                                                                            3,090,311
                                                                                                ===================

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Aurora Energy, Ltd.
Traverse City, Michigan

We have audited the accompanying consolidated balance sheets of Aurora Energy, Ltd. and Subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, shareholders' equity and minority interest and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aurora Energy, Ltd. and Subsidiaries as of December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.

                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 20, 2005

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                               December 31
                                                                                       ----------------------------
                                                                                            2004            2003
                                                                                       ------------    ------------
                                                      ASSETS

Current assets:

  Cash and cash equivalents                                                            $  5,179,582    $  1,045,752
  Accounts receivable                                                                     2,269,907       1,022,450
  Accounts receivable - related party                                                       129,960          20,000
  Notes receivable                                                                          136,247         120,905
  Receivable from shareholder                                                               100,000              --
  Prepaid expenses and other                                                                     --          76,110
                                                                                       ------------    ------------
    Total current assets                                                                  7,815,696       2,285,217
                                                                                       ------------    ------------

Oil and gas properties, using full cost accounting:
  Properties being amortized                                                              7,585,807      11,794,654
  Properties not subject to amortization                                                  7,981,727       3,174,420
                                                                                       ------------    ------------
    Total oil and gas properties                                                         15,567,534      14,969,074
    Less accumulated amortization                                                           600,077         425,077
                                                                                       ------------    ------------

Oil and gas properties, net                                                              14,967,457      14,543,997

Other property and equipment, net                                                           115,283          69,366
Other investments                                                                           230,396              --
Deferred loan origination costs                                                             294,545              --
Other long term receivable                                                                   22,452             221
                                                                                       ------------    ------------
    Total assets                                                                       $ 23,445,829    $ 16,898,801
                                                                                       ============    ============

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                     $  3,221,533    $  1,281,568
  Accrued expenses                                                                          200,800         148,021
  Drilling advances                                                                         387,175          34,855
  Short-term bank borrowings                                                                350,000              --
  Current portion of obligations under capital leases                                         8,823         254,021
  Current portion of notes payable - related parties                                      1,940,825              --
  Current portion of note payable - other                                                        --          60,000
                                                                                       ------------    ------------
    Total current liabilities                                                             6,109,156       1,778,465

Reserve base lending                                                                             --         498,675
Obligations under capital leases, net of current portion                                     12,663         742,768
Notes payable - related parties                                                           1,077,706       3,241,847
Note payable - other, net of current portion                                                     --         247,935
Mezzanine financing                                                                      10,000,000       4,200,400
                                                                                       ------------    ------------
    Total liabilities                                                                    17,199,525      10,710,090
                                                                                       ------------    ------------

Minority interest in net assets of subsidiaries                                                  --       1,685,063
                                                                                       ------------    ------------

Shareholders' equity:

  Series A preferred stock, $1.50 par value; 500,000 shares authorized, 99,350 shares issued and outstanding, liquidation preference of approximately
    $185,000
    (410,461 shares issued and outstanding in 2003)                                         149,025         615,692
  Common stock, $.001 par value; 24,500,000 shares authorized, 13,775,933
    shares issued and outstanding (11,432,824 shares issued and outstanding in 2003)         13,776          11,433
  Additional paid-in capital                                                              8,183,025       4,745,222
  Accumulated deficit                                                                    (2,099,522)       (868,699)
                                                                                       ------------    ------------
    Total shareholders' equity                                                            6,246,304       4,503,648
                                                                                       ------------    ------------
    Total liabilities and shareholders' equity                                         $ 23,445,829    $ 16,898,801
                                                                                       ============    ============

                 See Notes to Consolidated Financial Statements

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Year Ended December 31
                                                     ----------------------------
                                                         2004            2003
                                                     ------------    ------------
Revenues:

  Oil and gas sales                                  $    960,011    $  1,094,612
  Gain on sale of oil and gas properties                       --       2,814,222
  Interest income                                          47,678           8,478
  Other income                                          1,192,835       1,921,285
                                                     ------------    ------------
    Total revenues                                      2,200,524       5,838,597
                                                     ------------    ------------

Costs and expenses:

  General and administrative                            2,057,333       1,464,736
  Production and lease operating                          614,338         920,439
  Interest                                                392,402         416,690
  Depreciation, depletion and amortization                203,249         188,623
  Taxes                                                    75,000              --
                                                     ------------    ------------
    Total costs and expenses                            3,342,322       2,990,488
                                                     ------------    ------------

Income (loss) before minority interest                 (1,141,798)      2,848,109

Minority interest in income (loss) of subsidiaries        (38,087)      1,145,388
                                                     ------------    ------------

Net income (loss)                                      (1,103,711)      1,702,721

Less dividends on preferred stock                         (30,268)        (36,942)
                                                     ------------    ------------

Net income (loss) available to common shareholders   $ (1,133,979)   $  1,665,779
                                                     ============    ============

Net income (loss) per common share
  Basic                                              $      (0.10)   $       0.15
                                                     ============    ============
  Diluted                                            $      (0.10)   $       0.14
                                                     ============    ============

Weighted average common shares outstanding:

  Basic                                                11,817,812      11,288,112
                                                     ============    ============
  Diluted                                              11,817,812      12,526,162
                                                     ============    ============

                 See Notes to Consolidated Financial Statements

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND MINORITY INTEREST

                                                                  Preferred Stock         Common Stock      Additional
                                                                --------------------   ------------------    Paid-in    Accumulated
                                                                 Shares     Amount       Shares    Amount    Capital     Deficit
                                                                --------   ---------   ----------  -------  ----------  -----------
Balances at January 1, 2003                                      410,461   $ 615,692   11,202,824  $11,203  $4,615,452  $(2,571,420)
Issuance of common stock for cash ($0.50 per share)                   --          --      200,000      200      99,800           --
Issuance of common stock in exchange for interest
  in certain oil and gas properties ($1.00 per share)                 --          --       30,000       30      29,970           --
Capital contribution by minority members                              --          --           --       --          --           --
Distributions to minority members                                     --          --           --       --          --           --
Net income                                                            --          --           --       --          --    1,702,721
                                                                --------   ---------   ----------  -------  ----------  -----------
Balances at December 31, 2003                                    410,461     615,692   11,432,824   11,433   4,745,222     (868,699)

Issuance of common stock in exchange for consulting
  services ($.83 per share)                                           --          --       49,976       50      41,429           --
Issuance of common stock for cash ($2.50 per share):
  Issued in private placement                                         --          --      600,000      600   1,499,400           --
  Issued to Cadence Resource Corporation                              --          --      300,000      300     749,700           --
  Issued to others                                                    --          --      145,000      145     362,355           --
Issuance of common stock for consulting
  services ($2.50 per share)                                          --          --        4,800        5      11,995           --
Exercise of common stock options ($.75 per share)                     --          --       10,000       10       7,490           --
Exercise of common stock options ($1.00 per share)                    --          --      300,000      300     299,700           --
Conversion of preferred stock to common stock                   (311,111)   (466,667)     933,333      933     465,734           --
Distributions to minority members                                     --          --           --       --          --           --
Income allocated to minority interest owners prior to disposal        --          --           --       --          --           --
Disposition of subsidiary and elimination of
  minority member interest                                            --          --           --       --          --           --
Transfer of member interest in subsidiary in exchange
  for working interest                                                --          --           --       --          --           --
Minority interest reclassified as other receivable                    --          --           --       --          --           --
Dividends paid on preferred stock                                     --          --           --       --          --     (127,112)
Net loss                                                              --          --           --       --          --   (1,103,711)
                                                                --------   ---------   ----------  -------  ----------  -----------
Balances at December 31, 2004                                     99,350   $ 149,025   13,775,933  $13,776  $8,183,025  $(2,099,522)
                                                                ========   =========   ==========  =======  ==========  ===========

                                                                                  Minority
                                                                   Total          Interest
                                                                Shareholders'   in Net assets
                                                                   Equity       of Subsidiaries
                                                                 -----------     -----------
Balances at January 1, 2003                                      $ 2,670,927     $ 1,699,626
Issuance of common stock for cash ($0.50 per share)                  100,000              --
Issuance of common stock in exchange for interest
  in certain oil and gas properties ($1.00 per share)                 30,000              --
Capital contribution by minority members                                  --         114,842
Distributions to minority members                                         --      (1,274,793)
Net income                                                         1,702,721       1,145,388
                                                                 -----------     -----------
Balances at December 31, 2003                                      4,503,648       1,685,063

Issuance of common stock in exchange for consulting
  services ($.83 per share)                                           41,479              --
Issuance of common stock for cash ($2.50 per share):
  Issued in private placement                                      1,500,000              --
  Issued to Cadence Resource Corporation                             750,000              --
  Issued to others                                                   362,500              --
Issuance of common stock for consulting
  services ($2.50 per share)                                          12,000              --
Exercise of common stock options ($.75 per share)                      7,500              --
Exercise of common stock options ($1.00 per share)                   300,000              --
Conversion of preferred stock to common stock                             --              --
Distributions to minority members                                         --         (41,347)
Income allocated to minority interest owners prior to disposal            --          41,243
Disposition of subsidiary and elimination of
  minority member interest                                                --         (90,518)
Transfer of member interest in subsidiary in exchange
  for working interest                                                    --      (1,578,806)
Minority interest reclassified as other receivable                        --          22,452
Dividends paid on preferred stock                                   (127,112)             --
Net loss                                                          (1,103,711)        (38,087)
                                                                 -----------     -----------
Balances at December 31, 2004                                    $ 6,246,304     $        --
                                                                 ===========     ===========

                 See Notes to Consolidated Financial Statements

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         Year Ended December 31
                                                                       --------------------------
                                                                          2004          2003
                                                                       ------------   -----------
Cash flows from operating activities:
  Net income (loss)                                                    $ (1,103,711)  $ 1,702,721
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Depreciation, depletion and amortization                              203,249       188,623
      Gain on sale of oil and gas properties                                     --    (2,814,222)
      Services received in settlement of note receivable                     39,754        39,095
      Common stock issued in exchange for services                           53,479            --
      Minority interest in income (loss) of subsidiaries                    (38,087)    1,145,388
      Other                                                                   7,854            --
      Changes in operating assets and liabilities:
        Accounts receivable                                              (1,365,271)     (648,478)
        Advance for services                                                     --      (160,000)
        Prepaid expenses and other                                           76,110       (27,680)
        Accounts payable                                                  1,939,965      (174,885)
        Drilling advances                                                   352,320       (82,895)
        Accrued expenses                                                     52,779       (57,962)
                                                                       ------------   -----------
          Net cash provided by (used in) operating activities               218,441      (890,295)
                                                                       ------------   -----------

Cash flows from investing activities:

  Capital expenditures for oil and gas properties                       (10,159,663)   (6,395,001)
  Proceeds from sale of oil and gas properties                            1,902,537     8,475,080
  Capital expenditures for other property and equipment                     (74,166)      (20,317)
  Advances on notes receivable                                             (155,096)           --
  Capital expenditures for oil and gas working interests                         --    (1,590,025)
  Working interest owner reimbursements                                          --       113,300
  Investment in Hudson Pipeline                                            (230,396)           --
                                                                       ------------   -----------
          Net cash provided by (used in) investing activities            (8,716,784)      583,037
                                                                       ------------   -----------

Cash flows from financing activities:

  Net short-term bank borrowings (repayments)                               350,000    (1,250,000)
  Mezzanine financing advances, net of loan costs of $294,545 in 2004    10,179,694     4,200,400
  Reserve base lending advances                                                  --       498,676
  Proceeds from capital lease                                                    --       880,000
  Payments on capital lease obligations                                    (128,278)     (338,938)
  Capital contribution by minority interest members                              --       114,842
  (Payments) proceeds from notes payable - other                           (307,935)      307,935
  Distributions to minority interest members                                (41,347)   (1,274,793)
  Amounts paid to lease fund investors and other owners                          --    (2,007,965)
  Net proceeds from sales of common stock and exercise of options         2,920,000            --
  Net proceeds from subsidiary disposition                                   10,467            --
  Advances from related parties                                             154,118            --
          Repayment of advances from related parties                       (504,546)     (248,089)
                                                                       ------------   -----------
Net cash provided by financing activities                                12,632,173       882,068
                                                                       ------------   -----------

Net increase in cash and cash equivalents                                 4,133,830       574,810

Cash and cash equivalents, beginning of year                              1,045,752       470,942
                                                                       ------------   -----------

Cash and cash equivalents, end of year                                 $  5,179,582   $ 1,045,752
                                                                       ============   ===========

                 See Notes to Consolidated Financial Statements

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                                  CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Aurora Energy, Ltd. and the entities identified below under the heading Organization and Nature of Operations, hereinafter referred to as "the Company" or "Aurora".

All significant intercompany accounts and transactions have been eliminated in consolidation.

                      ORGANIZATION AND NATURE OF OPERATIONS

The nature and composition of the Company's operations are as follows:

AURORA ENERGY, LTD. ("Aurora") is a Nevada corporation, engaged primarily in the acquisition, development, production, exploration and sale of oil, gas and natural gas liquids. Aurora sells its oil and gas products primarily to domestic pipelines and refineries.

Aurora Energy, Ltd.'s subsidiary operations are as follows:

AURORA PRODUCTION, LLC (F/K/A JET/LAVANWAY, LLC) ("APL") is a limited liability company, engaged primarily in the extraction of gas reserves from its 76% working interest in the New Albany Shale area located in Harrison, Crawford, Washington, Floyd and Clark Counties, in the State of Indiana, which covers approximately 80,656 acres. APL was formed on June 1, 1995 and its original term of existence was anticipated through November 1, 2013. Aurora holds a 51% interest in APL. As a result of the sale disclosed in Note 5, all operations of APL ceased as of December 31, 2003.

INDIANA GATHERING, LLC ("IGL") is a limited liability company, established on July 31, 1998 to operate a gas processing plant for gas produced primarily in Indiana. Aurora owns a 40% interest in IGL. Operating and management agreements establish sufficient control by Aurora to support consolidation of the financial statements. As a result of the sale disclosed in Note 5, all operations of IGL ceased as of December 31, 2003.

AURORA OPERATING, LLC ("Operating") is a limited liability company, engaged primarily in oil and gas operations and development. Operating was formed on January 1, 2000 and its term of existence extends through January 1, 2020. Operating holds certain oil and gas properties in the New Albany Shale Project. Aurora owned a 71% member interest in this entity. In December 2003, Aurora entered into an agreement to sell 20% of its member interest in Operating to an unrelated third party. This sale changed Aurora's ownership in Operating from 71% to 51%. Restrictions related to this sale specify that the purchaser is not entitled to receive any cash distributions nor are they required to make any capital contributions within two years from the closing date (December 9, 2003). The agreement also includes put and call options at the same price that the 20% was initially sold for. The call option allows Aurora to purchase this interest back between December 10, 2005 and December 9, 2008. The put option allows the purchaser to sell their interest back to Aurora during the same time frame.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                ORGANIZATION AND NATURE OF OPERATIONS (Continued)

AURORA ANTRIM NORTH, LLC ("North") is a limited liability company engaged primarily in any activity with the purpose for which the LLC may be formed. North was formed on January 18, 2001 and its term of existence extends through January 18, 2021. Aurora holds a 100% interest in North. In 2003 certain oil and gas properties were conveyed from Aurora to North in connection with the mezzanine financing with Wells Fargo. This financing facility was paid in full and terminated during 2004 and Aurora entered into a new mezzanine financing arrangement, which is more fully described in Note 9.

AURORA HOLDINGS, LLC ("Holdings") is a limited liability company engaged primarily in any activity with the purpose for which the LLC may be formed. Holdings was formed on January 10, 2001 and its term of existence extends through January 10, 2021. Aurora holds a 100% interest in Holdings. Operations for Holdings for the period from inception to December 31, 2004 were insignificant.

INDIANA ROYALTY TRUSTORY, LLC ("IRT") is a limited liability company engaged primarily in investments in royalties and other financial instruments. IRT was formed on January 1, 2001 and its term of existence extends through January 1, 2021. The Company holds a 51% interest in IRT. Operations for IRT during 2004 and 2003 were insignificant.

AURORA INVESTMENTS, LLC ("AIL") is a limited liability company formed in October 2001 to raise funds specifically earmarked for drilling of certain defined oil and gas prospects. Under the terms outlined in the private placement memorandum dated October 1, 2001, third party investors contributed 95% of the funds needed to drill a specific project and Aurora contributed 5% in the form of oil and gas properties. As manager of AIL, Aurora makes key decisions relating to AIL's operations and was conveyed an additional 12.5% interest in AIL for a total membership interest of 17.5%. Once all third party investor members have received 100% of their initial investment back, Aurora will receive an additional 12.5% interest for a total member interest of 30%. AIL was consolidated into Aurora due to the control that Aurora exercised over the operations of AIL. During 2004, Aurora exchanged its 17.5% membership interests in AIL in exchange for certain working interests which resulted in the removal of AIL from these consolidated financial statements as of December 31, 2004. While the agreement covering a potential 12.5% additional interest is still in effect, management believes the likelihood of receiving this additional interest is remote.

BEYER ANTRIM COMPANY, LLC ("BAC") is a limited liability company formed in May 2002 to raise funds specifically earmarked for drilling of certain defined oil and gas prospects. Under the terms outlined in the private placement memorandum dated April 20, 2002, third party investors contributed 95% of the funds needed to drill a specific project and Aurora contributed 5% in the form of oil and gas properties. As manager of BAC, Aurora makes key decisions relating to BAC's operations and was conveyed an additional 12.5% interest in BAC for a total

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                ORGANIZATION AND NATURE OF OPERATIONS (Continued)

membership interest of 17.5%. Once all third party investor members have received 100% of their initial investment back, Aurora will receive an additional 12.5% interest for a total member interest of 30%. BAC was consolidated into Aurora due to the control that Aurora exercised over the operations of BAC. During 2004, Aurora exchanged its 17.5% membership interests in BAC in exchange for certain working interests which resulted in the removal of BAC from these consolidated financial statements as of December 31, 2004. While the agreement covering a potential 12.5% additional interest is still in effect, management believes the likelihood of receiving this additional interest is remote.

AURORA NATURAL GAS PRODUCTION, LLC ("ANG") is a limited liability company formed in June 2002 to raise funds specifically earmarked for drilling of certain defined oil and gas prospects. Under the terms outlined in the private placement memorandum dated May 15, 2002, third party investors contributed 95% of the funds needed to drill a specific project and Aurora contributed 5% in the form of oil and gas properties. As manager of ANG, Aurora makes key decisions relating to ANG's operations and was conveyed an additional 12.5% interest in ANG for a total membership interest of 17.5%. Once all third party investor members have received 100% of their initial investment back, Aurora will receive an additional 12.5% interest for a total member interest of 30%. ANG was consolidated into Aurora due to the control that Aurora exercised over the operations of ANG. During 2004, Aurora exchanged its 17.5% membership interests in ANG in exchange for certain working interests which resulted in the removal of ANG from these consolidated financial statements as of December 31, 2004. While the agreement covering a potential 12.5% additional interest is still in effect, management believes the likelihood of receiving this additional interest is remote.

BFG HOLDINGS, LLC ("BFG") is a limited liability company engaged primarily in any activity with the purpose for which the LLC may be formed. BFG was formed on September 18, 2002 and Aurora holds a 100% interest in BFG. In 2003, certain oil and gas properties were conveyed from Aurora to BFG in connection with the reserve base financing with Texas Capital Bank, N.A. This financing vehicle has been paid in full and terminated during 2004. These properties were transferred to BFG at their net book value on the date of transfer. During 2004, BFG was closed and transferred all oil and gas properties to North at their net book value. All operations of BFG have ceased as of December 31, 2004.

CONSOLIDATED EXPLORATION, LLC ("Conexco") is a limited liability company engaged primarily in the acquisition, development and sale of oil and gas leasehold interests. Conexco owns significant leasehold interests in Indiana's New Albany Shale area, including an overriding royalty in the producing Corydon fields. Conexco was formed on April 4, 1994 and its term of existence extends through April 4, 2014. On January 1, 1999, Aurora purchased a 100% interest in Conexco and this entity became a wholly owned subsidiary. In 2003, Conexco was allocated a portion of the sales proceeds in transactions disclosed in Note 5.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                ORGANIZATION AND NATURE OF OPERATIONS (Continued)

INDIGAS ENERGY, LLC ("Indigas") is a limited liability company engaged primarily in the acquisition, development, production and sale of oil and gas leasehold interests. Indigas owns significant leasehold interests in Indiana and Kentucky's New Albany Shale area. Indigas was formed on January 1, 1996 and its term of existence extends through January 1, 2016. On January 1, 1999 Aurora purchased a 100% interest in Indigas and this entity became a wholly owned subsidiary.

Both Conexco and Indigas received a portion of the funds from the option agreement (the "Option") described more fully in Note 5. These proceeds were then used to return to investors their original investment plus the agreed upon return percentage. Since all of the lease investors monies have been returned, operations of both entities have ceased as of December 31, 2003. As a result of the Option being exercised subsequent to December 31, 2004, all proceeds have been allocated to Aurora as all lease investor obligations have been met (see
Note 17).

                                USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                             OIL AND GAS PROPERTIES

The Company uses the full cost method of accounting for oil and gas properties. Under this method, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized. Costs associated with production and general corporate activities are expensed in the period incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proven reserves, are amortized on the unit-of-production method using estimates of proven reserves. Investments in unproven properties and major development projects are not amortized until proven reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Capitalized costs of oil and gas properties, net of accumulated amortization, are limited to the aggregate of estimated future net revenues from proven reserves, discounted at ten percent, based on current economic and operating conditions, plus the lower of cost or fair value of unproven properties.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                       OIL AND GAS PROPERTIES (Continued)

Sales of proven and unproven properties are applied to reduce the capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proven reserves of oil and gas, in which case the gain or loss is recognized in income. Abandonment of properties is accounted for as adjustments of capitalized costs with no loss recognized.

                              CAPITALIZED INTEREST

The Company capitalizes interest on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized only for the period that activities are in progress to bring these projects to their intended use. Interest capitalized amounted to $329,028 and $205,154 during 2004 and 2003, respectively.

                            CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of demand deposits in banks. The Company's bank accounts periodically exceed federally insured limits. As of December 31, 2004 and 2003, cash in excess of FDIC limits amounted to approximately $1,055,000 and $953,000, respectively. Management believes that the Company is not exposed to any significant credit risk on its cash deposits.

                         DEFERRED LOAN ORIGINATION COSTS

Loan origination costs related to mezzanine financing obtained in late 2004, as more fully described in Note 9, are deferred. These costs are being amortized using the interest method over the term of the related loan. Annual amortization expense during 2005 to 2009 will be approximately $59,000.

                                OTHER INVESTMENTS

HUDSON PIPELINE & PROCESSING CO., LLC ("Hudson") is a limited liability company that owns a facility plant, pipeline, rights-of-way and meter used by nearby Antrim wells, and processes the gas produced from those wells. North owns a 48.75% membership interest in this limited liability company until the revenues received from the pipeline facility equal 125% of the amount spent on construction of the pipeline, after which North's membership interest will be 47.5%.

Ownership for this investment is accounted for using the equity method, whereby the investment is stated at cost and adjusted for the Company's equity in undistributed earnings and loss since acquisition. The construction of the pipeline began in late 2004. Operations for Hudson for the period ending December 31, 2004 were insignificant.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                          OTHER INVESTMENTS (Continued)

The following is condensed financial information concerning Hudson:

Balance Sheet December 31, 2004

                                   (Unaudited)

Current assets                                                          $ 43,839
Construction projects in progress, net                                   749,223
                                                                        --------
Total assets                                                            $793,062
                                                                        ========

Current liabilities                                                     $563,009
Member's equity                                                          230,053
                                                                        --------
Total liabilities and member's equity                                   $793,062
                                                                        ========

                             Statement of Operations
                      For the Period September 15, 2004 to

                                December 31, 2004
                                   (Unaudited)

Revenues                                                                 $24,964
Costs and expenses                                                        22,565
                                                                         -------
Net income                                                               $ 2,399
                                                                         =======

                               REVENUE RECOGNITION

Oil and gas sales are generally recognized at the time of extraction of product or performance of services. Revenues from service contracts are recognized ratably over the term of the contract. See Note 5 regarding the sale in 2003 of interest in oil and gas properties.

                               ACCOUNTS RECEIVABLE

Accounts receivable generally consist of amounts due from working interest partners for their proportionate share of expenses related to certain oil and gas projects. Accounts receivable are stated at the amounts management expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings based on management's assessment of the current status of individual accounts. Balances that are still outstanding after the Company has attempted reasonable collection efforts are written off through a charge to earnings and a credit to accounts receivable. Charges to earnings have typically not been material to the consolidated financial statements.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash, accounts receivable, loans receivable, accounts payable and accrued expenses and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

                          OTHER PROPERTY AND EQUIPMENT

Other property and equipment are stated at cost. Major improvements and renewals are capitalized while ordinary maintenance and repairs are expensed. Management annually reviews these assets to determine whether carrying values have been impaired.

          DEPRECIATION AND AMORTIZATION OF OTHER PROPERTY AND EQUIPMENT

Depreciation, which includes amortization of assets recorded as capital leases, is computed using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 20 years or lease term, if shorter.

                                     DEPOSIT

A cash deposit in the amount of $100,000 was received from an investor for the purchase of Aurora's common stock. The Company received these funds in 2002 and the stock was issued during 2003.

                                  INCOME TAXES

Aurora and its wholly- owned subsidiaries file a combined federal income tax return, while the remaining subsidiaries each file separate federal income tax returns. Taxable income and losses of subsidiaries not included in the combined tax return are passed directly to the shareholders or members. Consequently, in the accompanying consolidated financial statements, income taxes are not provided on taxable income or losses allocated to the minority interest in the subsidiaries.

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and federal income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes arise from temporary basis differences principally related to intangible drilling costs incurred in connection with the development of oil and gas properties, depreciation and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                                MINORITY INTEREST

The minority interest shown in the accompanying consolidated balance sheets represents the minority members' share of contributed capital, income or loss and distributions.

                        RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share-Based Payment" (SFAS 123R), which is a revision of SFAS 123 and supersedes APB Opinion No. 25. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Pro forma disclosure of the income statement effects of share-based payments is no longer an alternative. SFAS 123R is effective for all stock-based awards granted on or after July 1, 2005. In addition, companies must also recognize compensation expense related to any awards that are not fully vested as of the effective date. Compensation expense for the unvested awards will be measured based on the fair value of the awards previously calculated in developing the pro forma disclosures in accordance with the provision of SFAS
123. The Company is currently assessing the impact of adopting SFAS 123R to its consolidated financial statements.

In September 2004, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 106 (SAB 106) which provides guidance regarding the interaction of SFAS 143 with the calculation of depletion and the full cost ceiling test of oil and gas properties under the full cost accounting rules of the SEC. The guidance provided in SAB 106 is not expected to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

In October 2004, the American Jobs Creation Act of 2004 (AJCA) was signed into law. In December 2004, the FASB issued Staff Position No. 109-1 (FSP 109-1), "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004" and Staff Position No. 109-2 (FSP 109-2), "Accounting and Disclosure Guidance of the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004". FSP 109-1 clarifies that the manufacturer's tax deduction provided for under the AJCA should be accounted for as a special deduction in accordance with SFAS No. 109 and not as a tax rate reduction. FSP 109-2 provides accounting and disclosure guidance for the repatriation of certain foreign earnings to a U.S. taxpayer as provided for the AJCA. The Company does not expect that the tax benefits resulting from the AJCA will have a material impact on its financial statements.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. SUPPLEMENTAL CASH FLOWS INFORMATION

                   NON-CASH FINANCING AND INVESTING ACTIVITIES

2004

During 2004, Aurora conveyed its entire interest totaling $338,177 in AIL, BAC and ANG back to the respective consolidated subsidiaries in exchange for oil and gas reserves in the same amount. As a result of this conveyance, Aurora no longer maintained a controlling interest in these subsidiaries. Minority interests and oil and gas properties related to this conveyance, in the amount $1,992,361, has been eliminated from these consolidated financial statements.

Pursuant to the purchase and sale agreement with an unrelated third party more fully described in Note 5, Aurora repaid in full the mezzanine facility obligation in the amount of $4,674,639, reserve base lending obligation in the amount of $498,675 and transferred certain lease obligations in the amount of $847,025.

During 2004, $127,112 of cumulative dividends on convertible preferred stock were satisfied by issuance of a note payable.

2003

Aurora issued 30,000 shares of common stock, valued at $1.00 per share, in exchange for the receipt of certain oil and gas interests.

                          OTHER CASH FLOWS INFORMATION

Cash paid for interest amounted to $681,025 and $621,844 in 2004 and 2003, respectively.

NOTE 3. ACCOUNTS RECEIVABLE (INCLUDING RELATED PARTIES)

Accounts receivable consists primarily of joint interest billings to investors who have invested with the Company on specific oil and gas projects. Accounts receivable may be offset by royalty payments and are typically collateralized by the owners' interest in a specific oil and gas project. Potential credit losses, in the aggregate, have not been significant and have not exceeded management's expectations.

Receivables due from related parties at December 31, 2004 and 2003 amounted to $129,960 and $20,000, respectively, and consist of amounts due from affiliates with common ownership for joint billings on projects which they are involved in with the Company, and are included in accounts receivable in the accompanying consolidated balance sheets.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. NOTES RECEIVABLE (INCLUDING RELATED PARTIES)

Notes receivable consist of the following amounts as of December 31:

                                                                          2004      2003
                                                                        --------  --------
Unsecured note receivable from a third party arising from an agreement $ 81,151   $120,905
to provide funds to secure certain contract services over a two year period. The structure of this agreement requires payments to be made as the third party renders services to the company, including interest capitalized at 6%. Total payments received in the form of services rendered during 2004 and 2003 amounted to $39,754 and $39,095, respectively

Unsecured note receivable from a party related by virtue of common        35,096        --
ownership, including interest charged at 6.0%.  This note was collected in full in March, 2005

Unsecured note receivable from a third party, due on demand, with
interest charged at 6.0%                                                  20,000        --
                                                                        --------  --------

Total notes receivable                                                  $136,247  $120,905
                                                                        ========  ========

                           SHAREHOLDER NOTE RECEIVABLE

The Company holds an unsecured note receivable from a shareholder in the amount of $100,000, which is due upon demand, with interest charged at 4.5%.

NOTE 5. SALE OF INTERESTS IN OIL AND GAS PROPERTIES

The Company had the following transactions related to the sale of oil and gas properties, all of which were applied to reduce the full cost pool:

                                                Interest        Gross
Year  Type of Property     Description            Sold        Proceeds
----  ----------------     -----------            ----        --------

2004  Unproven and Proven  Antrim leasehold        80%        $6,433,890
2004  Proven               Crossroads project      90%           292,132
2004  Unproven             New Albany Shale        95%           349,829
                                                              ----------
Total                                                         $7,075,851
                                                              ==========

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. SALE OF INTERESTS IN OIL AND GAS PROPERTIES (Continued)

                                                       Interest      Gross
Year  Type of Property     Description                  Sold        Proceeds
----  ----------------     -----------                  ----        --------

2003  Unproven              Graben leasehold            100%      $1,266,520
2003  Proven                Black Bean                   50%         873,492
2003  Unproven              Indiana leasehold interest   50%          47,500
2003  Unproven              Antrim leasehold - ORRI       2%          47,066
2003  Proven                Compressor sale             100%          43,832
                                                                  ----------
Total                                                             $2,278,410
                                                                  ==========

During 2004, Aurora entered into a sale agreement with an unrelated third party for $6,433,890. As part of this agreement, the third party assumed capital leases in the amount of $847,025. Further, Aurora received $1,260,576 in proceeds net of the payoff of the mezzanine facility obligation in the amount of $4,674,639 and reserve base lending obligation in the amount of $498,675 for the sale of an 80% interest in Aurora's Antrim leasehold units located in northeast Michigan. Proceeds, net of historical cost in the amount of $7,211,916, were recorded as a reduction to the full cost pool as the reduction of capitalized costs to the oil and gas reserve were not significantly altered.

In addition to the above transactions, the following transactions occurring in 2003 were recorded as a reduction to the full cost pool for the historical cost of the assets sold and the remainder was recorded as a gain in the accompanying 2003 consolidated statements of operations. Since the sale of these oil and gas properties or the conveyance of an option to purchase certain oil and gas properties would significantly alter the relationship between capitalized costs and the oil and gas reserves, the net proceeds were accounted for as a gain on sale of oil and gas interests in the accompanying 2003 consolidated statements of operations.

                                                                    Net
                                                   Payments to    Proceeds
                                                   Lease Fund     Allocable
                                        Gross    Investors and     to the     Historical     Gain
Property/Option Sold                  Proceeds    Other Owners    Company        Cost       on Sale
-----------------------------------  ----------   -----------    ----------   ----------   ----------
100% of APL's proven assets          $2,825,845   $  (864,454)   $1,961,391   $  243,299   $1,718,092
100% of Conexco's proven assets         162,812            --       162,812           --      162,812
100% of IGL's proven assets             136,350        (1,958)      134,392       88,879       45,513
95% of Aurora's unproved leases*      1,388,649    (1,003,540)      385,109           --      385,109
95% of Operating's unproved leases*   1,679,950      (138,013)    1,541,937    1,042,305      499,632
Other sales                               3,064            --         3,064           --        3,064
                                     ----------   -----------    ----------   ----------   ----------
Total                                $6,196,670   $(2,007,965)   $4,188,705   $1,374,483   $2,814,222
                                     ==========   ===========    ==========   ==========   ==========

*Proceeds received in excess of the costs are recorded as a gain as these transactions represent options and the option agreement covers certain amounts capitalized as oil and gas properties in Operating and Aurora. The amounts advanced to the Company are non-refundable and, therefore, are recorded as income. Subsequent to December 31, 2004 and in conjunction with the exercising of the Option, 95% of Operating's assets have been sold and Aurora maintains a 5% interest (see Note 17).

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 6. OIL AND GAS PROPERTIES NOT SUBJECT TO AMORTIZATION

The Company is currently participating in oil and gas exploration and development activities on blocks of acreage in the states of Indiana, Michigan, Ohio, and Kentucky. A determination cannot be made about the extent, if any, of additional oil and gas reserves that should be classified as proven reserves in connection with these projects. Consequently, the associated property and exploration costs have been excluded in computing amortization of the full cost pool.

NOTE 7. OTHER PROPERTY AND EQUIPMENT

Other property and equipment consist of the following at December 31:

                                                          2004            2003
                                                        --------        --------

Furniture and fixtures                                  $108,047        $ 75,085
Computer equipment                                        77,509          37,615
Software                                                  11,325          10,015
Leasehold improvements                                    19,042          19,042
Truck                                                      7,050           7,050
                                                        --------        --------
Total property and equipment                             222,973         148,807
Less accumulated depreciation                            107,690          79,441
                                                        --------        --------
Property and equipment, net                             $115,283        $ 69,366
                                                        ========        ========

Depreciation expense amounted to $28,249 and $19,055 during 2004 and 2003, respectively.

NOTE 8. LEASES (INCLUDING RELATED PARTIES)

Oil and gas equipment which qualify as a capital lease with an original cost of $42,400 and $1,380,880 in 2004 and 2003, respectively, are capitalized into the oil and gas cost pool and are amortized as part of the entire full cost pool.

The following is a schedule of annual future minimum lease payments required under capitalized lease obligations as of December 31, 2004:

2005                                                                     $ 9,960
2006                                                                       9,960
2007                                                                       3,292
                                                                         -------
Total minimum payments due                                                23,212
Less amounts representing interest, imputed at 6.5%                        1,726
                                                                         -------
Present value of net minimum lease payments                               21,486
Current portion                                                            8,823
                                                                         -------
Obligations under capital leases, net of current portion                 $12,663
                                                                         =======

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 8. LEASES (INCLUDING RELATED PARTIES) (Continued)

During 2003, the Company leased office space under an operating lease on a month-to-month basis. The leased office space is owned by an entity which is owned one-third by one of the Company's principal shareholders and one-third by a trust in the name of another of the Company's principal shareholders. During 2004, the Company extended this lease for a 3-year term requiring monthly payments of $8,700 expiring in March 2007. Rent charged to expense during 2004 and 2003 was $106,800 and 90,000, respectively. Future minimum lease payments required under this lease amount to $104,400 in both 2005 and 2006 and $26,100 in 2007.

NOTE 9. DEBT (INCLUDING RELATED PARTIES)

                           SHORT TERM BANK BORROWINGS

During 2004, the Company entered into an unsecured revolving line-of-credit agreement with a bank. Under the terms of this agreement, the Company can borrow up to a maximum of $350,000, with monthly interest payments at prime plus 1% (effective rate at December 31, 2004 of 6.0%). Subsequent to December 31, 2004, short-term borrowings in the amount of $350,000 were paid in full. The line-of-credit agreement expires on April 1, 2005.

                              LONG-TERM LIABILITIES

                              RESERVE BASE LENDING

On April 25, 2003, BFG entered into a $250,000 initial reducing revolving line of credit governed by a borrowing base pursuant to a $10,000,000 master note. This obligation was paid in full during 2004. Interest expense on this line of credit amounted to $10,674 and $14,877 in 2004 and 2003, respectively, none of which was capitalized.

                         NOTES PAYABLE - RELATED PARTIES

A summary of notes payable by the Company to related parties is as follows at December 31:

                                                                    Interest    Due
    Related Party                                                     Rate      Date             2004           2003
    -------------                                                     ----      ----             ----           ----
Affiliated entity                                        (1)         Prime    5/31/2005 **  $   1,700,000  $   2,000,000
Shareholder/director                                     (2)          9.50%   See below **        400,000        473,213
Shareholder/director                                     ~~           6.00%    6/1/2006 **        150,000        150,000
Shareholder/director                                     ~~           6.00%  12/31/2005 **        127,112             --
Affiliated entity                                        *            6.00%   3/15/2005 **         86,650             --
Affiliated entity                                        *           10.50%    5/1/2006            69,833         69,833
Shareholder/director                                     (3)          4.68%    1/1/2006 **         50,000         50,000
Shareholder/director                                                  8.00%    1/1/2006 **         50,000         50,000
Shareholder/director                                                  8.00%    1/1/2006 **         45,000         50,000

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9. DEBT (INCLUDING RELATED PARTIES) (Continued)

                        LONG-TERM LIABILITIES (Continued)

                   NOTES PAYABLE - RELATED PARTIES (Continued)

                                                                    Interest    Due
    Related Party                                                     Rate      Date             2004           2003
    -------------                                                     ----      ----             ----           ----
Shareholder/director                                     ~~           8.00%    1/1/2006 **         47,251         47,251
Shareholder/director                                     ~~           5.12%    1/1/2006 **         34,421         34,421
Shareholder/director                                     ~~           6.00%   3/15/2005 **         27,063             --
Shareholder/director                                     ~~           8.00%    1/1/2006 **         25,000         50,000
Shareholder/director                                     ~~           8.00%    1/1/2006 **         17,595         17,595
Shareholder/director                                     ~~           8.00%    1/1/2006 **         10,000         10,000
Shareholder/director                                     ~~           6.00%    1/1/2006 **         10,000         10,000
Shareholder/director                                     ~~           8.00%    1/1/2006 **          7,050          7,050
Shareholder/director                                     ~~           5.50%    1/1/2006 **          2,530          2,530
Shareholder/director                                     ~~           8.00%    1/1/2006 **          1,333          1,333
Shareholder/director                                     ~~           6.50%    1/1/2006 **          1,000          1,000
Shareholder/director                                     ~~           6.50%    1/1/2006                --         50,000
Shareholder/director                                     ~~           8.00%    1/1/2006                --         20,000
Shareholder/director                                     ~~           8.00%    1/1/2006                --         20,000
Shareholder/director                                     ~~           6.50%    1/1/2006                --          6,000
Shareholder/director                                     ~~           7.25%    1/1/2006                --          4,000
Shareholder/director                                     ~~           8.00%    1/1/2006                --          1,333
Accrued interest                                                                        **        156,693        116,288
                                                                                            -------------  -------------

Total notes payable - related parties                                                           3,020,535      3,243,850
Current portion of notes payable - related parties                                              1,940,825             --
                                                                                            -------------  -------------

Notes payable - related parties, net of current portion                                     $   1,079,710  $   3,243,850
                                                                                            =============  =============

(1) This note requires payments of interest monthly and also requires additional payments based upon the quantity of gas extracted from certain oil and gas properties. Interest expense related to this note amounted to $93,618 and $85,719 in 2004 and 2003, respectively.

(2) Monthly payments are required on this note with the principal and interest determined based upon the quantity of oil and gas extracted from certain oil and gas properties. Interest expense amounted to $45,704 and $45,579 in 2004 and 2003, respectively.

(3) This interest rate adjusts annually based on the highest applicable federal rate (4.68% at December 31, 2004).

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9. DEBT (INCLUDING RELATED PARTIES) (Continued)

                        LONG-TERM LIABILITIES (Continued)

                   NOTES PAYABLE - RELATED PARTIES (Continued)

*These entities are affiliated through common ownership and ultimate management control. **These notes were paid in full during March, 2005.

There are no required principal payments for the remaining notes. Interest expense is accrued annually and is due upon note maturity.

                              NOTE PAYABLE - OTHER

The Company was obligated on a note payable that was issued to replace prior lease obligations related to oil and gas equipment used on a project that was shut-in in 2001. The outstanding balance at December 31, 2003 was $307,935. This obligation was assumed as part of the purchase agreement more fully described in
Note 5.

                               MEZZANINE FINANCING

In August 2004, North entered into a $30,000,000 mezzanine credit facility to enable the Company to fund its 20% - 50% share of the Michigan Antrim drilling program. The terms of this financing are as follows:

      Facility Amount:  Up to  $30,000,000  senior  secured
                        advancing   line-of-credit  with  overriding
                        royalty provisions. Initial borrowing base of $10,000,000 redetermined as reserves are established accordingly.

      Interest Rate:    11.5%

      Maturity:         September 30, 2009

      Use of Proceeds:  To fund drilling,  completion,

gathering lines, and gas processing facility for certain Michigan Antrim wells.

Security: 100% working interest in all wells completed.

Payments: Beginning September 29, 2005 and quarterly thereafter. The required payment is 75% (100% if coverage deficiency or default occurs) of Adjusted Net Cash Flow ("ANCF") determined by deducting applicable drilling expenses from gross revenue.

Interest expense, all of which was capitalized, related to this debt amounted to $329,028 in 2004.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9. DEBT (INCLUDING RELATED PARTIES) (Continued)

                         MEZZANINE FINANCING (Continued)

In January 2003, North entered into a $15,000,000 mezzanine credit facility to enable the Company to drill and develop 25 Michigan Antrim wells. This obligation was paid in full and the agreement was terminated in 2004. Interest expense related to this facility was $160,649 (none of which was capitalized) and $390,631 (of which $205,154 was capitalized) in 2004 and 2003, respectively.

NOTE 10. INCOME TAXES

A reconciliation of the provision for income taxes and the amount computed by applying the statutory federal income tax rate to net income (loss) is as follows for the year ended December 31:

                                                                2004        2003
                                                             ---------   ---------

Income tax (benefit) provision at the statutory rate         $(375,300)  $ 578,900
Increase (decrease) in allowance against net operating loss    335,500    (579,600)
Permanent differences/other                                     39,800         700
                                                             ---------   ---------
Income tax provision                                         $      --   $      --
                                                             =========   =========

The Company's total deferred tax liabilities, deferred tax assets and deferred tax asset valuation allowances as of December 31 are as follows:

                                                       2004             2003
                                                   -----------      -----------
Total deferred tax assets:
  Net operating loss carryover                     $ 1,441,300      $ 1,589,400
Less valuation allowance                              (635,400)        (299,900)
                                                   -----------      -----------
Deferred tax assets, net                               805,900        1,289,500
Total deferred tax liabilities:
  Intangible drilling costs                           (805,900)      (1,289,500)
                                                   -----------      -----------
Net deferred tax assets (liabilities)              $        --      $        --
                                                   ===========      ===========

Aurora has net operating loss carryforwards available to offset future federal taxable income of approximately $4,241,000, which expire from 2018 through 2024. However, the utilization of the benefits of such carryforwards may be limited, as more fully discussed below. Sufficient uncertainty exists regarding the realization of these operating loss carryforwards and, accordingly, a valuation allowance of approximately $635,000 and $300,000 at December 31, 2004 and 2003, respectively, which is related to the net operating losses and other temporary differences, has been established.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 10. INCOME TAXES (Continued)

The Tax Reform Act of 1986 imposed substantial restrictions on the utilization of net operating losses and tax credits in the event of an "ownership change", as defined by the Internal Revenue Code. Federal and state net operating losses are subject to limitations as a result of these restrictions. Under such circumstances, the Company's ability to utilize its net operating losses against future income may be reduced.

NOTE 11. COMMON STOCK

2004

The Company issued 49,976 shares of common stock in exchange for consulting services provided to the Company during the previous three years. The value assigned per share was contractual and was agreed to by the Company and the vendor in June, 2001. The amount expensed as a result of this exchange amounted to $41,479.

The Company sold 1,045,000 shares of common stock to unrelated third parties at $2.50 per share, primarily in the fourth quarter of 2004. Total proceeds from the sale of these shares amounted to $2,612,500.

The Company issued 4,800 shares of common stock as payment for consulting on the sale of the Company's common stock. The price per share used for this exchange of $2.50 was based upon comparable sales of the Company's common stock and amounted to $12,000.

The Company issued 310,000 shares of common stock to a director upon the exercise of options at prices ranging from $.75 to $1.00 per share.

2003

The Company sold 200,000 shares of common stock to an unrelated third party at $.50 per share. Total proceeds from the sale of these shares amounted to $100,000.

The Company issued 30,000 shares of common stock in exchange for the acquisition of certain oil and gas interests. The Company recorded $30,000 in capitalized oil and gas properties in connection with the issuance of these shares based on the fair value of the oil and gas interests acquired. Such value was considered more objectively determinable than the fair value of the shares.

NOTE 12. PREFERRED STOCK

During 2000, Aurora authorized 500,000 shares of Series A preferred stock with the terms and amounts set at the Board of Directors discretion. Preferred stock has liquidation preference over common stock equal to the original issue value, plus any accrued or arreared dividends.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 12. PREFERRED STOCK (Continued)

Each share of Series A preferred stock is voting and is convertible into three shares of common stock. During 2004, 311,111 shares of preferred stock were exchanged for 933,333 shares of the Company's common stock. The preferred shares require dividends of 6% on a cumulative basis commencing in 2001. Dividends are required to be accrued on January 1 of each year. Dividends in arrears as of December 31, 2003 amounted to $132,459. Dividends in the amount of $127,112 were satisfied through issuance of a note payable and, as a result, dividends in arrears amounted to $35,768 as of December 31, 2004. Subsequent to December 31, 2004, the remaining 99,350 shares of preferred stock were converted to 298,050 shares of common stock and all dividends associated with these shares were paid in full.

NOTE 13. COMMON STOCK OPTIONS

On October 1, 1997, Aurora adopted an incentive qualified stock option plan (the "Plan") which authorized the issuance of up to 1,000,000 shares of Aurora's common stock at an option price which may not be less than 100% of the estimated fair value on the date of grant (25% effective with a January 1, 2004 amendment to the Plan). The maximum term of options granted is ten years. The plan was created in an effort to retain key employees, attract new employees, obtain the services of consultants, encourage the sense of proprietorship of such persons in Aurora and to stimulate the active interest of such persons in the development and financial success of Aurora. Activity related to options issued under the Plan is as follows for the year ended December 31:

                                                            2004         2003
                                                           -------     --------

Options outstanding at beginning of the year               250,000      230,000
Granted during the year                                     94,000       40,000
Forfeited during the year                                       --      (20,000)
                                                           -------     --------
Options outstanding at the end of the year                 344,000      250,000
                                                           =======     ========

A majority of the Company's outstanding stock options have been issued outside of the common stock option plan described above. These include, in both 2004 and 2003, options for the purchase of 99,999 shares which were issued to certain directors as compensation in exchange for serving on Aurora's board of directors.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 13. COMMON STOCK OPTIONS (Continued)

Activity with respect to all stock options (including options granted under the plan) is presented below for the year ended December 31:

                                            2004                  2003
                                            ----                  ----
                                               Weighted              Weighted
                                               Average                Average
                                               Exercise              Exercise
                                    Shares      Price     Shares       Price
                                   ---------   -------   ---------   --------
Outstanding, beginning of year     2,816,665   $  1.01   2,696,666   $   1.02
Options granted                      193,999      0.75     139,999       0.75
Options exercised                   (310,000)     0.99          --         --
Options forfeited                         --        --     (20,000)      1.00
                                   ---------            ----------
                                   2,700,664      0.99   2,816,665       1.01
                                   =========   =======  ==========   ========

All of the above options are considered eligible for exercise as such options vest immediately upon their grant. The weighted average remaining life by exercise price as of December 31, 2004 is summarized below:

                                                          Weighted
                             Shares                       Average
Range of                   Outstanding                   Remaining
Exercise                       and                      Contractual
 Prices                    Exercisable                     Life
 ------                    -----------                     ----
  $ 0.50                         20,000                     3.4
  $ 0.75                        573,997                     7.0
  $ 0.83                        900,000                     2.2
  $ 1.00                         40,000                     4.9
  $ 1.25                      1,166,667                     1.8
                              ---------
                              2,700,664
                              =========

      The Company follows only the disclosure aspects of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." The Company continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Under APB 25, the exercise price of the stock options were more than the fair value of the shares at the date of grant and, accordingly, no compensation cost has been recognized in the consolidated financial statements for its outstanding stock options.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 13. COMMON STOCK OPTIONS (Continued)

The following table illustrates the effect on net income (loss) and income
(loss) per share as if the Company had applied the fair value recognition provisions of SFAS 123 during the years ended December 31, 2004, 2003 and 2002:

                                                             Years Ended
                                                             December 31,
                                                    -----------------------------
                                                         2004            2003
                                                    -------------   -------------
Net income (loss) available to common shareholders  $  (1,133,979)  $   1,665,779

Deduct: total stock-based compensation expense
determined under fair value based method for all
awards, net of related tax effects                        (36,746)        (21,640)
                                                    -------------   -------------

Pro forma net income (loss)                         $  (1,170,725)  $   1,644,139
                                                    =============   =============

Income (loss) per share:
  Basic:
    As reported                                     $       (0.10)  $        0.15
    Pro forma                                       $       (0.10)  $        0.15
  Diluted:
    As reported                                     $       (0.10)  $        0.14
    Pro forma                                       $       (0.10)  $        0.13

      The weighted average assumptions used in the Black-Scholes option-pricing model used to determine fair value were as follows:

                                                              2004         2003
                                                              ----         ----

Risk-free interest rate                                        3%           3%
Expected years until exercise                                  5-10         5-10
Expected stock volatility                                      0%           0%
Dividend yield                                                 0%           0%

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 14. OTHER INCOME

Components of other income presented in the accompanying consolidated statements of operations are summarized as follows for the year ended December 31:

                                                        2004             2003
                                                     ----------       ----------

Project management fees                              $  883,687       $1,521,676
Administrative overhead to wells                        157,592           97,675
Compressor/equipment rental                             151,556           78,580
Operator revenue                                             --          110,725
Pipeline transportation fees                                 --           24,074
Miscellaneous income                                         --           88,555
                                                     ----------       ----------
   Total other income                                $1,192,835       $1,921,285
                                                     ==========       ==========

NOTE 15. RETIREMENT PLAN

The Company maintains a SIMPLE 401(k) plan for substantially all of its employees. Under this SIMPLE plan, eligible employees are permitted to contribute up to 15% of gross compensation into the retirement plan. The Company makes no matching contribution; however, the Company can make a discretionary contribution to the plan. There were no contributions to this plan in 2004 and 2003.

NOTE 16. CONTINGENCIES

The Company is occasionally subject to various lawsuits arising in the normal course of business. In the opinion of management, the ultimate liability, if any, resulting from such matters will not have a significant effect on the Company's results of operations, liquidity, or financial position.

NOTE 17. NET INCOME (LOSS) PER SHARE

Basic earnings per share are computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. The computation of diluted net income (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the Company.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 17. NET INCOME (LOSS) PER SHARE (Continued)

                                                                  Year Ended
                                                                  December 31,
                                                          --------------------------
                                                              2004          2003
                                                          ------------   -----------
Basic EPS:
  Income (loss) available to common shareholders          $ (1,133,979)  $ 1,665,779
  Weighted average common shares outstanding                11,817,812    11,288,112

Basic income (loss) per share                             $      (0.10)  $      0.15
                                                          ============   ===========

Diluted EPS:

  Income (loss) available to common shareholders          $ (1,133,979)  $ 1,665,779
  Adjustments for assumed conversions:
    Dividends on preferred stock                                30,268        36,942
                                                          ------------   -----------

Income (loss) available to common shareholders - diluted    (1,103,711)    1,702,721

Common shares outstanding                                   11,817,812    11,288,112
Effect of dilutive securities:
  Convertible preferred stock                                       --     1,231,383
  Stock options                                                     --         6,667
                                                          ------------   -----------

Potentially dilutive common shares                                  --     1,238,050

Adjusted common shares outstanding - diluted                11,817,812    12,526,162
                                                          ------------   -----------
Diluted income (loss) per share                           $      (0.10)  $      0.14
                                                          ============   ===========

During 2004, stock options and convertible preferred stock were excluded in the computation of diluted loss per share because their effect was anti-dilutive.

During 2003, only those stock options that resulted in a dilutive effect were included in the computation of diluted earning per share.

NOTE 18. SUBSEQUENT EVENTS

                                PRIVATE PLACEMENT

On January 31, 2005, the Company consummated a private placement pursuant to which 5,020,000 shares of its common stock and warrants to purchase 1,900,000 shares of its common stock were issued for cash proceeds of $12,550,000. Of this amount, 600,000 common shares were issued for $1,500,000 which was received in December 2004 and are included in the accompanying consolidated financial statements. The remaining 4,420,000 shares were issued and related proceeds of $11,050,000 were received in February 2005.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 18. SUBSEQUENT EVENTS (Continued)

                                MERGER AGREEMENT

On January 31, 2005, the Company entered into a definitive merger agreement with Cadence Resources Corporation ("CRC"). Under the terms of this agreement and upon filing and effectiveness of a registration statement with the U.S. Securities and Exchange Commission, which is then to be provided to the shareholders before the vote and upon a favorable vote by shareholders of Aurora, CRC is expected to acquire all of the outstanding shares and options of the Company.

                                OPTION AGREEMENT

In January 2005, El Paso exercised its option to purchase from the Company 95% of the working interest in certain acreage as outlined in the option agreement. As a result of this transaction, the Company received proceeds in the amount of approximately $7,321,000 (see Note 5).

                        PRO FORMA INFORMATION (UNAUDITED)

The following pro forma balance sheet gives effect to the following transactions that occurred subsequent to December 31, 2004, assuming that they had occurred as of December 31, 2004:

(1) Conversion of 99,350 shares of preferred stock into 298,050 shares of common stock, as discussed in Note 12;

(2) Sales of 4,420,000 shares of common stock and warrants to purchase 1,900,000 shares of common stock for an aggregate sale price of $11,050,000, as discussed above.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

Pro Forma Condensed Consolidated Balance Sheet December 31, 2004
                                   (Unaudited)

                                                                    Pro Forma
                                                   As Reported     Adjustments      Pro Forma
                                                   ------------   ------------   ------------
                            ASSETS

Cash and cash equivalents                          $  5,179,582   $ 11,050,000   $ 16,229,582
Other current assets                                  2,636,114             --      2,636,114
                                                   ------------   ------------   ------------
    Total current assets                              7,815,696     11,050,000     18,865,696
Oil and gas properties                               14,967,457             --     14,967,457
Other assets                                            662,676             --        662,676
                                                   ------------   ------------   ------------
    Total assets                                   $ 23,445,829   $ 11,050,000   $ 34,495,829
                                                   ============   ============   ============

             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                $  6,109,156   $         --   $  6,109,156
Long-term liabilities                                11,090,369             --     11,090,369
                                                   ------------   ------------   ------------
  Total liabilities                                  17,199,525             --     17,199,525
                                                   ------------   ------------   ------------

Shareholders' Equity:
  Preferred stock                                       149,025       (149,025)            --
  Common stock                                           13,776          4,718         18,494
  Additional paid-in capital                          8,183,025     11,194,307     19,377,332
  Accumulated deficit                                (2,099,522)            --     (2,099,522)
                                                   ------------   ------------   ------------
    Total shareholders' equity                        6,246,304     11,050,000     17,296,304
                                                   ------------   ------------   ------------
    Total liabilities and shareholders' equity     $ 23,445,829   $ 11,050,000   $ 34,495,829
                                                   ============   ============   ============

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                      SUPPLEMENTAL OIL AND GAS INFORMATION

                                   (UNAUDITED)

NET CAPITALIZED COSTS

The following summarizes net capitalized costs as of December 31:

                                                       2004             2003
                                                    -----------      -----------
Oil and gas properties:
  Proved                                            $ 7,585,807      $11,794,654
  Unproved                                            7,981,727        3,174,420
  Inventory                                                  --            4,621
                                                    -----------      -----------
    Total oil and gas properties                     15,567,534       14,973,695
  Less accumulated depreciation,
   depletion and amortization                           600,077          425,077
                                                    -----------      -----------
Oil and gas properties, net                         $14,967,457      $14,548,618
                                                    ===========      ===========

UNPROVED PROPERTY COSTS

The following summarizes the capitalized unproved property costs excluded from amortization as of December 31, 2004. All costs represent investments in unproved property in Michigan and will be evaluated over several years as the properties are explored.

                                      Prior
                              2004          2003        Years         Total
                           -----------   -----------   ----------  ------------

Property acquisition costs $ 6,836,229   $   639,423   $5,018,409  $ 12,494,061
Sales and conveyances       (2,362,571)   (2,683,945)          --    (5,046,516)
Capitalized interest           329,028       205,154           --       534,182
                           -----------   -----------   ----------  ------------
  Total unproved costs     $ 4,802,686   $(1,839,368)  $5,018,409  $  7,981,727
                           ===========   ===========   ==========  ============

COSTS INCURRED IN OIL AND GAS ACQUISITION, EXPLORATION AND DEVELOPMENT

                                                                           2004          2003
                                                                        -----------   -----------
Acquisition costs:
  Proved                                                                $ 3,714,581   $ 6,218,221
  Unproved                                                                6,836,229       639,423
Sales of properties                                                      (9,956,971)   (2,683,945)
                                                                        -----------   -----------
Costs incurred in oil and gas acquisition, exploration and development  $   593,839   $ 4,173,699
                                                                        ===========   ===========

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                      SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (UNAUDITED)
                                   (Continued)

RESULTS OF OPERATIONS FROM OIL AND GAS PRODUCING ACTIVITIES

The Company's results of operations from oil and gas producing activities are presented below for the years 2004 and 2003. The following table includes revenues and expenses associated directly with our oil and gas producing activities. It does not include any general and administrative costs of any interest costs.

                                                       2004          2003
                                                   -----------   -----------

Oil and gas sales                                  $   960,011   $ 1,094,612
Operations income                                    1,192,835     1,921,285
Production and lease operating expenses                614,338       920,439
Net gain from sale of oil and gas properties                --     2,814,222
Depreciation, depletion and amortization              (203,249)     (188,623)
                                                   -----------   -----------
Results of operations from oil and gas activities  $ 2,563,935   $ 6,561,935
                                                   ===========   ===========

OIL AND NATURAL GAS RESERVES AND RELATED FINANCIAL DATA

Information with respect to Aurora's oil and natural gas producing activities is presented in the following tables. Reserve quantities, as well as certain information regarding future production and discounted cash flows, were determined by Aurora's independent petroleum consultants and internal petroleum reservoir engineers.

The following tables present Aurora's estimates of its proved oil and natural gas reserves. Aurora emphasizes reserves are approximates and are expected to change as additional information becomes available. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. A substantial portion of the reserve balances was estimated utilizing the volumetric method, as opposed to the production performance method.

Natural Gas

                                    (MMscf)

Proved reserves, January 1, 2003                                             --
Revisions of previous estimates                                              --
Extensions, discoveries and other additions                              16,874
Production                                                                 (214)
                                                                        -------
Proved reserves, December 31, 2003                                       16,660
Revisions of previous estimates                                          (4,025)
Extensions, discoveries and other additions                              22,465
Production                                                                 (151)
                                                                        -------
Proved reserves, December 31, 2004                                       34,949
                                                                        =======

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                      SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (UNAUDITED)
                                   (Continued)

                                     Natural
                                       Gas
                                     (MMcf)
                                     ------
Proved developed reserves at December 31:

2004                                                                     12,520
2003                                                                      3,052

Proved reserves are estimated quantities of natural gas and crude oil, which geological and engineering data indicate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

The following table presents a standardized measure of discounted future net cash inflows relating to proved oil and natural gas reserves. Future cash flows were computed by applying year-end prices of oil and natural gas relating to Aurora's proved reserves to the estimated year-end and assuming that each well will produce for a period of 40 years. Future production and development costs were computed by estimating those expenditures expected to occur in developing and producing the proved oil and natural gas reserves at the end of the year, based on year-end costs. Actual future cash inflows may vary considerably, and the standardized measure does not necessarily represent the fair value of Aurora's oil and natural gas reserves. The effects of hedging activities are insignificant to the standardized measure of discounted future net cash flows.

                                                                  2004           2003
                                                             -------------   ------------
Future cash inflows                                          $ 216,495,630   $ 78,779,790
Less deductions:
  Future production costs                                      (61,008,580)   (22,178,300)
  Future production taxes                                      (13,277,780)    (4,726,790)
  Future development costs                                     (13,659,320)    (6,389,860)
  Future income tax expense                                    (42,421,000)   (13,875,000)
                                                             -------------   ------------
Future net cash inflows                                         86,128,950     31,609,840
Less 10% annual discount for estimated timing of cash flows    (48,008,140)   (15,901,690)
                                                             -------------   ------------
Standardized measure of discounted future net cash flows     $  38,120,810   $ 15,708,150
                                                             =============   ============

The base sales prices for Aurora's reserve estimates were as follows:

                                                                   Natural
                                                                     Gas
                                                                    (MMcf)
                                                                    ------

12/31/2004                                                         $6.195*
12/31/2003                                                     $4.488 to $7.082

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                      SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (UNAUDITED)
                                   (Continued)

*Except for the Alpena Beyer unit which is calculated at the contract price of $4.37 per Mmcf in 2005 and $5.00 per Mmcf for years after 2005.

These base prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate Aurora's reserves at these dates.

Changes in the future net cash inflows discounted at 10% per annum follow:

                                                                        2004
                                                                   ------------
Beginning of year                                                  $ 15,708,150
Sales of oil and natural gas produced, net of production costs         (345,673)
Previously estimated development costs incurred during the period    10,550,810
Extensions and discoveries                                           12,207,523
                                                                   ------------
End of year                                                        $ 38,120,810
                                                                   ============

Principal drilling and exploration for Aurora commenced during 2003. Reserve studies with sufficient detail were completed for the years ended December 31, 2003 and 2004.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                               June 30,        December 31,
                                                                 2005              2004
                                                             ------------      ------------
                                ASSETS                        (Unaudited)
Current assets:
    Cash and cash equivalents                                $ 13,516,466      $  5,179,582
    Accounts receivable                                         2,204,240         2,269,907
    Accounts receivable - related party                           140,752           129,960
    Notes receivable                                              208,626           136,247
    Notes receivable - shareholder                                 15,000           100,000
    Prepaid expenses                                               36,752                --
                                                             ------------      ------------
      Total current assets                                     16,121,836         7,815,696
                                                             ------------      ------------

Oil and gas properties, using full cost accounting:
    Properties being amortized                                 14,306,899         7,585,807
    Properties not subject to amortization                      9,119,573         7,981,727
                                                             ------------      ------------
      Total oil and gas properties                             23,426,472        15,567,534
      Less accumulated amortization                               687,577           600,077
                                                             ------------      ------------

Oil and gas properties, net                                    22,738,895        14,967,457
Property and equipment, net                                       189,241           115,283
Other investments                                                 758,749           230,396
Other assets                                                      709,349           294,545
Other long term receivable                                         16,262            22,452
                                                             ------------      ------------
      Total assets                                           $ 40,534,332      $ 23,445,829
                                                             ============      ============

                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                         $  3,347,866      $  3,221,533
    Accrued expenses                                              365,880           200,800
    Drilling advances                                             243,368           387,175
    Short-term bank borrowings                                         --           350,000
    Current portion of obligations under capital leases             4,483             8,823
    Current portion of note payable - related party                    --         1,940,825
                                                             ------------      ------------
      Total current liabilities                                 3,961,597         6,109,156

Obligations under capital leases, net of current portion           12,935            12,663
Notes payable - related party                                      69,833         1,077,706
Mezzanine financing                                            20,000,000        10,000,000
                                                             ------------      ------------
      Total liabilities                                        24,044,365        17,199,525
                                                             ------------      ------------

Shareholders' equity:
    Series A preferred stock                                           --           149,025
    Common stock                                                   19,046            13,776
    Additional paid-in capital                                 19,351,780         8,183,025
    Accumulated deficit                                        (2,880,859)       (2,099,522)
                                                             ------------      ------------
      Total shareholders' equity                               16,489,967         6,246,304
                                                             ------------      ------------
      Total liabilities and shareholders' equity             $ 40,534,332      $ 23,445,829
                                                             ============      ============

The accompanying notes are an integral part of these condensed consolidated financial statements.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                             Three Months Ended                  Six Months Ended
                                                                   June 30,                           June 30,
                                                       ------------------------------      ------------------------------
                                                            2005             2004              2005              2004
                                                       ------------      ------------      ------------      ------------
Revenues:
    Oil and gas sales                                  $    719,285      $    247,675      $  1,097,906      $    676,798
    Interest income                                          71,245             1,345           165,910             2,649
    Equity in income of non-consolidated investee            26,806                --            12,397                --
    Other income                                            118,285           550,326           349,611         1,013,768
                                                       ------------      ------------      ------------      ------------
        Total revenues                                      935,621           799,346         1,625,824         1,693,215
                                                       ------------      ------------      ------------      ------------

Costs and expenses:
    General and administrative                              627,348           585,108         1,126,396         1,025,712
    Production and lease operating                          378,200           131,069           652,957           383,578
    Depreciation and amortization                            59,027             9,431           117,504            18,862
    Interest                                                189,067           100,262           222,077           273,303
    Taxes                                                        --                --           237,697                --
                                                       ------------      ------------      ------------      ------------
        Total costs and expenses                          1,253,642           825,870         2,356,631         1,701,455
                                                       ------------      ------------      ------------      ------------

Loss before minority interest                              (318,021)          (26,524)         (730,807)           (8,240)

Minority interest in (income) loss of subsidiaries           (7,472)          (34,256)           (6,190)          (64,581)
                                                       ------------      ------------      ------------      ------------

Net loss                                                   (325,493)          (60,780)         (736,997)          (72,821)

Less dividends on preferred stock                                --            (9,109)           (1,641)          (18,218)
                                                       ------------      ------------      ------------      ------------

Net loss available to common shareholders              $   (325,493)     $    (69,889)     $   (738,638)     $    (91,039)
                                                       ============      ============      ============      ============

Net loss per common share:
    Basic and diluted                                  $      (0.02)     $      (0.01)     $      (0.04)     $      (0.01)
                                                       ============      ============      ============      ============

Weighted average common shares outstanding:
    Basic and diluted                                    19,046,183        11,485,833        18,078,919        11,477,931
                                                       ============      ============      ============      ============

The accompanying notes are an integral part of these condensed consolidated financial statements.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004

                                                                                   2005              2004
                                                                               ------------      ------------
Cash flows from operating activities:
   Net loss                                                                    $   (736,997)     $    (72,821)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities
       Depreciation and amortization                                                117,504            18,862
       Equity in income of non-consolidated investee                                (12,397)               --
       Disposition of subsidiary                                                         --           (76,096)
       Payments received in the form of services
         on note receivable                                                              --            60,951
       Common stock issue in exchange for services                                   41,497
       Minority interest in income (loss) of subsidiaries                             6,190            64,581
       Changes in operating assets and liabilities:
         Accounts receivable                                                         65,667           419,666
         Accounts receivable, related party                                         (10,792)            7,854
         Prepaid expenses                                                           (36,752)          (46,150)
         Accounts payable                                                           126,333          (179,053)
         Drilling advances                                                         (143,807)           99,327
         Accrued expenses                                                           165,080            (1,550)
                                                                               ------------      ------------
         Net cash provided by (used in) operating activities                       (459,971)          337,068
                                                                               ------------      ------------
Cash flows from investing activities:
   Proceeds from sale of oil and gas properties                                   7,373,737         1,551,591
   Capital expenditures for oil and gas development                             (14,447,849)       (2,062,565)
   Capital expenditures for property and equipment                                 (105,677)          (44,521)
   Costs in connection with pending merger                                         (263,092)               --
   Advances on notes receivable                                                     (72,379)          (20,000)
   Payments from shareholder on notes receivable                                     85,000                --
   Investment in Hudson Pipeline                                                   (501,956)               --
   Investment in GeoPetra                                                           (14,000)               --
                                                                               ------------      ------------
         Net cash used in investing activities                                   (7,946,216)         (575,495)
                                                                               ------------      ------------
Cash flows from financing activities:
   Net short-term bank repayments                                                  (350,000)               --
   Advances from mezzanine financing, net of financing costs of $150,000          9,850,000           241,000
   Payments on capital lease obligations                                             (4,068)          (80,498)
   Distributions to minority interest members                                      (805,000)          (65,080)
   Net proceeds from sales of common stock                                       11,025,000            22,500
   Dividends paid                                                                   (44,340)               --
   Reimbursements from (payments to) lease fund investors and other owners           20,177          (132,950)
   Net proceeds from subsidiary disposition                                              --            10,783
   Payments on notes payable - related party                                     (2,948,698)          (11,333)
   Proceeds from notes payable - related party                                           --            86,650
   Payments on notes payable - other                                                     --          (307,935)
                                                                               ------------      ------------
         Net cash provided by (used in) financing activities                     16,743,071          (236,863)
                                                                               ------------      ------------

Net increase (decrease) in cash and cash equivalents                              8,336,884          (475,290)

Cash and cash equivalents, beginning of period                                    5,179,582         1,045,752
                                                                               ------------      ------------
Cash and cash equivalents, end of period                                       $ 13,516,466      $    570,462
                                                                               ============      ============

The accompanying notes are an integral part of these condensed consolidated financial statements.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The condensed consolidated balance sheet as of June 30, 2005, the condensed consolidated statements of operations for the three months and six months ended June 30, 2005 and 2004, and the condensed consolidated statements of cash flows for the six months ended June 30, 2005 and 2004 are unaudited. However, in the opinion of management, all adjustments (which are of a normal recurring nature) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2005 and for all periods presented, have been made. The results of operations for interim periods are not necessarily indicative of the operating results for the full year.

These condensed consolidated financial statements and notes are presented in accordance with the rules and regulations of the Securities and Exchange Commission relating to interim financial statements. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the Company's December 31, 2004 consolidated financial statements and notes thereto included elsewhere herein.

NOTE 2. MERGER AGREEMENT WITH CADENCE RESOURCES CORPORATION

On January 31, 2005, the Company entered into a definitive merger agreement with Cadence Resources Corporation ("CRC"). Under the terms of this agreement and upon filing and effectiveness of a registration statement on Form S-4 with the U.S. Securities and Exchange Commission, which is then to be provided to the shareholders before the vote and upon a favorable vote by shareholders of Aurora, CRC is expected to acquire all of the outstanding shares, options and warrants of the Company.

Upon consummation of the merger, (i) CRC will issue two shares of its common stock for each share of Aurora common stock, (ii) all options and warrants to purchase Aurora common stock shall become options or warrants to receive shares of Cadence common stock, and (iii) Aurora will become a wholly owned subsidiary of CRC. It is contemplated by the parties that if this effort is successfully consummated, Cadence will relocate its operational headquarters to Aurora's offices in Traverse City, Michigan and the board of directors and management of Cadence will be significantly restructured.

The Aurora shareholder group will receive the largest portion of the voting rights, will have the majority number of members of the board of directors, and will dominate senior management. Accordingly, Aurora is expected to be treated as the accounting acquirer, and the merger is expected to be accounted for as a reverse acquisition. As such, the purchase price was determined to be approximately $41,546,000 computed as 20,702,327 shares of CRC common stock outstanding at January 31, 2005 multiplied by $1.64 (per share sales price of CRC common stock as reported on the OTC Bulletin Board on that date), plus approximately $7,594,000 representing the fair value of CRC's stock options and warrants outstanding on that date. In addition, Aurora incurred approximately $263,000 in merger costs. Such costs have been included in other assets in the accompanying unaudited balance sheet at June 30, 2005 and will be reallocated to the purchase price on the effective date of the merger.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. INVESTMENTS

                      Hudson Pipeline & Processing Co., LLC

The Company has an investment in Hudson Pipeline & Processing Co., LLC ("Hudson"), a limited liability company that owns a facility plant, pipeline, rights-of-way and meter used by nearby Antrim wells, and processes the gas produced from those wells. One of the company's subsidiaries owns a 48.75% membership interest in this limited liability company until the revenues received from the pipeline facility equal 125% of the amount spent on construction of the pipeline, after which the subsidiary's membership interest will be 47.5%.

Ownership for this investment is accounted for using the equity method, whereby the investment is stated at cost and adjusted for the Company's equity in undistributed earnings and loss since acquisition. The construction of the pipeline began in late 2004.

The following is condensed financial information concerning Hudson:

                      Balance Sheet
                      June 30, 2005
                       (Unaudited)

Current assets                               $  253,571
Construction projects in progress, net        1,192,519
Other assets                                     21,216
                                             ----------
   Total assets                              $1,467,306
                                             ==========

Current liabilities                          $   27,170
Members' equity                               1,440,136
                                             ----------
   Total liabilities and members' equity     $1,467,306
                                             ==========

                Statements of Operations
                       (Unaudited)

                                  Three             Six
                                  Months           Months
                                  Ended            Ended
                             June 30, 2005     June 30, 2005

Revenues                      $    157,701     $    234,303
Costs and expenses                 103,558          211,270
                              ------------     ------------
Net income                    $     54,143     $     23,033
                              ============     ============

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. INVESTMENTS (Continued)

                             Geopetra Partners, LLC

During the quarter ended June 30, 2005, the Company acquired a 30% interest in Geopetra Partners, LLC ("Geopetra") for $14,000. Geopetra is a limited liability company engaged primarily in the following activities (i) identification and evaluation for acquisition of oil and gas properties and interest and entities which hold such properties and interests, (ii) areas to be explored and developed for the production of oil and gas and (iii) providing consultation, advice and recommendations to the members of Geopetra in connection with other oil and gas properties and interests, operations and activities. Geopetra was formed April 1, 2005. Operations for Geopetra for the quarter ended June 30, 2005 were insignificant.

NOTE 4. SALE OF INTERESTS IN OIL AND GAS PROPERTIES

The Company had the following transactions related to the sale of oil and gas properties during the six months ended June 30, 2005 and 2004, respectively:

      Type of                                                     Interest         Gross
Year  Property                        Property Sold                 Sold          Proceeds
                                                                                (Unaudited)

2005  Unproven   Various Indiana Leasehold                             95%      $ 7,373,737
                                                                                -----------
                 Totals for the six months ended June 30, 2005                  $ 7,373,737
                                                                                ===========

2004   Proven    Various Antrim Leasehold                              80%       $ 6,432,773
2004   Proven    Crossroads Project                                    90%          292,132
                                                                                -----------
                 Totals for the six months ended June 30, 2004                  $ 6,724,905
                                                                                ===========

From the 2004 sales proceeds, $5,173,314 was directly used to repay the mezzanine obligation and the reserve base lending, resulting in net proceeds of $1,551,591 to the Company.

NOTE 5. DEBT (INCLUDING RELATED PARTIES)

                           Short Term Bank Borrowings

During 2004, the Company entered into an unsecured revolving line-of-credit agreement with a bank. Under the terms of this agreement, the Company could borrow up to a maximum of $350,000, with monthly interest payments at prime plus 1%. Subsequent to December 31, 2004, short-term borrowings in the amount of $350,000 were paid in full. The line-of-credit agreement expired on April 1, 2005.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. DEBT (INCLUDING RELATED PARTIES) (Continued)

                              Long-Term Liabilities

                         Notes Payable - Related Parties

A summary of notes payable by the Company to related parties is as follows:

                   Interest         Due            June 30,
Related Party        Rate           Date             2005
-------------        ----           ----             ----
                                                  (Unaudited)

Affiliated entity    10.50%      5/1/2006          $ 69,833

As of December 31, 2004, the Company had approximately $3,019,000 in notes payable to related parties. Of this amount, approximately $2,949,000 was repaid during the quarter ended March 31, 2005, along with accrued interest of $157,000.

                               Mezzanine Financing

In August 2004, the Company entered into a $30,000,000 mezzanine credit facility to enable the Company to fund its 20% - 50% share of the Michigan Antrim drilling program. The terms of this financing are as follows:

Facility Amount:                    Up to $30,000,000 senior secured advancing line-of-credit with overriding royalty provisions.  Initial borrowing base of
                                    $10,000,000 redetermined as reserves are established accordingly.

Interest Rate:                      11.5%, payable quarterly.

Maturity:                           September 30, 2009

Use of Proceeds:                    To fund drilling, completion, gathering lines, and gas
                                    processing facility for certain Michigan Antrim wells.

Security:                           100% working interest in all wells completed.

Principal Payments:                 Beginning September 29, 2005 and quarterly thereafter.  The required payment is 75% (100% if coverage deficiency or default occurs) of Adjusted Net Cash Flow ("ANCF") determined by
                                    deducting applicable drilling expenses from gross revenue. Based on preliminary calculations, no principal payments will be required on September 29, 2005 and for the one year subsequent to June 30, 2005.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. DEBT (INCLUDING RELATED PARTIES) (Continued)

As of March 31, 2005, the balance on the line of credit was $10,000,000. During the quarter ended June 30, 2005, an additional $10,000,000 was drawn against the line, resulting in a balance of $20,000,000 as of June 30, 2005. During the three months ended June 30, 2005, interest capitalized and expensed relating to this debt amounted to $175,556 and $184,554, respectively. During the six months ended June 30, 2005, interest capitalized and expensed relating to this debt amounted to $456,667 and $184,554, respectively.

During the quarter ended June 30, 2005, Aurora was in violation of a debt coverage ratio under the TCW facility. The lender has granted Aurora a waiver of this violation.

NOTE 6. SHAREHOLDERS' EQUITY

During the quarter ended March 31, 2005, the Company's articles of incorporation were amended to increase the Company's total authorized capital to 32,000,000 shares, of which 31,500,000 shares are common stock, and 500,000 shares are Series A Preferred stock.

On January 31, 2005, the Company consummated a private placement pursuant to which 5,020,000 shares of its common stock and warrants to purchase 1,900,000 shares of its common stock at an exercise price of $2.50 per share were issued for cash proceeds of $12,550,000. Of this amount, 600,000 common shares were issued for $1,500,000 which was received in December 2004 and were included in the December 31, 2004 consolidated financial statements. The remaining 4,420,000 shares were issued and related proceeds of $11,050,000 were received in February 2005.

In connection with this issuance, the Company incurred $25,000 in fees and issued 552,200 shares of common stock and warrants to purchase 502,000 shares of common stock at an exercise price of $2.50 per share to one of its shareholder, as commission on the transaction. The $25,000 and the par value amount of $552 assigned to the shares were netted against additional paid-in capital.

As of December 31, 2004, the Company had 99,350 shares of Series A preferred stock outstanding. Each share of preferred stock was convertible into three shares of common stock. During the quarter ended March 31, 2005, the 99,350 shares of preferred stock were converted into 298,050 shares of common stock.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 7. COMMON STOCK OPTIONS

Activity related to the Company's Stock Options Plan was as follows for the three months and six months ended June 30, 2005 and 2004:

                                                  Three Months Ended              Six Months Ended
                                                        June 30,                      June 30,
                                               -------------------------     -------------------------
                                                  2005           2004            2005           2004
                                               ----------     ----------     ----------     ----------
                                               (Unaudited)   (Unaudited)     (Unaudited)    (Unaudited)
Options outstanding at beginning of period        344,000        260,000        344,000        250,000
Granted during the period                              --         66,000             --         76,000
                                               ----------     ----------     ----------     ----------
Options outstanding at end of period              344,000        326,000        344,000        326,000
                                               ==========     ==========     ==========     ==========

A majority of the Company's outstanding stock options have been issued outside of the common stock option plan. These include, in 2004, options for the purchase of 99,999 shares which were issued to certain directors as compensation in exchange for serving on Aurora's board of directors.

Activity with respect to all stock options (including options granted under the plan) is presented below for the three months and six months ended June 30, 2005 and 2004:

                                                  Three Months Ended              Six Months Ended
                                                        June 30,                      June 30,
                                               -------------------------     -------------------------
                                                  2005           2004            2005           2004
                                               ----------     ----------     ----------     ----------
                                               (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
Options outstanding at beginning of period      2,700,664      2,926,664      2,700,664      2,816,665
Granted during the period                              --         66,000             --        175,999
                                               ----------     ----------     ----------     ----------
Options outstanding at end of period            2,700,664      2,992,664      2,700,664      2,992,664
                                               ==========     ==========     ==========     ==========

The Company follows only the disclosure aspects of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation". The Company continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Under APB 25, the exercise price of the stock options was more than the market value of the shares at the date of grant and, accordingly, no compensation cost has been recognized in the consolidated financial statements for the outstanding stock options.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 7. COMMON STOCK OPTIONS (Continued)

The following table illustrates the effect on net loss and loss per share as if the Company had applied the fair value recognition provisions of SFAS 123 during the three months and six months ended June 30, 2005 and 2004:

                                                         Three Months Ended                 Six Months Ended
                                                               June 30,                          June 30,
                                                     ----------------------------      ----------------------------
                                                         2005             2004             2005             2004
                                                     -----------      -----------      -----------      -----------
                                                     (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Net loss available to common shareholders            $  (325,493)     $   (69,889)     $  (738,638)     $   (91,039)

Deduct: total stock-based compensation expense
determined under fair value based method for all
awards, net of related tax effects                            --          (12,800)              --          (25,200)
                                                     -----------      -----------      -----------      -----------

Pro forma net loss                                   $  (325,493)     $   (82,689)     $  (738,638)     $  (116,239)
                                                     ===========      ===========      ===========      ===========

Loss per share:
   Basic:
      As reported                                    $     (0.02)     $     (0.01)     $     (0.04)     $     (0.01)
      Pro forma                                      $     (0.02)     $     (0.01)     $     (0.04)     $     (0.01)
   Diluted:
      As reported                                    $     (0.02)     $     (0.01)     $     (0.04)     $     (0.01)
      Pro forma                                      $     (0.02)     $     (0.01)     $     (0.04)     $     (0.01)

The weighted average assumptions used in the Black-Scholes option-pricing model used to determine fair value were as follows:

                                                      2005          2004
                                                      ----          ----

Risk-free interest rate                                 --            3%
Expected years until exercise                           --          5-10
Expected stock volatility                               --            0%
Dividend yield                                          --            0%

There were no options granted during the six months ended June 30, 2005.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 8. OTHER INCOME

Components of other income presented in the accompanying unaudited condensed consolidated statements of operations are summarized as follows for the three months and six months ended June 30, 2005 and 2004:

                                         Three Months Ended            Six Months Ended
                                              June 30,                      June 30,
                                     -------------------------     -------------------------
                                         2005          2004            2005          2004
                                     ----------     ----------     ----------     ----------
                                     (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
Project management fees              $  117,926     $  489,611     $  345,252     $  894,454
Administrative overhead to wells            359         21,126          4,359         51,210
Compressor/equipment rental                  --         39,589             --         68,104
                                     ----------     ----------     ----------     ----------
   Total other income                $  118,285     $  550,326     $  349,611     $1,013,768
                                     ==========     ==========     ==========     ==========

NOTE 9. NET LOSS PER SHARE

Basic earnings per share are computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. The computation of diluted net income (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the Company.

During the three months and six months ended June, 2005 and 2004, stock options and convertible preferred stock were excluded in the computation of diluted loss per share because their effect was anti-dilutive.

NOTE 10. PURCHASE OF OFFICE FACILITIES

On April 26, 2005, the Company entered into a Condominium Purchase agreement to purchase the entire second floor of a commercial condominium project currently under construction. The terms of this agreement are as follows:

Purchase of 14,645 sq. ft. of building, including 15 covered parking spaces for a total of $2,240,685. A deposit of $20,000 was paid upon the execution of the agreement with the balance to be paid in cash or financed under a conventional mortgage upon closing. The Company intends to finance 80% of the purchase price (approximately $1,800,000) with the balance paid in cash. Closing will occur as mutually acceptable by Developer and the Company. In any event, the closing will occur no earlier than 10 days after receipt by the Company of the Conveyance of Title and no later than ten (10) days after the developer has obtained a Certificate of Occupancy for the building. Based on current construction progress, this closing is expected to occur November 1, 2005.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11. RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share-Based Payment" (SFAS 123R), which is a revision of SFAS 123 and supersedes APB Opinion No. 25. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Pro forma disclosure of the income statement effects of share-based payments is no longer an alternative. SFAS 123R is effective for all share-based awards granted on or after July 1, 2005. In addition, companies must also recognize compensation expense related to any awards that are not fully vested as of the effective date. Compensation expense for the unvested awards will be measured based on the fair value of the awards previously calculated in developing the pro forma disclosures in accordance with the provision of SFAS
123. The Company is currently assessing the impact of adopting SFAS 123R on its consolidated financial statements.

In September 2004, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 106 (SAB 106) which provides guidance regarding the interaction of SFAS 143 with the calculation of depletion and the full cost ceiling test of oil and gas properties under the full cost accounting rules of the SEC. The guidance provided in SAB 106 is not expected to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

In October 2004, the American Jobs Creation Act of 2004 (AJCA) was signed into law. In December 2004, the FASB issued Staff Position No. 109-1 (FSP 109-1), "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004" and Staff Position No. 109-2 (FSP 109-2), "Accounting and Disclosure Guidance of the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004". FSP 109-1 clarifies that the manufacturer's tax deduction provided for under the AJCA should be accounted for as a special deduction in accordance with SFAS No. 109 and not as a tax rate reduction. FSP 109-2 provides accounting and disclosure guidance for the repatriation of certain foreign earnings to a U.S. taxpayer as provided for the AJCA. The Company does not expect that the tax benefits resulting from the AJCA will have a material impact on its financial statements.

=======================================================       ======================================================

                                                                          CADENCE RESOURCES CORPORATION

                                                                               3,919,540 SHARES OF

                                                                                  COMMON STOCK

         We   have   not    authorized   any   dealer,
salesperson   or  any   other   person   to  give  any
information or to represent  anything not contained in
this   prospectus.   You   must   not   rely   on  any
unauthorized  information.  This  prospectus  does not
offer to sell or buy any  shares  in any  jurisdiction
where  it  is  unlawful.   The   information  in  this
prospectus is current as of _______________, 2005

                                                                              --------------------

                                                                                    PROSPECTUS

                                                                              --------------------

=======================================================       ======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers.

Limitation of liability of directors, officers and others.

         In accordance with Utah law, our articles of incorporation eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) specified unlawful distributions; or
(d) an intentional violation of criminal law.

         In addition, in Utah, unless a corporation's articles of incorporation provide otherwise:

         (1) an officer of the corporation is entitled to mandatory indemnification, and is entitled to apply for court-ordered indemnification, to the same extent as a director of the corporation;

         (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

         (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Cadence Resources Corporation in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Cadence Resources Corporation, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by the company except as otherwise indicated.

         Registration fee .....................................  $         0.00

         Fees and expenses of accountants......................       10,000.00

         Fees and expenses of legal counsel ...................       25,000.00

         Printing and engraving expenses.......................            0.00

         Miscellaneous expenses................................        1,000.00
                                                                 --------------

         Total.................................................  $    36,000.00

Item 26.  Recent Sales of Unregistered Securities

         At the time of issuance, each investor or recipient of unregistered securities was either an accredited investor or a sophisticated investor. Each investor had access to Cadence's most recent Form 10-K, all quarterly and periodic reports filed subsequent to such Form 10-K and Cadence's most recent proxy materials.



         Between April and June 2002, Cadence sold an aggregate of 1,932,802 units to 5 accredited investors, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, for an aggregate of $579,840.60. Each warrant was exercisable at a price of $.15 per share and have all been exercised. No sales commissions were paid in connection with this transaction. The Units were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act. On October 23, 2002, Cadence issued 1,815,316 shares of common stock to four accredited investors upon the cashless exercise of the warrants granted in the April through June 2002 offering. On September 15, 2003, Cadence issued 141,668 shares of its common stock to three accredited investors upon the cashless exercise of the warrants granted in the April through June 2002 offering. No sales commissions were paid in connection with the exercise of the warrants. The shares were issued in reliance upon the exemption from registration provided by
Section 4 (2) of the Securities Act.

         Between November 2002 and March 2003, Cadence issued 34,950 shares of Class A Preferred Shares to 8 investors who were not US persons under Regulation S of the Securities Act for an aggregate of $52,425. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act.

         During fiscal 2003, Howard M. Crosby made two loans to Cadence. One loan in December 2002 was in the principal amount of $70,000, bearing interest at 5% and the other loan made in February 2003 in the principal amount of $50,000 bearing interest at a rate of 8%. Cadence issued 14,000 shares of its common stock as an inducement to making the $70,000 loan and 20,000 shares as an inducement to making the $50,000 loan. Cadence repaid $60,000 and has agreed to issue 4,000 shares of its common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. Cadence repaid $25,000 of the $50,000 loan in cash and issued 25,000 shares of its common stock to repay the remaining $25,000 principal amount outstanding. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

         In February 2003, Kevin Stulp, one of Cadence's directors, made a bridge loan to Cadence in the principal amount of $50,000, bearing interest of 8% per annum. Cadence issued 20,000 shares of its stock to Mr. Stulp as an inducement to making the loan. In July 2003, Cadence issued 25,000 shares of its stock in repayment of $25,000 of the principal amount of such loan and 100,000 shares of common stock upon the exercise of a warrant at $.75 per share. At September 30, 2004, the Company issued another 25,000 shares of its stock in full payment of the remaining loan principal of $25,000. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On February 4, 2003, Cadence issued an aggregate of 150,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On February 19, 2003, Cadence issued 5,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On February 19, 2003, Cadence issued 40,000 shares of its common stock to an accredited investor as an inducement for making a loan to Cadence of $100,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         Between April and May 2003, Cadence issued an aggregate of 44,000 shares of its common stock to two sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On May 7, 2003, Cadence issued an aggregate of 75,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On May 7, 2003, Cadence issued 10,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         Between May and August 2003, Cadence sold an aggregate of 730,000 shares of its common stock to 16 accredited investors for an aggregate of $710,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On February 19, 2003, Cadence issued 6,000 shares of its common stock to one sophisticated investor in consideration for a loan of $30,000, which was subsequently repaid.

         In June 2003, Nathan Low loaned $300,000 to Cadence Resources Corporation Limited Partnership, of which Cadence was the sole general partner and Mr. Low was the sole limited partner. As partial inducement for making this loan, Cadence issued Mr. Low 120,000 shares of common stock. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

         In July 2003, CGT Management, Ltd. loaned Cadence $300,000 at 10% interest. See "Related Parties Transactions." As an inducement for making the loan, Cadence issued 120,000 shares to CGT Management. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On July 1, 2003, Cadence issued an aggregate of 95,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

         In August 2003, Cadence issued 102,000 shares of its common stock to four sophisticated investors in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On September 15, 2003, Cadence issued an aggregate of 95,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         Between September and October 2003, Cadence sold an aggregate of 1,721,400 shares of its common stock to 29 accredited investors for an aggregate of $4,303,500. Sales commissions consisting of (i) $376,565 in cash, (ii) 11,000 shares of common stock valued at $2.90 per share or $31,900 in the aggregate and
(iii) options to purchase 162,140 shares of common stock at $2.50 per share to one finder or an entity controlled by such finder, and additional fees totaling $11,250 to two other finders. All finders are accredited investors. The shares and warrant were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On January 23, 2004, Cadence issued 5,000 shares of its common stock and an option to purchase 75,000 shares of its common stock to each of Glenn DeHekker and Jeffrey M. Christian in consideration of their becoming directors of Cadence. The shares and options were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On January 23, 2004, Cadence issued an option to purchase 250,000 shares of its common stock to Douglas Newby in consideration of his becoming a Vice President of Cadence. The options were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On February 25, 2004, Cadence issued 15,000 shares to David Nahmias and 15,000 shares to Lyons Capital, LLC in consideration of services provided to Cadence. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On April 2, 2004, Cadence sold 120 units consisting of a note in the principal amount of $50,000 and a warrant to purchase 6,375 shares of Common Stock, exercisable at $4.00 per share, to seven accredited investors for an aggregate sales price of $6,000,000. As compensation for his services in connection with this private placement, Cadence paid Nathan A. Low, an accredited investor, $300,000 and issued him a warrant to purchase 76,500 shares of Common Stock, exercisable at $4.00 per share. On January 31, 2004, Cadence paid off the notes without a prepayment penalty in exchange for the exercise price of the warrants being reduced to $1.25. All the warrants described in this paragraph expire on April 2, 2007. The shares and warrant were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On April 15, 2004 Cadence issued 10,000 shares each to Glenn DeHekker, Jeff Christian, and Kevin Stulp for Director services for two quarters. On the same date Cadence also issued 5,000 shares each to Howard Crosby and John Ryan for Director services for one quarter, and 5,000 shares each to Howard Crosby, John Ryan, and Doug Newby for Officer services for one quarter. The shares were issued in reliance upon the exemption from registration provided by Section 4
(2) of the Securities Act.

         On June 2, 2003, Cadence issued 6,000 shares to Proteus Capital Corp. in consideration of services rendered to the Company. On the same date Cadence issued 10,000 shares to Robert Denison upon exercise of warrants at $1.35. The shares were issued in reliance upon the exemption from registration provided by
Section 4 (2) of the Securities Act.

         On August 20, 2004 Cadence issued 25,000 shares to Howard Schraub and 17,500 shares to Lyons Capital LLC for professional services rendered. On the same date Cadence issued 5,000 shares to Glenn DeHekker, Kevin Stulp and Jeff Christian for quarterly services as Directors to the Company, and issued 5,000 shares to Doug Newby for quarterly services as an Officer of the Company. Also on the same date Cadence issued 15,000 shares to RMB International (Dublin), Limited as a break-up fee for a proposed debt financing. In each case the shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On January 31, 2005, Cadence issued 7,810,000 shares of common stock and warrants to purchase 14,050,000 shares of common stock at an exercise price of $1.75 per shares to 22 accredited investors for $9,762,500. Sunrise Securities Corporation, an affiliate of Nathan Low (a 10% shareholder of Cadence), will receive a commission equal to $926,250 and a warrant to purchase 2,186,000 shares of Cadence's common stock at an exercise price of $1.75 per share for services rendered as the placement agent in the transaction. All the warrants described in this paragraph expire on January 31, 2009. The shares were issued in reliance upon the exemption from registration provided by Section 4
(2) of the Securities Act.

Item 27.  Exhibits


    Exhibit No.                                             Document Description
--------------------    ----------------------------------------------------------------------------------------------
      3.1(1)            Restated Articles of Incorporation of Cadence Resources Corporation
      3.2(2)            Bylaws of Cadence Resources Corporation
      4.1(1)            Articles of Amendment to the Articles of Incorporation, relating to the Class A Preferred
                        Stock

      4.2(3)            Form of Promissory Note in favor of the investors in the April 2,
                        2002 private placement 4.3(3) Form of Warrant issued to the investors in the April 2, 2002 private placement 4.4(4) Voting Agreement between
                        Cadence Resources Corporation and its stockholders 5.1 Opinion of Troutman
                        Sanders LLP, as to the validity of the Securities being registered hereunder
     10.1(1)            Joint Exploration Agreement with Bridas Energy USA, Inc. dated April 30, 2003
     10.2(1)            Lease Acquisition and Participation Agreement with Aurora Energy, Ltd. dated December 8, 2002
     10.3(1)            Consulting Agreement with Lucius C. Geer dated August 1, 2003
     10.4(1)            Agreement dated effective September 30, 2003 with Nathan A. Low, Sunrise Securities
                        Corporation and Cadence Resources Corporation Limited Partnership
     10.5(3)            Securities Purchase Agreement between Cadence Resources Corporation and the investors signatory thereto, dated April 2,2004
     10.6(3)            Security Agreement between Cadence Resources Corporation and the investors signatory thereto, dated April 2, 2004
     10.7(4)            Agreement and Plan Of Merger dated as of January 31, 2005 between
                        Cadence Resources Corporation, Aurora Acquisition Corp. and Aurora Energy,
                        Ltd.
     10.8(4)            Membership Interest Purchase Agreement between Aurora Energy, Ltd. and Wabash Partners,
                        L.P., dated November 21, 2003
     10.9(4)            Development Agreement between Aurora Energy, Ltd. and Wabash Energy Partners, L.P., dated
                        December 2, 2003
     10.20(4)           Development Agreement between Aurora Energy, Ltd. and Oil & Gas engineering GmbH, dated
                        March 31, 2004
     10.11(4)           Exploration Agreement between Aurora Energy, Ltd. and Samson Resources Company, dated May
                        14, 2004
     10.12(4)           Note Purchase Agreement between Aurora Antrim North, LLC, et. al. and TCW Asset Management
                        Company, dated August 12, 20044
     10.13(4)           AEL Security Agreement between Aurora Energy, Ltd. and TCW Asset Management Company, dated
                        August 12, 2004
     10.14(4)           Senior Secured Amortizing Notes issued by Aurora Antrim North, LLC, dated August 12, 2004
     10.15(5)           Condominium Purchase Agreement between Copper Ridge, LLC and Aurora Energy, Ltd.
     10.16(6)           Amendment No.1 to Agreement and Plan of Merger
     23.1                    Consent of Ralph E. Davis Associates, Inc.

     23.2                Consent of Schlumberger DCS
     23.3                Consent of Troutman Sanders LLP (included in Exhibit 5)
     23.4                Consent of Williams & Webster, P.S.
     23.5                Consent of Rachlin Cohen & Holtz LLP
     23.6                Consent of Richard Deneau
     23.7                Consent of Ronald E. Huff
     23.8                Consent of Gary J. Myles
     23.9                Consent of Earl V. Young


--------------

(1) Filed as an Exhibit to the registrant's 10-KSB for the fiscal year ended September 30, 2003, filed with the SEC on January 13, 2004

(2) Filed as an exhibit to the registrant's Current Report on Form 8-K, filed with the SEC on November 1, 2005

(3) Filed as an exhibit to the registrant's Current Report on Form 8-K dated April 5, 2004, filed with the SEC on April 5, 2004

(4) Filed as an exhibit to the registrant's Form S-4 Registration Statement filed with the SEC on May 13, 2005.

(5) Filed as an exhibit to Amendment No. 1 to the registrant's Form S-4 Registration Statement filed with the SEC on August 23, 2005

(6) Filed as an exhibit to Amendment No. 2 to the registrant's Form S-4 Registration Statement filed with the SEC on August 23, 2005

--------------------------------------------------------------------------------

Item 28.  Undertakings

(a). The undersigned hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any additional or changed material information on the plan of distribution.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment on Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the city of Traverse City, State of Michigan, on this 10th day of November, 2005.

                                      CADENCE RESOURCES CORPORATION


                                      By: /s/ William W. Deneau
                                          --------------------------------------
                                          William W. Deneau, President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                                  Date
---------                                -----                                  ----
/s/ William W. Deneau                    President and Director                 November 10, 2005
-------------------------------------    (Principal Executive Officer)
William W. Deneau


/s/ Lorraine M. King                     Chief Financial Officer                November 10, 2005
-------------------------------------    (Principal Financial Officer)
Lorraine M. King
                                                                                November 10, 2005
/s/ Howard M. Crosby                     Director
-------------------------------------
Howard M. Crosby


/s/ Kevin D. Stulp                       Director                               November 10, 2005
-------------------------------------
Kevin D. Stulp

                                  EXHIBIT INDEX


      Exhibit No.                                              Document Description
-------------------------    -----------------------------------------------------------------------------------------
      3.1(1)                 Restated Articles of Incorporation of Cadence Resources Corporation
      3.2(2)                 Bylaws of Cadence Resources Corporation
      4.1(1)                 Articles of Amendment to the Articles of Incorporation, relating to the Class A
                             Preferred Stock
      4.2(3)                 Form of Promissory Note in favor of the investors in the April 2, 2002 private placement
      4.3(3)                 Form of Warrant issued to the investors in the April 2, 2002 private placement
      4.4(4)                 Voting Agreement between Cadence Resources Corporation and its stockholders
      5.1                    Opinion of Troutman Sanders LLP, as to the validity of the Securities being registered hereunder
     10.1(1)                 Joint Exploration Agreement with Bridas Energy USA, Inc. dated
                             April 30, 2003 10.2(1) Lease Acquisition and Participation Agreement with
                             Aurora Energy, Ltd. dated December 8, 2002
     10.3(1)                 Consulting Agreement with Lucius C. Geer dated August 1, 2003
     10.4(1)                 Agreement dated effective September 30, 2003 with Nathan A. Low,
                             Sunrise Securities Corporation and Cadence Resources Corporation Limited
                             Partnership
     10.5(3)                 Securities Purchase Agreement between Cadence Resources Corporation and the investors signatory thereto, dated April 2,2004
     10.6(3)                 Security Agreement between Cadence Resources Corporation and the investors signatory thereto, dated April 2, 2004
     10.7(4)                 Agreement and Plan Of Merger dated as of January 31, 2005 between
                             Cadence Resources Corporation, Aurora Acquisition Corp. and Aurora Energy, Ltd.
     10.8(4)                 Membership Interest Purchase Agreement between Aurora Energy, Ltd. and Wabash Partners,
                             L.P., dated November 21, 2003
     10.9(4)                 Development Agreement between Aurora Energy, Ltd. and Wabash Energy Partners, L.P.,
                             dated December 2, 2003
     10.20(4)                Development Agreement between Aurora Energy, Ltd. and Oil & Gas engineering GmbH, dated
                             March 31, 2004
     10.11(4)                Exploration Agreement between Aurora Energy, Ltd. and Samson Resources Company, dated
                             May 14, 2004
     10.12(4)                Note Purchase Agreement between Aurora Antrim North, LLC, et. al. and TCW Asset
                             Management Company, dated August 12, 20044
     10.13(4)                AEL Security Agreement between Aurora Energy, Ltd. and TCW Asset Management Company,
                             dated August 12, 2004

     10.14(4)                Senior Secured Amortizing Notes issued by Aurora Antrim North, LLC, dated August 12,
                             2004
     10.15(5)                Condominium Purchase Agreement between Copper Ridge, LLC and Aurora Energy, Ltd.
     10.16(6)                Amendment No.1 to Agreement and Plan of Merger
     23.1                    Consent of Ralph E. Davis Associates, Inc.
     23.2                    Consent of Schlumberger DCS
     23.3                    Consent of Troutman Sanders LLP (included in Exhibit 5)
     23.4                    Consent of Williams & Webster, P.S.
     23.5                    Consent of Rachlin Cohen & Holtz LLP
     23.6                    Consent of Richard Deneau
     23.7                    Consent of Ronald E. Huff
     23.8                    Consent of Gary J. Myles
     23.9                    Consent of Earl V. Young


(1) Filed as an Exhibit to the registrant's 10-KSB for the fiscal year ended September 30, 2003, filed with the SEC on January 13, 2004

(2) Filed as an exhibit to the registrant's Current Report on Form 8-K, filed with the SEC on November 1, 2005

(3) Filed as an exhibit to the registrant's Current Report on Form 8-K dated April 5, 2004, filed with the SEC on April 5, 2004

(4) Filed as an exhibit to the registrant's Form S-4 Registration Statement filed with the SEC on May 13, 2005.

(5) Filed as an exhibit to Amendment No. 1 to the registrant's Form S-4 Registration Statement filed with the SEC on August 23, 2005